UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HICKOK INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A Common Shares & Class B Common Shares
(2)

Aggregate number of securities to which transaction applies:

1,215,000 total Common Shares (911,250 Class A Common Shares and 303,750 Class B Common Shares) and promissory notes in the aggregate amount of $4,768,662.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$1.01 per Class A Common Share (Reflects the average of the high and low price for Registrant’s Class A Common Shares reported on February 5, 2016).

$1.61 per Class B Common Share (Since there is no public market for the Registrant’s Class B Common Shares, for purposes of this calculation the per share value for each Class B Common Share has been determined by reference to the book value of such shares as of September 30, 2015).

	(4)	Proposed maximum aggregate value of transaction: $6,178,062
	(5)	Total fee paid: $622.13

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

HICKOK INCORPORATED

10514 Dupont Avenue, Cleveland, Ohio 44108

May 9, 2016

To the Shareholders of Hickok Incorporated:

The Company will hold a Special Meeting of Shareholders (the “Special Meeting”) at 10:00 a.m., EST., Wednesday, June 22, 2016 at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio 44108.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describes the formal business to be transacted at the Special Meeting.

As more fully described in the attached Notice of Special Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the approval of the acquisition of the membership interests of Federal Hose Manufacturing LLC, an Ohio limited liability company (“Federal Hose”) through the merger of Federal Hose with and into a wholly owned subsidiary of Hickok Incorporated, and the approval of the issuance of our Class B Common Shares as partial consideration for our acquisition of Federal Hose.

Federal Hose is engaged in the business of manufacturing and distributing metal and silicone hoses and industrial ducting to agricultural, marine, industrial, OEM truck manufacturers, and truck aftermarket customers. Federal Hose supplies these products in a variety of sizes and materials, and also offers a number of fittings that it affixes to its products according to customer specifications.

As discussed in more detail in the accompanying proxy materials, your Board of Directors believes that the Federal Hose transaction provides Hickok with a unique opportunity to build shareholder value through the acquisition of an established, profitable business that is anticipated to provide a platform for future growth. Federal Hose is a local Cleveland company that has been in business for over 60 years. It has been consistently profitable and the acquisition will, on a pro forma basis, more than double Hickok’s revenue and add significant EBITDA. In addition, there are potential synergies between the two companies. Federal Hose is a supplier to the heavy truck market among others and Hickok has tools that apply to service technicians in that market and Hickok has sales channels that may be able to add to the Federal Hose business. Further, we believe there will be opportunities to use the technologies of the combined companies to expand our businesses.

We hope that you are planning to attend the Special Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Special Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely,
/s/ Brian E. Powers	/s/ Robert L. Bauman
Brian E. Powers Chairman of the Board	Robert L. Bauman President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Special Meeting of Shareholders to be Held on Wednesday, June 22, 2016:

The Proxy Statement and the Company’s Annual Report on Form 10-K

for the fiscal year ended September 30, 2015 are available at our website: www.hickok-inc.com/about-us/financial-information.html.

HICKOK INCORPORATED

10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF SPECIAL MEETING

OF SHAREHOLDERS

MAILED TO SHAREHOLDERS

ON MAY 10, 2016

To the Shareholders of Hickok Incorporated:

The Special Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the “Hickok” or the “Company”), will be held at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio, on Wednesday, June 22, 2016 at 10:00 a.m., EST., for the following purposes:

1.	To approve the Company’s acquisition of the membership interests of Federal Hose through the merger of Federal Hose with and into a wholly owned subsidiary of Hickok,

2.	To approve the issuance of our Class B Common Shares as partial consideration for the Company’s acquisition of Federal Hose,

3.	To approve the adjournment or postponement of the special meeting, and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on May 4, 2016 are entitled to vote at the Special Meeting. Your Board of Directors recommends that you vote “FOR” each of the proposals being presented at the Special Meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

/s/ Robert L. Bauman

Robert L. Bauman

President and Chief Executive Officer

i

Annex A	Agreement and Plan of Merger, dated January 8, 2016, by and among First Francis Company Inc., Federal Hose Manufacturing LLC, Edward F. Crawford, Matthew Crawford, Hickok Incorporated and Federal Hose Merger Sub, Inc.
Annex B	Opinion of Western Reserve Valuation Services, LLC, dated January 7, 2016.
Annex C	Financial Statements of Business Operations of Federal Hose
Annex D	Unaudited Pro Forma Consolidated Financial Statements
Annex E	Financial Statements of Hickok
Annex F	Dissenters’ Rights

ii

HICKOK INCORPORATED

10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT

Mailed to shareholders on May 10, 2016

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at the Special Meeting of shareholders to be held on June 22, 2016, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying notice and proxy card are being sent to our shareholders beginning on or about May 10, 2016.

Overview of the Acquisition

On January 8, 2016, we, and our wholly owned subsidiary Federal Hose Merger Sub, Inc. (“Hickok Merger Sub”), entered into an Agreement and Plan of Merger (the “merger agreement”), with First Francis Company Inc., an Ohio corporation (“First Francis”), Federal Hose Manufacturing LLC, an Ohio limited liability company and a wholly owned subsidiary of First Francis (“Federal Hose”), and Mr. Edward F. Crawford and Mr. Matthew Crawford, each of whom are the shareholders of First Francis and each of whom is also a member of our Board of Directors. A copy of the merger agreement is attached to this proxy statement as Annex A. The merger agreement provides that, subject to the conditions contained in the merger agreement, at the closing:

•	First Francis will sell all of the issued and outstanding membership interests of Federal Hose to us through the merger of Hickok Merger Sub with and into Federal Hose, with Federal Hose surviving as our wholly owned subsidiary after completion of the transaction,

•	we will issue 911,250 validly issued, fully paid and non-assessable Class A Common Shares, without par value, and 303,750 validly issued, fully paid and non-assessable Class B Common Shares, without par value, to First Francis as consideration at the closing of the merger (the “Stock Consideration”), and

•	we will issue to First Francis a promissory note in the original principal amount of $2,768,662 (the “Parent Note”) and a promissory note in the original principal amount of $2,000,000 (the “Working Capital Note” and together with the Parent Note, the “Consideration Notes”), which Working Capital Note is subject to certain working capital adjustments. The Consideration Notes will be secured by all of the assets of Hickok and certain of our subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date. The Stock Consideration and the Consideration Notes are referred to in this proxy statement as the acquisition consideration.

In this proxy statement, we refer to the merger and the transactions related thereto as “the acquisition” or “the merger.”

The number of our common shares representing the acquisition consideration are 911,250 Class A Common Shares and 303,750 Class B Common Shares. These shares would represent approximately 43.9% of our outstanding Class A shares and 39.0% of our outstanding Class B shares immediately after the closing. Further details of the merger and the acquisition consideration are provided under Proposal 1 and Proposal 2 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THIS MEETING

This section provides brief answers to questions you may have about the acquisition and this Special Meeting. For more complete responses and for additional information, please read this proxy statement in its entirety.

Q:	When and where is the Special Meeting?

A:	Our Special Meeting of shareholders will be held on June 22, 2016, at 10:00 A.M. Eastern Standard Time at the headquarters of the Company, 10514 Dupont Avenue, Cleveland, Ohio.

Q:	What are shareholders voting on?

A:	Proposal 1 — Approval of the acquisition of all of the membership interests of Federal Hose through the merger,

Proposal 2 — Approval of the issuance of our Class B Common Shares as partial consideration for the acquisition, and

Proposal 3 — Approval of the adjournment or postponement of the Special Meeting.

If a permissible proposal other than the listed proposals is presented at the Special Meeting, your signed proxy card gives authority to Robert L. Bauman or Gregory M. Zoloty to vote on any additional proposal.

Q:	Why are we seeking shareholder approval for Proposal 1 and Proposal 2?

A:	Section 1701.83 of the Ohio Revised Code applies to certain transactions which involve the issuance of shares of an acquiring corporation’s common stock that would entitle the holders of such shares to exercise one-sixth or more of the voting power of the corporation in the election of directors immediately after the consummation of the transaction. We are issuing our common shares in order to pay for the membership interests of Federal Hose that we are acquiring from First Francis in the merger and such issuance could have the ultimate effect of giving to First Francis one-sixth or more voting power in the election of directors. Please see Proposal 1 beginning on page 13 for more details.

In addition, the Company’s Amended Articles of Incorporation provide that no additional Class B Common Shares can be issued without the approval of the holders of two-thirds of the Class A Common Shares.

Q:	What vote is required to approve Proposal 1 and Proposal 2?

A:	Approval of Proposal 1 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company. Each share of the Class A Common Shares shall be entitled to one vote for each share thereof and each share of the Class B Common Shares shall be entitled to three votes for each share thereof. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Approval of Proposal 2 requires the affirmative vote of two-thirds of the Class A Common Shares issued and outstanding on the record date. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q:	What is the total value of the acquisition consideration?

A:	Under the terms of the merger agreement, we will issue to First Francis 911,250 Class A Common Shares and 303,750 Class B Common Shares. See “— General Description of the Merger” for additional information regarding the consideration for the merger. Additionally, we will issue to First Francis a promissory note in the original principal amount of $2,768,662 and a promissory note in the original principal amount of $2,000,000 (subject to certain adjustments), each of which will be secured by all of the assets of Hickok and certain of our subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date.

You should note that our board’s review of the fairness of the proposed acquisition consideration focused primarily on the estimated relative value of Federal Hose, rather than on the absolute value of the acquisition consideration as of any particular time.

Q:	How will the share ownership of certain directors change in the acquisition?

A:	Mr. Edward Crawford, a member of our board of directors, is a manager of Federal Hose and owns 49% of First Francis, which owns 100% of Federal Hose. Mr. Matthew Crawford, a member of our board of directors, is a manager of Federal Hose and owns 51% of First Francis. If the merger is completed, First Francis will receive 911,250 of our Class A Common Shares and 303,750 of our Class B Common Shares on the closing date. Therefore, Mr. Edward Crawford and Mr. Matthew Crawford would be deemed to be the beneficial owner of all of these shares as a result of their ownership interest in First Francis. Pro-rated to reflect his interest in First Francis, Mr. Edward Crawford’s stock ownership in Hickok will increase from approximately 0.1% currently to approximately 20.9% after completion of the acquisition. Similarly pro-rated to reflect his interest in First Francis, Mr. Matthew Crawford’s stock ownership in Hickok will increase from approximately 26.0% currently to approximately 36.6% after completion of the acquisition. Mr. Matthew Crawford’s stock ownership includes shares held by Roundball LLC (“Roundball”). The Three Bears Trust, of which Mr. Matthew Crawford is Trustee, owns 50% of Roundball and, therefore, Roundball’s ownership of securities are indirectly attributable to the trust and Mr. Matthew Crawford. See “Certain Relationships and Related Transactions.” The conversion of certain convertible notes to Class A Common Shares and the exercise of outstanding options and warrants beneficially held by Mr. Edward Crawford and Mr. Matthew Crawford could further increase these holdings. See “Security Ownership of Principal Shareholders and Management.” Consequently, after the merger is consummated, Messrs. Edward Crawford and Matthew Crawford will have even more influence over matters requiring approval of our shareholders, including the election and removal of directors, and on the outcome of corporate actions, a change of control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock.

Q:	What will happen to the other Hickok shareholders?

A:	Each of our common shares currently outstanding will remain outstanding and you will continue to hold the shares that you currently own. However, because upon consummation of the merger we will be issuing additional Class A Common Shares and Class B Common Shares to First Francis as acquisition consideration, each of our existing common shares will represent a smaller ownership percentage of a larger company. Prior to the consummation of the merger, our shareholders, excluding Messrs. Edward Crawford and Matthew Crawford, own approximately 72.3% of the outstanding Class A Common Shares and approximately 77.9% of the outstanding Class B Common Shares. On the closing date of the merger, our shareholders, excluding Messrs. Edward Crawford and Matthew Crawford, will own approximately 40.5% of the outstanding Class A Common Shares and approximately 47.5% of the outstanding Class B Common Shares.

Q:	Has the Hickok Board of Directors made a recommendation on how I should vote on the merger?

A:	Yes. Our board has recommended that you vote FOR the approval of the acquisition of Federal Hose through the merger and the issuance of our common shares as acquisition consideration. The reasons for our board’s recommendation are discussed in detail in “Proposal 1 — Reasons for the Merger and Recommendations of Our Board of Directors.”

Q:	Have the shareholders of First Francis approved the merger?

A:	Yes. The shareholders of First Francis have approved the merger in accordance with its governing documents.

Q:	What approvals are necessary to complete the merger?

A:	In addition to the filing of this proxy statement with the Securities and Exchange Commission (the “SEC”) and your approval of Proposal 1 and Proposal 2, the merger is also subject to the approval of our lender, Roundball, which has consented to the transaction. No other governmental approvals are required in connection with this transaction.

Q:	When do you expect the merger to be completed?

A:	We are working towards completing the merger as quickly as possible. We hope to complete the merger in the first half of calendar 2016.

Q:	Where can I find more information about Federal Hose?

A:	You can find information about Federal Hose under “Information about Federal Hose” in this proxy statement. Because Federal Hose is a private company that does not file reports with the SEC, there is limited publicly available information about Federal Hose other than what has been provided in this proxy statement.

You can find more information about Hickok under “Information about Hickok Incorporated” in this proxy statement, in the Form 10-K filed with the SEC for the period ended September 30, 2015, and in the other reports the Company files with the SEC.

Q:	Are there any risks I should consider in deciding whether to vote to approve the merger and the issuance of shares as acquisition consideration?

A:	Yes. In evaluating the approval of the merger and the issuance of our Class B Common Shares as partial acquisition consideration, you should carefully consider the information discussed in “Risk Factors” and “Forward-Looking Statements” and other considerations described in this proxy statement.

Q:	Who will be the board of directors and management of Hickok after the merger?

A:	We do not anticipate that our board of directors and executive officers will change after the consummation of the merger.

Q:	Will shareholders of Hickok have dissenters’ rights?

A:	If you are a shareholder as of May 4, 2016, the record date, and you do not vote your shares in favor of Proposal 1 and you do not return an unmarked proxy card, you will have the right under Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your common shares. The right to make this demand is known as “dissenters’ rights.” To exercise your dissenters’ rights, you must deliver to the Company a written demand for payment of the fair cash value of your shares before the vote on Proposal 1 is taken at the special shareholders’ meeting. The demand for payment must include your address, the number and class of Hickok common shares owned by you, and the amount you claim to be the fair cash value of the your Hickok shares, and should be mailed to: Hickok Incorporated, Attention: Corporate Secretary, 10514 Dupont Avenue, Cleveland, Ohio 44108. Hickok shareholders who wish to exercise their dissenters’ rights must: (i) either vote against Proposal 1 or not return the proxy card, and (ii) deliver written demand for payment prior to the Hickok shareholder vote. For additional information regarding dissenters’ rights, see “DISSENTERS’ RIGHTS” on page 23 of this proxy statement and the complete text of the applicable sections of the Ohio Revised Code attached to this proxy statement as Annex F.

Q:	Who is entitled to vote?

A:	Our record date is May 4, 2016. Only holders of our common shares as of the close of business on May 4, 2016 are entitled to vote. Each Class A Common Share is entitled to one vote. Each Class B Common Share is entitled to three votes per share.

Q:	How do I vote?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy any time before the meeting by

•	notifying our secretary,

•	voting in person, or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Robert L. Bauman or Gregory M. Zoloty will vote for the proposals on your behalf.

Q:	Who will count the vote?

A:	Representatives of Computershare, our transfer agent, will tabulate the votes. A designee from Computershare will be responsible for reviewing the vote count as election inspector.

Q:	What shares are included on the proxy card and what does it mean if I get more than one proxy card?

A:	The number of shares printed on your proxy card(s) represents all your shares under a particular registration. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What is a quorum?

A:	As of the record date, 1,163,349 of our Class A Common Shares were outstanding and 474,866 of our Class B Common Shares were outstanding. Holders of shares entitling them to exercise a majority of the voting power of the Company, present or represented by proxy, will constitute a quorum for the purpose of adopting a proposal at the Special Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for these purposes. Such inspectors will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the Special Meeting. “Broker non-votes” will be counted to determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the special meeting?

A:	All shareholders as of the record date, May 4, 2016, can attend.

Q:	What percentage of stock are our directors and executive officers entitled to vote at the special meeting?

A:	Together, they are entitled to vote 396,795, or 34.1%, of our Class A Common Shares entitled to vote at the Special Meeting. They are entitled to vote 281,824, or 59.3%, of our Class B Common Shares entitled to vote at the Special Meeting. Our directors and principal executive officer have indicated their intent to vote all of their shares of our common stock FOR the approval of the proposals contained in this proxy statement. (Please see “Security Ownership of Principal Shareholders and Management” beginning on page 63 for more details.)

Q:	Who pays for the solicitation expenses?

A:	This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by Hickok.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names Hickok common shares beneficially owned by others to forward to these beneficial owners. Hickok may reimburse persons representing beneficial owners of Hickok common shares for their costs of forwarding solicitation materials to the beneficial owners. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, by fax and other electronic means.

SUMMARY TERM SHEET REGARDING

THE ACQUISITION OF FEDERAL HOSE THROUGH THE MERGER

This summary highlights selected information from this proxy statement concerning our proposed acquisition of the outstanding membership interests of Federal Hose from First Francis through the merger, and may not contain all of the information that is important to you. To understand the merger more fully, including the issuance of shares related to the merger, and for more complete descriptions of the terms and conditions of the merger, you should read carefully this entire proxy statement, including especially the sections in this proxy statement entitled:

•	“Proposal 1 — Proposal to Approve the Acquisition of Federal Hose Through the Merger” beginning on page 13,

•	“Material Terms of the Merger Agreement” beginning on page 25,

•	“Risk Factors Relating to the Proposed Acquisition of Federal Hose Through the Merger” beginning on page 32,

•	“Proposal 2 — Proposal to Approve Issuance of Our Class B Common Shares as Partial Consideration for the Acquisition of Federal Hose Through the Merger” beginning on page 37,

•	“Information about Federal Hose” beginning on page 56 and in Annex C,

•	“Unaudited Pro Forma Consolidated Financial Data of Hickok Incorporated” in Annex D,

•	“Information about Hickok Incorporated” beginning on page 40, in Annex E, and in the Company’s Form 10-K for the year ended September 30, 2015,

•	“Comparative Historical and Unaudited Pro Forma Combined Per Share Data” on page 31, and

•	“Security Ownership of Principal Shareholders and Management” beginning on page 63,

as well as other sections in this proxy statement related to Proposal 1, Proposal 2, the merger agreement and other documents attached to this proxy statement as Annexes. For a more complete discussion of any of the following topics, please refer to the pages indicated above.

Information About Hickok Incorporated (page 40)

Hickok Incorporated was founded in 1910 and organized as an Ohio corporation in 1915. Our wholly-owned subsidiaries include Supreme Electronics Corp., Waekon Corporation and the Hickok Merger Sub. We develop and manufacture products used by companies in the transportation industry. Primary markets served are automotive, emissions testing, aircraft, and locomotive with sales both to original equipment manufacturers (OEMs) and to the aftermarkets. We currently have two reporting business segments:

Indicators and Gauges	This segment consists of products manufactured and sold primarily to companies in the aircraft and locomotive industry. Within the aircraft market, the primary customers are those companies that manufacture or service business and pleasure aircraft. Within the locomotive market, indicators and gauges are sold to both original equipment manufacturers and to operators of railroad equipment.

Automotive Diagnostic Tools and Equipment	This segment consists primarily of products designed and manufactured to support the testing or servicing of automotive systems using electronic means to measure vehicle parameters. These products are sold to OEMs and to the aftermarket using several brand names and a variety of distribution methods. Included in this segment are products used for state required testing of vehicle emissions.

Our contact information is as follows:

Hickok Incorporated

10514 Dupont Avenue

Cleveland, OH 44108

Phone: 216-541-8060

Fax: 216-761-9879

www.hickok-inc.com

Information About Federal Hose (page 56)

Federal Hose is an Ohio limited liability company which is engaged in the business of manufacturing and distributing metal and silicone hoses and industrial ducting to agricultural, marine, industrial, OEM truck manufacturers, and truck aftermarket customers. Federal Hose supplies these products in a variety of sizes and materials, and also offers a number of fittings that it affixes to its products according to customer specifications.

Federal Hose’s contact information is set forth below:

Federal Hose Manufacturing LLC

25 Florence Avenue

Painesville, OH 44077

Phone: 800-346-4673

Fax: 800-322-8926

www.federalhose.com

Reasons for the Merger and Recommendations of Our Board of Directors (page 16)

Our board of directors, with the exception of Messrs. Edward Crawford and Matthew Crawford, who refrained from voting due to their interest in the acquisition, unanimously determined that the terms of the merger are fair to our shareholders. Our board has recommended that you vote FOR the merger and the issuance of our common shares in connection with the acquisition. The board believes that the acquisition will improve our ability to grow our business operations. The factors that our board relied on to approve the merger and to recommend shareholder approval are described in detail under “Proposal to Approve the Acquisition of Federal Hose Through the Merger — Reasons for the Merger and Recommendation of Our Board of Directors.”

Overview of the Acquisition and the Merger Agreement

The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, because it is the legal document that governs the acquisition.

Transaction Structure. The acquisition will be structured as a reverse subsidiary merger whereby Federal Hose will merge with and into our wholly owned subsidiary Hickok Merger Sub, with Federal Hose as the surviving entity. The ultimate effect of the merger is that we will acquire all of the outstanding membership interests of Federal Hose, and Federal Hose will become our wholly owned subsidiary upon closing of the transaction.

Consideration to be paid. In consideration for the acquisition of the membership interests of Federal Hose, we will issue to First Francis validly issued, fully paid and non-assessable Class A Common Shares and Class B Common Shares at closing, subject to shareholder approval. In addition, the merger agreement provides for the Company to issue to First Francis a promissory note in the original principal amount of $2,768,662 and a promissory note in the original principal amount of $2,000,000 (subject to certain adjustments), each of which will be secured by all of the assets of Hickok and certain of our subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date.

Conditions to the Consummation of the Merger. The consummation of the acquisition depends upon the satisfaction or waiver of a number of customary closing conditions, and the consent of Roundball under the terms of its existing convertible loan agreement with the Company. See the information contained under “Certain Relationships and Related Transactions” (page 60) for more information about our transactions with Roundball. In addition, the merger is subject to the approval of our shareholders.

Termination of the Merger Agreement. The merger agreement may be terminated unilaterally under various circumstances. Those circumstances include our failure to obtain any shareholder approval.

Expenses and Termination Fee. The parties will bear their own expenses regardless of whether the acquisition is consummated. There is no termination fee with respect to the merger agreement.

Opinion of Western Reserve Valuation Services, LLC (page 18)

On January 7, 2016, at a meeting of our board of directors held to evaluate the acquisition of Federal Hose, Western Reserve Valuation Services, LLC delivered to our board of directors a fairness opinion dated January 7, 2016, to the effect that, as of that date and based on and subject to various assumptions, procedures followed, matters considered and limitations described in its opinion, the purchase price for the acquisition was fair from a financial point of view. The full text of the opinion of Western Reserve Valuation Services, LLC is attached as Annex B to this proxy statement. The opinion letter does not address the relative merits of the acquisition and does not constitute a recommendation to you as to how you should vote. We encourage you to read the opinion letter carefully in its entirety, including the procedures followed, matters considered and applicable limitations.

Interests of Certain Persons in Matters to be Acted Upon (page 22)

Mr. Edward Crawford, a member of our board of directors, is a manager of Federal Hose and owns 49% of First Francis, which owns 100% of Federal Hose. Mr. Matthew Crawford, a member of our board of directors, is a manager of Federal Hose and owns 51% of First Francis. If the merger is completed, First Francis will receive 911,250 of our Class A Common Shares and 303,750 of our Class B Common Shares on the closing date. Therefore, Mr. Edward Crawford and Mr. Matthew Crawford would be deemed to be the beneficial owner of these shares as a result of their ownership interest in First Francis. Pro-rated to reflect his interest in First Francis, Mr. Edward Crawford’s stock ownership in Hickok will increase from approximately 0.1% currently to approximately 20.9% after completion of the acquisition. Similarly pro-rated to reflect his interest in First Francis, Mr. Matthew Crawford’s stock ownership in Hickok will increase from approximately 26.0% currently to approximately 36.6% after completion of the acquisition. Mr. Matthew Crawford’s stock ownership includes shares held by Roundball. The Three Bears Trust, of which Mr. Matthew Crawford is Trustee, owns 50% of Roundball and, therefore, Roundball’s ownership of securities are indirectly attributable to the trust and Mr. Matthew Crawford. See “Certain Relationships and Related Transactions.” The conversion of certain convertible notes to Class A Common Shares and the exercise of outstanding options and warrants beneficially held by Mr. Edward Crawford and Mr. Matthew Crawford could further increase these holdings. See “Security Ownership of Principal Shareholders and Management.” Consequently, after the merger is consummated, Messrs. Edward Crawford and Matthew Crawford will have even more influence over matters requiring approval of our shareholders, including the election and removal of directors, and on the outcome of corporate actions, a change of control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock.

Additionally, Mr. Edward F. Crawford, as lessor, and Federal Hose, as lessee, will enter into an amended Lease Agreement (the “Lease”) for the property located at 25 Florence Avenue, Painesville, Ohio (the “Leased Premises”) prior to the closing of the merger. The Lease Premises consists of 2.09 acres of land which includes a 50,000 square foot building. Federal Hose’s intended use of the Leased Premises is for the continued manufacture and storage of flexible interlocking metal hose and the storage and distribution of silicon hose as well as ancillary office use. The term of the Lease is for ten (10) years and the rent is Fifteen Thousand Dollars

($15,000) per month. The Lease represents arms length negotiations between Mr. Edward Crawford and Federal Hose and under the Lease Federal Hose is obligated to pay for all real estate taxes, utilities and maintenance costs associated with the Leased Premises.

Effect on Our Existing Shareholders (page 21)

Dilution of Pre-Transaction Shareholders. The issuance of the shares underlying the payment of the consideration will result in a dilution in the ownership percentage of common shares held by current shareholders. As of the record date for this Special Meeting, there were 1,163,349 of our Class A Common Shares outstanding and 474,866 of our Class B Common Shares outstanding. Based on our outstanding shares as of the record date and based on the issuance of the number of shares for the acquisition consideration delivered at closing, First Francis will own approximately 43.9% of our Class A Common Shares and 39.0% of our Class B Common Shares. Our pre-transaction shareholders will own approximately 56.1% of our Class A Common Shares and 61.0% of our Class B Common Shares. First Francis is owned by Messrs. Edward Crawford and Matthew Crawford, each of whom currently hold our common shares. On the closing date of the merger, the shareholders of Hickok, excluding Messrs. Edward Crawford and Matthew Crawford, will own approximately 40.5% of the outstanding Class A Common Shares and approximately 47.5% of the outstanding Class B Common Shares. For information regarding the stock ownership in Hickok of Messrs. Edward Crawford and Matthew Crawford, please see “— Interests of Certain Persons in Matters to be Acted Upon.”

Appraisal and Dissenters’ Rights. If you are a shareholder as of May 4, 2016, the record date, and you do not vote your shares in favor of Proposal 1 and you do not return an unmarked proxy card, you will have the right under Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your common shares. The right to make this demand is known as “dissenters’ rights.” To exercise your dissenters’ rights, you must deliver to the Company a written demand for payment of the fair cash value of your shares before the vote on Proposal 1 is taken at the special shareholders’ meeting. The demand for payment must include your address, the number and class of Hickok common shares owned by you, and the amount you claim to be the fair cash value of the your Hickok shares, and should be mailed to: Hickok Incorporated, Attention: Corporate Secretary, 10514 Dupont Avenue, Cleveland, Ohio 44108. Hickok shareholders who wish to exercise their dissenters’ rights must: (i) either vote against Proposal 1 or not return the proxy card, and (ii) deliver written demand for payment prior to the Hickok shareholder vote.

Required Approvals (page 23)

In addition to the filing of this proxy statement with the SEC and your approval of Proposal 1 and Proposal 2, the acquisition is subject to the approval of our lender, Roundball, which has consented to the transaction. No other governmental approvals are required in connection with this transaction.

Material U.S. Federal Income Tax Consequences of the Merger (page 23)

Our shareholders will continue to hold their common shares and, as a result will not recognize any gain or loss from the merger. There should be no federal income tax consequences to a holder of our common shares as a result of the merger.

Anticipated Accounting Treatment (page 23)

The merger will be a business combination accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives. Goodwill, however, is of an indefinite life and will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, and other professional or consulting fees) and certain acquisition related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services are received. Costs incurred associated with the issuance of our common shares as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital. See the unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex D.

Management Following the Merger (page 18)

We do not anticipate that our board of directors or executive officers will change at the time of the merger. We expect that Federal Hose’s management team will be integrated with our management team as Federal Hose’s operations are combined with our own operations.

Risk Factors Relating to the Proposed Acquisition of Federal Hose Through the Merger (page 32)

We and Federal Hose are subject to various risks associated with our respective businesses and industries. In addition, the merger, including the possibility that it may not be completed, poses a number of risks to us and our shareholders, including the following:

The acquisition may go forward even if Federal Hose experiences a material adverse change.

If we are not able to integrate the combined operations into a cohesive operating unit in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.

Our ability to pay future cash dividends to our shareholders, if any, and their amounts, will in part be dependent on the ability of Federal Hose to generate sufficient earnings to cover the increase in our dividend requirement stemming from the issuance of shares to First Francis as acquisition consideration.

The market price of our common shares may fluctuate significantly due to the merger.

Messrs. Edward Crawford and Matthew Crawford, directors of the Company, are also owners of 100% of the ownership interests in First Francis. If the merger is consummated, Messrs. Edward Crawford’s and Matthew Crawford’s control or beneficial ownership of our common shares will increase. This means that their influence over Hickok will increase, including their influence over matters requiring shareholder approval such as the election and removal of directors, future business combinations and the issuance of securities.

These and other risks are discussed in greater detail under “Risk Factors.” Additional risks related to our existing business and markets, which will continue to confront us whether or not the acquisition occurs, are described in our public filings with the SEC, including our Form 10-K for the year ended September 31, 2015. You are encouraged to read and consider all of these risks carefully before you vote.

CAUTIONARY STATEMENT REGARDING

FORWARD LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.

Although we believe that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, we can give no assurance that these expectations, estimates and projections can be achieved. We believe the forward-looking statements in this proxy statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to integrate Federal Hose’s operations into a cohesive operating unit with ours in a timely manner,

•	the ability of Federal Hose to achieve the growth targets,

•	the accuracy of the assumptions underlying Federal Hose’s business and financial performance,

•	fluctuating prices for raw materials,

•	the possibility that we may not be able to pass through certain of our costs to our customers,

•	changes in federal or state laws and regulations to which we are subject, including tax, environmental, and employment laws and regulations,

•	the effect of changes in accounting policies, if any,

•	the ability to manage our growth,

•	the ability to control costs,

•	the ability of each business unit to successfully implement key systems, such as service delivery systems,

•	our ability to develop expanded markets and product offerings and our ability to maintain existing markets,

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,

•	our ability to obtain approval of various expansion or other projects, including acquisitions, and

•	other factors described under “Risk Factors” in this proxy statement and in our filings with the SEC.

Copies of our SEC filings are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date, other than as required by law.

PROPOSAL 1 — PROPOSAL TO APPROVE

THE ACQUISITION OF FEDERAL HOSE THROUGH THE MERGER

Reason for the Proposal

We are asking you to consider and approve the consummation of the acquisition by the Company of the membership interests of Federal Hose through the merger of Federal Hose with and into Hickok Merger Sub contemplated by the merger agreement. Federal Hose is an Ohio limited liability company engaged primarily in the business of manufacturing and distributing metal and silicone hoses and industrial ducting to agricultural, marine, industrial, OEM truck manufacturers, and truck aftermarket customers. As discussed in greater detail below, we believe that the Federal Hose transaction provides Hickok with a unique opportunity to build shareholder value through the acquisition of an established, profitable business that serves complementary markets, and we believe that it will provide a platform for future growth.

General Description of the Merger

On January 8, 2016, we entered into a merger agreement with First Francis whereby we agreed to acquire all of the membership interests in Federal Hose through a reverse subsidiary merger. Federal Hose will merge with and into Hickok Merger Sub, whereby Federal Hose will survive as our wholly owned subsidiary. First Francis is owned by Messrs. Edward and Matthew Crawford, each of whom are directors of the Company.

In consideration for the acquisition of the membership interests of Federal Hose through the merger, we will issue to First Francis at closing 911,250 of our validly issued, fully paid and non-assessable Class A Common Shares, without par value, and 303,750 of our validly issued, fully paid and non-assessable Class B Common Shares, without par value, subject to shareholder approval. In addition, we will issue to First Francis a promissory note in the original principal amount of $2,768,662 and a promissory note in the original principal amount of $2,000,000 (subject to certain adjustments), each of which will be secured by all of the assets of Hickok and certain of our subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date.

We have agreed pursuant to the merger agreement to take all reasonable actions necessary under Ohio corporation law to allow us to validly and legally issue our fully paid and nonassessable common shares to First Francis at such time as required under the merger agreement.

For more information about the issuance of our common shares in connection with the acquisition, please see “Proposal 2 — Proposal to Approve Issuance of Our Class B Common Shares as Partial Consideration for the Acquisition of Federal Hose Through the Merger.”

First Francis is the sole owner of the membership interests in Federal Hose. Mr. Edward Crawford, a member of our board of directors, is a manager of Federal Hose and owns 49% of First Francis. Mr. Matthew Crawford, a member of our board of directors, is a manager of Federal Hose and owns 51% of First Francis. Please see “— Interests of Certain Persons in Matters to be Acted Upon” for more details.

For more information regarding Federal Hose’s operations and financial condition, please see “Information about Federal Hose” and financial statements of the business operations of Federal Hose — the historical audited financial statements for the years ended December 31, 2015, 2014 and 2013 and the unaudited financial statements for the three months and nine months ended September  30, 2015 — attached to this proxy statement as Annex C.

Background of the Merger

In late 2012, Mr. Robert L. Bauman, our Chief Executive Officer, and Mr. Edward Crawford, who had been appointed to our board of directors on March 7, 2012, began discussing the possibility of a transaction with First Francis regarding the business of Federal Hose in furtherance of our general growth strategy. Mr. Bauman had become acquainted with Federal Hose’s business as a result of discussions with Mr. Crawford concerning his potential membership on our board. Mr. Crawford owns 49% of First Francis, which at the time operated Federal Hose as a division of its business. The board, as well as a due diligence committee comprised of directors Robert L. Bauman, Jennifer A. Elliott and Kirin M. Smith, began to oversee a preliminary assessment of a potential acquisition of Federal Hose. Mr. Bauman engaged in preliminary discussions with Mr. Edward Crawford regarding valuation and transaction structure. On December 5, 2012, the board discussed the status of the preliminary discussions regarding Federal Hose at its regularly scheduled meeting and members of the due diligence committee met with Mr. Edward Crawford to discuss potential transaction terms.

In early 2013, Mr. Crawford, Mr. Bauman and members of the due diligence committee explored a series of alternative transaction terms and deal structures based on the discussions held in late 2012. During the course of these discussions, First Francis identified the potential limitations on Hickok’s net operating loss carryforwards and research and development tax credits associated with a transaction structured as a stock or asset purchase, and began to explore the viability of alternative transaction structures with its legal and tax advisors. Concerns regarding the impact of an acquisition on Hickok’s tax assets arose due to Hickok’s issuances of equity securities in financing transactions during the preceding three year period, which, coupled with the anticipated issuance of additional equity to First Francis, would trigger significant limitations on Hickok’s ability to use its credits and carryforwards to offset income in future periods.

At its regularly scheduled May 29, 2013 meeting, the board reviewed a proposal from First Francis that it believed would allow an acquisition of Federal Hose to proceed while preserving Hickok’s tax assets, and discussed the status of the discussions between the two parties. First Francis’ proposed structure involved the contribution of the assets of Hickok and Federal Hose to a limited liability company subsidiary of Hickok, and the issuance of debt and equity securities in that entity along with Hickok’s Class A Common Shares to First Francis in exchange for its contribution of Federal Hose’s assets to the limited liability company. Discussions concerning this proposal continued periodically from June through September 2013. The basic objective of these discussions was to identify a deal structure that would be acceptable to both parties while also preserving the value of our tax assets. In addition to Mr. Bauman and Mr. Crawford, our counsel, Calfee, Halter & Griswold LLP (the “Calfee law firm”), and First Francis’ counsel, Ulmer & Berne LLP (the “Ulmer law firm”), participated in these discussions.

On August 19, 2013, we were given access to a data room containing certain due diligence documentation relating to the business of Federal Hose. Throughout the fall of 2013, the Calfee law firm and the Ulmer law firm exchanged draft acquisition documents and due diligence information, and the parties worked toward completing a transaction based upon the limited liability company structure described in the preceding paragraph. These efforts were terminated in December 2013, when First Francis advised us that it was no longer amenable to the pricing arrangements previously discussed. Beginning in late February 2014, the Company and Federal Hose also discussed a potential acquisition involving substantially the same structure, but on modified terms. However, these negotiations did not result in an agreement due to First Francis’ concerns about holding a substantial portion of its investment in the form of a minority interest in a Hickok subsidiary.

On May 28, 2014, the board of directors met at a regularly scheduled meeting during which the board discussed the terms of a preliminary proposal from First Francis that Mr. Crawford had shared with Mr. Bauman earlier that morning. This new proposal contemplated a completely different, and more traditional, transaction structure. It contemplated Hickok’s acquisition of all of the equity interest in Federal Hose in exchange for 911,250 of our Class A Common Shares and 303,750 of our Class B Common Shares, together with $4,268,662 in principal amount of a promissory note payable to First Francis, which would bear interest at the rate of 4.0% per annum, be amortized over a ten year period, and be payable six years after the issue date. After discussing the proposal and the perceived merits and potential issues associated with a revised transaction, the board (with Messrs. Edward and Matthew Crawford abstaining) authorized Mr. Bauman and management to explore the viability of the revised proposal and to engage in further discussions with representatives of Federal Hose in order to determine whether a mutually acceptable agreement on the basis of the latest proposal could be achieved.

On September 17, 2014, First Francis advised the board that it proposed to eliminate the use of Class B Common Shares in the transaction, and to accept instead 1,215,000 Class A Common Shares as the equity portion of the consideration. Mr. Crawford advised that this proposal was contingent upon the conversion of the existing Class B Common Shares into Class A Common Shares. On October 17, 2014, the board of directors held a special meeting at which a majority of the board (with Messrs. Edward and Matthew Crawford abstaining) voted to request that First Francis submit a revised proposal along the lines discussed at the September 17, 2014 meeting to the board for its review and consideration. During the months of October 2014 through February 2015, Mr. Bauman and Mr. Edward Crawford on behalf of First Francis engaged in discussions from time to time regarding the price and structure of a potential Federal Hose transaction. Conversion of the outstanding Class B Common Shares proved to be an impediment to finalizing a transaction, so the parties ultimately agreed to proceed with negotiations consistent with the structure proposed on May 28, 2014.

On February 12, 2015, we entered into a non-binding Letter of Intent with Federal Hose outlining the proposed consideration that we would pay to First Francis in connection with the acquisition of all the membership interests of Federal Hose. The amount of stock consideration cited in the Letter of Intent is the amount of stock consideration ultimately reflected in the merger agreement. The proposed amount of the note consideration was subsequently increased by $500,000 to reflect certain working capital items at the time of signing of the merger agreement.

On February 28, 2015, the Calfee law firm sent an initial draft of the acquisition agreement to the Ulmer law firm, setting forth the terms of the acquisition based on the Letter of Intent agreed to among the parties.

On April 2, 2015, the board of directors met at a regularly scheduled meeting whereby the status of the proposed Federal Hose transaction was discussed, and our general capital structure was examined in light of the potential transaction. Representatives of Federal Hose management provided the board with a presentation regarding Federal Hose and its operations.

On June 29, 2015, at the request of First Francis, the acquisition agreement was revised to reflect a reverse subsidiary merger structure.

During the months of September through November, 2015, the Calfee law firm and the Ulmer law firm exchanged comments to subsequent drafts of the merger agreement and various other ancillary documents and Meaden & Moore, Ltd. conducted an audit of the financial statements of the operations of the Federal Hose business. On October 1, 2015, we engaged Western Reserve Valuation Services, LLC to provide valuation information with respect to the proposed acquisition and to deliver a fairness opinion in connection therewith.

On December 1, 2015, we formed Hickok Merger Sub, a wholly owned subsidiary created for the purpose of effectuating the acquisition of Federal Hose by the Company through a reverse subsidiary merger.

Beginning on December 3, 2015, we received and subsequently reviewed updated due diligence with respect to the operations of Federal Hose. First Francis also requested that the note consideration be secured by all of Hickok’s assets, and the Ulmer law firm provided us with an initial draft of the security agreement on December 9, 2015. Due to subsequent changes in deal structure, the security agreement contemplated under the merger agreement now provides for a security interest in all the assets of Hickok, Federal Hose and Supreme Electronics Corp.

On December 9, 2015, the board of directors met at a regularly scheduled meeting whereby the status of the proposed Federal Hose transaction was discussed. The Calfee law firm provided the board with a review of the proposed transaction, including a summary of the current draft of the merger agreement.

On December 11, 2015, at the request of the Ulmer law firm and First Francis, the Calfee law firm revised the merger agreement to change the transaction structure from a tax-free reorganization to a taxable transaction due to concerns regarding the qualification of the transaction as a tax-free reorganization. As modified, however, the merger agreement still contemplated a reverse subsidiary merger.

On December 21, 2015, the board of directors held a telephonic meeting to discuss the status of the proposed transaction. The Calfee law firm updated the board on the status of the merger agreement and Western Reserve Valuation Services, LLC discussed the preliminary results of its financial analysis and fairness opinion regarding the transaction.

On January 7, 2016, the board held a telephonic meeting to discuss the proposed transaction. The Calfee law firm updated the board with respect to the merger documentation and Western Reserve Valuation Services, LLC issued its opinion to the board that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Western Reserve Valuation Services, LLC, the purchase price to be paid by Hickok in connection with the acquisition of Federal Hose was fair from a financial point of view. Our board of directors then unanimously (without Mr. Edward Crawford and Mr. Matthew Crawford voting) adopted a resolution approving the execution of the merger agreement and the acquisition contemplated by the merger agreement and recommended them to our shareholders for approval and adoption. The board then authorized Hickok to proceed with the preparation of the proxy statement.

On January 8, 2016, the parties executed and delivered the merger agreement and we issued a press release in which we announced the execution of the merger agreement.

On January 12, 2016, we filed a Form 8-K with the SEC summarizing the material terms of the merger agreement and attaching the agreement as an exhibit thereto. For more information regarding the merger agreement, please see “— Material Terms of the Merger Agreement” and the full text of such agreement attached to this proxy statement as Annex A.

Reasons for the Merger and Recommendations of Our Board of Directors

In evaluating the acquisition and arriving at its determination, the board of directors consulted with our management and its independent legal and financial advisors, and gave significant consideration to a number of factors bearing on its decision. In reaching its determinations, the board considered the following material factors that it believed supported its determinations:

•	our and Federal Hose’s historical financial performance and condition, including Federal Hose’s results of operations and history of earnings and positive operating cash flow,

•	Federal Hose’s competitive position,

•	the compatibility of our business with that of Federal Hose, including the complementary nature of certain of the markets that Hickok and Federal Hose serve,

•	the compatibility of the acquisition of Federal Hose with our strategy to leverage our fixed operating costs,

•	the fact that, due to the complementary nature of Federal Hose’s business and the potential synergies available, the merger creates the opportunity for the combined company to have superior future earnings and prospects compared to our future earnings and prospects on a stand-alone basis,

•	the results of our due diligence investigation of Federal Hose,

•	the fact that Messrs. Edward Crawford and Matthew Crawford will remain on our board of directors after completion of the merger, which will contribute to continuity of management oversight of Federal Hose and will assist in integrating the two companies,

•	the terms and conditions of the merger agreement, including the purchase price and its structure,

•	the fairness of the acquisition to our shareholders, other than Messrs. Edward Crawford and Matthew Crawford and their respective affiliates,

•	the opinion, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Western Reserve Valuation Services, LLC, the consideration to be paid by us was fair from a financial point of view to Hickok and our shareholders,

•	the fact that Federal Hose’s commitment would not be contingent on its conducting, or the outcome of, a lengthy shareholder approval process as Federal Hose is a privately held company, and

•	current market conditions.

The board of directors also considered a variety of risks and other potentially negative factors in assessing the advisability of the acquisition, including:

•	the risk that the potential benefits sought in the acquisition might not be fully realized, including any potential cost savings by us,

•	the ownership dilution to our existing shareholders, including the increased ownership in Hickok of Messrs. Edward Crawford and Matthew Crawford,

•	that our common shares to be issued to First Francis will be entitled to receive any dividends that we declare to our holders of common shares, subject to the provisions of our Amended Articles of Incorporation and our Amended and Restated Code of Regulations,

•	the transaction costs and execution risk posed by the need to obtain approval from Hickok shareholders, and potentially lengthy time frame involved in obtaining the necessary approvals for the merger,

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters, and potential disruption of our management associated with the merger and integrating the companies,

•	the potential negative effect on our stock price associated with the public announcement of the merger,

•	the potential negative effect on our stock price if our revenue, earnings and cash flow expectations following the merger are not met,

•	the potential dilutive effect on our common share price if revenue and earnings expectations of Federal Hose’s operations are not met,

•	the risk that certain key employees might not choose to remain with us after the merger, and

•	the other risks and uncertainties discussed in this proxy statement in the section entitled “Risk Factors Relating to the Acquisition of Federal Hose Through the Merger.”

Our board of directors believes that the merger agreement and the acquisition contemplated by the merger agreement, including the issuance of our Class A Common Shares and Class B Common Shares to First Francis as the consideration, are fair to and in the best interests of Hickok.

Please see “— Background of the Merger” for more details on the recommendation of our board of directors.

We do not intend this discussion of the information and factors considered by our board of directors to be exhaustive, although this discussion does include all material factors considered by our board. In reaching its determination to approve the merger, our board did not assign any relative or specific weights to the factors considered, and individual directors might have weighted factors differently. In addition, there can be no assurance that the potential synergies, opportunities or other benefits considered by our board will be achieved by the completion of the merger or the incorporation of the business of Federal Hose into our current business. Please see “Risk Factors Relating to the Proposed Acquisition of Federal Hose through the Merger” beginning on page 32 for more details.

Management Following the Merger

We do not anticipate that our board of directors or executive officers will change at the time of the merger. We expect that Federal Hose’s management team will be integrated with our management team as Federal Hose’s operations are combined with our own operations. We do not expect to enter into any executive employment agreements in connection with the merger, nor that any of the executive officers of either company will terminate their employment as a result of the merger.

Opinion of Western Reserve Valuation Services, LLC

On October 1, 2015, the Company retained Western Reserve Valuation Services, LLC (“Western Reserve”) and requested that it assess the fairness, from a financial point of view to the Company’s shareholders, of the consideration to be paid by the Company in connection with the proposed acquisition of Federal Hose through the merger.

Western Reserve provides business valuation services to small and middle market firms and its principals and staff members are qualified to do so by holding numerous business valuation credentials earned through examination and peer review and by several decades of business valuation experience. Western Reserve is affiliated with Western Reserve Partners, LLC, a full-service investment bank. However, Western Reserve Partners, LLC is not involved in this matter and will receive no compensation in connection therewith.

Western Reserve was retained by the Company in this matter due to its expertise in the area of business valuation, cost, and prior experience providing similar services to the Company during the past five years. Western Reserve (doing business as Loveman-Curtiss, Inc., which merged with Western Reserve Valuation Services, LLC in 2014) had previously issued a fairness opinion to the Company’s board of directors in connection with the Company’s capital raise in 2011. It received a non-contingent fee of $2,500 for these services. In 2013, Western Reserve (i) provided its opinion to the Company with respect to the value of the Company’s Class B Common Shares in relation to the Company’s Class A Common Shares and (ii) provided analysis regarding the fairness, from a financial point of view to Company’s shareholders, of a potential acquisition of Federal Hose under an alternative deal structure. Western Reserve received a non-contingent fee of $5,000 total for these services. Western Reserve has never been engaged by Federal Hose. The Company has agreed to indemnify Western Reserve against certain liabilities, including those under the federal securities laws, in connection with the services provided.

Western Reserve received a $7,500 non-contingent fee for rendering its fairness opinion in connection with this transaction.

On January 7, 2016, Western Reserve rendered its opinion to Hickok’s board of directors that, as of such date, the consideration to be paid by the Company pursuant to the merger agreement was fair, from a financial point of view, to the Company’s shareholders. The full text of Western Reserve’s written opinion dated January 7, 2016, which sets forth the assumptions made, matters considered, and limitations of the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. You are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement. The summary of Western Reserve’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Western Reserve’s opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Its opinion is limited to the fairness, as of the date of its opinion, from a financial point of view, of the consideration to be paid by the Company for the subject Federal Hose membership interests in the merger.

No party gave Western Reserve any instructions regarding, or limitations concerning, its analysis and conclusions in rendering its opinion. Western Reserve was not requested to, and did not, negotiate or make any recommendation to the Company’s board of directors as to the form or amount of the consideration to be paid in connection with the acquisition of Federal Hose, which was determined through arm’s length negotiations between the parties.

In rendering its opinion, Western Reserve has reviewed:

•	The merger agreement;

•	The Company’s public filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2014, March 31, 2015 and June 30, 2015;

•	Audited financial statements of the business operations of Federal Hose for the fiscal years ended December 31, 2013 and 2014 and its unaudited financial statements for the six month period ended June 30, 2015;

•	Certain other internal information, primarily financial in nature, including the history of the business and operations of the Company and Federal Hose furnished by the Company for purposes of Western Reserve’s analysis.

Western Reserve also met with certain officers and employees of the Company to discuss the businesses of the Company and Federal Hose, as well as other matters it believed to be relevant to its inquiry. Western Reserve further requested that it only be provided with publicly disclosed financial and operating information regarding Hickok. As such, Western Reserve did not request or receive projections of Hickok’s or Federal Hose’s financial performance during the course of its analysis.

In its review and analysis and in arriving at its opinion, Western Reserve assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and has assumed and relied upon the representations and warranties of the Company contained in the agreements noted above. Western Reserve has also assumed that the conditions to the proposed transaction as set forth in the documents referenced above will be satisfied and that the merger will close on a timely basis in the manner contemplated.

The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular transaction and, therefore, is not necessarily susceptible to partial analysis or summary description. Accordingly, Western Reserve believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis and factors, without considering all of them, could create a misleading or incomplete view of the processes underlying Western Reserve’s analysis and opinion. Western Reserve arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

Based upon and subject to the foregoing and such other matters as Western Reserve considered relevant, Western Reserve issued an opinion that as of January 7, 2016, the consideration to be paid by the Company in connection with the acquisition of Federal Hose is fair, from a financial point of view, to the Company, based on Western Reserve’s fully independent and objective analysis of Hickok’s and Federal Hose’s historical financial results, assets, liabilities, and comparable company valuations. Western Reserve’s opinion is based on the material financial and comparative analyses described below.

Consideration. Hickok’s payment to First Francis in connection with Hickok’s acquisition of Federal Hose stock includes (i) 911,250 Class A Common Shares, without par value; (ii) 303,750 Class B Common Shares, without par value; (iii) a promissory note in the original principal amount of $2,768,662, and (iv) a promissory note in the original principal amount of $2,000,000, subject to certain adjustments based on actual Federal Hose working capital amounts. Hickok will receive from First Francis 100% of the issued and outstanding membership interests of Federal Hose because of the merger.

Hickok, through its acquired subsidiary, will also enter into a $1,800,000 10-year lease for certain properties owned by Edward Crawford ($15,000 per month fixed rent for 120 months) and receive the use of such property (which consists of certain manufacturing facilities). The lease transaction is not part of the consideration to be paid for Federal Hose membership interests, but rather a separate agreement with respect to Federal Hose’s operations after the closing of the merger.

Valuation of Hickok Shares. Pursuant to the opinion issued by Western Reserve to the Company in 2013 noted above, the Company’s Class A Common Shares and Class B Common Shares have identical values when considered on a minority interest basis. This is because the differences in their voting powers are immaterial relative to the total Class A (one vote per share) and Class B (three votes per share) shares outstanding. The 911,250 Class A and 303,750 Class B share interests cited above are both minority interests. The following table summarizes the number of Hickok shares by class outstanding currently, to be issued as acquisition consideration, and outstanding post transaction. The 911,250 Class A shares to be issued are a minority 43.9% interest, and the 303,750 Class B shares to be issued are a minority 39.0% interest.

Share Class	Pre Acquisition	Acquisition Consideration	Post Acquisition	Acq. Cons./ Post Acq.
A	1,163,349	911,250	2,074,599	43.9%
B	474,866	303,750	778,616	39.0%
Total	1,638,215	1,215,000	2,853,215	42.6%

As of January 7, 2016, the recent market price of Hickok Class A Common Shares ranged from $0.75 to $2.11 per share during the last 52 weeks, an average of $1.43 per share. On January 7, 2016, the most recent price of this infrequently and thinly traded security was $1.20 per share. The $1.43 per share valuation is fair due to the facts that (1) it incorporates the 52-week high and low price; (2) is above the last trading price of $1.20 per share on January 7, 2016; and (3) reflects blockage (a price discount) due to extremely thin trading volume of the Company’s shares. Based on (i) 1,638,215 (1,163,349 Class A and 474,866 Class B) Common Shares outstanding on January 7, 2016, prior to the issuance of shares in the proposed transaction and (ii) a $1.43 per share valuation, Western Reserve calculated the implied valuation of Hickok’s common equity to be $2,342,600 (rounded).

Valuation of Acquisition Consideration. Western Reserve calculated the valuation of the acquisition consideration to be $6,506,112 as follows: 911,250 Class A shares and 303,750 Class B shares (a total of 1,215,000 shares) valued at $1.43 per share plus the Patent Note of $2,768,662 and the Working Capital Note of $2,000,000, totaling $6,506,112.

Through the first six months of 2015, Federal Hose’s EBIT (net income of $701,000 plus management fees of $120,000 plus depreciation expense of $28,000, all rounded) was $849,000, an annualized rate of $1,700,000, rounded. Based on acquisition consideration of $6,500,000 (rounded) and EBIT of $1,700,000, the implied price / EBIT multiple is 3.8X.

Analysis of Similar Transactions. Western Reserve analyzed certain information relating to recent transactions in the automotive products industry, consisting of fifteen selected transactions since January 1, 2012 with annual revenues of the target companies ranging from $5 to $20 million per year. Western Reserve then reviewed and compared the pricing multiples of the selected transaction values. Based on this analysis, Western Reserve determined that the current trend in price / EBIT multiples ranged from 4.6X to 7.2X for similar transactions with a mean of 6.1X and a median of 6.4X. While this analysis included comparably sized companies to Federal Hose in similar industries, differences in niche markets resulted in widely divergent pricing multiples with respect to price / sales and price / net book value metrics. This limited the comparability and the statistical reasonability of conclusions following from such metrics.

An independent confirmation of the reasonability of the 4.6X – 7.2X price / EBIT multiple range is derived from information from GF Data, which tracks private equity acquisition price multiples. For acquisitions with market values of from $5 million to $10 million (a sample size of several hundred transactions), average price / EBIT multiples were 5.5X in 2014. Similar data for 2015 has not yet been published. From 2010 to 2013, average annual multiples were consistent, ranging from a low of 5.2X to a high of 5.8X.

Based on the analysis of comparable transactions as described above, Western Reserve determined that the price to be paid by Hickok for Federal Hose in the proposed transaction is fair. Western Reserve did not conduct a discounted cash flow analysis in connection with rendering its opinion due to its conclusion that such analysis would be the equivalent to price / EBIT multiple analyses with zero growth or decline, and therefore was unnecessary with respect to this transaction.

Additional Considerations. In addition, Western Reserve considered the following additional qualitative benefits to the Company of the acquisition in conducting its analysis and rendering its opinion:

•	The diversification of the Company’s business as a result of the acquisition of Federal Hose;

•	The use of the Company’s tax loss carry forwards in connection with expected Federal Hose earnings;

•	The potential opportunity to reinvest any Federal Hose earnings in Company core product development, sales, and marketing activities if consistent with the Company’s strategy moving forward;

•	The fact that the Company may be a more attractive acquisition candidate, which would facilitate shareholder exit under certain circumstances;

•	Increase of control of shares by Company insiders;

•	A larger equity base may create financial flexibility for the Company in the future;

•	The consideration paid in connection with the acquisition will not substantially decrease Company liquidity;

•	The potential growth in Federal Hose earnings and any synergies from the acquisition are not included in the analysis noted above; and

•	It is currently anticipated that no goodwill will be recognized by the Company in connection with the acquisition.

Effect on Our Existing Shareholders

Following consummation of the merger, we will own all of the membership interests of Federal Hose and Federal Hose will be a wholly owned subsidiary of Hickok. Each of our common shares currently outstanding will remain outstanding and you will continue to hold the shares that you currently own. However, because we will be issuing additional common shares to First Francis as consideration for the acquired Federal Hose membership interests, upon consummation of the merger, each of our existing common shares will represent a smaller ownership percentage of a larger company. Prior to the consummation of the merger, the shareholders of Hickok, excluding Messrs. Edward Crawford and Matthew Crawford, own approximately 72.3% of the outstanding Class A Common Shares and approximately 77.9% of the outstanding Class B Common Shares and on the closing date of the merger will own approximately 40.5% of the outstanding Class A Common Shares and approximately 47.5% of the outstanding Class B Common Shares.

For information regarding the stock ownership in Hickok of Messrs. Edward Crawford and Matthew Crawford, please see “— Interests of Certain Persons in Matters to be Acted Upon.”

Interests of Certain Persons in Matters to be Acted Upon

In considering our board of directors’ recommendation that you vote in favor of our issuance of common shares as consideration for the acquisition in accordance with the terms of the merger agreement, you should be aware that Mr. Edward Crawford, a member of our board of directors, is a manager of Federal Hose and owns 49% of First Francis, which owns 100% of Federal Hose. Mr. Matthew Crawford, a member of our board of directors, is a manager of Federal Hose and owns 51% of First Francis. If the merger is completed, First Francis will receive 911,250 of our Class A Common Shares and 303,750 of our Class B Common Shares on the closing date. Therefore, Mr. Edward Crawford and Mr. Matthew Crawford would be deemed to be the beneficial owner of these shares as a result of their ownership interest in First Francis. Pro-rated to reflect his interest in First Francis, Mr. Edward Crawford’s stock ownership in Hickok will increase from approximately 0.1% currently to approximately 20.9% after completion of the merger. Similarly pro-rated to reflect his interest in First Francis, Mr. Matthew Crawford’s stock ownership in Hickok will increase from approximately 26.0% currently to approximately 36.6% after completion of the merger. Mr. Matthew Crawford’s stock ownership includes shares held by Roundball. The Three Bears Trust, of which Mr. Matthew Crawford is Trustee, owns 50% of Roundball and, therefore, Roundball’s ownership of securities are indirectly attributable to the trust and Mr. Matthew Crawford. See “Certain Relationships and Related Transactions.” The conversion of certain convertible notes to Class A Common Shares and the exercise of outstanding options and warrants beneficially held by Mr. Edward Crawford and Mr. Matthew Crawford could further increase these holdings. See “Security Ownership of Principal Shareholders and Management.” Consequently, after the merger is consummated, Messrs. Edward Crawford and Matthew Crawford will have even more influence over matters requiring approval of our shareholders, including the election and removal of directors, and on the outcome of corporate actions, a change of control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock.

Additionally, Mr. Edward F. Crawford, as lessor, and Federal Hose, as lessee, will enter into an amended Lease Agreement (the “Lease”) for the property located at 25 Florence Avenue, Painesville, Ohio (the “Leased Premises”) prior to closing of the merger. The Lease Premises consists of 2.09 acres of land which includes a 50,000 square foot building. Federal Hose’s intended use of the Leased Premises is for the continued manufacture and storage of flexible interlocking metal hose and the storage and distribution of silicon hose as well as ancillary office use. The term of the Lease is for ten (10) years and the rent is Fifteen Thousand Dollars ($15,000) per month. The Lease represents arms length negotiations between Mr. Edward Crawford and Federal Hose and under the Lease Federal Hose is obligated to pay for all real estate taxes, utilities and maintenance costs associated with the Leased Premises.

Pursuant to the merger agreement, Hickok will also enter into a registration rights agreement with First Francis pursuant to which First Francis will be provided with certain piggyback and demand registration rights with respect to the Class A Common Shares and Class B Common Shares that it will receive in connection with the merger. Hickok will also enter into a Security Agreement with First Francis, under which the Company, Federal Hose and Supreme Electronics Corp., a wholly-owned subsidiary of the Company, will each grant to First Francis a security interest in their respective assets to secure Hickok’s obligations under the Parent Note and the Working Capital Note.

We believe that the terms of the agreements described above are on terms at least as favorable as those which could have obtained from unrelated parties.

Other than as discussed herein, no other agreement or arrangement currently exists between Hickok, Federal Hose or First Francis, other than the merger.

Other than as discussed above, no other director, officer or employee of Hickok will receive any benefit from the merger, except for any benefits they may receive as shareholders of Hickok.

Dissenters’ Rights for Our Shareholders

If you are a shareholder as of May 4, 2016, the record date, and you do not vote your shares in favor of Proposal 1 and you do not return an unmarked proxy card, you will have the right under Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your common shares. The right to make this demand is known as “dissenters’ rights.” To exercise your dissenters’ rights, you must deliver to the Company a written demand for payment of the fair cash value of your shares before the vote on Proposal 1 is taken at the special shareholders’ meeting. The demand for payment must include your address, the number and class of Hickok common shares owned by you, and the amount you claim to be the fair cash value of the your Hickok shares, and should be mailed to: Hickok Incorporated, Attention: Corporate Secretary, 10514 Dupont Avenue, Cleveland, Ohio 44108. Hickok shareholders who wish to exercise their dissenters’ rights must: (i) either vote against Proposal 1 or not return the proxy card, and (ii) deliver written demand for payment prior to the Hickok shareholder vote. For additional information regarding dissenters’ rights, see the complete text of the applicable sections of the Ohio Revised Code attached to this proxy statement as Annex F.

Material U.S. Federal Income Tax Consequences of the Merger

Our shareholders will continue to hold their common shares and, as a result will not recognize any gain or loss from the merger. There should be no federal income tax consequences to a holder of our common shares as a result of the merger.

Anticipated Accounting Treatment

The merger will be a business combination accounted for in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives. Goodwill, however, is of an indefinite life and will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain acquisition related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital. See the unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex D.

Required Approvals

In addition to the filing of this proxy statement with the SEC and your approval of Proposal 1 and Proposal 2, the merger is subject to the approval of our lender, Roundball, which has consented to the transaction. No other governmental approvals are required in connection with this transaction.

Status of Shares Issued in connection with the Merger

The common shares issued to First Francis for the acquisition will not be registered under the Securities Act of 1933 in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 for the issuance of shares not involving a public offering. Accordingly, SEC rules provide that the shares may not be resold in the public market for at least six months after the merger. Thereafter, (1) any sales of those shares in the public market by a shareholder who is a director, executive officer or controlling shareholder of Hickok (including Messrs. Edward and Matthew Crawford) will be subject to public availability of certain financial and other information about us, and the volume and manner of sale limitations in SEC Rule 144, and (2) sales by non-affiliates will be subject for six months to our having made certain financial and other information publicly available, but to no further restrictions after six months.

Estimated Fees and Expenses of the Merger

Whether or not the merger is completed, generally, we will pay our costs and expenses and Federal Hose will pay its costs and expenses associated with the merger agreement and related transactions.

The estimated total fees and expenses to be incurred by us and Federal Hose in connection with the merger are approximately as follows (all of which amounts are based on estimates available to us or Federal Hose, as the case may be, as of the date of this proxy statement and remain subject to change):

Description	Hickok	Federal Hose
Advisory Fees and Expenses	$7,500	$0
Legal Fees and Expenses	145,000	130,000
Proxy Solicitor Fees and Expenses	0	0
Audit and Accounting Fees and Expenses	78,000	30,000
Regulatory Filing Expenses	1,236	0
Printing and Mailing Costs	50,000	0

Total	$281,736	$160,000

Required Vote

Section 1701.83 of the Ohio Revised Code applies to certain transactions which involve the issuance of shares of an acquiring corporation’s common stock that would entitle the holders of such shares to exercise one-sixth or more of the voting power of the corporation in the election of directors immediately after the consummation of the transaction. We are issuing our common shares in order to pay for the membership interests of Federal Hose that we are acquiring from First Francis in the merger and such issuance could have the ultimate effect of giving to First Francis one-sixth or more voting power in the election of directors.

Approval of Proposal 1 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company. Each share of the Class A Common Shares shall be entitled to one vote for each share thereof and each share of the Class B Common Shares shall be entitled to three votes for each share thereof. Abstentions and broker non-votes will have the same effect as votes against the proposal.

If this proposal is not approved, we will not be able to complete the merger on the terms currently contemplated by the merger agreement.

Recommendation of Our Board of Directors

Our board of directors, except for Mr. Edward Crawford and Mr. Matthew Crawford, who did not participate, unanimously approved our execution of the merger agreement, and believes that the acquisition pursuant to the terms of the merger agreement is in our and our shareholders’ best interests. For a description of the factors considered by our board in making their determination with respect to the merger, please see “— Reasons For the Merger and Recommendations of our Board of Directors” beginning on page 16.

Our board of directors recommends that you vote FOR the proposal to approve the acquisition of Federal Hose through the merger.

MATERIAL TERMS OF THE MERGER AGREEMENT

The following is a brief summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement which is attached to this proxy statement as Annex A. We urge you to read the merger agreement carefully.

General

On January 8, 2016, we, and our wholly owned subsidiary Federal Hose Merger Sub, Inc. (“Hickok Merger Sub”), entered into a merger agreement with First Francis Company Inc. (“First Francis”) and its wholly-owned subsidiary Federal Hose Manufacturing LLC (“Federal Hose”). Mr. Edward F. Crawford and Mr. Matthew Crawford, the shareholders of First Francis (the “First Francis Shareholders”), each serve on our Board of Directors. The merger agreement provides that subject to the satisfaction of the conditions listed in the merger agreement, we will acquire from First Francis all of the issued and outstanding membership interests of Federal Hose through the merger of Hickok Merger Sub with and into Federal Hose, with Federal Hose surviving as our wholly owned subsidiary after completion of the transaction. Federal Hose is engaged in the business of manufacturing and distributing metal and silicone hoses and industrial ducting.

Consideration

Under the terms of the merger agreement, we will issue to First Francis (i) 911,250 shares of our Class A common stock, (ii) 303,750 shares of our Class B common stock, and (iii) a promissory note in the principal amount of $2,768,662 and a promissory note in the principal amount of $2,000,000 (subject to certain adjustments), each of which will be secured by all the assets of Hickok and certain of our subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date. Please see “— General Description of the Acquisition” for more details on the consideration for the merger agreement.

Representations and Warranties

The merger agreement contains customary representations and warranties by us and First Francis regarding our businesses, relating to, among other things, corporate organization and similar corporate matters, capitalization, authority to enter into the merger agreement and the transactions contemplated thereby. The merger agreement also includes representations and warranties to us by First Francis and the First Francis Shareholders, and by us to First Francis, as to:

•	the preparation and accuracy of financial statements with respect to our respective businesses,

•	indebtedness of our respective businesses,

•	filing of tax returns and payment of taxes with respect to our respective businesses (made by First Francis and the First Francis Shareholders only),

•	whether the merger or the merger agreement will result in any conflict with or violation of any organizational documents or other contracts with respect to our respective businesses,

•	material changes or events affecting our respective businesses,

•	litigation matters affecting our respective businesses,

•	product warranty and product liability claims affecting our respective businesses,

•	compliance with legal requirements by our respective businesses,

•	title to the assets of our respective businesses,

•	intellectual property of our respective businesses,

•	material contracts to which our respective businesses are a party and any violation, default or breach of those contracts,

•	material customers and suppliers of our respective businesses,

•	inventory of our respective businesses,

•	labor and employee benefits relating to the employees of our respective businesses,

•	environmental matters affecting our respective businesses,

•	insurance maintained by our respective businesses,

•	the accounts receivable of our respective businesses,

•	real and personal property of our respective businesses,

•	broker or finder’s fees payable by our respective businesses in connection with the merger,

•	certain securities law matters (made by First Francis and the First Francis Shareholders only),

•	transactions with affiliates of our respective businesses, and

•	sufficiency of assets of our respective businesses.

The representations and warranties are, in many respects, qualified by materiality and limited to the knowledge of the person making the representation and warranty, but their accuracy forms the basis of one of the conditions to the parties’ obligation to complete the acquisition. You should note, however, that these representations and warranties were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this proxy statement. Because of the limitations and qualifications described in the previous sentence, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information in this proxy statement or that we have disclosed in other filings with the SEC.

The representations and warranties of First Francis and us as to taxes, employee benefits and environmental matters will survive until the fifth anniversary of the closing of the merger. Any claim for a breach of the representations and warranties made by us and First Francis related to organization, capitalization, enforceability and authority to consummate the merger, investment intent, indebtedness or fraud will survive the merger indefinitely. The remainder of the representations and warranties survive the merger for an eighteen month period from the effective date.

Conduct of the Business Pending the Consummation of the Merger

The merger agreement contains covenants and agreements that govern the actions of First Francis until the merger is consummated or the merger agreement is terminated. These covenants and agreements provide that, unless consented to in writing by us, First Francis will conduct its business in the ordinary course of business.

Pursuant to the terms of the merger agreement, First Francis, in effect, will operate its business in substantially the same manner as it operated its business prior to the signing of the merger agreement. The merger agreement also lists specific actions that First Francis is restricted from taking, or from agreeing to take (unless otherwise provided in the merger agreement or consented to by us) from the time the merger agreement was signed until the merger is consummated or the merger agreement is terminated. During such time period, the First Francis Shareholders agree that, subject to certain exceptions as described below and in the merger agreement, they will, and will cause First Francis to:

•	preserve the business organization of First Francis,

•	carry on the business of First Francis in the ordinary course,

•	preserve the business relationships of First Francis,

•	maintain First Francis’ assets in their current state of condition and repair,

•	keep in force all existing insurance policies insuring the assets of First Francis and the business of First Francis,

•	refrain from entering into any material contract or modifying, amending or terminating any contract of First Francis,

•	refrain from terminating or amending First Francis’ interest in the real property it leases to conduct its business,

•	refrain from revaluing the assets of First Francis or making any change in First Francis’ financial or tax accounting methods, principles or practices (subject to certain exceptions),

•	refrain from making or revoking any tax election or filing or amending any tax return,

•	refrain from incurring any liabilities or indebtedness outside the ordinary course of business or failing to pay any liabilities when due,

•	refrain from suffering any theft, damage, destruction or loss to First Francis’ assets related to the business in excess of $25,000 individually or $100,000 in the aggregate,

•	refrain from transferring, licensing, mortgaging or pledging any assets of First Francis related to the business,

•	refrain from purchasing any assets in excess of $25,000 related to the business, and

•	refrain from making or authorizing any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate.

Other Agreements

Under the merger agreement, we have agreed to adopt a policy to ensure timely review of SEC filings evidencing ownership of 5% or more of our stock and to adopt quarterly review procedures to ensure that shareholders have not acquired ownership inconsistent with the Amended and Restated Code of Regulations that our Board of Directors adopted in connection with the signing of the merger agreement. The Amended and Restated Code of Regulations has been amended, effective upon the closing of the transactions contemplated by the merger agreement, to prohibit transfers of our stock if any such transfer would result in any person owning at least 4.9% of our stock or otherwise limit our ability to utilize tax benefits related to existing net operating losses.

Under the merger agreement, we, First Francis and the First Francis Shareholders have agreed to consult and agree with each other about any public statement either will make concerning the merger, subject to certain exceptions, and First Francis and the First Francis Shareholders have agreed to provide us with reasonable access to the officers, directors, employees, representatives and books and records of Federal Hose. Pursuant to the merger agreement, Hickok will also enter into a registration rights agreement with First Francis pursuant to which First Francis will be provided with certain piggyback and demand registration rights with respect to the Class A Common Shares and Class B Common Shares that it will receive in connection with the merger.

In connection with the merger agreement, we will enter into a Security Agreement with First Francis. Under the Security Agreement, the Company, Federal Hose and Supreme Electronics Corp., a wholly-owned subsidiary of the Company, will each grant to First Francis a security interest in their respective assets to secure the Company’s obligations under the Parent Note and the Working Capital Note.

Between the date of the execution of the merger agreement and the consummation of the merger, First Francis is required to prepare and deliver monthly financial statements to us.

The merger agreement requires Hickok and First Francis to cooperate to minimize adverse tax consequences resulting from the merger. Between the date the merger agreement was signed and the closing date of the transaction, certain changes to the structure of the transaction may be made by the parties to reduce the amount of gain required to be recognized for tax purposes by First Francis and/or its shareholders. Such changes would not result in any current recognition of gain for tax purposes by Hickok or its shareholders.

Conditions to the Consummation of the Merger

The consummation of the merger depends upon the satisfaction or waiver of a number of conditions, including, among others, the following:

Conditions to Our Obligation to Consummate the Merger:

•	the representations and warranties made by First Francis and the First Francis Shareholders in the merger agreement being true and correct, in all material respects, as of the closing of the merger, or if expressly made as of a specified date, as of such date,

•	the performance, in all material respects, by First Francis and the First Francis Shareholders of their covenants, acts and undertakings under the merger agreement and the satisfaction, in all material respects, of all conditions required in the merger agreement to be performed by them,

•	the receipt of all required regulatory and contract approvals and consents from all governmental authorities or other entities and such approvals and consents being in full force and effect,

•	there being no suit, action, investigation or proceeding pending or threatened to enjoin, restrain or prohibit the consummation of the merger,

•	the receipt of a duly executed counterpart to the real property lease between Federal Hose and Edward F. Crawford with respect to the real property used in Federal Hose’s business,

•	the receipt of a duly executed counterpart to a registration rights agreement,

•	the receipt of certified resolutions of First Francis’ board of directors, the board of managers and sole member of Federal Hose, authorizing the execution, delivery and performance of the merger agreement,

•	the receipt of a customary opinion of an independent financial advisor that the transactions contemplated by the merger agreement are fair, from a financial point of view, to our shareholders,

•	there having been no material adverse event with respect to First Francis or Federal Hose between the date of the merger agreement and the closing date of the acquisition,

•	the approval by our shareholders at a shareholder meeting of the merger agreement and issuance of our stock to First Francis,

•	the receipt of audited financial statements of First Francis with respect to the assets contributed to Federal Hose for each of the two most recent fiscal years,

•	the receipt of a certificate certifying that the transactions contemplated by the merger agreement are exempt from withholding under the Internal Revenue Code, and

•	the receipt of certificates of good standing with respect to First Francis and Federal Hose.

Conditions to the Obligation of First Francis and the First Francis Shareholders to Consummate the Merger:

•	the representations and warranties made by us in the merger agreement being true and correct, in all material respects, as of the closing of the merger, or if expressly made as of a specified date, as of such date,

•	the performance, in all material respects, by us of our covenants, acts and undertakings under the merger agreement and the satisfaction, in all material respects, of all conditions required in the merger agreement to be performed by us,

•	the receipt of all required regulatory and contract approvals and consents from all governmental authorities or other entities and such approvals and consents being in full force and effect,

•	there being no suit, action, investigation or proceeding pending or threatened to enjoin, restrain or prohibit the consummation of the merger,

•	the receipt of a duly executed counterpart to the real property lease between Federal Hose and Edward F. Crawford for the real property used in Federal Hose’s business,

•	the receipt of a duly executed counterpart to a registration rights agreement,

•	the receipt of certified resolutions of our board of directors and the board of directors and sole shareholder of Hickok Merger Sub authorizing the execution, delivery and performance of the merger agreement,

•	the receipt of certificates of insurance and any other evidence necessary to show that Federal Hose is a named insured on our insurance policies upon the closing of the merger,

•	there having been no material adverse event with respect to our business between the date of the merger agreement and the closing date of the merger,

•	the receipt of a duly executed counterpart to the promissory notes to be issued to First Francis in connection with the merger,

•	the receipt of a duly executed counterpart to a security agreement in favor of First Francis, pursuant to which all of the company’s assets will secure the company’s obligations under the promissory notes issued to First Francis,

•	the receipt of evidence that our board of directors has amended our Code of Regulations to restrict certain transfers of our stock,

•	the receipt of the Class A Common Shares and Class B Common Shares to be issued to First Francis in connection with the merger, and

•	the receipt of certificates of good standing with respect to our businesses.

Closing Date and Effective Time

The closing of the merger will take place no later than the third business day after the satisfaction or waiver of the conditions to closing set forth in the merger agreement at the offices of our counsel, unless another date is agreed to in writing by the parties.

Termination of the Merger Agreement

At any time before the closing of the merger, we, on the one hand, and First Francis and the First Francis Shareholders, on the other hand, may terminate the merger agreement without completing the acquisition by mutual consent in writing. In addition, each of us can, unilaterally, terminate the merger agreement under various circumstances.

For example, we, on the one hand, or First Francis and the First Francis Shareholders, on the other hand, have the right to terminate the merger agreement upon written notice to the other if:

•	the merger is not completed by July 1, 2016, provided that this right is not available to any party whose failure to fulfill an obligation under the merger agreement caused the merger not to occur by that date,

•	the other party breaches or fails to perform in any material respect any of its representations, warranties or covenants in the merger agreement and such breach or failure to perform is not waived or cured within thirty days, or

•	the conditions to closing set forth in the merger agreement have not been satisfied by July 1, 2016 or if the satisfaction of such conditions becomes impossible (other than through the failure of the party seeking termination to comply with its obligations under the merger agreement).

Expenses

We will pay our costs and expenses and the First Francis Shareholders and Federal Hose will pay their costs and expenses incurred in connection with the merger agreement regardless of whether the acquisition is consummated.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA

COMBINED PER SHARE DATA

The information below reflects the historical net income and book value per share of our common shares and the unaudited pro forma net income and book value per share of the Company after giving effect to the acquisition of Federal Hose through its merger with Hickok’s wholly-owned subsidiary.

You should read the tables below in conjunction with:

•	our historical financial statements, and the related notes, in our Form 10-K for the year ended September 30, 2015 and our Form 10-Q for the quarter ended December 31, 2015,

•	the historical financial statements of the business operations of Federal Hose and the related notes, attached to this proxy statement as Annex C,

•	the unaudited pro forma consolidated financial information and the related notes attached to this proxy statement as Annex D, and

•	our audited financial statements and the related notes for the fiscal year ended September 30, 2015, and our unaudited financial statements and the related notes for the quarter ended December 31, 2015, which are attached to this proxy statement as Annex E,

	Historical				Pro Forma Combined
	Twelve Months Ended September 30, 2015		Three Months Ended December 31, 2015		Twelve Months Ended September 30, 2015	Three Months Ended December 31, 2015
	Hickok	Federal Hose	Hickok	Federal Hose	Combined	Combined
Basic net income (loss) per share(1)(2)	$(0.07)	$—	$(0.03)	$—	$0.51	$0.08
Diluted net income (loss) per share(1)(2)	$(0.07)	$—	$(0.03)	$—	$0.51	$0.08
Shares used in the computation of basic net income (loss) per share(3)	1,638,215	—	1,638,215	—	2,853,215	2,853,215
Shares used in the computation of diluted net income (loss) per share(3)	1,638,215	—	1,638,215	—	2,853,215	2,853,215

	Historical		Pro Forma
As of December 31, 2015:	Hickok	Federal Hose	Combined
Book value per share	$1.58	$—	$1.53
Shares used in the computation of book value per share(3)	1,638,215	—	2,853,215

(1)	Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. In computing diluted net income per share, the weighted average number of common shares outstanding includes common share equivalents with exercise prices at or below the average market price for the respective period.
(2)	Pro forma combined net income per share reflects certain pro forma adjustments that are set forth in the footnotes to the Unaudited Pro Forma Consolidated Statements of Income in Annex D. These adjustments, in total, increased consolidated pro forma net income by approximately $111,300, or $0.04 basic and diluted net income per share, for the twelve months ended September 30, 2015 and by approximately $70,000, or $0.02 basic and diluted net income per share, for the three months ended December 31, 2015.
(3)	Pro forma share numbers represent the diluted weighted average shares outstanding of Hickok for the respective periods, for the net income per share calculation and the shares outstanding at December 31, 2015 for the book value per share calculation, assuming in each case the issuance of our 911,250 Class A Common Shares and 303,750 of our Class B Common Shares issuable in the merger.

RISK FACTORS RELATING TO THE

PROPOSED ACQUISITION OF FEDERAL HOSE THROUGH THE MERGER

In considering whether to approve Proposal 1 and Proposal 2 relating to the approval of the acquisition and the issuance of our Class B Common Shares as partial consideration to acquire the membership interests of Federal Hose pursuant to the terms of the merger agreement, you should consider carefully the risks we have described below. The following does not include all of the risks that we will face as a result of the acquisition. Additional risks related to our existing business and markets, which will continue to confront us whether or not the acquisition occurs, are described in our public filings with the SEC, including our Form 10-K and Forms 10-Q.

The acquisition may go forward even if Federal Hose experiences a material adverse change.

Although we have the right to not consummate the merger if Federal Hose experiences a material adverse change in its financial condition, results of operations, assets or liabilities prior to the closing (subject to certain exceptions), we may elect to proceed with the acquisition despite such a material adverse change, and may do so without soliciting the approval of our shareholders. If Federal Hose suffers a material adverse change but we still complete the acquisition, you will not have an opportunity to vote on that waiver and neither we nor our shareholders will have the benefit, if any, of the condition waived.

Intentional misrepresentations made to us by Federal Hose could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were intentional misrepresentations made to us by Federal Hose or its representatives, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the merger agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.

The merger has resulted and will result in significant costs to us, whether or not it is completed, which could result in a reduction in our income and cash flows.

We have incurred substantial expenses in connection with the acquisition and will be required to pay our future costs related to the acquisition even if the merger is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs have been and will be significant. All of these costs have been and will be incurred whether or not the merger is completed.

Because the valuation of Federal Hose is based on our evaluation of its current business and future prospects and such evaluations are subject to inherent risks and uncertainties, First Francis may receive acquisition consideration that is greater than the fair market value of the acquired membership interests.

Federal Hose has no publicly-traded securities. As a result, no public market valuations of Federal Hose were available to us, our board and our independent financial advisor, Western Reserve Valuation Services, LLC, for purposes of evaluating the transactions contemplated under the merger agreement. As such, our valuation is not necessarily indicative of the value of Federal Hose. Accordingly, if the financial results of Federal Hose’s business operations in the future are lower than its prior results or results that can be expected in the future, the acquisition consideration may be greater than the fair market value of the acquired interests.

We can give no assurance that our evaluation of the future prospects of Federal Hose’s business is accurate and will be met in the future because such evaluations reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Federal Hose’s and our control.

Certain of our directors and shareholders have interests that are in addition to those of other shareholders, which may influence them to support the acquisition of Federal Hose through the merger.

Certain of our directors and shareholders have interests in the acquisition that are in addition to yours, which may influence them to support the merger. These are described under “— Interests of Certain Persons in Matters to be Acted Upon.”

First Francis shareholders will substantially increase their existing ownership interest in the Company and will have substantial influence over significant corporate decisions.

Mr. Edward Crawford, a member of our board of directors, is a manager of Federal Hose and owns 49% of First Francis, which owns 100% of Federal Hose. Mr. Matthew Crawford, a member of our board of directors, is a manager of Federal Hose and owns 51% of First Francis. If the acquisition is completed, First Francis will receive 911,250 of our Class A Common Shares and 303,750 of our Class B Common Shares on the closing date. Therefore, Mr. Edward Crawford and Mr. Matthew Crawford would be deemed to be the beneficial owner of these shares as a result of their ownership interest in First Francis. Pro-rated to reflect his interest in First Francis, Mr. Edward Crawford’s stock ownership in Hickok will increase from approximately 0.1% currently to approximately 20.9% after completion of the acquisition. Similarly pro-rated to reflect his interest in First Francis, Mr. Matthew Crawford’s stock ownership in Hickok will increase from approximately 26.0% currently to approximately 36.6% after completion of the acquisition. Mr. Matthew Crawford’s stock ownership includes shares held by Roundball. The Three Bears Trust, of which Mr. Matthew Crawford is Trustee, owns 50% of Roundball and, therefore, Roundball’s ownership of securities are indirectly attributable to the trust and Mr. Matthew Crawford. See “Certain Relationships and Related Transactions.” The conversion of certain convertible notes to Class A Common Shares and the exercise of outstanding options and warrants beneficially held by Mr. Edward Crawford and Mr. Matthew Crawford could further increase these holdings. See “Security Ownership of Principal Shareholders and Management.” As a result of this transaction, Mr. Edward Crawford and Mr. Matthew Crawford will have the ability to exert significant influence over matters requiring approval by our shareholders, including the election and removal of directors, and on the outcome of corporate actions, including a change of control on the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock. This concentration of ownership could be disadvantageous to other shareholders with differing interests from Mr. Edward Crawford and Mr. Matthew Crawford.

The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the acquisition may result in a conflict of interest when determining whether such changes to the terms of the acquisition or waivers of conditions are appropriate and in our shareholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the merger agreement, would require us to agree to amendments to the merger agreement, to consent to certain actions taken by Federal Hose or to waive rights that we are entitled to under the merger agreement. Such events could arise because of changes in the course of Federal Hose’s business, a request by Federal Hose to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on Federal Hose’s business and would entitle us to terminate the merger agreement. In any of such circumstances, we would have the discretion to grant our consent or waive our rights. The existence of the financial and personal interests of the directors described in the preceding risk factor may result in a conflict of interest on the part of one or more of the directors or officers between what he or she may believe is best for Hickok and what he or she may believe is best for himself or herself in determining whether or not to take the requested action.

Transaction-related accounting impairment and amortization charges may delay and reduce our profitability.

Under generally accepted accounting principles, the acquired interests of Federal Hose will be recorded on our books post-acquisition at their fair values at the date the merger is completed. Any excess of the value of the consideration paid by us at the date the acquisition is completed over the fair value of the identifiable tangible and intangible assets of Federal Hose will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). Under current accounting standards, intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives, which will affect our post-acquisition profitability over several years beginning in the period in which the acquisition is completed. Goodwill will be tested at a minimum on an annual basis for impairment, which may result in additional accounting impairment charges.

If we are not able to integrate Federal Hose’s operations into a cohesive operating unit with ours in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.

We are a small company with limited management resources and no recent experience acquiring or integrating businesses. The success of the acquisition will depend, in part, on our ability to realize the growth opportunities and anticipated synergies of combining the operations of Federal Hose with ours and our ability to effectively utilize the additional resources we will have following the merger. The acquisition involves risks related to the integration, synergies and management of the operations and personnel of Federal Hose. The integration of the management, operations, products, services and accounting of Federal Hose may involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

Our ability to pay future cash dividends to our shareholders, if any, and their amounts, will be dependent, in part, on the ability of Federal Hose to generate sufficient earnings to cover the increase in our dividend requirements stemming from the issuance of shares as acquisition consideration.

Payment of future cash dividends, if any, and their amounts, will be dependent, among other things, on the ability of our operating subsidiaries, including Federal Hose, to pay dividends to Hickok. Moreover, the issuance of shares of our Class A and Class B Common Shares as consideration for the merger of Federal Hose into our wholly-owned subsidiary will have the result of increasing Hickok’s dividend requirements. Consequently, if the earnings of Federal Hose are not adequate to cover such increases, we may not be able to pay future cash dividends to our shareholders.

We will have increased capital requirements as a result of the merger that could make the servicing of our debt more difficult if we are unable to generate sufficient cash from operations.

In connection with the merger, we will issue to First Francis a promissory note in the original principal amount of $2,768,662 and a promissory note in the original principal amount of $2,000,000, subject to certain working capital adjustments. Please see “- General Description of the Acquisition” for more details on the consideration for the merger agreement. Our ability to make timely principal and interest payments on these notes depends, in part, on the ability of Federal Hose to generate sufficient cash flow and earnings to support the debt service obligations arising from our issuance of such notes as acquisition consideration. If our internal cash resources are insufficient to make a required payment, we would be required to seek additional financing, which we have no assurance would be available to us on commercially reasonable terms, or at all. In the event that we were unable to make a scheduled payment of interest on the notes in a timely fashion, that would result in an event of default, which could in turn result in the acceleration of our obligations to repay the principal and outstanding interest on the notes. Such an event would have a material adverse effect on our business, results of operations and financial condition.

The loss of key employees at Hickok or Federal Hose could negatively impact our business.

Our performance and the performance of Federal Hose is substantially dependent on the performance of our executive officers and key employees. None of either company’s executive officers or employees is bound by an employment agreement, meaning our relationships with our executive officers and employees are at will. Also, several of the key employees at both companies are more than 70 years of age and both companies have engaged in only limited succession planning. Neither company has “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers, technical personnel or other key employees, would harm our business. Our success will depend on our ability to identify, hire, train and retain highly qualified technical and managerial personnel. Our failure to attract and retain the necessary technical and managerial personnel would harm our business. The integration of new executives or personnel could disrupt our ongoing operations.

We and Federal Hose depend on sales to a limited number of customers for a substantial portion of our revenues, and the loss of, or a significant reduction in volume from, any of these customers would harm our financial results.

We derive a substantial portion of our revenues from sales to automotive OEMs and the aftermarkets. Sales in fiscal 2015 to Bosch, a Tier 1 supplier to numerous OEMs, amounted to approximately $2,158,000 or 37% of our consolidated sales, sales to Snap-On amounted to approximately $526,000 or 9% of our consolidated sales, and sales to Matco Tools amounted to approximately $317,000 or 5% of our consolidated sales. Similarly, Federal Hose’s customers are primarily OEMs and after-market suppliers. In fiscal 2015 and 2014, four customers accounted for approximately 44% and 43% of Federal Hose’s total net sales, respectively. A loss of one or more of these customers, or reductions in business from our large customers, would result in a significant decrease in our revenues and harm our business, financial condition and results of operations.

The absence of long-term contracts with our customers reduces the predictability of our revenues.

Our customers and Federal Hose’s customers are generally able to reduce or cancel their use of our products without penalty and, in some circumstances, with little notice. As a result, we believe that the number of customers or the number and size of our existing projects are not reliable indicators or measures of future revenue. When a customer defers, modifies or cancels a project, there is no assurance that we will be able to replace cancelled or reduced contracts with new business with the result that our revenues and profits may decline.

Our and Federal Hose’s business relationships may be subject to disruption due to uncertainty associated with the merger.

Parties with which we or Federal Hose do business may experience uncertainty associated with the transaction, including with respect to current or future business relationships with us, Federal Hose or the combined company. Our and Federal Hose’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, Federal Hose or the combined company. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined company, including an adverse effect on our ability to realize the anticipated benefits of the merger. The risk, and adverse effect, of such disruptions could be exacerbated by a delay in completion of the merger or termination of the merger agreement.

We may need to raise additional capital in the future which may not be available.

We may not be able to raise capital in the future to meet our liquidity needs and finance our operations and future growth. Although Federal Hose has recognized net income and experienced positive cash flow from operations, Hickok was not profitable in the last fiscal year and has experienced losses in three out of the last five fiscal years. We cannot assure you that the combined company will be profitable during future periods. In recent years, Hickok has relied upon financing from existing shareholders in order to provide the liquidity necessary to support our operations. We believe that existing cash resources, the amounts potentially available under the Roundball convertible loan agreement and cash generated from the combined operations of Hickok and Federal Hose will be sufficient to satisfy our operating cash needs at least through fiscal 2017. Any future decreases in our operating income, cash flow, or stockholders’ equity may impair our future ability to raise additional funds to finance operations. As a result, we may not be able to maintain adequate liquidity to support our operations.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. After the merger, our Section 404 evaluation will need to include the internal controls of Federal Hose and our disclosure controls and procedures will need to expand to encompass the activities of Federal Hose’s business. Federal Hose has not previously had to evaluate and publicly report on their internal control over financial reporting. If management identifies any material weakness in Federal Hose’s internal controls that are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our common shares post-acquisition.

The market price of our common shares may decline as a result of the acquisition.

Specified conditions must be satisfied or waived before the acquisition can be completed, including, without limitation, our obtaining the requisite approval from our shareholders with respect to the acquisition and the issuance of our Class B Common Shares in connection with the acquisition.

If the conditions are not satisfied in a timely manner or waived, the acquisition will not occur or will be delayed and we may lose some or all of the intended or perceived benefits of the acquisition which could cause our stock price to decline and harm our business. In addition, if the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.

Even if the acquisition is consummated, the market price of our common stock may decline as a result of the acquisition for a number of reasons including if (1) we do not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated, (2) the effect of the acquisition on our business and prospects is not consistent with our expectations, or (3) shareholders react negatively to the effect that the acquisition of Federal Hose will have on our business.

The market price of our common shares may fluctuate significantly due to the acquisition.

The market price and trading volume of our common shares may vary significantly between the date of the Letter of Intent for the acquisition and the completion of the merger. These variations may be caused by, among other factors, responses to the risk factors described in this proxy statement, market expectations of the likelihood that the acquisition will be completed and the timing of its completion, the market’s perception of the merits of the acquisition or the prospects for the combined company’s post-acquisition operations, or reasons unrelated to the combined company’s performance, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.

PROPOSAL 2 — PROPOSAL TO APPROVE ISSUANCE

OF OUR CLASS B COMMON SHARES AS PARTIAL CONSIDERATION FOR THE ACQUISITION

OF FEDERAL HOSE THROUGH THE MERGER

Reasons for the Proposal

We are asking you to approve the issuance of our Class B Common Shares as partial acquisition consideration to First Francis in accordance with the merger agreement so that we may complete the acquisition. Our Amended Articles of Incorporation provide that no additional Class B Common Shares can be issued without the approval of the holders of two-thirds of the Class A Common Shares.

Number of Shares to be Issued

Subject to shareholder approval, we will issue approximately 911,250 Class A Common Shares and 303,750 Class B Common Shares at closing.

Per Share Market Price Information

Our Class A Common Shares trade on The Over-The Counter Pink Market under the symbol “HICKA.PK.” There is no market for our Class B Common Shares.

The following table sets forth the per share range of high and low bids (Over-The-Counter Pink Market) for the Company’s Class A Common Shares for the periods indicated. The Over-The-Counter Pink Market prices reflect inter-dealer prices without retail markup, markdown or commissions and may not represent actual transactions. Data was supplied by Nasdaq.

	High	Low
Year ending September 30, 2016
First Quarter	$1.35	$0.75
Second Quarter	$1.96	$1.00
Third Quarter (through May 5, 2016)	$1.96	$1.45
Year ending September 30, 2015
First Quarter	$2.11	$1.16
Second Quarter	$1.96	$1.22
Third Quarter	$1.89	$1.59
Fourth Quarter	$1.60	$0.75
Year ending September 30, 2014
First Quarter	$2.05	$1.25
Second Quarter	$2.62	$1.50
Third Quarter	$2.34	$1.50
Fourth Quarter	$2.28	$1.41
Year ending September 30, 2013
First Quarter	$2.50	$1.10
Second Quarter	$2.10	$1.60
Third Quarter	$2.10	$1.02
Fourth Quarter	$2.10	$1.10

On January 7, 2016, the last full trading day prior to the public announcement of our proposed purchase of the membership interests of Federal Hose through the merger, the closing price of our Class A Common Shares was $1.20. On January 11, 2016, the last full trading day prior to our filing of the Form 8-K with the SEC which included the merger agreement, the closing price of our Class A Common Shares was $1.20. On May 5, 2016, the latest practicable date before the printing of this proxy statement, the closing price of our Class A Common Shares was $1.62. On the record date, there were approximately 171 shareholders of record of our Class A Common Shares and approximately 7 shareholders of record of our Class B Common Shares.

Information with respect to the market price of Federal Hose’s membership interests is not provided because there is no established market for the membership interests of Federal Hose.

Dividend Policy and Restrictions

In fiscal 2015, 2014 and 2013, the Company paid no dividends on either of its Class A or Class B Common Shares. Pursuant to the Company’s Amended Articles of Incorporation, no dividends may be paid on Class B Common Shares until non-cumulative cash dividends of ten cents per share per fiscal year are paid on Class A Common Shares. Any determination to pay cash dividends in the future will be at the discretion of the Board of Directors after taking into account various factors, including the Company’s financial condition, results of operations and current and anticipated cash needs.

Changes in Ownership of Our Common Shares Following the Proposed Issuance

As of the record date, Messrs. Edward Crawford and Matthew Crawford beneficially owned approximately 44.5% of our outstanding Class A Common Shares and approximately 22.1% of our Class B Common Shares. On such date, our other shareholders held approximately 55.5% of our Class A Common Shares and approximately 77.9% of our Class B Common Shares. Based on those ownership percentages, immediately following the acquisition and our issuance of the number of common shares to First Francis at closing, Messrs. Edward Crawford and Matthew Crawford would beneficially own approximately 65.4% of our outstanding Class A Common Shares and approximately 52.5% of our Class B Common Shares, and our other shareholders would hold approximately 34.6% of our outstanding Class A Common Shares and approximately 47.5% of our Class B Common Shares.

Required Vote

Approval of this proposal requires the affirmative vote of two-thirds of the Class A Common Shares issued and outstanding on the record date. Abstentions and broker non-votes will have the same effect as votes against the proposal. If this proposal is not approved, we will not be able to complete the acquisition on the terms currently contemplated by the merger agreement.

Recommendation of Our Board of Directors

Our board of directors, except for Messrs. Edward Crawford and Matthew Crawford, who did not participate, unanimously approved our execution of the merger agreement, and believes that the transactions pursuant to the terms of the merger agreement, including our proposed issuance of Class A Common Shares and Class B Common Shares as acquisition consideration, is in our and our shareholders’ best interests. For a description of the factors considered by our board in making their determination with respect to the acquisition, please see “—Reasons For the Merger and Recommendations of our Board of Directors” beginning on page 16.

Our board of directors recommends that you vote FOR the proposal to approve the issuance of our Class B Common Shares as partial consideration for the acquisition of the membership interests of Federal Hose through the merger.

PROPOSAL 3 — TO APPROVE THE ADJOURNMENT OR

POSTPONEMENT OF THE SPECIAL MEETING

If, at the time of the Special Meeting, there are insufficient votes to adopt any of the proposals, the person presiding at the Special Meeting may move to adjourn the Special Meeting in order to enable us to continue to solicit additional proxies in favor of any proposal. In that event, you will be asked to vote upon the proposals that we have sufficient votes to adopt at that session of the Special Meeting, and the remaining proposals would be voted upon at an adjourned session of the Special Meeting. The Special Meeting may be postponed or adjourned on multiple occasions.

The board of directors believes that if the number of Hickok’s common shares present or represented at the Special Meeting and voting in favor of any proposal is insufficient to approve that proposal, it may be in the best interests of Hickok and its stockholders to continue to seek to obtain a sufficient number of additional votes to approve that proposal.

Approval of this proposal requires the affirmative vote of a majority shareholders present in person or by proxy at the Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The board of directors recommends that you vote FOR the proposal to approve the adjournment or postponement of the Special Meeting.

INFORMATION ABOUT HICKOK INCORPORATED

Overview

Hickok Incorporated was founded in 1910 and organized as an Ohio corporation in 1915. Our two wholly-owned subsidiaries include Supreme Electronics Corp. and Waekon Corporation. We develop and manufacture products used by companies in the transportation industry. Primary markets served are automotive, emissions testing, aircraft, and locomotive with sales both to original equipment manufacturers (OEMs) and to the aftermarkets.

Our company was founded producing D’Arsonval indicators and continues to manufacture these products today. The current Indicator product line is focused on highly reliable specialized indicators used in the cockpits of certain aircraft, locomotives, and transit vehicles. It is a stable line of business with few competitors in the market. The indicator business represents approximately 22% of our revenue.

Until the mid 1980s, Hickok was known primarily for our ability to develop and manufacture electronic instruments for electronic servicers, precision indicating instruments for aircraft, locomotive, and industrial applications, and electronic teaching systems for vocational schools. For the past twenty-eight years, we have used this expertise to develop and manufacture electronic diagnostic tools and equipment used by automotive technicians in the automotive service market. This is now our largest business segment. We generated approximately 78% of our fiscal 2015 revenue from designing and manufacturing diagnostic tools for automotive diagnostics and testing. These tools enable service technicians to identify problems in both electronic systems and other non-electronic systems in automobiles and trucks.

Twenty years ago, two large automotive OEM companies comprised over 80% of our business. A substantial portion of this business was contingent on large programs initiated by these OEMs on a year-to-year basis. We recognized that OEMs were changing and that the likelihood of the continuation of these yearly large programs was diminishing. Recognizing that customer diversification was desirable and that much of the technology that had been developed for OEMs could have application to the non-dealer service market (known as the aftermarket), we added new products, customers and an established aftermarket sales channel with the acquisition of Waekon Industries in 1998. As a result, we executed a strategy to use this existing technical and manufacturing expertise and to develop sales and marketing skills applicable to the automotive aftermarket service industry. We use Waekon, Hickok, and Hickok/Waekon as the brands of our products that are primarily marketed to aftermarket service organizations.

We continue to develop aftermarket service tools and in recent years have successfully cultivated relationships with Tier 1 OEM service tool suppliers as well. We have increased our revenue from these customers in the past several years and now put as much emphasis on this market segment as we do with respect to tools for the aftermarket. Most of these tools are branded to the Tier 1 supplier’s requirements. These tools tend to be more complex than typical aftermarket tools, but the technology developed often has application to subsequent aftermarket products.

Our operations are currently concentrated in the United States of America. Sales are primarily to domestic customers, although we also make sales to international customers through domestically based distribution companies.

Operating Segment Information

Our operations are combined into two reportable business segments: 1) indicators and gauges and 2) automotive diagnostic tools and equipment. For more information, please see Annex E attached hereto.

Indicators and Gauges

For over one hundred years we have developed and manufactured precision indicating instruments used in aircraft, locomotives and other applications. In recent years we have specialized in aircraft and locomotive cockpit instruments. Within the aircraft market, instruments are sold primarily to manufacturers or servicers of business, military, and pleasure aircraft. Within the locomotive market, indicators are sold to both original equipment manufacturers and to operators of railroad equipment. Indicators and gauges represented approximately 22% of our sales for fiscal 2015 and 24% for fiscal 2014. A number of our aircraft instruments are FAA certified and a number of others are type certified with aircraft manufacturers. A significant revenue source within this segment is for high reliability ruggedized movements used on certain military aircraft. However, these products are subject to federal government funding of military programs and can vary significantly from year to year. Although we do not view this segment as having a high growth potential, it does contribute significant revenues and margins. We believe year to year variation of revenue is more dependent on customer timing than any general market direction.

Automotive Diagnostic Tools and Equipment

We have concentrated on designing and marketing instruments used to diagnose automotive electronic systems. These products were initially sold to one OEM but are now sold to several automotive OEMs through Tier 1 suppliers, and to the aftermarket using jobbers, wholesalers and mobile distributors. Sales of products designed specifically to OEM requirements have been balanced with products developed for automotive aftermarket servicers and the emissions testing industry. The aftermarket accounted for approximately 28% of our automotive diagnostic and specialty tool sales in fiscal 2015 and 22% for fiscal 2014. As a whole, automotive diagnostic tools and equipment represented approximately 78% of our sales for fiscal 2015 and 76% for fiscal 2014. The percentage increase was due primarily to higher automotive diagnostic tools and equipment sales to total sales in fiscal 2015 compared to fiscal 2014.

Our primary expertise is electronic measurement of physical properties and we have cultivated a reputation for developing innovative tools for automotive diagnostics. We use this reputation as leverage when we introduce new offerings. Our recent focus on tools for automotive technicians results in low cost tools that are easy to use, save technicians time, and improve diagnostic accuracy. OEM tools tend to be tools that are sophisticated and allow the technician diagnostic access to vehicle systems that are otherwise inaccessible for the technician to pinpoint the vehicle’s issue. An example of this is the Active Fuel Injector Tester (“AFIT”), which we introduced several years ago to General Motors dealers.

In 2009, at the OEM’s request, we developed accessory interfaces that allow the same level of ability to diagnose fuel injection system issues for Diesel engines and the recently introduced Gasoline Direct Injection (“GDI”) engines. General Motors decided to equip their North American dealers with technology to diagnose fuel issues on their GDI engines and we furnished over 3,800 adapters to the AFIT Tester during fiscal 2014. General Motors has also inquired about the technology for a global tool to address the GDI engines and we prepared a proposal for global use based on the technology developed for North American dealers that is still under consideration by GM. During fiscal 2015 we supplied a number of cables and accessories for use on new GDI engines that extend the utility of the AFIT system. In addition to General Motors, we produce several testers for use on Chrysler and John Deere products as well as several other OEMs that are also sold through Tier 1 suppliers. Several OEM customers continue to show interest in a number of our products that were developed for aftermarket customers and we continue to pursue those opportunities in addition to responding to requests for tools specified by OEMs.

New products are particularly important in the aftermarket. We continue to introduce three to four new products into this market each year. Over the past three years, we have updated essentially all our aftermarket products and about a year ago introduced a unique product that economically offers a service person the capabilities of an oscilloscope to view waveforms, but with the simple operation of a digital camera. Introduced in September

2014, the response to this product has been exceptional and we believe has improved sales of other products that we produce. We plan to introduce a two channel version of the product in the spring of 2016. Our plan is to continue to develop products for automotive service, and at least three new products are currently expected to be introduced during fiscal 2016.

Aftermarket sales channels are always changing and 2015 was no exception. The most effective way to introduce new products has been to grant a major distributor an exclusive right to purchase and market the product for an initial period during introduction because they historically put a great emphasis on the product for the duration of the exclusivity period. The AutoWave single channel oscilloscope referred to above is an example of the success this approach can yield. Our plan is to continue to develop new and unique products for the automotive aftermarket and likely we will continue to use the exclusive distributor introduction strategy.

During 2014, our sales and marketing team upgraded our internet sites. We introduced a subscription program for the NGS PC product that required developing the infrastructure and expertise necessary for an internet store. However, the Internet continues to evolve and during 2015 we had to implement another major overhaul to accommodate smart phones, tablets, and other mobile technologies or lose our positioning in search engine results pages. We believed going into fiscal 2015 that many of our automotive aftermarket products with minor adaptations could be attractive tools for many service technicians outside the automotive industry. Our current distribution channels are relatively concentrated in the automotive market, however, we have been successful in having a number of our products incorporated on the internet sites of Home Depot and Amazon and many of our sales through these channels have been to non-automotive service customers even though the products themselves were primarily designed for automotive servicers.

We have launched a marketing effort on slightly modified versions of our automotive products to service technicians in non-automotive repair professions such as industrial machine repair, air conditioning and appliance repair. We obtained a new Internet address www.hickoktools.com which will be the sales channel for these non-automotive tools. This new initiative is using the Internet as the sales avenue to these customers and we will be extensively using media e-mail lists, video demonstration on U-Tube, and social media to reach these non-automotive customers. The emphasis we have placed on upgrading our websites and Internet savvy discussed below has made this approach possible and we are optimistic it will open new markets for our products. We are extensively using social media, video demonstration, and e-mail advertising to reach all our customers. Our plan is to continue this emphasis to further improve our presence in the electronic market places.

During fiscal 2014, we completed the upgrade of our MIS system to the latest capability and began investigation of a major upgrade to our IT infrastructure, both hardware and software. During fiscal 2015, we determined the best course of action for an upgrade that is intended to keep us current for at least the next 5 to 10 years and began testing of a prototype system. Critical to the changeover is minimal disruption of capability during the changeover and so we are pretesting as much as possible and have programmed a staged changeover to avoid interruptions. The IT infrastructure changeover is expected to take place in the second quarter of fiscal 2016 which will enhance not only our internal operations but also offer better electronic presence to our customers.

Emissions testing products for gas caps and gas tanks were a major revenue contributor for a number of years as new state testing programs were implemented. Despite very few state programs being implemented in recent years, we continue to enjoy a base level of business for these products as replacements and as new stations join the various state programs. In 2013, the only competing manufacturer of gas cap testers announced that it was discontinuing the manufacture and service of their gas cap testers. Except for a short flurry of increased sales immediately after this announcement, our gas cap tester product sales have remained steady over the past number of years. In addition, we continue to sell small quantities of our gas tank tester to service stations in California.

Sources and Availability of Raw Materials

Raw materials essential to the business are acquired from a large number of United States of America manufacturers and some materials are now purchased from European and Southeast Asian sources. Materials acquired from the electronic components industry include transistors, integrated circuits, resistors, capacitors, switches, potentiometers, micro controllers, and other passive parts. Fabricated metal or plastic parts are generally purchased from local suppliers or manufactured by us from raw materials. In general, the required materials are available, if ordered with sufficient lead times, from multiple sources at current prices.

Importance of Patents, Licenses, Franchises, Trademarks and Concessions

We presently have several patents that relate to several of our products. We believe that our position in the industry is dependent upon our present level of engineering skill, research, sales relationships, production techniques and service. However, we do have several basic methodology patents related to products we offer that we consider very important to future revenue. Of our most critical patents, one is related to the testing of evaporative emissions systems that was the basis for our product offering for the State of California. This patent expires in the year 2022. Another critical patent is related to vehicle fuel cap testing which expires in 2018. We monitor the marketplace for infringement of our patents and intend to pursue our rights should an infringement take place. We are currently engaged in such a proceeding. Other than the names “Hickok” and “Waekon”, we do not have any material licenses, trademarks, franchises or concessions.

Seasonality

We believe that there is a seasonality to the automotive aftermarket revenues. Typically the first and fourth quarters tend to be weaker than the other two quarters in this market. Orders for OEM or emissions testing products are primarily subject to customer timing requirements and have no known seasonality aspect to them. As a result, operating results can fluctuate widely from quarter to quarter and year to year.

Practices Relative to Working Capital Items

The nature of our business requires us to maintain sufficient levels of inventory to meet rapid delivery requirements of customers. We provide our customers with payment terms prevalent in the industry.

Dependence on Single or Few Customers

Several aftermarket distribution companies and several equipment OEMs have become significant sources of revenue for us. Sales in fiscal 2015 to Bosch, a Tier 1 supplier to numerous OEMs, amounted to approximately $2,158,000 or 37% of our consolidated sales. In fiscal 2014 sales to Bosch amounted to approximately $2,768,000 or 44% of our consolidated sales. Sales in fiscal 2013 to Bosch amounted to approximately $2,304,000 or 36% of our consolidated sales. We do not have exclusive supply agreements or long-term contractual relationships with these large customers.

Backlog

Our order backlog as of September 30, 2015 totaled $648,000 as compared to $539,000 as of September 30, 2014 and $631,000 as of September 30, 2013. The increase in fiscal 2015 versus 2014 was due primarily to increased orders for automotive diagnostic products orders to OEM’s of approximately $122,000. In addition, orders for indicators and gauges increased approximately $19,000, offset by a decrease of approximately $33,000 for non-emission aftermarket products. The decrease in fiscal 2014 versus 2013 was due to decreased orders for indicators and gauges of approximately $215,000. In addition, automotive diagnostic products orders to OEM’s increased by approximately $102,000 and $24,000 for emission products, offset by a decrease of $3,000 for non-emission aftermarket products.

Government Contract Renegotiation

No major portion of our business is open to renegotiation of profits or termination of contracts or subcontracts at the election of the United States Government. The amount of revenue derived from government contracts is currently minimal and not material.

Competitive Conditions

We are engaged in a highly competitive industry and face competition from domestic and international firms. Several of our competitors have greater financial resources and larger sales organizations than we do. Competition with respect to our diagnostic tool business arises from the existence of a number of other significant manufacturers in the field, such as Bosch and Snap-On, which dominate the available market in terms of total sales. The instrumentation industry is composed primarily of companies that specialize in the production of particular items as compared to a full line of instruments. We believe that our competitive position in this field is in the area of smaller, specialized products, an area in which we have operated and in which we have established our self competitively by offering high-quality, high-performance products in comparison to high-volume, mass-produced items.

We depend on the automotive industry for sales of our OEM and aftermarket products. Our results of operations were adversely affected by the deterioration in the automotive industry’s performance during the fiscal 2012 and 2011 years, as well as poor economic conditions throughout the country. We anticipate that we will continue to face significant challenges due to competition, however markets appear to be continuing to improve. The two markets are driven by different considerations. The OEM market tends to be driven by the need for new tools due to the introduction of new technologies in vehicles or excessive warranty costs. Because of dealership economics, OEMs are reluctant to require dealers to purchase service tools. The aftermarket is largely driven by the economics of fixing vehicles. During poor economic times, purchases can be delayed. Although aftermarket parts suppliers have done well during the past few years, aftermarket tool suppliers have not. Our strategy of developing products that target the technician and low cost tools for shop use is an outgrowth of these realities in the marketplace. We believe substantial opportunities for growth depends primarily on the introduction of new and innovative products to the sectors we service.

In addition to automotive service products, we diversified some years ago into the emissions testing market. This market has also been depressed partially because EPA requirements for state emissions testing program requirements have changed and partially because state budgets have not allowed the implementation of new testing programs. We briefly experienced improved sales of emissions products in part due to the discontinuance of certain emissions products by a competitor and we expect the market to remain at historical levels.

Research and Development Activities

We expensed as incurred product development costs of $1,015,414 in 2015, $965,975 in 2014 and $939,373 in 2013. These expenditures included engineering product support and development of manuals for both of our business segments.

Compliance with Environmental Provisions

Our capital expenditures, earnings and competitive position are not materially affected by compliance with federal, state and local environmental provisions which have been enacted or adopted to regulate the distribution of materials into the environment.

Number of Persons Employed

Total employment by us at September 30, 2015 was 83 full-time employees which represents a 5% decrease from 87 employees in fiscal 2014 and a 5% increase from 79 employees in fiscal 2013. We have no part-time employees. None of the employees are represented by a union. We consider our relations with our employees to be good.

Financial Information Concerning Foreign and Domestic Operations and Export Sales

During the fiscal year ended September 30, 2015, all manufacturing, research and development and administrative operations were conducted in the United States of America. Revenues derived from export sales approximated $174,000 in 2015, $156,000 in 2014, and $148,000 in 2013. Shipments to Australia, Canada, England, Mexico and Taiwan make up the majority of export sales.

Properties

As of December 28, 2015 the Company had facilities in the United States of America as shown below:

Location	Size	Description	Owned or Leased
Cleveland, Ohio	37,000 Sq. Ft.	Two-story brick construction; used for corporate administrative headquarters, marketing and product development with limited manufacturing.	Owned

Greenwood, Mississippi	63,000 Sq. Ft.	One-story modern concrete block construction; used for manufacturing instruments, test equipment, and fastening systems products.	Leased, with annual renewal options extending through 2061.

We believe our plants and offices are in satisfactory operating condition, well maintained, adequate for the uses to which they are put and are adequately insured. Both of our business segments utilize these properties.

Legal Proceedings

We are the plaintiff in a suit pursuing patent infringement against a competitor in the emissions market (Hickok Incorporated v. Systech International, LLC and Delphi Corporation) currently pending in the United States District Court for the Northern District of Ohio. The suit alleges infringement by the defendants on two of our emission product patents. On one patent, which is related to gas cap testing, there were multiple items sold by Systech International, LLC in several markets over a period of several years. On the second patent, which relates to our method for evaporative emissions testing used in California, there were multiple items sold into the California market during 2007 by Systech International, LLC and Delphi Corporation. The suit against Systech International, LLC was filed in the United States District Court for the Northern District of Ohio Eastern Division on November 16, 2007 alleging the gas cap testing infringement. In January 2008 infringement of our evaporative emissions patent was added to the suit. The current status is that all expert opinions and depositions have been filed with the court and a request for Summary Judgment by the defendant was denied. A trial date of June 13, 2016 has been set by the Court along with encouragement to both parties to negotiate a settlement prior to that date. We expect there will be some negotiations with the defendant prior to the court date and we are hopeful an amicable settlement can be reached. We are seeking damages estimated at approximately $299,000 for the gas cap testing patent infringement and approximately $3,148,000 for the evaporative emissions testing patent infringement with the possibility that damages could be increased by the Court due to a possible finding of intentional infringement on behalf of the defendants. Management believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on our results of operations, financial position or cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the Condensed Consolidated Financial Statements and Notes thereto attached as Annex E to this proxy statement, our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.

Introduction

We have been focused on tools for automotive servicers for about 30 years. Initially, tools developed for OEM dealership technicians were essentially all our offerings and in the late 1990s over 80% of our automotive business was concentrated in tools for two OEM dealerships. In the late 1990s, we perceived a change in OEM policies that was of concern relative to future business expectations. In 1998, we acquired Waekon Industries, an automotive aftermarket business, that expanded our sales channels and product offering in the aftermarket markets, and we began to emphasize diversification into these markets. In addition, we began to offer several of the tools developed for OEMs to the aftermarket. One in particular, the NGS scan tool for Ford vehicles, became extremely successful and represented a substantial part of aftermarket sales until recently. In 2008, Ford began offering their replacement for NGS to the aftermarket and our NGS sales began to decline. Although other aftermarket tools we developed were a growing revenue source, the decline in NGS sales resulted in a net decline in aftermarket sales.

As a outgrowth of the Waekon acquisition, we also developed several unique devices for use in vehicle emissions testing programs mandated by the Environmental Protection Agency and applied for patent protection. In the intervening years, we continued to receive large orders for OEM tools and the emissions testing products that caused aftermarket sales to remain less than 50% of total automotive product sales. In fiscal 2015, approximately 28% of our automotive diagnostic tool revenue was from aftermarket customers and 72% was from OEM and emissions customers. Aftermarket revenue increased to $1,287,000 in fiscal 2015 from approximately $1,051,000 in fiscal 2014 largely as a result of sales of the AutoWave product offset by the elimination of non-profitable products and declining NGS product sales. In fiscal 2014, approximately 22% of our automotive diagnostic tool revenue was from aftermarket customers and 78% was from OEM and emissions customers. The lower percentage in 2014 from aftermarket customers was contributed to by the elimination of non-profitable products, declining NGS product sales, and a large OEM order obtained and delivered in fiscal 2014. In fiscal 2013, approximately 26% or $1,199,000 of our automotive diagnostic tool revenue was from aftermarket customers and 74% was from OEM and emissions customers.

During the past several years, we have eliminated a number of unprofitable aftermarket products, re-developed and re-introduced a number of older products, and introduced at least three new aftermarket products per year. In addition, we renewed our emphasis on OEMs as a revenue source, but focused on working with the Tier 1 suppliers. This focus on the Tier 1 suppliers has resulted in large orders in 2015, 2014, and 2013 and also a significant increase in smaller order business for other tools used by the OEM dealerships. Emissions products have largely become a replacement business that is sold through automotive aftermarket distribution channels, but there still may be occasional opportunities for larger orders as certain states expand emissions testing programs. The net result is that the automotive business distinction between aftermarket, OEM, and emissions has become less clear, but our expertise applies to each of these automotive markets. In 2015, automotive products were 78% of our revenue and management believes there is a significant opportunity for growth in these products.

We changed our strategy related to OEM customers during fiscal 2012. In the past, we had developed a product and modified it to a specific OEM’s requirements after interesting them in its value. Since 2012 we have cultivated relationships with two Tier I suppliers to most North American OEMs. We have achieved a preferred supplier status with both such suppliers and currently produce a number of products used by various OEMs. We have been able to grow this business approximately 160% in 2013 due to a large order for Breakout Box, and an additional 25% in 2014 due in large part to an order for an accessory to our AFIT tool delivered in 2008 that expands its capability to gasoline direct injection engines. OEM sales decreased 15% in 2015 because the large orders further expanding the AFIT tool’s capability were not quite as large as the 2014 order. Repeat sales on previously supplied tools continued to increase somewhat. We are continuing to cultivate our relationship with an additional Tier 1 Tool Supplier to other OEMs. Our plan is to continue to target opportunities to develop and manufacture OEM tools with all Tier 1 suppliers.

We have offered products for government sponsored emissions testing programs for a number of years. We also developed a product to test for leaks in vehicle evaporative systems (gas tanks). We have patents for both of these technologies and are currently involved in a lawsuit with a company that we believe infringed on our patents for these products. Sales of these products in prior years resulted in revenues that ranged from several hundred thousand dollars to over $6,900,000 in fiscal 2008. Most new emissions testing programs emphasize OBD II testing and the U.S. Environmental Protection Agency allows minimal credit for testing either gas caps or gas tanks on those vehicles. However, there is still a need for replacement products and equipment for new installations requiring cap or tank testing that provides a significant revenue source for us. In fiscal 2015, revenue for these products was approximately $584,000 compared to $615,000 in fiscal 2014. In early fiscal 2013, the only competitor for gas cap testing equipment for state programs announced it was leaving the business and significant 2013 emission sales resulted from sales of our products as replacements for theirs. Emissions sales in fiscal 2013 were $936,000. In 2014 and 2015, there were no similar “pipeline fill” sales. We expect the market for emission products to continue at the 2015 level for the foreseeable future.

Development efforts are divided between aftermarket and OEM projects. When OEM opportunities arise they require significant development resources and often slow development of aftermarket products for a period of time. We have been successful in striking a balance between the two competing demands and have been largely successful at satisfying the needs of both markets. One of the products introduced in September 2014 called AutoWave has been very successful and we have added an ignition accessory to enhance its attractiveness. In the spring of 2016 we will be introducing a two channel version of the product. We have also modified several of our automotive products and are in the process of introducing them to non-automotive service technicians in an effort to develop new markets for our expertise in diagnostic testing devices. Throughout the 2012 to 2015 period, we have introduced about 3 significant new products per year to the aftermarket and updated and re-introduced two of our older products.

During fiscal 2015, we delivered to an OEM dealer network several accessories for our AFIT tool that tests the fuel injection system on gasoline direct injection vehicles. That same OEM expressed an interest in a global tool to do the same job. We prepared a proposal for them using technology we believe that only Hickok possesses. Such interest continues, however other important programs have interfered with the evaluation. We are optimistic that the project will come to fruition in the near future, and we are also pursuing other OEMs with the technology since nearly every OEM are now using the GDI technology in new vehicles. In addition we have a number of proposals for products before several OEMs using our proprietary technologies that the Tier 1 supplier has told us are of interest to the OEM. We continue to believe that there is a large opportunity for OEM business working with the Tier 1 suppliers that service essentially all North American vehicle manufacturers and there is substantial current activity in this product segment.

Sales and Marketing completely revamped our internet website that supports product sales in 2014. Since then, there have been major changes in how search engines determine the positioning of a website in their search results. We are in a continuing process of modifying our web pages to optimize our positioning in search engine results. We continue to expand our use of social media and videos to explain the benefits of our products. We have also expanded our use of e-mail advertising as a method of promoting our products. In short, the Internet has become a focus for how we sell to and service our customers. Our webstore has been operating for approximately a year and we recently expanded its offerings to include not only products that are reaching end of life but also current products that customers have difficulty getting through our distribution network. Our products are also sold by several Internet distributors such as Amazon and Ebay, and these distributors have become significant outlets for our products. We plan to continue our emphasis on expansion of the use of electronic media in fiscal 2016.

The timing of order releases and large program implementations in our automotive diagnostic equipment business can cause wide fluctuations in our operating results, both on a quarter-to-quarter and a year-to-year basis. Orders for such equipment can be large, are subject to customer schedules, and may result in substantial variations in quarterly and yearly sales and earnings. For example, the first and second quarters of fiscal 2013 benefited from a large order with a Tier 1 supplier to an OEM. In fiscal 2014, the third and fourth quarters benefited from a large order for an OEM. In fiscal 2015, there were several orders for related products that, when added together, had a significant impact on results in the fourth quarter.

Our indicator product revenue decreased 13% in fiscal 2015 and its percentage of our total revenues decreased to 22% from 24% in fiscal 2014. The continued year to year decrease was primarily a result of decreased customer orders of government funded programs for the military. Our indicator product revenue decreased 10% in fiscal 2014 compared to fiscal 2013 and the percentage of total revenues decreased to 24% from 26% in fiscal 2013. This year to year decrease was again primarily a result of decreased customer orders of government funded programs for the military. The percentage decreases were due to lower indicator sales and increased automotive sales due to large OEM orders. We anticipate indicator sales will continue at current levels in fiscal 2016 and into the foreseeable future unless the military sales improve. Management feels that resources dedicated to this segment are adequate at the present time.

Looking forward, the introduction of new automotive diagnostic products to the aftermarket and Tier 1 suppliers on a regular basis is very important for the growth of the automotive related diagnostic tools and equipment business segment. Management believes the current resources are sufficient to develop aftermarket products and to react to any large opportunities that may result from our emphasis on the Tier I Suppliers to OEMs. Management plans to continue tight control of expenses in marketing, engineering, administrative and sales, and related expenses until revenue will support adding additional resources.

Expense Control

Management continues to monitor its expense reduction initiatives implemented and revised from time to time. Management believes its strategy to improve revenue and profitability will continue to aid results in fiscal 2016. We currently have no plans to add resources in fiscal 2016 unless revenue opportunities warrant such an increase but did provide for compensation increases for all current employees in an amount of approximately 3% over fiscal 2015 rates.

Reportable Segment Information

We are required to report segment information disclosures based on how management evaluates operating performance and resource allocations. We have determined that we have two reportable segments: 1) indicators and gauges, and 2) automotive related diagnostic tools and equipment.

Indicators and Gauges

This segment consists of products manufactured and sold primarily to companies in the aircraft and locomotive industry. Within the aircraft market, the primary customers are those companies that manufacture or service business, military and pleasure aircraft. Within the locomotive market, indicators and gauges are sold to original equipment manufacturers, servicers of locomotives, and operators of railroad equipment. Revenue in this segment was $242,123 and $245,669 for the first quarter of fiscal 2016 and fiscal 2015, respectively.

Automotive Diagnostic Tools and Equipment

This segment consists primarily of products designed and manufactured to support the testing or servicing of automotive and truck systems using electronic means to measure vehicle parameters. These products are sold to OEMs and to the aftermarket using several brand names and a variety of distribution methods. Included in this segment are products used for state required testing of vehicle emissions. Revenue in this segment was $1,134,749 and $916,549 for the first quarter of fiscal 2016 and fiscal 2015, respectively.

Results of Operations — Quarter Ended December 31, 2015

Product sales for the quarter ended December 31, 2015 were $1,307,166 versus $1,100,314 for the quarter ended December 31, 2014. The increase in product sales during the current quarter of approximately $207,000 was volume related due primarily to increased sales of automotive diagnostic testing products to OEM’s and aftermarket of approximately $179,000 and $68,000 respectively, offset by a decrease in sales of indicator products and emissions testing products of approximately $17,000 and $23,000 respectively. Product sales are expected to decrease slightly during the remainder of fiscal 2016.

Service sales for the quarter ended December 31, 2015 were $69,706 versus $61,904 for the quarter ended December 31, 2014. The increase was volume related and due primarily to a higher sales volume for chargeable repairs. The current level of service sales related to product repair sales is expected to continue at current levels for the balance of the fiscal year.

Cost of product sold in the first quarter of fiscal 2016 was $693,035 (53.0% of product sales) as compared to $759,510 (69.0% of product sales) in the first quarter of fiscal 2015. The dollar and percentage decrease in the cost of product sold was due primarily to increased plant utilization, a change in product mix and a volume increase in product sales during the current quarter. The current cost of product sold percentage is expected to increase slightly for the remainder of the year due to a change in product mix.

Cost of service sold in the first quarter of fiscal 2016 was $47,486 (68.1% of service sales) as compared to $40,603 (65.6% of service sales) in the first quarter of fiscal 2015. The dollar increase was due primarily to a higher sales volume of chargeable repairs in the current quarter. The percentage increase was due primarily to product specifics of chargeable repairs. The current cost of services sold percentage is expected to continue for the balance of the fiscal year.

Product development expenses were $246,773 in the first quarter of fiscal 2016 (18.9% of product sales) as compared to $235,938 (21.4% of product sales) in the first quarter of fiscal 2015. The percentage decrease was due primarily to higher product sales during the current quarter. The current level of product development expenses is expected to continue for the balance of the fiscal year. We believe the existing resources will be sufficient to continue to develop identified new products for both OEM and Aftermarket customers.

Marketing and administrative expenses were $438,225 (31.8% of total net sales) in the first quarter of fiscal 2016 versus $399,399 (34.3% of total net sales) for the same period a year ago. The percentage decrease was due primarily to the higher level of total sales for the current quarter. Marketing expenses were approximately $187,000 in the first quarter of fiscal 2016 versus $155,000 for the same period a year ago. Within marketing expenses, royalty expense, advertising expense, wages, credit and collection expense and travel expense increased by approximately $17,000, $10,000, $4,000, $3,000 and $1,000 respectively. Commission expense and promotion expense decreased by approximately $3,000 and $2,000 respectively. Administrative expenses were approximately $251,000 in the first quarter of fiscal 2016 versus $244,000 for the same period a year ago. Within administrative expenses, depreciation expense and wages increased approximately $7,000 and $3,000 respectively. The increases were offset primarily by a decrease in data processing expenses of approximately $4,000. The current level of marketing and administrative expenses are expected to increase moderately for the balance of the fiscal year due to anticipated additional professional fees regarding the acquisition.

Interest expense was $174 in the first quarter of fiscal 2016 which compares with $128 in the first quarter of fiscal 2015. The increase in interest charges in the current quarter compared to a year ago was due to recording interest expense on the outstanding balance of the convertible notes payable. The current level of interest expense is anticipated to continue for the remainder of the fiscal year.

Other income was $1,632 in the first quarter of fiscal 2016 which compares with $2,704 in the first quarter of fiscal 2015. Other income consists primarily of interest income on cash and cash equivalents invested and the proceeds from the sale of scrap metal shavings. The decrease was due primarily to a decrease in the sale of scrap metal shavings.

Income taxes in the first quarter of fiscal 2016 was $0 which compares with income taxes of $0 in the first quarter of fiscal 2015. In the first quarter of fiscal 2016 and 2015 recovery of income taxes was calculated at an effective tax rate of 37% offset by a increase in the valuation allowance netting to $0.

The net loss in the first quarter of fiscal 2016 was $47,189 which compares with a net loss of $270,656 in the first quarter of fiscal 2015. The lower net loss in fiscal 2016 was due primarily to the higher sales volume.

Unshipped customer orders as of December 31, 2015 were $644,000 versus $469,000 at December 31, 2014. The $175,000 increase was due primarily to increased orders for automotive diagnostic products to OEM’s and aftermarket products including emissions products of approximately $171,000 and $47,000 respectively. In addition, orders for indicators, and parts and service decreased by approximately $26,000 and $17,000 respectively. We anticipate that most of the current backlog will be shipped in fiscal 2016.

Results of Operations — Year Ended September 30, 2015

Sales for the fiscal year ended September 30, 2015 decreased to $5,852,924, a decrease of approximately 7% from fiscal 2014 sales of $6,305,836. This decrease in sales was volume-driven and attributable primarily to lower product sales of approximately $470,000. Service sales in fiscal 2015 increased by approximately $17,000 to $244,706 compared to fiscal 2014 due to volume. Product sales were $5,608,218 in fiscal 2015 compared to $6,078,349 in fiscal 2014. The decrease in product sales occurred in both the indicator and gauge segment and the automotive diagnostic products segment. Within the automotive diagnostic products, OEM products sales decreased approximately $514,000 and emission products sales decreased approximately $31,000, offset by an increase in aftermarket products of approximately $236,000. Sales of indicator products decreased in fiscal 2015 by approximately $162,000 and was volume related due primarily to decreased military indicator movement orders. Both fiscal 2015 and 2014 benefited from a large order from a Tier 1 Supplier to a large OEM. The increase in service sales in fiscal 2015 was volume related and attributable to higher chargeable repair sales.

Sales for the fiscal year ended September 30, 2014 decreased to $6,305,836, a decrease of approximately 3% from fiscal 2013 sales of $6,466,172. This decrease in sales was volume-driven and attributable primarily to lower product sales of approximately $112,000. Service sales in fiscal 2014 decreased by approximately $48,000 to $227,487 compared to fiscal 2013 due to volume. Product sales were $6,078,349 in fiscal 2014 compared to $6,190,260 in fiscal 2013. The decrease in product sales occurred in the indicator and gauge segment. Within the automotive diagnostic products, OEM products sales increased approximately $504,000 offset by a decrease in emissions products and aftermarket products of approximately $321,000 and $148,000 respectively. Sales of indicator products decreased in fiscal 2014 by approximately $147,000 and was volume related due primarily to decreased military indicator movement orders. Both fiscal 2014 and 2013 benefited from a large order from a Tier 1 Supplier to a large OEM. In addition, fiscal 2013 benefited from increased gas cap tester sales of approximately $300,000 due to the exit from the market of our only competitor in gas cap testing testers. The reduction in service sales was volume related and attributable to lower repair sales.

Cost of products sold in fiscal 2015 was $3,017,837 or 53.8% of net product sales compared to $3,462,092 or 57.0% of net product sales in fiscal 2014. Cost of products sold during fiscal 2013 was $3,359,727 or 54.3% of net product sales. The dollar and percentage decrease in the cost of products sold to product sales between fiscal 2015 and 2014 was due primarily to product mix and cost specifics of the products sold. In addition, the lower sales volume of product sales contributed to the lower dollar amount of cost of product sold between fiscal 2015 and 2014. The dollar and percentage increase in the cost of products sold to product sales between fiscal 2014 and 2013 was due primarily to product mix and cost specifics of the products sold.

Cost of services sold in fiscal 2015 was $150,466 or 61.5% of net service sales compared to $149,068 or 65.5% respectively in fiscal 2014. Cost of services sold during fiscal 2013 was $138,307 or 50.1% of net service sales. The percentage decrease between fiscal 2015 and 2014 was due primarily to product specific technical issues of the chargeable repairs in fiscal 2015. The dollar and percentage increase between fiscal 2014 and 2013 was due primarily to product specific technical issues of the chargeable repairs in fiscal 2014.

Product development expenditures in fiscal 2015 were $1,015,414 or 18.1% of product sales compared to $965,975 or 15.9%, respectively, in fiscal 2014. Product development expenditures during fiscal 2013 were $939,373 or 15.2% of product sales. The percentage increase between fiscal 2015 and fiscal 2014 was due primarily to the decrease in sales volume during fiscal 2015. The dollar increase was primarily in labor costs and depreciation of approximately $55,000 and $4,000 respectively, offset in part by a decrease in research and experimental material of approximately $12,000. The percentage increase between fiscal 2014 and fiscal 2013 was due primarily to the decrease in sales volume during fiscal 2014. The dollar increase was primarily in labor costs and research and experimental material of approximately $19,000 and $9,000 respectively. Management believes current resources will be sufficient to maintain current product development commitments and to continue to develop a reasonable flow of new diagnostic products for both the OEM and aftermarket customers.

Marketing and administrative expenses amounted to $1,798,960 which was 30.7% of net sales in fiscal 2015, $1,728,107 or 27.4% of net sales in fiscal 2014 and $1,812,598 or 28.0% of net sales in fiscal 2013. The percentage increase in fiscal 2015 compared to fiscal 2014 was due to the decrease in total net sales between fiscal 2015 and 2014. Marketing expenses were approximately $729,000 in fiscal 2015 compared to $712,000 a year ago. Within marketing expenses, decreases were primarily in royalty expense of $51,000, outside consulting of $6,000 and promotion expense of $6,000. The decreases were offset by an increase in advertising expense of $28,000, labor costs of $22,000, collection expense of $22,000, commissions of $3,000 and travel expense of $3,000. Administrative expenses were approximately $1,070,000 during the current fiscal year compared to $1,017,000 a year ago. The dollar increase was due primarily to increases in professional fees of $23,000, labor costs of $21,000, data processing of $12,000, repairs and maintenance costs of $4,000 and depreciation expense of $3,000. The increases were offset in part by decreases in rent machinery and equipment of $8,000 and travel expense of $2,000.

The dollar decrease in fiscal 2014 compared to fiscal 2013 was due to decreases in both marketing and administrative expenses. Marketing expenses were approximately $712,000 in fiscal 2014 compared to $761,000 in fiscal 2013. Within marketing expenses, decreases were primarily in commissions of $50,000, advertising of $14,000, promotion expense of $5,000, collection expense of $5,000 and outside consulting of $4,000. The decreases were offset in part by an increase in royalty expense of $15,000 and labor costs of $12,000. Administrative expenses were approximately $1,017,000 during the fiscal year 2014 compared to $1,052,000 in fiscal 2013. The dollar decrease was due primarily to decreases in professional fees of $19,000, rent machinery and equipment of $10,000, depreciation expense of $8,000, data processing fees of $4,000, travel expense of $3,000 and repairs and maintenance costs of $2,000. The decreases were offset in part by an increase in labor costs of $18,000.

Interest charges were $657 in fiscal 2015 compared with $6,592 in fiscal 2014 and $91,178 in fiscal 2013. The current year interest expense is primarily due to the recording of interest expense on the convertible note payable of approximately $644. Interest expense in fiscal 2014 was primarily due to the recording of interest expense on the short-term demand notes of approximately $6,364. The decrease in interest charges in fiscal 2014 compared to fiscal 2013 was due primarily to recording as non-cash interest expense the present value of warrants issued in December 2012 with no similar charges in fiscal 2014. The current convertible note payable with one of our major shareholders, who is also an affiliate of two of our directors, is available through December 30, 2016.

Other income was $8,033 in fiscal 2015 compared with $14,374 in fiscal 2014 and $13,816 in fiscal 2013. Other income consists primarily of interest income on cash and cash equivalents and proceeds from the sale of scrap metal shavings. The decrease in fiscal 2015 compared to fiscal 2014 was due primarily to a decrease in the sale of scrap metal shavings of approximately $6,000. The increase in fiscal 2014 compared to fiscal 2013 was due primarily to an increase in the sale of scrap metal shavings of approximately $5,000 offset by a decrease in interest income of approximately $4,000. The decrease in interest income in fiscal 2014 was due to a lower level of cash and cash equivalents available for investment. Currently, excess cash is invested in a money market account.

Income taxes in fiscal 2015 were $0 which includes an increase in the valuation allowance on deferred income taxes of $82,200. Income taxes in fiscal 2014 were $0 which includes an increase in the valuation allowance on deferred income taxes of $44,400. In fiscal 2013 income taxes were $0 which included a decrease in the valuation allowance on deferred income taxes of $114,400. It is anticipated that the effective tax rate in fiscal 2016 will be similar to fiscal 2015. The expiration of our net operating loss and research and development credit carryforwards could occur before they can be used. The deferred tax benefits begin to expire in fiscal 2016.

The net loss in fiscal 2015 was $122,377, or $.07 per share as compared to the net income of $8,376, or $.01 per share in fiscal 2014. Net income in fiscal 2013 was $138,804, or $.09 per share. The decrease in net income in fiscal 2015 versus fiscal 2014 was primarily due to a lower sales volume and higher operating expenses. The decrease in net income in fiscal 2014 compared to fiscal 2013 was primarily due to a lower sales volume and lower product margins.

We have available a net operating loss carryforward of approximately $5,500,000 and research and development credit carryforwards of approximately $1,900,000 that begin to expire in fiscal 2016. Our entire deferred tax asset of $4,248,900 has been offset by a valuation allowance of $4,248,900. Because of the uncertainties involved with this significant estimate, it is reasonably possible that our estimate may change.

Liquidity and Capital Resources — Quarter Ended December 31, 2015

Total current assets were $3,215,923, $3,486,491 and $2,968,277 at December 31, 2015, September 30, 2015 and December 31, 2014, respectively. The increase of approximately $248,000 from December to December is due primarily to the increase in cash and cash equivalents and inventories of approximately $70,000 and $236,000 respectively, offset by a decrease in accounts receivable and prepaid expenses of approximately $45,000 and $13,000 respectively. The increase in cash and cash equivalents combined with the decrease in accounts receivable was due to the completion of the large order obtained in June 2015 for an OEM supplier. The decrease from September 30, 2015 to December 31, 2015 of approximately $271,000 is due primarily to the decrease in accounts receivable, prepaid expenses and inventory of approximately $660,000, $11,000 and $6,000 respectively, offset by an increase in cash and cash equivalents of approximately $406,000. The decrease in cash and accounts receivable was due primarily to the collection of accounts receivable from the large order completed during the fourth quarter of fiscal 2015.

Working capital as of December 31, 2015 amounted to $2,578,933 as compared with $2,346,023 a year earlier. Current assets were 5.0 times current liabilities and total cash and cash equivalents and receivables were 1.9 times current liabilities. These ratios compare to 4.8 and 1.9, respectively, at December 31, 2014.

Internally generated funds during the three months ended December 31, 2015 were a positive $408,577 and were adequate to fund our primary non-operating cash requirements consisting of capital expenditures of $2,184. The primary reason for the positive cash flow from operations was the decrease of accounts receivable, offset in part by a decrease in accounts payable, accrued expenses of $106,000, $118,000 respectively and the net loss during the current quarter of $47,189. We anticipate additional capital expenditures during fiscal 2016 of approximately $140,000 primarily to complete the upgrade and replacement of our IT infrastructure, and the management information computer system. We believe that cash and cash equivalents together with funds anticipated to be generated by operations in addition to available short-term or long-term financing will provide adequate funding of our working capital needs.

Shareholders’ equity during the three months ended December 31, 2015 decreased by $47,189 which was the net loss during the period.

Whenever there may be a requirement to increase inventory in fiscal 2016, there will be a negative but temporary impact on liquidity. Management continues to tightly control expenses and will take actions as deemed necessary to manage its working capital.

In December 2015, management entered into Amendment No. 4 of the Convertible Loan Agreement which may provide up to approximately $467,000 of liquidity to meet on going working capital requirements. The Convertible Loan Agreement, as amended, is between us and a major shareholder who is also affiliated with two Directors, as discussed in Note 4 to our financial statements. This amended agreement modified the terms of the previously amended agreement by extending the due date of the loan agreement from December 30, 2015 to December 30, 2016 and continues to allow $250,000 of borrowing on the agreement at our discretion. During fiscal 2014, we borrowed $200,000 against this facility and at December 31, 2015 this balance is outstanding.

Liquidity and Capital Resources — Year Ended September 30, 2015

Current assets of $3,486,491 at September 30, 2015 were 5.1 times current liabilities and the total of cash and cash equivalents and receivables was 2.1 times current liabilities. These ratios compare to 6.6 and 3.1 respectively at the end of fiscal 2014. Cash and cash equivalents were $346,405 at September 30, 2015 and $390,327 at September 30, 2014. Total current assets increased by approximately $172,000 from the previous year end due primarily to an increase in inventory and prepaid expenses of approximately $212,000 and $74,000, respectively. The increases were offset by a decrease in cash and cash equivalents, and accounts receivable of approximately $44,000 and $70,000, respectively. The decrease in accounts receivable was due primarily to a decrease in the sales volume in the last quarter of the fiscal year 2015. Inventory increased due primarily to a decrease in the obsolescence reserve during the current year and the increase in prepaid expenses was due primarily to timing.

Working capital at September 30, 2015 was $2,796,806 as compared to $2,809,348 a year ago. The decrease of approximately $13,000 was due primarily to an increase in trade accounts payable and accrued payroll and related expenses of approximately $152,000 and $35,000, respectively offset in part by an increase in inventory and prepaid expenses of approximately $212,000 and $74,000, respectively. In addition, accounts receivable and cash and cash equivalents decreased by approximately $70,000 and $44,000, respectively. The decrease in accounts receivable was due primarily to a decrease in the sales volume in the last quarter of the fiscal year. The increase in inventory was due primarily to a decrease in the obsolescence reserve in the current year.

Internally generated funds in fiscal 2015 were $19,972 and were not adequate to fund our primary non-operating cash requirements consisting of capital expenditures of $64,894 consisting of tooling, machinery and equipment for product manufacturing and IT infrastructure. The primary reason for the positive cash flow from operations was the non-cash depreciation, a decrease in accounts receivable, an increase in accounts payable, accrued payroll and related expenses and other accrued expenses of $68,686, $70,714, $152,204, $35,051 and $101,497, respectively. In addition, there were increases in inventory and prepaid expenses of $212,316 and $74,030, respectively. Internally generated funds in fiscal 2014 were a negative $606,811 and were not adequate to fund our primary non-operating cash requirements consisting of capital expenditures of $141,714 consisting of tooling, machinery and equipment for product manufacturing and IT infrastructure. The primary reason for the negative cash flow from operations was the increase in accounts receivable and inventory of $535,952 and $124,381, respectively. Internally generated funds in fiscal 2013 were $685,922 and were adequate to fund our primary non-operating cash requirements consisting of capital expenditures of $14,443 consisting of tooling and machining equipment for product manufacturing. The primary reason for the positive cash flow from operations in fiscal 2013 was the net income of $138,805, non-cash interest expense, non-cash depreciation, a reduction in accounts receivable, inventory and prepaid expenses, of $91,000, $64,186, $64,530, $144,954 and $91,615 respectively. In addition, accrued expenses increased by $89,083. We anticipate approximately $110,000 of capital expenditures during fiscal 2016 primarily to complete the upgrade and replacement of the our IT infrastructure. We expect there will be internally generated funds in fiscal 2016 from operating activities in addition to probable available short-term or long-term financing, to provide adequate funding of our working capital needs.

Whenever there may be a requirement to increase inventory in fiscal 2016, there will be a negative but temporary impact on liquidity. Management continues to tightly control expenses and will take actions as deemed necessary to maintain the necessary liquidity.

In December 2015, management entered into Amendment No. 4 of the Convertible Loan Agreement which may provide up to approximately $467,000 of liquidity to meet on going working capital requirements. The Convertible Loan Agreement, as amended, is between us and a major shareholder who is also affiliated with two Directors, as discussed in Note 4 to the our financial statements. This amended agreement modified the terms of the previously amended agreement by extending the due date of the loan agreement from December 30, 2015 to December 30, 2016 and continues to allow $250,000 of borrowing on the agreement at our discretion. During fiscal 2014, we borrowed $200,000 against this facility and at September 30, 2015 this balance is outstanding.

Business Condition and Uncertainties

Except for two of the past several years, we suffered recurring losses from operations due primarily to decreasing sales of existing product lines and a general economic downturn in all markets we serve. The resulting lower sales levels have impacted our accounts receivable and cash balances. If this situation were to continue, it could prevent us from generating sufficient cash flow to sustain our operations.

Our ability to continue as a going concern is dependent on improving our profitability and cash flow and securing additional financing if needed. Management continues to review and revise its strategic plan and believes in the viability of its strategy to increase revenues and profitability through increased sales of existing products and the introduction of new products to the marketplace. In addition, management took steps to reduce expenses described above under the caption “Expense Control” and continues to monitor expenses closely. In addition, subsequent to the end of fiscal 2012, we entered into the financing arrangements described above under the caption “Liquidity and Capital Resources”. Management believes that the actions presently being taken by us will provide the stimulus for us to continue as a going concern, however, because of the inherent uncertainties there can be no assurances to that effect. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as defined in Regulation S-K Item 303 paragraph (a)(4)(ii)) that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

We describe our significant accounting policies in the notes to our consolidated financial statements attached hereto as Annex E and included in our Annual Report on Form 10-K. However, in response to the SEC’s Release No. FR-60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies”, issued December 12, 2001, we have identified the policies we believe are most critical to an understanding of our financial statements. Since application of these accounting policies involves the exercise of judgment and use of estimates, actual results could differ from those estimates.

Revenue Recognition — Revenue is recognized as manufactured items are shipped to customers, legal title has passed, and all our significant contractual obligations have been satisfied. Revenue from development contracts is recorded as agreed upon milestones are achieved.

Inventory Valuation and Reserves — Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. Our business may require an increase in inventory of component parts, work-in-process and finished goods in order to meet anticipated delivery schedules of customers. However, we are responsible for excess and obsolete inventory purchases in excess of inventory needed to meet customer demand forecasts, as well as inventory purchases generally not covered by supply agreements, or parts that become obsolete before use in production. If our forecasts change or excess inventory becomes obsolete, the inventory reserves included in our financial statements may be understated.

Deferred Taxes — Deferred income taxes are provided for temporary differences between financial and tax reporting. Significant factors considered by us in estimating the probability of the realization of deferred taxes include expectations of future earnings and taxable income, as well as application of tax laws in the jurisdictions in which we operate.

We do not have off-balance sheet arrangements, financing, or other relationships with unconsolidated entities or persons, also known as “special purpose entities” (SPEs).

Impact of Inflation

Over the past five years, inflation has had a minimal effect on us because of low rates of inflation and our policy minimizing the acceptance of long-term fixed rate contracts without provisions permitting adjustment for inflation.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

We are exposed to certain market risks from transactions that are entered into during the normal course of business. We have not entered into derivative financial instruments for trading purposes. Our primary market risks are exposure related to interest rate risk and equity market fluctuations. Our funds available from the convertible note were the only debt subject to interest rate risk during the current quarter. We currently have available under the convertible note agreement a credit facility subject to a nominal fixed rate of interest. As a result, we believe that the market risk related to interest rate movements is minimal. We had $200,000 of outstanding borrowings under this credit facility at December 31, 2015.

Equity Compensation Plan Information

The following table provides information as of September 30, 2015 with respect to compensation plans (including individual compensation arrangements) under which common shares of the Company is authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	6,000	$3.44	150,000
Equity compensation plans not approved by security holders	—	—	—

Total	6,000		150,000

(1)	Represents the total amount of securities available under the Hickok Incorporated 2013 Omnibus Equity Plan (the “Plan”). Types of awards issuable under the Plan include stock options, stock appreciation rights, restricted shares, restricted share units, preference shares and Class A Common Shares in such amounts determined by the Compensation Committee. No securities have been issued under the Plan.

INFORMATION ABOUT FEDERAL HOSE

General

Federal Hose, an Ohio limited liability company, is a wholly-owned subsidiary of First Francis, an Ohio corporation. First Francis is a privately-held corporation, the shares of which are held exclusively by Mr. Edward Crawford and Mr. Matthew Crawford, both of whom currently sit on Hickok’s board of directors. There is no public trading market for the membership interests of Federal Hose.

Federal Hose is a distributor of silicone rubber hoses and a manufacturer of flexible interlocking metal hose, supplying flexible metal exhaust hoses to every major heavy-duty truck and bus manufacturer and all of the major aftermarket programs in the Americas. Federal Hose also manufactures hoses for sale into the agricultural, industrial and petrochemical markets. Federal Hose’s metal hoses are constructed from a variety of materials, including four grades of stainless steel, aluminized steel and galvanized steel and are used to pneumatically convey dry bulk materials such as plastic pellets, grains, powder and other dry materials. Federal Hose also manufactures specialized hoses to convey tar and asphalt. For the petrochemical industry, armor is constructed for blow-out prevention hoses and large drainage hoses for rain water runoff from oil storage tanks. Federal Hose distributes industrial hoses in a wide variety of materials including galvanized, aluminized and stainless steel used primarily for particular applications such as truck exhaust, bulk transfer and armor.

Federal Hose manufactures its metal hoses at its facility in Painesville, Ohio, and sells its metal and silicone rubber products through distributors, wholesalers and to original equipment manufacturers (“OEMs”) throughout the Americas, Europe and Asia. Federal Hose was originally incorporated in 1921 under the name of Federal Metal Hose Corporation in Buffalo, New York.

Industry Overview and Markets for Federal Hose Products

The flexible metal hose industry is highly fragmented and diverse. There are various types of flexible metal hose, such as corrugated, woven, square lock and interlocked, all of which are targeted to different markets. Federal Hose only manufactures interlocked metal hoses.

Flexible metal hoses are utilized in a wide variety of markets such as automotive, truck and bus, aerospace, general industrial, agricultural, petrochemical, and residential and commercial construction. Federal Hose participates in the heavy-duty truck and bus, general industrial, agricultural and petrochemical markets. The major use of Federal Hose’s metal hoses in the truck and bus market is for exhaust systems and for its silicone rubber hoses, engine heating and cooling systems, turbochargers and charge air coolers. For the industrial and agricultural markets, Federal Hose’s products are primarily used as dry bulk conveying hoses, as part of tank car unloading systems and grain vacuums. In the petrochemical market, Federal Hose’s products are used as armor for systems requiring protection such as rubber hoses, wiring, optical fiber and blowout protection devices on oil rigs. Federal Hose believes that it faces limited competition in the markets it serves.

Raw Materials

Federal Hose uses various materials in the manufacture of its products, including steel fittings and hose packing consisting of silicone, cotton and copper wire. For fiscal 2015 and 2014, two suppliers provided approximately 57% and 74% of Federal Hose’s inventory purchases. If any one of these sources of supply were interrupted for any reason, Federal Hose would need to devote additional time and expense in obtaining the same volume of supply from its other qualified sources. Federal Hose believes that it has adequate sources of supply for its primary raw materials and components and has not had difficulty in obtaining the raw materials, component parts or finished goods from its suppliers in recent prior years.

Seasonality

In light of the markets served by its products, Federal Hose does not believe that its business is seasonal in nature.

Customers

Federal Hose sells its products to customers in a wide and diverse set of industries ranging from heavy-duty truck and bus manufacturers to petrochemical companies. These sales channels include sales through independent sales representatives, distributors, original equipment manufacturers, direct sales, and sales through our website on the internet. Federal Hose’s customers are primarily original equipment manufacturers and after-market suppliers. There are no long-term purchase commitments. In fiscal 2015 and 2014, four customers accounted for approximately 44% and 43% of Federal Hose’s total net sales, respectively. Federal Hose sells its products primarily within the Americas, primarily in the United States and Canada. It also sells into the European and Asian markets.

Competition

There are numerous manufacturers of flexible metal hoses in the United States, although there are only a few manufacturers of interlocked metal hoses, the type of flexible metal hose manufactured by Federal Hose. Federal Hose’s primary competitors are Tru-Flex, Hose Master, Walker/Tenneco and American Boa. Federal Hose believes that it seldom faces direct competition with any of its competitors in the markets it serves.

Backlog

Federal Hose does not believe that backlog figures are material to an understanding of its business because most products are shipped promptly after the receipt of orders.

Intellectual Property

Federal Hose does not have any patents or other intellectual property rights material to its business nor does it devote a material amount of time or money to research and development activities.

Employees

As of December 17, 2015, Federal Hose had 27 full-time and 2 part-time employees, all of whom are located in its facility in Painesville, Ohio, which contains its factory personnel and finance, human resources and sales staff. Federal Hose’s factory workforce is not represented by a collective bargaining agent.

Environmental

Federal Hose’s manufacturing processes do not require the use of significant quantities of hazardous substances or materials. As a result, compliance with federal, state and local environmental laws do not pose a material burden on its business, and Federal Hose is not required to expend any material amounts on capital expenditures for environmental control facilities for its manufacturing facility.

Properties

Federal Hose leases its main facility, which is located in Painesville, Ohio, about thirty minutes east of Cleveland, Ohio, from a related party. The facility contains approximately 50,000 square feet of manufacturing and office space and serves as both Federal Hose’s corporate headquarters and manufacturing and sales facility. Federal Hose believes that the facility is in good condition, is suitable for its operations and generally provides sufficient capacity to meet its requirements for the foreseeable future.

Legal Proceedings

From time to time, Federal Hose is involved in litigation relating to claims arising in its normal course of business. As of the date hereof, Federal Hose is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on its operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of Federal Hose’s financial condition and results of operations should be read in conjunction with the Financial Statements and Notes thereto attached as Annex C to this proxy statement. As previously noted, until very recently, the business of Federal Hose had been conducted as division of First Francis. The financial statements attached as Annex C to this proxy statement relate only to the operations of the Federal Hose business as a division of First Francis and exclude any First Francis accounts not pertaining to the Federal Hose business. All non-operating related income and expense activities have been eliminated from the operations of Federal Hose.

Results of Operations for Fiscal 2015 as Compared to Fiscal 2014

Federal Hose’s net sales for the year ended December 31, 2015 were $8,206,297, approximately 6.3% less than its net sales of $8,758,248 for the year ended December 31, 2014. The decrease in net sales was due primarily to lower sales of Federal Hose’s blow-out protection armor due to a slowdown in U.S. oil drilling operations arising from the worldwide drop in oil prices. Cost of sales for the year ended December 31, 2015 was $6,139,760 (74.8% of net sales) as compared to $6,252,330 (71.4% of net sales) for the year ended December 31, 2014. The percentage increase was primarily caused by reduced sales applied to a relatively fixed manufacturing cost base and rising steel commodity prices.

Federal Hose’s selling, general and administrative expenses, including corporate management fees paid to a related entity, were $861,624 (10.5% of net sales) for the year ended December 31, 2015 versus $884,682 (10.1% of net sales) in the year ended December 31, 2014. The small increase in these expenses relative to net sales was primarily due to lower net sales for the year ended December 31, 2015 than in fiscal 2014.

Federal Hose’s net income for the year ended December 31, 2015 was $1,204,913 which compares with net income of $1,621,236 for the year ended December 31,2014. The decrease in net income for fiscal 2015 was primarily the result of lower net sales than in fiscal 2014.

Results of Operations for Fiscal 2014 as Compared to Fiscal 2013

Federal Hose’s net sales for the year ended December 31, 2014 were $8,758,248 versus $8,077,445 for the year ended December 31, 2013. The 7.8% increase in product sales for fiscal 2014 was due primarily to increased demand in the energy, agricultural and industrial markets. Cost of sales for the year ended December 31, 2014 was $6,252,330 (71.4% of net sales) as compared to $6,146,263 (76.1% of net sales) for the year ended December 31, 2013. The percentage decrease in the cost of sales was due primarily to lower commodity prices for stainless steel.

Federal Hose’s selling, general and administrative expenses, including corporate management fees paid to a related entity, were $884,682 (10.1% of net sales) in the fiscal year ended December 31, 2014 versus $795,124 (9.8% of net sales) for fiscal 2013.

Federal Hose’s net income for the year ended December 31, 2014 was $1,621,236 which compares with net income of $1,136,058 for fiscal 2013. The increase in net income for fiscal 2014 was largely the result of higher net sales.

Liquidity and Capital Resources

Federal Hose’s current assets of $2,861,148 as of December 31, 2015 remained stable from its current assets of $2,886,148 as of December 31, 2014.

Federal Hose’s working capital as of December 31, 2015 was $2,034,338 as compared to $1,897,457 as of December 31, 2014. As of December 31, 2015, current assets were 3.5 times current liabilities compared to 2.9 as of December 31, 2014.

Internally generated funds for year ended December 31, 2015 was a positive $1,130,902 and were adequate to fund Federal Hose’s non-operating cash requirements consisting of capital expenditures and interdivisional advances. Internally generated funds for the year ended December 31, 2014 was a positive $1,279,902 and were adequate to fund Federal Hose’s non-operating cash requirements consisting of capital expenditures and interdivisional advances. The primary reason for the decrease in positive cash flow from operations in fiscal 2015 as compared to fiscal 2014 was an increase in cash used to purchase inventory. Federal Hose made distributions of $294,000 and $346,000, respectively, to the shareholders of First Francis, during the year ended December 31, 2015 and the year ended December 31, 2014. Federal Hose believes that cash and cash equivalents, together with funds anticipated to be generated by operations in addition to available short-term or long-term financing will provide adequate funding of its working capital needs.

Equity during the year ended December 31, 2015 increased by $910,913 which was the net income for the period of $1,204,913 less the distribution of $294,000 to the shareholders of First Francis.

Critical Accounting Policies

Federal Hose’s critical accounting policies are as presented in the Notes to Financial Statements of Operations of Federal Hose Business attached as Annex C to this Proxy Statement.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Federal Hose is exposed to certain market risks from transactions that are entered into during the normal course of business. Federal Hose has not entered into derivative financial instruments for trading purposes nor does it have any outstanding debt instruments. As a result, Federal Hose believes that the market risk relating to interest rate movements is minimal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Proposed Acquisition of Federal Hose

On February 12, 2015, we entered into a non-binding letter of intent with Federal Hose to acquire Federal Hose and entered into a definitive merger agreement to acquire all of the membership interests of Federal Hose through a reverse subsidiary merger on January 8, 2016. First Francis is owned by Messrs. Edward and Matthew Crawford, each of whom are directors of the Company. Please see Proposal 1 beginning on page 13 for more details.

The Federal Hose non-binding letter of intent and merger agreement were reviewed and approved by our board of directors (excluding Mr. Edward Crawford and Mr. Matthew Crawford). We believe that the terms of the merger are on terms at least as favorable as those which we could have obtained from unrelated parties.

Convertible Loan Agreement

The Company has entered into various financing arrangements with Roundball LLC, an Ohio limited liability company (“Roundball”), as further described below. Three Bears Trust (the “Trust”) owns 50% of Roundball and, therefore, any of Roundball’s ownership of the Company securities are indirectly attributable to the trust and Mr. Matthew Crawford. Mr. Matthew Crawford is the trustee of the trust; the beneficiaries of the trust are his three minor children. Under the operating agreement between the investors of Roundball, the trust has the right to consent to major decisions and, therefore, Mr. Matthew Crawford, as trustee, shares investment control of Roundball. Mr. Steven Rosen, a member of the Company’s board of directors, has a pecuniary interest in 14.29% of the assets held by Seven Investors, LLC, and ownership attributed through immediate family members’ interests in 75% of the LJNP Trust. Seven Investors, LLC, and LJNP Trust each own 25% of Roundball.

On December 30, 2011, the Company entered into a Convertible Loan Agreement (the “Initial Convertible Loan Agreement”) with Roundball, and the Aplin Family Trust (the “Aplin Trust,” and, together with Roundball, the “Investors”), and solely with respect to Section 3 thereof, Robert L. Bauman. Under the Initial Convertible Loan Agreement, the Company issued a convertible note to Roundball (the “Roundball Note”) in the principal amount of $466,879.87 (the “Closing Roundball Loan Amount”) and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the “Aplin Note,” and, together with the Roundball Note, the “Notes”). The Notes are unsecured, bear interest at a rate of 0.20% per annum and were set to mature on December 30, 2012. The Notes rank pari passu with amounts outstanding under the Company’s then existing revolving credit agreement.

Under the Initial Convertible Loan Agreement, at any time prior to the maturity date of the Roundball Note, Roundball has the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the “Roundball Option”). Each loan made pursuant to the Roundball Option may be made on any business day in such amount as Roundball may determine by notice to the Company and shall bear interest from the date of disbursement of such additional loan. However, Roundball may not exercise the Roundball Option with respect to an amount less than $10,000 unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof.

The Notes may be converted by the Investors at any time, in whole or in part, into Class A Common Shares of the Company (“Conversion Shares”) at a conversion price of $1.85 per share. The Roundball Note, if the Roundball Option has been exercised in full, may not be converted into more than 504,735 Conversion Shares, and the Aplin Note may not be converted into more than 112,752 Conversion Shares. If the Investors have not fully converted either of the Notes into Conversion Shares by their respective maturity dates, the Company may, at the discretion of the Company’s board of directors, either pay the outstanding principal and accrued and unpaid interest outstanding under the applicable Note or convert such Note, in whole, into Conversion Shares.

The Investors also have been provided with certain rights to nominate individuals for election to the Company’s board of directors under the Initial Convertible Loan Agreement. Upon conversion of one-half (1/2) of the Closing

Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Company’s board of directors at all subsequent annual meetings of the Company’s shareholders that occur prior to the maturity of the Roundball Note (the “Roundball Nominee Power”). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the board of directors at all subsequent annual meetings of the Company’s shareholders that occur prior to the maturity of the Roundball Note (the “Dual Roundball Nominee Power”). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company. The Aplin Trust’s nomination rights also do not extend past five (5) years from the closing date of the Initial Convertible Loan Agreement.

The Initial Convertible Loan Agreement contains certain customary affirmative and negative covenants that expire upon the maturity of the Notes, including a restriction on the Company incurring any further indebtedness (subject to certain exceptions) and provisions requiring the proceeds from the Notes to be used exclusively for working capital purposes. The Company also agreed not to make any material change in its business or its present method of conducting business until the maturity dates of the Notes subject to consent.

Other material terms and conditions contained in the Initial Convertible Loan Agreement include a restriction on the transfer of the Notes and Conversion Shares to nonaffiliates of the Investors for one (1) year from the closing date, pre-emptive right for the Investors with respect to issuances by the Company of securities prior to the maturity of the Notes in order to allow the Investors to maintain their ownership in the Company as calculated assuming the Notes have been fully converted, and an obligation of the Company to provide monthly financial statements to the Investors.

The Company entered into certain other ancillary agreements in connection with the Initial Convertible Loan Agreement. The Company sold 20,000 Class B Common Shares held in treasury to Roundball at a price of $1.85 per share pursuant to a subscription agreement between the Company and Roundball, dated December 30, 2011 (the “Subscription Agreement”). The Company also entered into a Registration Rights Agreement with the Investors, dated December 30, 2011 (the “Registration Rights Agreement”) under which the Investors are provided with certain demand and piggyback registration rights with respect to the Conversion Shares. The Company has also entered into a Voting Agreement with the Investors and the Class B Shareholders of the Company, dated December 30, 2011 (the “Voting Agreement”) under which the Class B Shareholders of the Company have agreed, for a period of three years following the date of the Agreement, to vote in favor of any individuals nominated for election to the Board by the Investors in accordance with the Initial Convertible Loan Agreement. The Investors have also agreed under the Voting Agreement to vote in favor of all individuals nominated for election to the Board by the Company during that same three-year period.

On December 30, 2011, Roundball converted $233,438.55 into Class A Common Shares of the Company. In addition, on August 20, 2012, Roundball converted the remaining $233,441.32 under the Initial Convertible Loan Agreement into Class A Common Shares of the Company. The Company recorded interest expense on the Roundball note of $303 through September 30, 2012. As of September 30, 2013 and 2014, no interest was paid. On December 28, 2012, the Aplin Family Trust converted the $208,591 convertible note into Class A Common Shares of the Company. The Company recorded interest expense on the Aplin Family Trust note of $103 and $314 for fiscal 2013 and 2012 respectively. As of September 30, 2015 interest in the amount of $417 was paid.

On December 30, 2012, the Company and Roundball entered into Amendment No. 1 (“Amendment No. 1”) which amended the Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2013, (ii) provide the Company with the right to cause Roundball to lend up to $250,000 to it, less any amounts outstanding under the Roundball Option (the “Borrower Option”) under a convertible note to Roundball (the “Borrower Option Note”) on the terms and conditions applicable to any borrowings that may be made under the terms of the Initial Convertible Loan Agreement pursuant to the exercise of the Roundball Option, and (iii) extend the maturity date of the Roundball Note to December 30, 2013 with respect to any borrowings made under Amendment No. 1. Amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.24% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Initial Convertible Loan Agreement.

In partial consideration for Amendment No. 1, the Company and Roundball entered into a Warrant Agreement, dated December 30, 2012 (the “Roundball Warrant Agreement”), whereby the Company issued a warrant to the Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. If not exercised, this warrant was set to expire on December 30, 2015.

On December 30, 2013, the Company and Roundball entered into Amendment No. 2 (“Amendment No. 2”) which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2014, (ii) extend the Borrower Option to December 30, 2014 and (iii) specify that amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.25% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Convertible Loan Agreement. During fiscal year ended September 30, 2014, the Company borrowed $200,000 against this agreement. The Company recorded interest expense on the Roundball note of $228 for fiscal 2014 and as of September 30, 2014 no interest was paid. As of September 30, 2014, the outstanding balance on the Roundball convertible note was $200,000.

On December 31, 2014, the Company and Roundball entered into Amendment No. 3 (“Amendment No. 3”) which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2015, (ii) extend the Borrower Option to December 30, 2015 and (iii) specify that amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.34% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Convertible Loan Agreement. Additionally, Amendment No. 3 provides that all amounts outstanding under the Convertible Loan Agreement may be converted into shares of the Company’s Class B Common Shares, subject to shareholder approval. The Company and Roundball also entered into an amendment to the Registration Rights Agreement to provide for certain registration rights if the conversion shares are Class B Common Shares of the Company. On April 2, 2015, shareholders of the Company’s Class A Common Shares did not approve the issuance of Class B Common Shares under Amendment No. 3 upon any such conversion. The Company recorded interest expense on the Roundball note of $644 for fiscal 2015 and as of September 30, 2015, $1,176 of interest was paid. As of September 30, 2015, the outstanding balance on the Roundball convertible note was $200,000.

On December 30, 2015, the Company and Roundball entered into Amendment No. 4 (“Amendment No. 4”) which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2016, and (ii) extend the Borrower Option to December 30, 2016. The maturity date for any convertible notes issued pursuant to the Initial Convertible Loan Agreement, as amended, is December 30, 2016. On December 30, 2015, in partial consideration for Amendment No. 4, the Company and Roundball also entered into Amendment No. 1 to the Roundball Warrant Agreement (the “Warrant Agreement Amendment”). The Warrant Agreement Amendment amends the Warrant Agreement by extending the expiration date for exercising the warrants issued thereunder from December 30, 2015 to December 30, 2016.

SECURITY OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by

•	each shareholder known by us to be the beneficial owner of more than 5% of the stock,

•	each director,

•	the Company’s named executive officer,

•	all our current directors and officers as a group.

The information is presented as of (i) May 4, 2016 and (ii) after giving effect to completion of the proposed acquisition of the membership interests of Federal Hose by Hickok as a result of the merger and the issuance of 911,250 of our Class A Common Shares and the issuance of 303,750 of our Class B Common Shares as partial acquisition consideration for the merger. For more information about the shares issuable in connection with the proposed acquisition, please see “Proposal 2” beginning on page 37.

Names and Address(1)	Common Shares Immediately Preceding Acquisition	Common Shares Upon Closing of Acquisition	Share Options, Warrants and Debt Conversions(2)	Total Immediately Preceding Acquisition	Total Upon Closing of Acquisition	Percentage Immediately Preceding Acquisition	Percentage Upon Closing of Acquisition
Janet H. Slade(3)
Class A	253	253	—	253	253	* %	* %
Class B	75,000	75,000	—	75,000	75,000	15.8%	9.6%
Patricia H. Aplin(4)
Class A	127,411	127,411	—	127,411	127,411	11.0%	6.1%
Class B	118,042	118,042	—	118,042	118,042	24.9%	15.2%
Robert L. Bauman(5)
Class A	15,413	15,413	—	15,413	15,413	1.3%	* %
Class B	176,768	176,768	—	176,768	176,768	37.2%	22.7%
Edward F. Crawford(6)(13)
Class A	1,335	447,848	1,000	2,335	448,848	* %	21.6%
Class B	—	148,838	—	—	148,838	—%	19.1%
Matthew V. Crawford(7)(13)
Class A	320,918	785,655	352,367	673,285	1,138,022	44.4%	46.9%
Class B	105,056	259,969	—	105,056	259,969	22.1%	33.4%
Jennifer A. Elliott(8)
Class A	127,411	127,411	—	127,411	127,411	11.0%	6.1%
Class B	118,042	118,042	—	118,042	118,042	24.9%	15.2%
Intrinsic Value Capital, L.P.(9)
Class A	51,114	51,114	—	51,114	51,114	4.4%	2.5%
Class B	—	—	—	—	—	—%	—%
Brian E. Powers
Class A	—	—	—	—	—	—%	—%
Class B	—	—	—	—	—	—%	—%
Robert E. Robotti(10)
Class A	119,149	119,149	—	119,149	119,149	10.2%	5.7%
Class B	—	—	—	—	—	—%	—%
Steven H. Rosen(7)(11)
Class A	320,918	320,918	353,367	674,285	674,285	44.5%	27.8%
Class B	105,056	105,056	—	105,056	105,056	22.1%	13.5%
Roundball LLC(7)
Class A	320,918	320,918	352,367	673,285	673,285	44.4%	27.7%
Class B	105,056	105,056	—	105,056	105,056	22.1%	13.5%
Kirin M. Smith(9)(12)
Class A	58,049	58,049	3,000	61,049	61,049	5.2%	2.9%
Class B	—	—	—	—	—	—%	—%
Three Bears Trust(7)
Class A	320,918	320,918	352,367	673,285	673,285	44.4%	27.7%
Class B	105,056	105,056	—	105,056	105,056	22.1%	13.5%
First Francis Company Inc.(13)
Class A	—	911,250	—	—	911,250	—%	43.9%
Class B	—	303,750	—	—	303,750	—%	39.0%
All directors and executive officers as a group (10 individuals)(14)
Class A	396,795	1,308,045	357,367	754,162	1,665,412	49.6%	68.5%
Class B	281,824	585,574	—	281,824	585,574	59.3%	75.2%

*	Less than 1%
(1)	Each of the Company’s directors may be reached c/o the Company at 10514 Dupont Avenue, Cleveland, Ohio 44108.
(2)	Common shares the beneficial owners have the right to acquire through warrants, conversions of convertible notes into Class A Common Shares or stock options that are or will become exercisable within 60 days.
(3)	Ms. Slade’s address is 5862 Briar Hill Drive, Solon, Ohio 44139. The ownership of 253 Class A Common Shares and 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.
(4)	Ms. Aplin’s address is 1178 Bellingham Drive, Oceanside, California 92057. The ownership of 127,411 Class A Common Shares and 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Ms. Aplin pursuant to the Securities and Exchange Commission rules.
(5)	The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules. The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.
(6)	Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.
(7)	Based on a Schedule 13D/A filed January 13, 2015 with the Securities and Exchange Commission. According to the Schedule 13D/A, Roundball LLC, The Three Bears Trust and Mr. Matthew V. Crawford, and Mr. Steven H. Rosen have shared voting and dispositive power over 673,285 of the Company’s Class A Common Shares, and Roundball LLC, The Three Bears Trust and Mr. Matthew V. Crawford, and Mr. Steven H. Rosen have shared voting and dispositive power over 20,000 of the Company’s Class B Common Shares. Subsequent to the aforementioned Schedule 13 D/A filing, Roundball LLC purchased an additional 75,000 of the Company’s Class B Shares, and entered into a 10 year voting agreement with Ms. Gretchen Hickok with respect to Ms. Hickok’s 10,056 Class B Common Shares. Includes 252,367 Class A Common Shares which may be acquired by Roundball LLC upon the conversion of an immediately convertible promissory note, and 100,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable warrants, which are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules. The ownership of 320,918 Class A Common Shares held by Roundball LLC are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules. The ownership of 95,000 Class B Common Shares held by Roundball LLC and the voting power over an additional 10,056 Class B Common Shares are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules.
(8)	The ownership of 127,411 Class A Common Shares and 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Ms. Elliott pursuant to the Securities and Exchange Commission rules.
(9)	The address for Intrinsic Value Capital, L.P. is 708 Greenwich Street, New York, New York 10014. Based on a Schedule 13D/A filed January 18, 2011 with the Securities and Exchange Commission. The Schedule 13D/A indicates that the following reporting persons have shared voting and shared dispositive power over 51,114 of the Company’s Class A Common Shares: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith. According to a Form 4 filed January 18, 2011, Joseph Hain has sole voting and dispositive power over an additional 4,150 such shares (for a total, combined with the above mentioned 51,114 shares, of 55,264 shares, and Kirin Smith has sole voting and dispositive power over an additional 9,935 such shares (for a total, combined with the above mentioned 51,114 shares, of 61,049 shares).
(10)	Mr. Robotti’s address is 6 East 43rd Street, 23rd Floor, New York, New York 10017. Based on a Schedule 13D/A filed December 12, 2014 with the Securities and Exchange Commission. According to the Schedule 13D/A, Robert E. Robotti has shared voting and dispositive power over 113,649 of the Company’s Class A Common Shares and sole voting and dispositive power over 5,500 Class A Common Shares. According to the Schedule 13D/A, Robotti & Company, Incorporated, Robotti & Company Advisors, LLC, Kenneth R. Wasiak and Ravenswood Investment Company, L.L.C. have shared voting and shared dispositive power over 91,649 shares of the Company’s Class A Common Shares, and The Ravenswood Investment Company, L.P. has shared voting and shared dispositive power over 58,351 shares of the Company’s Class A Common Shares. In addition, according to the Schedule 13D/A, Ravenswood Investment III, L.P. has shared voting and shared dispositive power over 33,298 shares of the Company’s Class A Common Shares, and R.N.P. Company G.P., Harriet M. Reilly, Joseph E. Reilly, Patrick J. Reilly, Catherine Savvas, Nancy Seklir, PELK Company and Kenneth M. Wasiak have shared voting and shared dispositive power over 22,000 shares of the Company’s Class A Common Shares.
(11)	Includes 1,000 Class A Common Shares which Mr. Rosen, as a Director, has the right to acquire upon the exercise of immediately exercisable options.
(12)	The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P. (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P., Mr. Smith may be deemed to beneficially own the common shares beneficially owned by Intrinsic Value Capital, L.P. Includes 3,000 Class A Common Shares which may be acquired by Mr. Smith upon the exercise of immediately exercisable options.
(13)	First Francis Company Inc. is owned and controlled 49% by Mr. Edward Crawford and 51% by Mr. Matthew Crawford. First Francis Company Inc. will own 911,250 Class A Common Shares and 303,750 Class B Common Shares if the transaction is completed. The table assumes that Messrs. Edward Crawford and Matthew Crawford share the beneficial ownership of the Company stock in accordance with their ownership of First Francis Company Inc.
(14)	Includes 357,367 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable convertible notes, options and warrants.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, and you may also obtain copies by mail, at prescribed rates, from the public reference section of the SEC at the same address. You may call the SEC at 1-800-732-0330 for information on the public reference room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers, including us, file electronically with the SEC. The SEC’s website is located at www.sec.gov.

We have supplied all information relating to us in this proxy statement and incorporate by reference our Form 10-K for the year ended September 30, 2015 and our Form 10-Q for the period ended December 31, 2015.

You should rely only on the information contained in this proxy statement, the Company’s Form 10-K for the year ended September 30, 2015 and the Company’s Form 10-Q for the period ended December 31, 2015 to vote on the proposals at this Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 9, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to shareholders nor the issuance of our common shares in the acquisition shall create any implication to the contrary.

SHAREHOLDER PROPOSALS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2017 Annual Meeting of Shareholders must be received by the Company’s Secretary at its principal executive offices no later than November 3, 2016, for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to shareholders’ proposals not included in the Annual Meeting Proxy Statement for fiscal year ended September 30, 2016, unless the Company receives notice of such proposals prior to December 14, 2016.

Any shareholder proposal intended to be presented at the 2017 Annual Meeting of Shareholders must have been received by the Company’s Secretary at its principal executive offices no later than September 30, 2016, for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting.

OTHER MATTERS

Our board of directors is not aware of any other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors recommends. A representative of Meaden & Moore, Ltd. is expected to be present at the Special Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

We urge you to sign and return your proxy promptly to make certain your shares will be voted at the Special Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Robert L. Bauman

Robert L. Bauman

President and Chief Executive Officer

ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of the 8th day of January, 2016, by and among First Francis Company Inc., an Ohio corporation (“Parent”), Federal Hose Manufacturing LLC, an Ohio limited liability company and wholly owned subsidiary of Parent (the “Company”), Edward F. Crawford (“Mr. Crawford”) and Matthew Crawford (“Mr. M. Crawford”), each of whom are the shareholders of Parent (collectively, Mr. Crawford and Mr. M. Crawford are referred to herein as “Shareholders”), Hickok Incorporated, an Ohio corporation (“Hickok”), and Federal Hose Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Hickok (“Merger Sub”).

RECITALS

WHEREAS, the Company is engaged in the business of manufacturing and distributing metal and silicone hoses and industrial ducting (the “Business”);

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, the respective boards of directors or managers, as applicable, of Parent and the Company have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent, the Company and their respective stockholders or members, as applicable, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the respective boards of directors of Hickok and Merger Sub have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Hickok, Merger Sub and their respective stockholders, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, Shareholders own all of the issued and outstanding capital stock of Parent and will directly and indirectly benefit from the transactions contemplated herein.

NOW, THEREFORE, Parent, the Company, Shareholders, Hickok and Merger Sub hereby agree as follows:

1. The Merger.

1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio Revised Code, at the Effective Time (as defined below), (a) Merger Sub will merge with and into the Company, and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its limited liability company existence under the Ohio Revised Code as the surviving entity in the Merger (sometimes referred to herein as the “Surviving Entity”).

1.2. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, Hickok and Merger Sub shall cause a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Ohio in accordance with the relevant provisions of the Ohio Revised Code and shall make all other filings or recordings required under the Ohio Revised Code. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio or at such later date or time as may be agreed by Parent and Hickok in writing and specified in the Certificate of Merger in accordance with the Ohio Revised Code (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

1.3. Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the Ohio Revised Code. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

1.4. Articles of Organization; Operating Agreement. At the Effective Time, (a) the articles of organization of the Company as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable law, and (b) the operating agreement attached hereto as Exhibit B shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with the terms thereof, the articles of organization of the Surviving Entity or as provided by applicable law.

1.5. Officers. From and after the Effective Time, the officers of the Company set forth in the operating agreement attached hereto as Exhibit B shall be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of organization and operating agreement of the Surviving Entity.

1.6. Effect of the Merger on Stock and Membership Interests. At the Effective Time, as a result of the Merger and without any action on the part of Parent, the Company, Hickok or Merger Sub:

(a) The membership interests of the Company issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration and such membership interests shall be canceled and retired and cease to exist, at the respective times and subject to the contingencies specified herein.

(b) The capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become newly issued membership interests of the Surviving Entity so that, at the Effective Time, Hickok shall be the sole holder of all of the issued and outstanding membership interests of the Surviving Entity.

1.7. No Further Ownership Rights in Company Membership Interests. All Merger Consideration (as defined below) paid or payable in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the membership interests of the Company formerly held by Parent.

2. Merger Consideration; Payment of Merger Consideration.

2.1. Merger Consideration. The total consideration to be delivered to Parent upon the Merger shall be (i) the issuance by Hickok to Parent of Nine Hundred Eleven Thousand Two Hundred Fifty (911,250) shares of Hickok’s Class A common capital stock, without par value (the “Hickok Class A Common Shares”), (ii) the issuance by Hickok to Parent of Three Hundred Three Thousand Seven Hundred Fifty (303,750) shares of Hickok’s Class B common capital stock, without par value (the “Hickok Class B Common Shares,” and together with the Hickok Class A Common Shares, the “Hickok Common Shares”), (iii) the issuance by Hickok to Parent of a promissory note (the “Parent Note”) in the original principal amount of Two Million Seventy Hundred Sixty Eight Thousand Six Hundred Sixty Two Dollars ($2,768,662), to be in the form attached hereto as Exhibit C, which Parent Note will be secured by a security interest in all of Hickok’s, the Company’s and Supreme Electronics’ (as defined below) assets under the terms of a security agreement in the form attached hereto as Exhibit D (the “Security Agreement”), and (iv) the issuance by Hickok to Parent of a promissory note (the “Working Capital Note Note”) in the original principal amount of Two Million Dollars ($2,000,000), subject to adjustment pursuant to Section 2.2, to be in the form attached hereto as Exhibit C, which Working Capital Note will be secured by a security interest in all of Hickok’s, the Company’s and Supreme Electronics’ assets under the terms of the Security Agreement (collectively, the “Merger Consideration”).

2.2. Post-Closing Adjustment.

(a) Working Capital Statement. Within forty-five (45) days after the Closing Date, Hickok shall cause to be prepared and delivered to Parent a working capital statement (the “Working Capital Statement”), setting forth the calculation of the Working Capital as of 11:59 p.m. on the Closing Date (the “Closing Working Capital”). The Working Capital Statement is to be prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied. For purposes of this Agreement, “Working Capital” shall mean the specific general ledger accounts of the Company set forth on Exhibit E hereto.

(b) Dispute. Parent shall review the Working Capital Statement, and within forty-five (45) days following its receipt of the Working Capital Statement, shall deliver written notice to Hickok of any dispute it has with respect to the preparation or content of the Working Capital Statement, setting forth in such written notice Parent’s objections to the Working Capital Statement with particularity and the specific changes or adjustments which Parent claims are required to be made thereto. If Parent does not notify Hickok of a dispute with respect to the Working Capital Statement within such forty-five (45) day period, such Working Capital Statement will be final, conclusive and binding on the parties and upon which a judgment may be entered by a court of competent jurisdiction. In the event of such notification of a dispute, Hickok and Parent shall negotiate in good faith to resolve such dispute. If Hickok and Parent, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after Parent advises Hickok of its objections, then Hickok and Parent shall jointly engage Plante & Moran, PLLC (the “Arbitration Firm”) to resolve such dispute. As promptly as practicable thereafter, the Arbitration Firm shall determine and report in writing to Hickok and Parent as to the resolution of all disputed matters submitted to the Arbitration Firm and the effect of such determinations on the Working Capital Statement, and such determinations shall be final, binding and conclusive as to Hickok, Parent, Shareholders and their respective affiliates. For purposes of complying with the terms set forth in this Section 2.2, each party shall cooperate with and make available to the other parties, their respective representatives, and the Arbitration Firm, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes thereunder. The fees and disbursements of the Arbitration Firm shall be borne by the party (i.e., Parent, on the one hand, and Hickok, on the other hand) that assigned amounts to items in dispute that were, on a net basis, furthest in amount from the amount finally determined by the Arbitration Firm.

(c) Payment of Adjustment Amount. If the Closing Working Capital (as finally determined pursuant to Section 2.2(b)) is less than the difference of the minimum target working capital, as identified on Schedule 2.2(c) (the “Minimum Target Working Capital”), minus Twenty Five Thousand Dollars ($25,000) (such difference, the “Downward Collar Amount”), then the Merger Consideration will be adjusted downward by an amount equal to the difference of the Downward Collar Amount minus the Closing Working Capital (such difference, the “Downward Adjustment Amount”), with the principal amount outstanding under the Working Capital Note being reduced by an amount equal to the Downward Adjustment Amount effective as of the Closing Date. If the Closing Working Capital (as finally determined pursuant to Section 2.2(b)) is more than the sum of the Minimum Target Working Capital plus Twenty Five Thousand Dollars ($25,000) (such sum, the “Upward Collar Amount”), then the Merger Consideration will be adjusted upward by an amount equal to the difference of the Closing Working Capital minus the Upward Collar Amount (such difference, the “Upward Adjustment Amount”), with the principal amount outstanding under the Working Capital Note being increased by an amount equal to the Upward Adjustment Amount effective as of the Closing Date. For Tax purposes, any payment by Parent to Hickok or by Hickok to Parent, including pursuant to Article 9, shall be treated as an adjustment to the Merger Consideration unless a contrary treatment is required by Law. The parties will cooperate to amend the Working Capital Note to reflect the required adjustment to the principal amount thereof.

2.3 Legal Owner of Hickok Common Shares. It is understood by the parties that the Hickok Common Shares shall be registered in the name of “First Francis Company Inc.”

3. Representations and Warranties Concerning Parent and Shareholders and the Transaction.

Parent and Shareholders severally represent and warrant to Hickok as follows:

3.1. Parent and Shareholder Authority and Capacity. Parent possesses all requisite legal right, power, authority and capacity, and Shareholders possess all requisite legal capacity, in each case to execute, deliver and perform this Agreement, and each other agreement, instrument and document to be executed and delivered by Parent and Shareholders, as applicable, in connection herewith (collectively, the “Parent Ancillary Agreements”), and to consummate the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly authorized by all requisite corporate, organizational or other necessary action of Parent as required by Parent’s organizational documents and applicable law.

3.2. Execution and Delivery; Enforceability. This Agreement and each Parent Ancillary Agreement has been, or upon delivery at Closing will be, duly executed and delivered by Parent and Shareholders, as applicable, and constitutes the legal, valid and binding obligation of Parent and Shareholders, as applicable, enforceable in accordance with its terms. Neither Parent nor any Shareholder is a party to, subject to, or bound by any order, judgment, ruling, injunction, assessment, award, decree or writ of any governmental authority, or any contract which would prevent the execution or delivery of this Agreement by either Parent or any Shareholder or the Merger contemplated hereunder.

3.3. Ownership. Shareholders own all of the issued and outstanding shares of Parent free and clear of all liens, charges, covenants, conditions, adverse claims, demands, encumbrances, limitations, security interests or other title defects or restrictions of any kind (collectively, “Liens”; provided, however, “Liens” shall not include any license of Intellectual Property Rights). Parent is the beneficial and record owner and has good and marketable title to all of the issued and outstanding membership interests of the Company, free and clear of all Liens. At the Closing, the Company will become a wholly-owned subsidiary of Hickok and Hickok will have good and valid title to all of the issued and outstanding membership interests of the Company.

3.4. Governmental and Other Approvals.

3.4.1. Except as set forth on Schedule 3.4.1, neither Parent nor any Shareholder is required to submit any notice, report or other filing with, or obtain any consent, approval or authorization of any governmental authority, entity or any other person in connection with the execution, delivery or performance of this Agreement or any Parent Ancillary Agreement, or the consummation of the transactions contemplated herein or therein. The execution, delivery and performance of this Agreement or any Parent Ancillary Agreement by Parent and Shareholders will not, to the Knowledge of Parent, result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of any person, entity or governmental authority to accelerate, amend, modify or terminate, or require payments under, or result in the creation of any Lien upon the issued and outstanding equity interests of the Company or upon any of the Company’s assets or properties (the “Assets”) pursuant to, any contract to which Parent or any Shareholder is a party. The phrase to “the Knowledge of Parent” means (i) to the actual knowledge of Shareholders or any of the officers of Parent or the Company, and (ii) the knowledge that any of the Shareholders or any of the officers of Parent or the Company would have after reasonable inquiry of the books and records of Parent and the Company.

3.4.2. No Conflicts. Except as set forth in Schedule 3.4.2, the execution and delivery by Parent and Shareholders of this Agreement and any Parent Ancillary Agreement and the consummation by Parent and Shareholders of the transactions contemplated hereby and thereby will not (i) in the case of Parent, conflict with the organizational documents of Parent, or (ii) conflict with or violate any material laws applicable to Parent or any Shareholder or by which any of the Assets are bound.

3.5. Legal Proceedings. There is no order, judgment, ruling, injunction, assessment, award, decree or writ of any governmental authority or action, suit, arbitration, proceeding, claim, or to the Knowledge of Parent, investigation, of any kind whatsoever, at law or in equity, pending or, to the Knowledge of Parent, threatened against Parent or any Shareholder, which would give any person the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Parent or Shareholders from complying with the terms and provisions of this Agreement.

4. Representations and Warranties Concerning the Company, the Assets and the Business.

Parent represents and warrants to Hickok as follows:

4.1. Organization.

4.1.1. Organization and Power. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Ohio. The Company has full limited liability company power and authority to (i) own, lease and operate its assets, as and where such assets are now owned or leased and as the Business is presently being conducted, and (ii) execute, deliver and perform this Agreement and all other agreements and documents to be executed and delivered by the Company in connection herewith.

4.1.2. Qualification. The Company is duly qualified to do business as a foreign limited liability company and are in good standing under the laws of each state or other jurisdiction in which either (a) the ownership or use of the properties owned or used by it, or (b) the nature of the activities conducted by it, requires such qualification, except where the failure to obtain such qualification would not have a material adverse effect on the operation of the Business as currently conducted or the Company’s ability to consummate the transactions as contemplated by this Agreement. Schedule 4.1.2 lists all of the states and other jurisdictions where the Company is qualified to do business as a foreign limited liability company.

4.1.3. Other Ventures. The Company does not have any ownership interest in any other business entity and the Company is not a member of any partnership or joint venture.

4.2. Agreements.

4.2.1. Company Enforceability. All requisite limited liability company and manager action to approve, execute, deliver and perform this Agreement and each other agreement and document delivered by the Company in connection herewith has been taken by the Company. This Agreement and each other agreement and document delivered by the Company in connection herewith has been, or upon delivery at the Closing will be, duly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable in accordance with its respective terms.

4.2.2. Consents. Other than the filing of the Certificate of Merger and as set forth on Schedule 4.2.3, no approval or consent of, or filing with, any person, entity or governmental authority is required in connection with the transactions contemplated hereby or the execution, delivery or performance by the Company of this Agreement or any other agreement or document delivered by or on behalf of the Company in connection herewith.

4.2.3. No Conflicts. Except as set forth on Schedule 4.2.3, no action taken by or on behalf of the Company, Parent or Shareholders in connection herewith, including, without limitation, the execution, delivery and performance of this Agreement and each other agreement and document delivered in connection herewith (or any agreement or document executed in connection with the Contribution (as defined in Section 4.13), (a) gives rise to a right of termination or acceleration under, or otherwise conflicts with or violates, any contract or permit by which the Company or the Assets are bound, (b) disrupts or impairs any business relationship that the Company or Parent have with any dealer, distributor, sales representative, supplier or customer of the Business, (c) conflicts with or violates any applicable law, the Company’s organizational documents, or any order, arbitration award, judgment, decree or other similar restriction to which the Company or the Assets are subject, or (d) constitutes, to the Knowledge of Parent, an event which, after notice or lapse of time or both, could result in any of the foregoing.

4.3. Financial.

4.3.1. Financial Records. Parent has furnished to Hickok the (i) audited financial statements of Parent with respect to the Business, consisting of balance sheets as of December 31, 2013 and 2014, and the related statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for each of the two years ended December 31, 2013 and 2014, including the related notes and the reports thereon of Meaden & Moore LLP, which is Hickok’s auditor (the “Annual Financial Statements”), and (ii) certain unaudited financial statements of the Company as of September 30, 2015, consisting of the balance sheet and the related statements of operations for the nine-month period then ended (the “Interim Financial Statements”). The balance sheet of the Company as of September 30, 2015 is referred to herein as the “Acquisition Balance Sheet” (the Acquisition Balance Sheet, together with the Interim Financial Statements and the Annual Financial Statements shall be referred to herein as the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) during the periods involved (except as may be indicated in the notes thereto and, with respect to the Interim Financial Statements, for normal year-end adjustments) and present fairly, in all material respects, the financial condition, earnings and cash flows of Parent with respect to the Business or the Company, as applicable, for the periods then ended. As of the date hereof, the books and records of Parent with respect to the Business and Parent’s subsidiaries, including the Company, have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Meaden & Moore LLP has not resigned (or informed Parent or indicated to Parent it intends to resign) or been dismissed as independent public accountants of Parent with respect to the Business or the Company as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

4.3.2. Liabilities. Except as set forth on Schedule 4.3.2, neither Parent (with respect to the Business) nor the Company has any responsibility, obligation, duty, commitment, claim or liability, whether known or unknown, accrued, absolute, contingent or otherwise (“Liability”), which will be, individually or in the aggregate, material, except (a) to the extent provided for or reserved against on the Acquisition Balance Sheet, and (b) Liabilities which have arisen in the ordinary course of business consistent with past practice since the date of the Acquisition Balance Sheet.

4.3.3. No Changes. Except for the Contribution and except as set forth on Schedule 4.3.3, since December 31, 2014, the Business has been operated only in the ordinary course of business, consistent with past practice. Except for the Contribution and except as set forth on Schedule 4.3.3, since December 31, 2014, (i) there has not been any material adverse change nor has any event or, to the Knowledge of Parent, any circumstance occurred that might reasonably be expected to result in a material adverse change in the Business, and (ii) Parent (with respect to the Business) and the Company have not:

(a) incurred any Liabilities, other than Liabilities (i) incurred in the ordinary course of business; (ii) under Contracts incurred in the ordinary course of business consistent with past practice; or (iii) failed to pay or discharge when due any Liabilities;

(b) (i) created or incurred any Indebtedness other than in the ordinary course of business under Parent’s existing credit lines, (ii) assumed, guaranteed, or endorsed the Indebtedness of any other person or entity, or (iii) canceled any such type of debt owed to it or released any claim possessed by it;

(c) suffered any theft, damage, destruction or loss (without regard to any insurance) of or to any tangible asset or assets and having a value in excess of Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

(d) outside of the ordinary course of business, sold, assigned, transferred, licensed, mortgaged, pledged or subjected to any Lien (except Permitted Liens), or committed to sell, assign, transfer, license, mortgage, pledge or subject to any Lien (except Permitted Liens), any tangible or intangible assets;

(e) purchased or leased, or committed to purchase or lease, any asset for an amount in excess of Twenty Five Thousand Dollars ($25,000), except for purchases of equipment, inventory, or supplies in the ordinary course of business;

(f) made or authorized any capital expenditures or commitments for capital expenditures in an amount more than Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

(g) amended, canceled, terminated, relinquished, waived or released any contract except in the ordinary course of business and which, individually or in the aggregate, would be material to the Business;

(h) made any material change to its reporting or accounting methods, principles, policies or practices, except as may be required by GAAP, including (x) Tax reporting or accounting, (y) depreciation or amortization policies or rates, or (z) the payment of accounts payable or the collection of receivables related to the Business; or

(i) agreed to take any of the actions described in sub-clauses (a) through (h) above.

4.3.4. Taxes. All tax returns, reports and declarations (collectively, “Tax Returns”) required by any governmental authority to be filed in connection with the properties, business, income, expenses, net worth or franchises of the Business have been timely filed by Parent or the Company, and except as set forth on Schedule 4.3.4, such Tax Returns are correct and complete in all material respects. All governmental taxes, charges or assessments and related deficiencies, interest and penalties (collectively, “Taxes”) due in connection with the properties, business, income, expenses, net worth or franchises of the Business have been paid by Parent or the Company, other than Taxes which are not yet due or which, if due, are not yet delinquent, are being contested in good faith or have not been finally determined, and for which in all cases reserves have been established and included in the Closing Working Capital and which are sufficient to cover the payment of all such Taxes. There are no Tax claims, audits or proceedings pending in connection with the properties, business, income, expenses, net worth or franchises of the Business, and, to the Knowledge of Parent, there are no such threatened claims, audits or proceedings. There are not currently in force any extensions of time with respect to the dates on which any Tax Return was or is due to be filed by the Company or Parent related to the Business, or any waivers or agreements for the extension of time for the assessment or payment of any Tax. Parent and the Company have withheld or collected from each payment made to employees of the Business the amount of all Taxes required to be withheld or collected therefrom, and Parent and the Company have paid the same when due to the proper governmental authorities.

4.3.5. Indebtedness. Schedule 4.3.5 sets forth all Indebtedness of the Company and Parent (with respect to the Business) and the pay-off amount of such Indebtedness as of the Closing Date. For purposes of this Section 4.3.5, “Indebtedness” shall include the current portion of any long-term debt and any credit line, Liabilities related to notes payable, mortgages, term loans, cash overdrafts, capitalized leases, equipment loans, revolver borrowings and loans or payables to any Shareholder (or any relative of any Shareholder) or any employee or affiliate of Parent or the Company, or any other obligation for borrowed money, and any interest related to any of the foregoing.

4.4. Legal.

4.4.1. Compliance with Laws. Except as set forth on Schedule 4.4.1, the Company and Parent are not, and in the past three (3) years neither Parent nor the Company has been, in violation of any law in any material respect, or any outstanding arbitration award, judgment, order or decree related to the Business. In the past three (3) years, the Company and Parent (with respect to the Business) have operated in material compliance with applicable laws, including, without limitation, any antidiscrimination, environmental, employment, working condition, payroll withholding, employee benefit, zoning or Tax law related to the Business. To the Knowledge of Parent, there have been no allegations of or inquiries concerning any violations of law by Parent (with respect to the Business) or the Company within the past three (3) years. Except as listed on Schedule 4.4.1, no material permits, licenses, self-certifications, approvals or authorizations of any person, entity or governmental authority (collectively, “Permits”) are required to conduct the Business. To the extent material Permits are required for the conduct of Business, such material Permits (i) have been legally obtained by Parent or the Company and are legally maintained by Parent or the Company, (ii) are in full force and effect and are currently registered in the name of the Company, and (iii) will not be terminated or expire as a result of the consummation of the transactions contemplated herein. No proceeding is pending to revoke or limit any Permit or otherwise to impose any conditions or obligations on the possession or transfer of any Permit. In the past three (3) years, there have been no claims, notices, orders or directives issued by any governmental authority with respect to the Business or any of the Assets.

4.4.2. Product Warranty. The reserve for product warranty claims set forth on the Acquisition Balance Sheet is stated therein fairly in all material respects in accordance with GAAP, consistently applied, and in the past three (3) years, there have been no claims outside the ordinary course of business made against Parent related to the Business or the Company alleging that any products assembled, manufactured, distributed, sold, leased or delivered by Parent or the Company are defective or improperly designed or manufactured and no such claims are currently pending or, to the Knowledge of Parent, threatened against Parent or the Company. There have been no product recalls by Parent related to the Business or the Company. Except as set forth on Schedule 4.4.2, and except for warranties contained in Parent’s and the Company’s standard terms and conditions of sale, neither Parent with respect to the Business nor the Company has given a condition, warranty, or made a representation in respect of products or services supplied, manufactured, sold, leased or delivered by it. To the Knowledge of Parent, each product assembled, manufactured, distributed, sold, leased or delivered by Parent related to the Business or the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties. Except for warranty claims based on Parent’s or the Company’s standard terms and conditions of sale, neither Parent nor the Company has any liability for replacement or repair of any product assembled, manufactured, distributed, sold, leased or delivered by Parent related to the Business or the Company or other damages in connection therewith. Section 4.4.2 includes copies of the standard terms and conditions of sale or lease of the Company and Parent related to the Business (containing applicable guaranty, warranty and indemnity provisions).

4.4.3. Product Liability. No claims alleging bodily injury or property damage as a result of any defect in the design or manufacture of any product of the Business or the breach of any duty to warn, test, inspect or instruct of dangers therein (each a “Product Liability Claim”), have been made or, to the Knowledge of Parent, threatened against Parent or the Company in the past three (3) years. To the Knowledge of Parent, there are no defects in the design or manufacture of products of the Business manufactured or sold by Parent or the Company which could result in a Product Liability Claim, and there has not been any failure by Parent or the Company to warn, test, inspect or instruct of dangers which could form the basis for a product recall or any Product Liability Claim against the Company or Parent related to the Business.

4.4.4. Litigation. Except as set forth on Schedule 4.4.4, (a) no claim, litigation, proceeding or, to the Knowledge of Parent, investigation: (i) is pending or, to the Knowledge of Parent, threatened against Parent (with respect to the Business) or the Company, or (ii) involving Parent (with respect to the Business) or the Company has been concluded in the past three (3) years; and (b) to the Knowledge of Parent, there is no state of facts or events which could reasonably be expected to form the basis for such a claim, litigation, investigation or proceeding. No arbitration award, judgment, order, decree or similar restriction is outstanding against or relating to the Business, the Assets or the Company.

4.5. Business.

4.5.1. Employment. Parent and the Company have paid in full to all employees, or made appropriate accruals for on its books of account, all wages, commissions, bonuses and other direct compensation for all services performed by its employees related to the Business. There is no union representation of any of Parent’s (with respect to the Business) or the Company’s employees. During the past three (3) years there have been no grievances or claims (a) filed with the EEOC or other governmental entity of competent jurisdiction, or (b) to the Knowledge of Parent, threatened to be filed by any of the employees, former employees or beneficiaries of any employees of the Company or Parent related to the Business with respect to their employment or employment benefits, including, without limitation, any discrimination claims, sexual harassment claims or workers’ compensation claims.

4.5.2. Employment Termination. Except as set forth on Schedule 4.5.2, upon the termination of employment of any of Parent’s or the Company’s employees, including in connection with the Contribution (as defined in Section 4.13), Hickok, Merger Sub, and the Company will not be liable for anything done prior to the date of such termination or be liable to any of Parent’s or the Company’s employees for severance pay or any other payments. For the avoidance of doubt, it is understood by the parties that any Liability arising out of termination of any employee of the Company identified on Schedule 4.5.2 after Closing, or any severance or termination payments (or related Liability or expense) related thereto, shall be the liability of the Company.

4.5.3. Insurance. Schedule 4.5.3 lists all insurance policies maintained by Parent (related the Business) or the Company or otherwise applicable to the Business and identifies the following information for each such policy: underwriter, coverage type, expiration date, coverage amount, deductible and whether claims made or occurrence based. All such policies are in full force and effect and all premiums for such policies have been paid. Neither Parent nor the Company is, and has not been at any time, subject to Liability as a self-insurer. Schedule 4.5.3 also sets forth a description of all claims pending under such insurance policies during the past three (3) years.

4.5.4. Contracts. Schedule 4.5.4 contains a complete and accurate list of the following contracts to which the Company is a party or by which any of the Assets are bound, and any Contracts to which Parent is a party to the extent related to the Business (collectively, the “Contracts”):

(a) contracts for purchase orders and sales orders, involving payments to or by Parent or the Company in excess of Ten Thousand Dollars ($10,000);

(b) all loan, financing, security, credit or other contracts evidencing or relating to Indebtedness or to the granting by Parent or the Company of a Lien on any of the assets of the Company, or any guaranty by Parent or the Company of any obligation in respect of borrowed money or otherwise;

(c) all contracts with distributors, dealers or sales representatives;

(d) all contracts relating to cooperative or rebate arrangements with customers or suppliers;

(e) all management, consulting, employment, agency or collective bargaining contracts to which the Company is a party;

(f) all employee benefits contracts with third-party employee benefit providers;

(g) all contracts which contain an obligation of confidentiality with respect to information furnished by Parent or the Company to a third party or received by Parent or the Company from a third party;

(h) all contracts containing covenants limiting the freedom of Parent or the Company to compete in any line of business or with any person or in any geographic area or market;

(i) all contracts relating to Intellectual Property Rights of Parent and the Company;

(j) contracts pursuant to which Parent or the Company is a lessor or a lessee of any personal or real property, or hold or operate any tangible personal property owned by another person, except for any such individual lease under which the aggregate annual rent or lease payments do not exceed Ten Thousand Dollars ($10,000);

(k) all contracts with any shareholder, member, director, manager or officer of Parent or the Company or any affiliate or relative of any of the foregoing;

(l) each contract not included in subsection (e) or (f) providing for severance, retention, change in control or other similar payments; and

(m) any other contract material to the Business or the Company or not cancelable without Liability with less than sixty (60) days’ notice.

Parent and the Company have delivered to Hickok accurate and complete copies of each such written Contract, and an accurate and complete written description of each such oral Contract, in each case with all modifications and amendments thereto. Since December 31, 2014, there has been no modification or termination of any Contract under circumstances which might have an adverse effect on the Business. Each of the Contracts is in full force and effect, and is the legal, valid and binding obligation of the Company, and to the Knowledge of Parent, the other party thereto, and enforceable in accordance with its respective terms. With respect to each Contract, (a) the Company is not, and at the Closing the Company will not be, in breach or default thereunder or in violation thereof, and (b) to the Knowledge of Parent, no event has occurred which, with notice or lapse of time or both, would constitute such a default or violation. There have been no discussions with or correspondence from third parties concerning the breach of any of the Contracts by any party or the termination of any of the Contracts. To the Knowledge of Parent, there is no default under or violation of any Contract by any other party thereto.

4.5.5. Customers and Suppliers. Schedule 4.5.5 sets forth the ten (10) largest suppliers in terms of purchases (“Material Suppliers”) and the ten (10) largest customers in terms of sales (“Material Customers”) of the Business, in each case for (i) the twelve (12) months ended December 31, 2014 and (ii) the ten (10) months ended October 31, 2015. Since December 31, 2014, no Material Customer has canceled or otherwise terminated or, to the Knowledge of Parent, made any threats to cancel or otherwise terminate, its relationship with Parent or the Company or to materially decrease its purchases from or reduce its prices paid to Parent or the Company. Except as set forth on Schedule 4.5.5, since December 31, 2014, no Material Supplier has canceled or otherwise terminated or, to the Knowledge of Parent, made any threats to cancel or otherwise terminate, its relationship with Parent or the Company or to materially decrease its sales to or raise its price to be paid by Parent or the Company. Except as set forth on Schedule 4.5.5, since December 31, 2014, there has been no material adverse change in a relationship with any Material Supplier or Material Customer. To the Knowledge of Parent, there will be no material adverse change in a relationship with any Material Supplier or Material Customer as a result of the transactions contemplated by this Agreement.

4.6. Employee Benefits. A description of the Plans is set forth on Schedule 4.6, and complete and correct copies of all written Plans and related trusts and amendments thereto, and summary plan descriptions and summaries of material modifications thereof, if any, and summaries of all oral Plans have been delivered to Hickok. None of the Plans is a Multiemployer Plan or Pension Plan, nor has Parent or the Company ever been a sponsor of, or been obligated to make contributions to, any such Plan. To the Knowledge of Parent, all of the Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in form and operation, all requirements for any Tax-favored treatment intended for such Plan or trust or applicable to Plans or trusts of its type, including, as applicable, Sections 105, 106, 125, 401(a), 401(k) and 501 of the Internal Revenue Code and no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect thereto. All of the Plans have been operated in compliance in all material respects with their respective terms and all laws, and all contributions to any Plan required by law or contract have been timely made. None of the Plans provide life insurance, medical or other welfare benefits to persons who are not current employees of Parent or the Company or their dependents, except as required by Part 6 of Title I of ERISA or any similar state law. Parent or the Company, as applicable, has retained the right to unilaterally amend or terminate each Plan to the fullest extent permitted by law. Except as listed on Schedule 4.6, neither Parent nor the Company has ever had any ERISA Affiliate. There are no pending or, to the Knowledge of Parent, threatened claims by or on behalf of any of the Plans or by any employee, beneficiary or alternate payee with an interest under any Plan (other than routine claims for benefits). Neither Parent nor the Company has any Liability with respect to any Employee Benefit Plan, other than for contributions, payments or benefits due in the ordinary course under the Plans, none of which are overdue. No event has occurred and no condition exists that would subject Hickok, Merger Sub, the Company or the Assets, either directly or by reason of Parent’s or the Company’s affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Internal Revenue Code or other applicable laws with respect to any Employee Benefit Plan. Except as listed on Schedule 4.6, neither Parent nor the Company maintains any Plan under which they would be obligated to pay benefits, or under which any benefit would become accelerated or vested (except as required by applicable law), because of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Contribution).

When used in this Agreement, the following terms hereby have the following meanings:

“Employee Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, change in control, termination, bonus, stock option or purchase plan, restricted stock, phantom stock, guaranteed annual income plan or arrangement, noncompetition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit plan, program or arrangement, or any other similar plan, program or arrangement, whether oral or written.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations, rules and pronouncements thereunder, or any successor law.

“ERISA Affiliate” means, with respect to Parent and the Company, any entity which is or has ever been a member of a “controlled group of corporations” with, or under “common control” with, Parent or the Company (within the meaning of Section 414(b) or (c) of the Internal Revenue Code) or which is or has ever been a member of an “affiliated service group” with Parent or the Company (within the meaning of Section 414(m) of the Internal Revenue Code) or any entity which is or has ever been required to be aggregated with Parent or the Company under Section 4001(b) of ERISA.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended and regulations, rules and pronouncements thereunder, or any successor law.

“Multiemployer Plan” means any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

“Pension Plan” means an employee benefit plan, program or arrangement subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Plan” means any Employee Benefit Plan with respect to which Parent or the Company currently is, or during the six (6) year period preceding the date hereof has been, the sponsor, a party or obligated to make contributions.

4.7. Assets.

4.7.1. Title. Except as set forth on Schedule 4.7.1, the Company has, and at Closing will have, good and marketable title to, or a valid leasehold interest in, all of its assets, including, without limitation, the Assets, free and clear of all Liens, except Permitted Liens. Except for the personal property leases set forth on Schedule 4.7.1, no person, other than the Company, owns or utilizes any of its assets. “Permitted Liens” means (i) mechanics, carriers, workers, repairers, and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a material adverse effect on the Company, and (ii) those Liens set forth on Schedule 4.7.1.

4.7.2. Receivables. The receivables of the Company represent valid obligations to the Company arising from sales actually made or services actually performed and are collectible in the ordinary course of business. Except as set forth on Schedule 4.7.2, the Company’s receivables are not subject to any contest, claim or right of set-off other than returns and credits in the ordinary course of business. No consignment, “pay when sold” or extended payment terms have been granted to any customer.

4.7.3. Intellectual Property. Schedule 4.7.3 lists all Intellectual Property Rights owned by the Company or Parent or in which (as noted on such Schedule) the Company or Parent has any rights or licenses (except licenses in connection with “off the shelf” software products or free-ware). To the Knowledge of Parent, there has not been any infringement or alleged infringement by others of any of the Intellectual Property Rights. Except as set forth on Schedule 4.7.3, neither Parent nor the Company is a party to any Contract, whether as licensor, licensee, franchisor, franchisee, dealer, distributor or otherwise, with respect to any Intellectual Property Rights (but not including licenses in connection with “off the shelf” software products or free-ware). Except as set forth on Schedule 4.7.3, the Company has, and at Closing will have, the right to use all Intellectual Property Rights as are necessary to enable the Company to conduct the Business in the manner previously conducted by Parent, and that use has not conflicted with, infringed upon or otherwise violated any rights of any person or entity. Except as set forth on Schedule 4.7.3, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning the Intellectual Property Rights. To the Knowledge of Parent, none of the Intellectual Property Rights has been used, divulged or appropriated for the benefit of any past or present employees of Parent or the Company or any other person or entity, or to the detriment of the Company.

When used in this Agreement, “Intellectual Property Rights” shall mean all intellectual property relating to or used by or in connection with the Business, including, without limitation, patents, trade names, trademarks and service marks and all registrations and applications therefor, together with the goodwill of the business symbolized or represented by the foregoing, works of authorship and all copyrights related thereto and all registrations and applications therefor, designs and all applications therefor and all reissues, divisions, continuations and extensions thereof, know-how, ideas, trade secrets, processes, technology, discoveries, formulae and procedures, internet domain name(s) and the URLs, content and data that constitute the website at such domain name(s) and all software, together with the right to sue for past infringement or improper, unlawful or unfair use or disclosure of any of the foregoing.

4.7.4. Inventory. Subject to appropriate and adequate allowances reflected in the Financial Statements for obsolete, slow-moving, and other irregular items, or except as set forth on Schedule 4.7.4 (but only in the case where such obsolete, slow-moving, and other irregular items are not subject to appropriate and adequate allowances in the Financial Statements), the Inventory is usable and saleable in the ordinary course of business and fit for the purpose for which it was manufactured. Such allowances and the inventories reflected on the Acquisition Balance Sheet and inventories arising after the date of the Acquisition Balance Sheet and reflected on the books and records of the Company and Parent are stated thereon in accordance with GAAP, on a lower of cost or market basis, consistently applied.

When used in this Agreement, “Inventory” shall mean all inventories of work-in-process, raw materials, finished goods, active job orders, samples, office and other supplies, and other accessories related thereto, which are used or held for use by the Company or Parent in connection with the Business, together with all rights of the Company or Parent against the suppliers of such inventories.

4.7.5. Extent. Except as set forth on Schedule 4.7.5, to the Knowledge of Parent, the Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, (a) used in or useful to the operation of the Business, and (b) pertaining to technology, processes, plans, and other items under development for use in the Business.

4.8. Real Property. Neither Parent nor the Company owns any real property related to the Business. Schedule 4.8 contains a complete and accurate list of all the real property leased by the Company related to the Business (the “Leased Real Property”) and lists the leases relating to such Leased Real Property (the “Leases”). The Leased Real Property and Leases listed on Schedule 4.8 comprise all leased real property interests and leases and agreements related thereto used in the conduct of the Business as now conducted. With respect to each Lease and except as set forth on Schedule 4.8: (i) all leased buildings and all leased fixtures are held under the Leases, (ii) the Leases are in full force and effect and valid instruments enforceable against the Company, and to the Knowledge of Parent, the other party thereto, in each case in accordance with their respective terms, (iii) all rents, required deposits and additional rents due to date pursuant to each Lease have been paid in full, (iv) there is no existing default by Parent, the Company, or to the Knowledge of Parent, by the lessor of any such Lease, (v) none of Parent, the Company or the Shareholders have received any written notice that Parent or the Company is or was in default under any of the Leases, (vi) to the Knowledge of Parent, no party other than the Company and the lessor have any interest in any of the Leased Real Property, and (vii) no consent is or was required to be obtained by Parent or the Company pursuant to any Lease in connection with the consummation of the transactions contemplated herein or in connection with the Contribution. Copies of all such Leases, together with all amendments thereto, pertaining to the Leased Real Property have been delivered to Hickok and no Leases have been amended, modified or terminated.

4.9. Environmental Matters. Except as set forth in Schedule 4.9:

(a) There has been no generation, Treatment, Storage, Release, Disposal or transport of any Hazardous Material by Parent or the Company, regardless of quantity, at, on, under, or from any of the Leased Real Property, or any other facility or property owned, occupied or used by Parent or the Company now or in the past;

(b) To the Knowledge of Parent, there are currently no and there have not been any asbestos- or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Leased Real Property, or into other assets or products of Parent or the Company;

(c) Neither Parent nor the Company has sent a Hazardous Material to a site that, pursuant to any law (A) has been placed or proposed for placement on the National Priorities List or any similar state list, or (B) is subject to or the source of an order, demand or request from a government authority to take “response,” “corrective,” “removal,” or “remedial” action, as defined in any law, or to pay for the costs of any such action at any location;

(d) Neither Parent nor the Company has received any notice, order or other communication from any governmental authority, citizens’ group, employee or other individual or entity claiming that it or its business is or may be liable for personal injury or property damage related to any Release, Treatment, Storage or Disposal of, or exposure to, any Hazardous Material; and

(e) To the Knowledge of Parent, there are no underground storage tanks or related piping, or surface impoundments located on, under or at the Leased Real Property or any other facility or property owned, occupied or used by Parent or the Company, now or in the past, nor have any underground tanks or piping been removed from any of the Leased Real Property.

When used in this Agreement, the following terms hereby have the following meanings:

“Disposal,” “Storage” and “Treatment” shall have the meanings assigned them at 42 U.S.C. § 6903(3)(33) and (34), respectively, but the terms shall be applied to all “Hazardous Materials,” regardless of quantity, not solely to “Hazardous Waste” as defined in such statute.

“Hazardous Material” means any chemical, substance, waste, material, pollutant or contaminant, regardless of quantity, the use, Storage, Disposal, Treatment or transportation of which is regulated under law.

“Release” shall have the meaning assigned it at 42 U.S.C. Section 9601(22) without giving effect to exception (A).

“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable environmental laws, and whether the activities are those that might be taken by a governmental authority or those that a governmental authority might seek to require of third parties under “removal,” “remedial” or other “response” actions.

4.10. Miscellaneous.

4.10.1. Conflicts of Interest. Except as set forth on Schedule 4.10.1, no Shareholder nor any director, manager, officer or employee of Parent or the Company nor any relative of any Shareholder or any director, manager, officer or employee of Parent or the Company nor any affiliate of any of the foregoing, (i) owns, directly or indirectly, any interest in, or is an employee or agent of, any entity which is a competitor, lessor, lessee, customer or supplier of the Business, (ii) owns, directly or indirectly, any interest in any tangible or intangible property, asset or right which the Company uses in the Business, (iii) has any cause of action or claim against, owes any amount to, or is owed any amount by Parent or the Company, or (iv) is a party to any Contract with Parent or the Company.

4.10.2. No Brokers. Except as set forth on Schedule 4.10.2, no person is or will become entitled, by reason of any contract entered into or made by or on behalf of Parent, the Company or Shareholders, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

4.11. Securities Matters.

4.11.1. Accredited Investors. Parent and each Shareholder are “accredited investors” within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”). With respect to the Hickok Common Shares, Parent and each Shareholder understand that the Hickok Common Shares issuable hereunder are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Hickok is relying in part upon the truth and accuracy of, and Parent’s and Shareholders’ compliance with, the representations, warranties, agreements, acknowledgements and understanding of Parent and Shareholders set forth in this Section 4.11 in order to determine the availability of such exemptions and the eligibility of Parent and Shareholders to acquire the Hickok Common Shares hereunder.

4.11.2. Access to Information. Parent, Shareholders and their respective advisors have had access, through EDGAR, to copies of each report, registration statement and definitive proxy statement filed by Hickok with the Securities and Exchange Commission (the “SEC”) and have been afforded the opportunity to ask questions of and receive answers from Hickok regarding Hickok and the transactions contemplated hereby. Parent and each Shareholder understand that their investment in the Hickok Common Shares involves a high degree of risk. Parent and each Shareholder have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Hickok Common Shares. Parent and each Shareholder understand that no United States federal or state agency or any other governmental authority has passed on or made any recommendation or endorsement of the Hickok Common Shares, or the fairness or suitability of the investment in same, nor have such authorities passed upon or endorsed the merits of the offering of the Hickok Common Shares contemplated hereby.

4.11.3. No Distribution. Parent and Shareholders represent that the Hickok Common Shares are being acquired for investment purposes, and not with a view to the further distribution thereof. Neither Parent nor either Shareholder has any present agreement or understanding, directly or indirectly, with any person to distribute any of the Hickok Common Shares in a transaction that would violate the 1933 Act or any state securities laws.

4.11.4. No Registration. Parent and each Shareholder understand that the Hickok Common Shares have not been and will not be registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred until (i) subsequently registered in accordance with the 1933 Act or (ii) pursuant to an exemption from such registration, including pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto).

4.11.5. Restrictive Legend. Parent and each Shareholder understand that the certificates or other instruments representing the Hickok Common Shares will bear a restrictive legend as set forth below; provided that any such legend shall be removed and Hickok shall issue a certificate without legend to the holder or holders of the Hickok Common Shares, at Hickok’s cost and expense, if (i) the Hickok Common Shares are registered pursuant to an effective registration statement under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, Hickok receives an opinion of counsel, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Hickok Common Shares may be made without registration under the applicable requirements of the 1933 Act and state law, including pursuant to Rule 144 promulgated under the 1933 Act. Parent understands that all certificates or other instruments representing the Hickok Common Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.12. Hickok Proxy Statement. None of the information with respect to Parent or Shareholders that Parent or Shareholders furnish to Hickok for use in the Hickok Proxy Statement (as defined below), will, at the date such Hickok Proxy Statement is first mailed to Hickok’s shareholders or at the time of the Hickok Shareholder Meeting (as defined below) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.13. Contribution. Before June 1, 2015, the Parent operated the Business. On June 1, 2015, Parent entered into a Contribution and Assignment Agreement (the “Contribution Agreement”) with the Company, pursuant to which Parent contributed certain of its operating assets that were used in or useful to the operation of the Business to the Company (the “Contribution”). Except as set forth on Schedule 4.13: (a) the Assets include all of the Parent Contributed Assets (other than Parent Contributed Assets disposed of in the ordinary course of business since the date of the Contribution), (b) any Contract or Permit assigned to the Company under the Contribution was validly assigned, and (c) at the time of the Contribution, the Parent Contributed Assets constituted all of the assets, tangible and intangible, of any nature whatsoever used in or useful to the operation of the Business. For purposes of this Agreement, “Parent Contributed Assets” shall have the meaning given to the term “Contributed Assets” in the Contribution Agreement.

5. Representations and Warranties of Hickok.

Hickok represents and warrants to Parent as follows:

5.1. Ownership of Interests and Net Operating Losses.

5.1.1. Generally. As of the date hereof, Hickok owns all of the issued and outstanding capital stock of Supreme Electronics Corp., a Mississippi corporation (“Supreme Electronics”), Waekon Corporation, an Ohio corporation (“Waekon”), and Merger Sub (Hickok, Supreme Electronics, Waekon and Merger Sub are collectively referred to as the “Hickok Companies,” and each a “Hickok Company”).

5.1.2. Ownership Distribution of Hickok and Net Operating Losses.

(a) As of the date hereof, the shareholders identified on Schedule 5.1.2(a)-1 comprise shareholders with directly or through attribution (applying applicable constructive ownership rules of the Internal Revenue Code and Treasury Regulations): 3% or more beneficial ownership in Hickok aggregate capitalization, 3% or more beneficial ownership of the issued and outstanding Class A common shares, 3% or more beneficial ownership of the issued and outstanding Class B common shares, 3% or more of the voting rights of Hickok, and shareholders with a known right to acquire shares that could lead to an ownership interest of 2.9% or more. Schedule 5.1.2(a)-2 sets forth a complete and accurate schedule of changes in holdings of shares held by the shareholders listed on Schedule 5.1.2(a)-1 since January 1, 2012, as well as changes since January 1, 2012 in holdings of any and all “public groups” of shareholders (within the meaning of Treasury Regulations promulgated under Section 382 of the Internal Revenue Code) of Hickok. Schedule 5.1.2(a)-3 sets forth a complete and accurate schedule of holders as of the date hereof of options, warrants or rights of any kind or nature to acquire shares of Hickok.

(b) Attached hereto as Schedule 5.1.2(b) is a complete and accurate list in all material respects of Hickok’s net operating loss carryforwards and tax credit carryforwards for federal income tax purposes and such net operating loss carryforwards and tax credit carryforwards are available to, and can be used to offset the future taxable income and taxes, respectively, of Hickok and its affiliates, including, but limited, the Company, for federal income tax purposes.

(c) Since January 1, 2012, no event of any kind or nature whatsoever or change in the operations of Hickok, change in the shareholders, noteholders, warrant holders, option holders, holders of convertible debt of Hickok or groups of shareholders, noteholders, warrant holders, option holders, or holders of convertible debt of Hickok has occurred that would limit or limits Hickok’s (or any current or future affiliate of Hickok) ability to use its or any such affiliates’ net operating losses to reduce future, taxable income and/or tax credits within the meaning of Section 382 or Section 383 of the Internal Revenue Code.

(d) The acquisition by Parent of Merger Consideration (or any component thereof), the transactions contemplated hereunder and/or the exercise or right to exercise by any person or persons of any right or option to acquire any ownership in Hickok as of the Closing Date will not limit Hickok’s (or any affiliate of Hickok) ability to use its or any such affiliates’ net operating losses to reduce future taxable income and/or tax credits to reduce taxes within the meaning of Section 382 or 383, respectively, of the Internal Revenue Code.

5.2. Organization.

5.2.1. Organization and Power. Each Hickok Company is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Each Hickok Company has full corporate power and authority to (i) own, lease and operate its assets, as and where such assets are now owned or leased and as the Hickok Business is presently being conducted, and (ii) execute, deliver and perform this Agreement (if applicable) and all other agreements and documents to be executed and delivered by such Hickok Company in connection herewith.

5.2.2. Qualification. Each Hickok Company is duly qualified to do business as a foreign corporation and are each in good standing under the laws of each state or other jurisdiction in which either, as the case may be, (a) the ownership or use of the properties owned or used by it, or (b) the nature of the activities conducted by it requires such qualification, except where the failure to obtain such qualification would not have a material adverse effect on the operation of the Hickok Business as currently conducted or Hickok’s ability to consummate the transactions as contemplated by this Agreement. Schedule 5.2.2 lists all of the states and other jurisdictions where the Hickok Companies are qualified to do business as of the Closing Date. “Hickok Business” means the businesses of the Hickok Companies.

5.2.3. Other Ventures. Other than Supreme Electronics, Waekon, Merger Sub, Hickok Holdings LLC, an Ohio limited liability company, and Hickok Operating LLC, an Ohio limited liability company and wholly-owned subsidiary of Hickok Holdings LLC, Hickok does not have any ownership interest in any other business entity and is not a member of any partnership or joint venture.

5.2.4. No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

5.3. Agreements.

5.3.1. Enforceability. All requisite corporate and shareholder action to approve, execute, deliver and perform this Agreement and each other agreement and document delivered by any Hickok Company in connection herewith (each, a “Hickok Ancillary Agreement”) has been taken by such Hickok Company. This Agreement and each other agreement and document delivered by any Hickok Company in connection herewith has been, or upon delivery at Closing will be, duly executed and delivered by such Hickok Company and constitutes the binding obligation of such Hickok Company enforceable in accordance with its respective terms.

5.3.2. Consents. Other than the filing of the Certificate of Merger, no approval or consent of, or filing with, any person, entity or governmental authority is required in connection with the transactions contemplated hereby or the execution, delivery or performance by any Hickok Company of this Agreement or any other agreement or document delivered by or on behalf of any Hickok Company in connection herewith.

5.3.3. No Conflicts. Except as set forth on Schedule 5.3.3, no action taken by or on behalf of any Hickok Company in connection herewith, including, without limitation, the execution, delivery and performance of this Agreement and each other agreement and document delivered in connection herewith, (a) gives rise to a right of termination or acceleration under, or otherwise conflicts with or violates, any contract or permit by which any Hickok Company is bound, (b) disrupts or impairs any business relationship that any Hickok Company has with any dealer, distributor, sales representative, supplier or customer of the Hickok Business, (c) conflicts with or violates any applicable law, the organizational documents of any Hickok Company, or any order, arbitration award, judgment, decree or other similar restriction to which any Hickok Company is subject, or (d) constitutes, to the Knowledge of Hickok, an event which, after notice or lapse of time or both, could result in any of the foregoing. The phrase to “the Knowledge of Hickok” means (i) to the actual knowledge of any of the officers of Hickok, and (ii) the knowledge that any of the officers of Hickok would have after reasonable inquiry of the books and records of the Hickok Companies.

5.4. Hickok Reports; Financial Statements.

5.4.1. Hickok Reports. Hickok has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) since September 30, 2011 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Hickok Reports”). Each of the Hickok Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the 1933 Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Hickok Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Hickok Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

5.4.2. Financial Statements. Each of the consolidated balance sheets included in or incorporated by reference into the Hickok Reports (including all notes and schedules set forth therein) fairly presents in all material respects the consolidated financial position of Hickok and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into the Hickok Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of Hickok and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect) and, in each case, have been prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. As of the date hereof, Meaden & Moore LLP has not resigned (or informed Hickok or indicated to Hickok it intends to resign) or been dismissed as independent public accountants of Hickok as a result of or in connection with any disagreements with Hickok on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

5.5. Hickok Common Shares. At Closing, the Hickok Common Shares will have been duly and validly authorized and issued by Hickok, shall be fully paid and non-assessable, and assuming the accuracy of the representations of Parent and Shareholders herein, shall have been issued in compliance with applicable securities laws or exemptions therefrom, shall not be issued in violation of any preemptive rights of any shareholder of Hickok and shall be issued and delivered by Hickok to Parent pursuant to this Agreement free of any Liens, subject to the restrictions set forth herein and applicable securities laws.

5.6. Intentionally Omitted.

5.7. No Changes. Since December 31, 2014, the Hickok Business has been operated only in the ordinary course of business, consistent with past practice. Except as set forth on Schedule 5.7, since December 31, 2014, (i) there has not been any material adverse change nor has any event or, to the Knowledge of Hickok, any circumstance occurred that might reasonably be expected to result in a material adverse change in the Hickok Business, and (ii) Hickok has not, with respect to the Hickok Business:

(a) incurred any Liabilities, other than Liabilities (i) incurred in the ordinary course of business; (ii) under Hickok Contracts incurred in the ordinary course of business consistent with past practice; or (iii) failed to pay or discharge when due any Liabilities;

(b) (i) created or incurred any Hickok Indebtedness other than in the ordinary course of business under Hickok’s existing credit lines, (ii) assumed, guaranteed, or endorsed the Indebtedness of any other person or entity, or (iii) canceled any such type of debt owed to it or released any claim possessed by it;

(c) suffered any theft, damage, destruction or loss (without regard to any insurance) of or to any tangible asset or assets and having a value in excess of Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

(d) outside of the ordinary course of business, sold, assigned, transferred, licensed, mortgaged, pledged or subjected to any Lien (except Permitted Liens), or committed to sell, assign, transfer, license, mortgage, pledge or subject to any Lien (except Permitted Liens), any tangible or intangible assets;

(e) purchased or leased, or committed to purchase or lease, any asset for an amount in excess of Twenty Five Thousand Dollars ($25,000), except for purchases of equipment, inventory, or supplies in the ordinary course of business;

(f) made or authorized any capital expenditures or commitments for capital expenditures in an amount more than Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

(g) amended, canceled, terminated, relinquished, waived or released any contract except in the ordinary course of business and which, individually or in the aggregate, would be material to the Hickok Business;

(h) made any material change to its reporting or accounting methods, principles, policies or practices, except as may be required by GAAP, including (x) Tax reporting or accounting, (y) depreciation or amortization policies or rates, or (z) the payment of accounts payable or the collection of receivables related to the Hickok Business; or

(i) agreed to take any of the actions described in sub-clauses (a) through (h) above.

5.8. Taxes. All Tax Returns required by any governmental authority to be filed in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies and Hickok Business have been timely filed by the Hickok Companies, and all such Tax Returns are correct and complete in all material respects. All Taxes due in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies or Hickok Business have been paid by the Hickok Companies, other than Taxes which are not yet due or which, if due, are not yet delinquent, are being contested in good faith or have not been finally determined, and for which in all cases reserves have been established which are sufficient to cover the payment of all such Taxes. There are no Tax claims, audits or proceedings pending in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies or Hickok Business, and, to the Knowledge of Hickok, there are no such threatened claims, audits or proceedings. There are not currently in force any extensions of time with respect to the dates on which any Tax Return was or is due to be filed by the Hickok Companies related to the Hickok Business, or any waivers or agreements for the extension of time for the assessment or payment of any Tax. The Hickok Companies have withheld or collected from each payment made to its employees of the Hickok Business the amount of all Taxes required to be withheld or collected therefrom, and the Hickok Companies have paid the same when due to the proper governmental authorities.

5.9. Indebtedness. Schedule 5.9 sets forth all Hickok Indebtedness of the Hickok Companies. For purposes of this Agreement, “Hickok Indebtedness” shall include the current portion of any long-term debt and any credit line, Liabilities related to notes payable, mortgages, term loans, cash overdrafts, capitalized leases, equipment loans, revolver borrowings and loans or payables to any shareholder or any employee or affiliate of the Hickok Companies, or any other obligation for borrowed money, and any interest related to any of the foregoing.

5.10. Legal.

5.10.1. Compliance with Laws. The Hickok Companies are not, and in the past three (3) years no Hickok Company has been, in violation of any outstanding arbitration award, judgment, order or decree related to the Hickok Business. In the past three (3) years, the Hickok Companies have operated in material compliance with applicable laws, including, without limitation, any antidiscrimination, environmental, employment, working condition, payroll withholding, employee benefit, zoning or Tax law related to Hickok or the Hickok Business. To the Knowledge of Hickok, there have been no allegations of or inquiries concerning any violations of law by the Hickok Companies related to the Hickok Business within the past three (3) years. Except as listed on Schedule 5.10.1, no Permits are required to conduct the Hickok Business. To the extent material Permits are required for the conduct of the Hickok Business, such material Permits (i) have been legally obtained by the applicable Hickok Company and are legally maintained by such Hickok Company, (ii) are in full force and effect and are registered in the name of the applicable Hickok Company, and (iii) will not be terminated or expire as a result of the consummation of the transactions contemplated herein. No proceeding is pending to revoke or limit any Permit or otherwise to impose any conditions or obligations on the possession or transfer of any Permit. In the past three (3) years, there have been no claims, notices, orders or directives issued by any governmental authority with respect to Hickok or the Hickok Business.

5.10.2. Product Warranty. The reserve for product warranty claims reflected in the Hickok Reports is stated therein fairly in all material respects in accordance with GAAP, consistently applied, and in the past three (3) years, there have been no claims outside the ordinary course of business made against the Hickok Companies related to the Hickok Business alleging that any products assembled, manufactured, distributed, sold, leased or delivered by any Hickok Company are defective or improperly designed or manufactured and no such claims are currently pending or, to the Knowledge of Hickok, threatened against the Hickok Companies. There have been no product recalls by any Hickok Company related to the Hickok Business. Except as set forth on Schedule 5.10.2, and except for warranties contained in any Hickok Company’s standard terms and conditions of sale, no Hickok Company has given a condition, warranty, or made a representation in respect of products or service supplied, manufactured, sold, leased or delivered by it with respect to the Hickok Business. To the Knowledge of Hickok, each product assembled, manufactured, distributed, sold, leased or delivered by the Hickok Companies has been in material conformity with all applicable contractual commitments and all express and implied warranties. Except for warranty claims based on the Hickok Companies’ standard terms and conditions of sale, no Hickok Company has any liability for replacement or repair of any product assembled, manufactured, distributed, sold, leased or delivered by any Hickok Company or other damages in connection therewith. Schedule 5.10.2 includes copies of the standard terms and conditions of sale or lease of the Hickok Companies (containing applicable guaranty, warranty, and indemnity provisions).

5.10.3. Product Liability. No claims alleging bodily injury or property damage as a result of any defect in the design or manufacture of any product of the Hickok Business or the breach of any duty to warn, test, inspect or instruct of dangers therein (each a “Hickok Product Liability Claim”) have been made or, to the Knowledge of Hickok, threatened against the Hickok Companies in the past three (3) years. To the Knowledge of Hickok, there are no defects in the design or manufacture of products of the Hickok Business manufactured or sold by the Hickok Companies which could result in a Hickok Product Liability Claim, and there has not been any failure by the Hickok Companies to warn, test, inspect or instruct of dangers which could form the basis for a product recall or any Hickok Product Liability Claim against the Hickok Companies.

5.10.4. Litigation. Except as set forth on Schedule 5.10.4, (a) no claim, litigation, proceeding or, to the Knowledge of Hickok, investigation: (i) is pending or, to the Knowledge of Hickok, threatened against the Hickok Companies, or (ii) involving Hickok has been concluded in the past three (3) years; and (b) to the Knowledge of Hickok, there is no state of facts or events which could reasonably be expected to form the basis for such a claim, litigation, investigation or proceeding. No arbitration award, judgment, order, decree or similar restriction is outstanding against the Hickok Companies.

5.11. Business.

5.11.1. Employment. The Hickok Companies have paid in full to all employees, or made appropriate accruals on its books of account, all wages, commissions, bonuses and other direct compensation for all services performed by its employees. There is no union representation of any of the Hickok Companies’ employees. During the past three (3) years there have been no grievances or claims (a) filed with the EEOC or other governmental entity of competent jurisdiction, or (b) to the Knowledge of Hickok, threatened to be filed by any of the employees, former employees or beneficiaries of any employees of the Hickok Companies with respect to their employment or employment benefits, including, without limitation, any discrimination claims, sexual harassment claims or workers’ compensation claims.

5.11.2. Insurance. Schedule 5.11.2 lists all insurance policies maintained by the Hickok Companies and identifies the following information for each such policy: underwriter, coverage type, expiration date, coverage amount, deductible and whether claims made or occurrence based (the “Hickok Policies”). All of the Hickok Policies are in full force and effect and are issued in the name of the applicable Hickok Company, and all premiums for such policies have been paid. No Hickok Company is, and has not been at any time, subject to Liability as a self-insurer. Schedule 5.11.2 also sets forth a description of all claims pending under the Hickok Policies during the past three (3) years.

5.11.3. Contracts. Schedule 5.11.3 contains a complete and accurate list of the following contracts related to the Hickok Business (collectively, the “Hickok Contracts”):

(a) contracts for purchase orders and sales orders, involving payments to the Hickok Companies in excess of Ten Thousand Dollars ($10,000);

(b) all loan, financing, security, credit or other contracts evidencing or relating to Hickok Indebtedness or to the granting by any of the Hickok Companies of a Lien on any of the assets of the Hickok Companies, or any guaranty by any of the Hickok Companies of any obligation in respect of borrowed money or otherwise;

(c) all contracts with distributors, dealers or sales representatives;

(d) all contracts relating to cooperative or rebate arrangements with customers or suppliers;

(e) all management, consulting, employment, agency or collective bargaining contracts;

(f) all employee benefits contracts with third-party employee benefit providers;

(g) all contracts which contain an obligation of confidentiality with respect to information furnished by any Hickok Company to a third party or received by any Hickok Company from a third party;

(h) all contracts containing covenants limiting the freedom of any Hickok Company to compete in any line of business or with any person or in any geographic area or market;

(i) all contracts relating to Hickok Intellectual Property Rights of the Hickok Companies;

(j) contracts pursuant to which any Hickok Company is a lessor or a lessee of any personal or real property, or holds or operates any tangible personal property owned by another person, except for any such individual lease under which the aggregate annual rent or lease payments do not exceed Ten Thousand Dollars ($10,000);

(k) all contracts with any shareholder, director or officer of any Hickok Company or any affiliate or relative of any of the foregoing;

(l) each contract not included in subsection (e) or (f) providing for severance, retention, change in control or other similar payments; and

(m) any other contract material to the Hickok Business or not cancelable without Liability with less than sixty (60) days’ notice.

The Hickok Companies have delivered to Parent accurate and complete copies of each such written Hickok Contract, and an accurate and complete written description of each such oral Hickok Contract, in each case with all modifications and amendments thereto. Since December 31, 2014, there has been no modification or termination of any Hickok Contract under circumstances which might have an adverse effect on the Hickok Business. Each of the Hickok Contracts is in full force and effect and is the legal, valid and binding obligation of the Hickok Company that is a party to such Hickok Contract and, to the Knowledge of Hickok, the other party thereto, and enforceable in accordance with its respective terms. With respect to each Hickok Contract, (a) the Hickok Company that is a party to such Hickok Contract is not in breach or default under or in violation thereof, and (b) to the Knowledge of Hickok, no event has occurred which, with notice or lapse of time or both, would constitute such a default or violation. There have been no discussions with or correspondence from third parties concerning the breach by any party of any of the Hickok Contracts or the termination of any of the Hickok Contracts. To the Knowledge of Hickok, there is no default under or violation of any Hickok Contract by any other party thereto.

5.11.4. Customers and Suppliers. Schedule 5.11.4 sets forth the Material Suppliers and the Material Customers of the Hickok Business, in each case for (i) the twelve (12) months ended September 30, 2014 and (ii) the twelve (12) months ended September 30, 2015. Since December 31, 2014, no Material Customer has canceled or otherwise terminated or, to the Knowledge of Hickok, made any threats to cancel or otherwise terminate, its relationship with the Hickok Companies or to materially decrease its purchases from or reduce its prices paid to the Hickok Companies. Since December 31, 2014, no Material Supplier has canceled or otherwise terminated or, to the Knowledge of Hickok, made any threats to cancel or otherwise terminate, its relationship with the Hickok Companies or to materially decrease its sales to or raised its price to be paid by the Hickok Companies. To the Knowledge of Hickok, there will be no material adverse change in a relationship with any Material Supplier or Material Customer as a result of the transactions contemplated by this Agreement.

5.12. Employee Benefits. A description of the Hickok Plans is set forth on Schedule 5.12, and complete and correct copies of all written Hickok Plans and related trusts and amendments thereto, and summary plan descriptions and summaries of material modifications thereof, if any, and summaries of all oral Hickok Plans have been delivered to Parent. None of the Hickok Plans is a Multiemployer Plan or Pension Plan, nor has any Hickok Company or any Hickok ERISA Affiliate ever been a sponsor of, or been obligated to make contributions to, any such Multiemployer Plan or Pension Plan. To the Knowledge of Hickok, all of the Hickok Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in form and operation, all requirements for any Tax-favored treatment intended for such Hickok Plan or trust or applicable to Hickok Plans or trusts of its type, including, as applicable, Sections 105, 106, 125, 401(a), 401(k) and 501 of the Internal Revenue Code and no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect thereto. All of the Hickok Plans have been operated in compliance in all material respects with their respective terms and all laws, and all contributions to any Hickok Plan required by law or contract have been timely made. None of the Hickok Plans provide life insurance, medical or other welfare benefits to persons who are not current employees of the Hickok Companies, or their dependents, except as required by Part 6 of Title I of ERISA or any similar state law. The Hickok Companies have retained the right to unilaterally amend or terminate each Hickok Plan to the fullest extent permitted by law. No Hickok Company has ever had any Hickok ERISA Affiliate. There are no pending or, to the Knowledge of Hickok, threatened claims by or on behalf of any of the Hickok Plans or by any employee, beneficiary or alternate payee with an interest under any Hickok Plan (other than routine claims for benefits). The Hickok Companies do not have any Liability with respect to any Employee Benefit Plan, other than for contributions, payments or benefits due in the ordinary course under the Plans, none of which are overdue. No event has occurred and no condition exists that would subject Parent, either directly or by reason of any Hickok Company’s affiliation with any affiliate, to any Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Internal Revenue Code or other applicable laws with respect to any Employee Benefit Plan. The Hickok Companies do not maintain any Hickok Plan under which they would be obligated to pay benefits, or under which any benefit would become accelerated or vested (except as required by applicable law), because of the consummation of the transactions contemplated by this Agreement.

When used in this Agreement, the following terms hereby have the following meanings:

“Hickok ERISA Affiliate” means, with respect to the Hickok Companies, any entity which is or has ever been a member of a “controlled group of corporations” with, or under “common control” with, one or more of the Hickok Companies (within the meaning of Section 414(b) or (c) of the Internal Revenue Code) or which is or has ever been a member of an “affiliated service group” with one or more of the Hickok Companies (within the meaning of Section 414(m) of the Internal Revenue Code) or any entity which is or has ever been required to be aggregated with the Hickok Companies under Section 4001(b) of ERISA.

“Hickok Plan” means any Employee Benefit Plan with respect to which any Hickok Company or Hickok ERISA Affiliate currently is, or during the six (6) year period preceding the date hereof has been, the sponsor, a party or obligated to make contributions.

5.13. Assets.

5.13.1. Title. Except as set forth on Schedule 5.13.1, the applicable Hickok Company has good and marketable title to, or a valid leasehold interest in, the assets (including the Hickok Real Property) of the Hickok Companies, free and clear of all Liens, except Hickok Permitted Liens. Except for the personal property leases set forth on Schedule 5.13.1, no person, other than the Hickok Companies, owns or utilizes any of the assets of the Hickok Companies. “Hickok Permitted Liens” means (i) mechanics, carriers, workers, repairers, and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a material adverse effect on Hickok, and (ii) those Liens set forth on Schedule 5.13.1.

5.13.2. Receivables. The receivables of the Hickok Companies represent valid obligations to the applicable Hickok Company arising from sales actually made or services actually performed and are collectible in the ordinary course of business. Except as set forth on Schedule 5.13.2, the receivables of the Hickok Companies are not subject to any contest, claim or right of set-off other than returns and credits in the ordinary course of business. No consignment, “pay when sold” or extended payment terms have been granted to any customer.

5.13.3. Intellectual Property. Schedule 5.13.3 lists all Hickok Intellectual Property Rights owned by the Hickok Companies or in which (as noted on such Schedule) any Hickok Company has any rights or licenses (except licenses in connection with “off the shelf” software products or free-ware). To the Knowledge of Hickok, there has not been any infringement or alleged infringement by others of any of the Hickok Intellectual Property Rights. Except as set forth on Schedule 5.13.3, no Hickok Company is a party to any Hickok Contract, whether as licensor, licensee, franchisor, franchisee, dealer, distributor or otherwise, with respect to any Hickok Intellectual Property Rights (but not including licenses in connection with “off the shelf” software products or free-ware). Except as set forth on Schedule 5.13.3, the Hickok Companies have the right to use all Hickok Intellectual Property Rights as are necessary to enable the Hickok Companies to conduct, and to continue to conduct after the Closing, the Hickok Business in the manner previously conducted, and that use has not conflicted with, infringed upon or otherwise violated any rights of any person or entity. Except as set forth on Schedule 5.13.3, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning the Hickok Intellectual Property Rights. To the Knowledge of Hickok, none of the Hickok Intellectual Property Rights has been used, divulged or appropriated for the benefit of any past or present employees of the Hickok Companies or any other person or entity, or to the detriment of the Hickok Companies.

When used in this Agreement, “Hickok Intellectual Property Rights” shall mean all intellectual property relating to or used by or in connection with the Hickok Business, including, without limitation, patents, trade names, trademarks and service marks and all registrations and applications therefor, together with the goodwill of the business symbolized or represented by the foregoing, works of authorship and all copyrights related thereto and all registrations and applications therefor, designs and all applications therefor and all reissues, divisions, continuations and extensions thereof, know-how, ideas, trade secrets, processes, technology, discoveries, formulae and procedures, internet domain name(s) and the URLs, content and data that constitute the website at such domain name(s) and all software, together with the right to sue for past infringement or improper, unlawful or unfair use or disclosure of any of the foregoing.

5.13.4. Inventory. Subject to appropriate and adequate allowances reflected in the Hickok Reports for obsolete, slow-moving, and other irregular items, or except as set forth on Schedule 5.13.4 (but only in the case where such obsolete, slow-moving, and other irregular items are not subject to appropriate and adequate allowances in the Hickok Reports), the Hickok Inventory is usable and saleable in the ordinary course of business and fit for the purpose for which it was manufactured. Such allowances and the inventories reflected in the Hickok Reports and inventories arising after the date of the Hickok Reports and reflected on the books and records of the Hickok Companies are stated thereon in accordance with GAAP, on a lower of cost or market basis, consistently applied.

When used in this Agreement, “Hickok Inventory” shall mean all inventories of work-in-process, raw materials, finished goods, active job orders, samples, office and other supplies, and other accessories related thereto, which are used or held for use by the Hickok Companies in connection with the Hickok Business, together with all rights of the Hickok Companies against the suppliers of such inventories.

5.13.5. Extent. Except as set forth on Schedule 5.13.5, to the Knowledge of Hickok, the assets of the Hickok Companies include all of the operating assets of Hickok and constitute all of the assets, tangible and intangible, of any nature whatsoever, (a) used in or useful to the operation of the Hickok Business in the manner previously operated by Hickok, and (b) pertaining to technology, processes, plans, and other items under development for use in the Hickok Business.

5.14. Real Property. Schedule 5.14 contains a complete and accurate list of all the real property leased and owned by the Hickok Companies (the “Hickok Real Property”) and lists the leases relating to any Hickok Real Property that is leased by the Hickok Companies (the “Hickok Leases”). The Hickok Real Property and Hickok Leases listed on Schedule 5.14 comprise all real property interests and leases and agreements related thereto used in the conduct of the Hickok Business as now conducted. Except as set forth on Schedule 5.14: (i) all buildings and all fixtures used in the Hickok Business are located on the Hickok Real Property, (ii) the Hickok Leases are in full force and effect and valid instruments enforceable against the Hickok Company that is a party thereto, and to the Knowledge of Hickok, the other party thereto, in each case in accordance with their respective terms, (iii) all rents, required deposits and additional rents due to date pursuant to each Hickok Lease have been paid in full, (iv) there is no existing default by the applicable Hickok Company, or to the Knowledge of Hickok, by the lessor of any such Hickok Lease, (v) no Hickok Company has received any written notice that it is in default under any of the Hickok Leases, (vi) to the Knowledge of Hickok, no party other than the Hickok Companies and lessor have any interest in any of the Hickok Real Property, and (vii) no consent is required to be obtained by any Hickok Company pursuant to any Hickok Lease in connection with the consummation of the transactions contemplated herein. Copies of all such Hickok Leases, together with all amendments thereto, pertaining to the Hickok Real Property have been delivered to Parent and no Hickok Leases have been amended, modified or terminated. The Hickok Companies have received no notice of, and have no actual knowledge of, any proposed assessments or any public improvements affecting the Hickok Real Property which have been ordered to be made and/or which have not heretofore been completed, assessed and paid for. The Hickok Companies have received no notice of, and have no actual knowledge of, any existing or threatened condemnation, eminent domain proceeding or any action of a similar kind or any change, redefinition or other modification of the zoning classification regarding the Hickok Real Property.

5.15. Environmental Matters. Except as set forth in Schedule 5.15:

(a) There has been no generation, Treatment, Storage, Release, Disposal or transport of any Hazardous Material by any Hickok Company, regardless of quantity, at, on, under, or from any of the Hickok Real Property, or any other facility or property owned, occupied or used by the Hickok Companies now or in the past;

(b) To the Knowledge of Hickok, there are currently no and there have not been any asbestos- or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Hickok Real Property, or into other assets or products of the Hickok Companies;

(c) No Hickok Company has sent a Hazardous Material to a site that, pursuant to any law (A) has been placed or proposed for placement on the National Priorities List or any similar state list, or (B) is subject to or the source of an order, demand or request from a government authority to take “response,” “corrective,” “removal,” or “remedial” action, as defined in any law, or to pay for the costs of any such action at any location;

(d) No Hickok Company has received any notice, order or other communication from any governmental authority, citizens’ group, employee or other individual or entity claiming that it or its business is or may be liable for personal injury or property damage related to any Release, Treatment, Storage or Disposal of, or exposure to, any Hazardous Material; and

(e) To the Knowledge of Hickok, there are no underground storage tanks or related piping, or surface impoundments located on, under or at the Hickok Real Property or any other facility or property owned, occupied or used by the Hickok Companies, now or in the past, nor have any underground tanks or piping been removed from any of the Hickok Real Property.

5.16. Miscellaneous.

5.16.1. Conflicts of Interest. Except as set forth on Schedule 5.16.1, no director, officer or employee of the Hickok Companies nor any relative of any director, officer or employee of the Hickok Companies nor any affiliate of any of the foregoing, (i) owns, directly or indirectly, any interest in, or is an employee or agent of, any entity which is a competitor, lessor, lessee, customer or supplier of the Hickok Business, (ii) owns, directly or indirectly, any interest in any tangible or intangible property, asset or right which any Hickok Company uses in the Hickok Business, (iii) has any cause of action or claim against, owes any amount to, or is owed any amount by any Hickok Company, or (iv) is a party to any Contract with any Hickok Company.

5.16.2. No Brokers. Except as set forth on Schedule 5.16.2, no person is or will become entitled, by reason of any contract entered into or made by or on behalf of the Hickok Company, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

6. Closing Deliveries.

6.1. Deliveries by Parent and Shareholders. The respective obligations of Hickok and Merger Sub to consummate the closing of the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

(a) Hickok shall have received from Parent and the Company all filings, authorizations, approvals and consents set forth on Schedule 6.1(a) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the Contribution;

(b) Hickok shall have received from Parent and the Company all filings, authorizations, approvals and consents set forth on Schedule 6.1(b) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the transactions contemplated under this Agreement;

(c) Hickok shall have received from Parent and the Company a certificate of good standing of Parent and the Company as of the most recent practicable date from the Secretary of State of the State of Ohio and the Secretary of State of each State where the Company is qualified to do business as a foreign entity;

(d) Hickok shall have received from Parent copies of the resolutions duly adopted by the board of directors and shareholders of Parent, and the member and board of managers of the Company, authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, duly certified by an officer of Parent or a manager of the Company, as applicable;

(e) Hickok shall have received from Parent a certificate, in compliance with Treasury Regulations Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Internal Revenue Code;

(f) Hickok shall have received from Mr. Crawford a duly executed counterpart to the amended and restated real property lease with the Company for the use of the premises at 25 Florence Avenue, Painesville, Ohio, in the form attached hereto as Exhibit F (the “Real Property Lease”);

(g) Hickok shall have received from Parent a duly executed counterpart to a registration rights agreement in the form attached hereto as Exhibit G (the “Registration Rights Agreement”);

(h) Parent and Shareholders shall have executed and delivered to Hickok a certificate stating that (i) the representations and warranties of Parent and Shareholders contained in Articles 3 and 4 that are qualified by materiality are true and correct in all respects at and as of the Closing as though then made, and the representations and warranties of Parent and Shareholders contained in Articles 3 and 4 that are not qualified by materiality are true and correct in all material respects at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date); and (ii) Parent and Shareholders have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Parent or Shareholders prior to the Closing;

(i) Hickok shall have received audited financial statements of Parent with respect to the Business for each of the two most recent fiscal years in form and substance sufficient to permit Hickok to comply with its obligations under Rule 8.04(b) of Regulations S-X and Item 9.01 of Form 8-K promulgated under the Exchange Act;

(j) this Agreement and the issuance by Hickok of the Hickok Common Shares shall have been approved at the Hickok Shareholder Meeting by the shareholders of Hickok;

(k) the board of directors of Hickok shall have received a customary opinion of an independent financial advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to Hickok’s shareholders and such fairness opinion shall not have been revoked, rescinded or amended;

(l) there shall be no suit, action, investigation or proceeding pending or threatened before any governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

(m) since the date of this Agreement, there shall not have occurred any change, occurrence or development that, individually or in the aggregate, has a material adverse change in or effect on the business, assets, prospects, results of operations or financial condition of Parent, the Company or the Business taken as a whole;

(n) Hickok shall have received evidence reasonably satisfactory to Hickok (i) of the termination of that certain Services Agreement, dated June 1, 2015 (the “Services Agreement”), between Parent and the Company, (ii) that the Company is fully capable of operating the Business (in the same manner as previously operated by Parent) without requiring the provision of any Services (as defined in the Services Agreement) by Parent to the Company; (iii) of Parent’s contribution to the Company of any accounts receivable related to the Business, and (iv) of the cancelation of the Demand Cognovit Promissory Grid Note, dated June 1, 2015, and payable from the Company to the order of Parent.

(o) Hickok shall have received each other document required to be delivered to Hickok pursuant to this Agreement.

Any agreement or document to be delivered to Hickok pursuant to this Section 6.1 shall be in form and substance reasonably satisfactory to Hickok.

6.2. Deliveries by Hickok. The respective obligations of Parent and Shareholders to consummate the closing of the transaction contemplated in this Agreement are subject to the satisfaction at or before the Closing of the following conditions:

(a) Parent shall have received from Hickok all filings, authorizations, approvals and consents set forth on Schedule 6.2(a) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the transactions contemplated under this Agreement;

(b) Parent shall have received from Hickok (i) the Nine Hundred Eleven Thousand Two Hundred Fifty (911,250) Hickok Class A Common Shares issued fully paid, non-assessable to Parent, and (ii) the Three Hundred Three Thousand Seven Hundred Fifty (303,750) Hickok Class B Common Shares issued fully paid, non-assessable to Parent;

(c) Parent shall have received from Hickok a duly executed counterpart to the Parent Note, Working Capital Note, and the Security Agreement;

(d) Parent shall have received from the Company and Supreme Electronics a duly executed counterpart to the Security Agreement; and

(e) Parent shall have received from Hickok evidence that Hickok’s board of directors amended its Amended and Restated Code of Regulations to restrict Prohibited Transfers, without approval of the Board of Directors of Hickok, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, which shall be prohibited void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part): (a) any Person or Persons would become a 4.9-percent Shareholder, (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder or Public Group would be increased or (c) that would result in the application of any § 382 of the Code limitation on the use of the Tax Benefits. A form of such shareholder’s rights plan is attached hereto as Schedule 6.2(e).

When used in this Agreement, capitalized terms first referenced in this Section 6.2(e) have the meanings set forth in the Amended and Restated Code of Regulations of Hickok and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions.

(f) Parent shall have received from the Hickok Companies a certificate of good standing of each of the Hickok Companies as of the most recent practicable date from the Secretary of State of the state of incorporation of each of the Hickok Companies and of each State where the foregoing entities are qualified to do business as a foreign entity;

(g) Parent shall have received from Hickok copies of the resolutions duly adopted by the board of directors of Hickok and Merger Sub, and by Hickok as sole shareholder of Merger Sub, authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, duly certified by an officer of Hickok or Merger Sub, as applicable;

(h) Parent shall have received from an officer of the Company a duly executed counterpart to the Real Property Lease;

(i) Parent shall have received from Hickok a duly executed counterpart to the Registration Rights Agreement;

(j) Parent shall have received from Hickok certificates of insurance and any other evidence satisfactory to Parent evidencing that upon Closing the Company is a named insured to the Hickok Policies;

(k) Hickok shall have executed and delivered to Parent and Shareholders a certificate stating that (i) the representations and warranties of Hickok contained in Article 5 that are qualified by materiality are true and correct in all respects at and as of the Closing as though then made, and the representations and warranties of Hickok contained in Article 5 that are not qualified by materiality are true and correct in all material respects at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date); and (ii) Hickok has performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Hickok prior to the Closing;

(l) there shall be no suit, action, investigation or proceeding pending or threatened before any governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

(m) since the date of this Agreement, there shall not have occurred any change, occurrence or development that, individually or in the aggregate, has a material adverse change in or effect on the business, assets, prospects, results of operations or financial condition of Hickok or the Hickok Business taken as a whole; and

(n) each other document required to be delivered to Parent pursuant to this Agreement.

Any agreement or document to be delivered to Parent or Shareholders pursuant to this Section 6.2 shall be in form and substance reasonably satisfactory to Parent.

7. Closing.

The consummation of the transactions contemplated herein (the “Closing”) will take place on the date that is no later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Article 6 hereof and shall take place at the offices of Calfee, Halter & Griswold LLP in Cleveland, Ohio or at such other time and place as to which the parties hereto may agree in writing or by e-mail exchange of relevant signature pages, deliveries and other documents as the parties hereto may mutually agree. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” The transfers and deliveries described in Article 6 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Article 6 shall also have occurred or been waived in writing by the party entitled to waive the same. Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of 11:59 p.m. on the Closing Date.

8. Covenants.

8.1. Pre-Closing Covenants and Agreements.

8.1.1. Conduct of Business. During the period between the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with Section 8.1.4 or the Closing Date (the “Pre-Closing Period”), except as otherwise expressly provided for in this Agreement or except to the extent Hickok otherwise consents, Shareholders shall cause Parent (with respect to the Business) and the Company to: (a) be operated in the ordinary course of business, consistent with past practice, (b) use commercially reasonable efforts to preserve intact their business organizations and relationships with persons doing business with Parent or the Company, (c) maintain their assets in their current state of condition and repair (ordinary wear and tear excepted), (d) keep in full force and effect all insurance policies of Parent and the Company; and (e) not to (i) except as required by GAAP or applicable law, revalue any of their material assets or make changes in financial or Tax accounting methods, principles or practices or (ii) file or amend any Tax Return (or enter into any settlement or compromise of any Tax liability or refund), or (iii) enter into any material Contract for terms that extend beyond the Closing; or (iv) terminate or amend any of their interest in and to the Leased Real Property; or (v) amend or terminate any Contract. Without limiting the generality of the foregoing, except as contemplated by this Agreement, during the Pre-Closing Period, without the prior written consent of Hickok, which consent will not be unreasonably withheld or delayed, Shareholders shall not take or agree, and Shareholders shall not permit Parent to take or agree (whether in writing or otherwise), any action that would result in a violation of Section 4.3.3 hereof. For the avoidance of doubt, the Company is not prohibited from distributing cash to Parent at any time and from time to time before the Closing.

8.1.2. Access. During the Pre-Closing Period: (a) Shareholders shall cause Parent and the Company to provide to Hickok and its representatives reasonable access to the personnel, facilities, records and financial, accounting and other advisors (including Tax advisors) of Parent and the Company and to permit Hickok and its representatives to conduct such necessary inspections as Hickok may reasonably request, and (b) Hickok shall provide to Parent, the Shareholders, and their respective representatives reasonable access to the personnel, facilities, records and financial, accounting and other advisors (including Tax advisors) of the Hickok Companies and to permit Parent, the Shareholders, and their respective representatives to conduct such necessary inspections as Parent may reasonably request

8.1.3. Satisfaction of Closing Conditions. During the Pre-Closing Period and subject to the terms and conditions of this Agreement, Parent and Shareholders, on the one hand, and Hickok, on the other hand, will use “commercially reasonable efforts” to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement or under applicable laws to consummate the transactions contemplated by this Agreement. The parties shall cooperate with each other so as to obtain as soon as practicable after the date hereof all necessary regulatory or other consents, clearances, authorizations and approvals required under Article 6. “Commercially reasonable efforts” means those commercially reasonable efforts that would be exerted by a substantial business enterprise to accomplish the desired result, but without the requirement of undertaking extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any contract that are significant in the context of the contract or otherwise disproportionate to the benefit to be derived.

8.1.4. Termination. This Agreement may be terminated:

(a) by mutual written consent of Hickok, Parent and Shareholders at any time prior to the Closing;

(b) by Hickok, Parent or Shareholders if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within thirty (30) days after being notified of same;

(c) by (i) Hickok if any of the conditions in Section 6.1 have not been satisfied as of July 1, 2016 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Hickok to comply with its obligations under this Agreement) and Hickok has not waived such condition; or (ii) Parent or Shareholders if any of the conditions in Section 6.2 have not been satisfied as of July 1, 2016 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent or Shareholders to comply with their obligations under this Agreement) and Parent or Shareholders has not waived such condition; or

(d) by Hickok, Parent or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 1, 2016.

If this Agreement is terminated pursuant to Section 8.1.4(a), then all provisions of this Agreement except Sections 8.1.6 and Section 10 shall thereupon become void without any liability on the part of any party hereto to any other party hereto. If this Agreement is terminated other than pursuant to Section 8.1.4(a), such termination will not affect any right or remedy which accrued hereunder or under applicable laws prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that each party may enforce all rights and remedies available to such party hereunder or under applicable laws in respect of such termination and so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination shall remain liable for the consequences thereof.

8.1.5. Financial Statements. During the Pre-Closing Period, the Company shall deliver, or cause to be delivered, to Hickok as soon as practicable after the end of each month, unaudited monthly financial statements of the Company.

8.1.6. Publicity. During the Pre-Closing Period, any disclosures or announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon in writing by Parent, Shareholders and Hickok, or as may be required by law or by any governmental authority.

8.1.7. No Negotiation. Until the consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Section 8.1.4 hereof, neither Shareholders, Parent, the Company, nor any of their respective affiliates, related trustees, advisors, agents or other representatives will, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any person or entity or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or recapitalization of Parent or the Company, (b) merger or consolidation involving Parent or the Company, (c) purchase or sale of any assets or capital stock of Parent or the Company (other than a purchase or sale of assets in the usual and ordinary course of business consistent with past custom and practice), or (d) similar transaction or business combination involving Parent, the Company or any of their assets (the foregoing items (a) through (d) collectively referred to herein as a “Business Sale”), or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. Parent and Shareholders each represent and warrant that (1) they are not party to or bound by any agreement with respect to a Business Sale other than this Agreement, and (2) they have terminated all discussions with third parties regarding any of the foregoing. For purposes of this Section 8.1.7, “Person” shall mean any individual, corporation, partnership, association or any other entity or organization.

8.1.8. Hickok Shareholder Meeting; Hickok Proxy Statement. Subject to the terms set forth in this Agreement, Hickok shall take all action necessary to duly call, give notice of, convene and hold a meeting of shareholders to consider the adoption of this Agreement (the “Hickok Shareholder Meeting”) as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Hickok shall prepare and promptly file the letter to the shareholders of Hickok, notice of meeting, proxy statement and forms of proxy (collectively, the “Hickok Proxy Statement”) with the SEC and mail the Hickok Proxy Statement to the shareholders of Hickok in advance of such meeting. In connection with the Hickok Shareholder Meeting, as soon as reasonably practicable following the date of this Agreement, Hickok shall prepare and file the Hickok Proxy Statement with the SEC. Parent, the Company, Shareholders and Hickok will cooperate and consult with each other in the preparation of the Hickok Proxy Statement. Without limiting the generality of the foregoing, Parent, the Company and Shareholders will furnish Hickok the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Hickok Proxy Statement. Hickok shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Hickok Proxy Statement as promptly as practicable after receipt thereof and to cause the Hickok Proxy Statement in definitive form to be cleared by the SEC and mailed to Hickok’s shareholders as promptly as reasonably practicable following filing with the SEC. Each of Hickok, Parent, the Company and Shareholders agree to correct any information provided by it for use in the Hickok

Proxy Statement which shall have become false or misleading and Hickok shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction.

(a) Hickok agrees that none of the information included or incorporated by reference in the Hickok Proxy Statement to be filed with the SEC in connection with the transactions contemplated hereunder, will, at the date it is first mailed to Hickok’s shareholders or at the time of the Hickok Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Hickok with respect to statements made or incorporated by reference therein based on information supplied by Parent or Shareholders expressly for inclusion or incorporation by reference in the Hickok Proxy Statement. The Hickok Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(b) Parent, the Company and the Shareholders agree that none of the information supplied or to be supplied by them for inclusion or incorporation by reference in the Hickok Proxy Statement or any amendment or supplement thereto will, at the date it is first mailed to Hickok’s shareholders or at the time of the Hickok Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

8.1.9. Tax Covenants. During the Pre-Closing Period, Hickok will take no action of any kind or nature whatsoever that would limit or limits Hickok’s (or any current or future affiliate of Hickok) ability to use its or any such affiliates’ net operating losses to reduce future, taxable income and/or tax credits within the meaning of Section 382 or Section 383 of the Internal Revenue Code. Hickok shall promptly notify Parent if, during the Pre-Closing Period, any options, warrants or rights of any kind or nature to acquire shares of Hickok are issued. Such notification shall include a description of the rights issued to such holder and the identity of such holder.

8.2. Restrictive Covenants.

8.2.1. Hickok Confidential Information. In consideration of the consummation of the transactions contemplated herein, Parent and each Shareholder covenant and agree from and after the Closing Date to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law in which case such party will provide the other parties reasonable notice prior to such disclosure, if such notice is legally permissible in the opinion of counsel, and shall take all reasonable steps to prevent or limit disclosure) any and all knowledge, information or documents of a confidential or proprietary nature or not generally known to the public with respect to the Company, the Assets, the Business, this Agreement (or the transactions contemplated herein), the Hickok Companies and the Hickok Business (“Hickok Confidential Information”), to the extent the Hickok Confidential Information is not thereafter made public, or does not otherwise become available to the Parent or Shareholders from a third party who is not, to the actual knowledge of the Parent or Shareholder after reasonable inquiry, bound by any confidentiality agreement with the Parent or Shareholders. The phrase “made public” as used in this Section 8.2.1 shall apply to matters within the domain of the general public or industry of the Business or the Hickok Business, other than as a result of a disclosure by the Parent or Shareholders in violation of the terms of this Agreement or such party’s failure to fulfill their obligations hereunder. The Parent and Shareholders agree not to use the Hickok Confidential Information for his or its own benefit or for the benefit of others or disclose any such Hickok Confidential Information

8.2.2. Parent Confidential Information. In consideration of the consummation of the transactions contemplated herein, Hickok and the Company covenant and agree from and after the Closing Date to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law in which case such party will provide the other parties reasonable notice prior to such disclosure, if such notice is legally permissible in the opinion of counsel, and shall take all reasonable steps to prevent or limit disclosure) any and all knowledge, information or documents of a confidential or proprietary nature or not generally known to the public with respect to the Parent and this Agreement or the transactions contemplated herein (“Parent Confidential Information”), to the extent the Parent Confidential Information is not thereafter made public, or does not otherwise become available to Hickok or the Company from a third party who is not, to the actual knowledge of Hickok or the Company after reasonable inquiry, bound by any confidentiality agreement with Hickok or the Company. The phrase “made public” as used in this Section 8.2.2 shall apply to matters within the domain of the general public or industry of the Parent, other than as a result of a disclosure by Hickok or the Company in violation of the terms of this Agreement or such party’s failure to fulfill their obligations hereunder. Hickok and the Company agree not to use the Parent Confidential Information for their own benefit or for the benefit of others or disclose any such Parent Confidential Information

8.2.3. Noninterference. In further consideration of the consummation of the transactions contemplated herein, from the Closing Date and until the fifth (5th) anniversary of the Closing Date, Parent covenants and agrees it will not, directly or indirectly, and each Shareholder covenants and agrees that such Shareholder will not directly, (a) solicit, induce or attempt to solicit or induce any employee or agent of the Company to terminate his or her relationship with the Company; (b) induce or attempt to induce any supplier, contractor or customer of the Company to terminate or adversely change its relationship with the Company; or (c) employ or hire any person who was an employee of the Company until twelve (12) months after such individual’s employment relationship with the Company has been terminated, unless terminated by the Company. Notwithstanding the foregoing provisions, no restriction contained in the directly preceding subsections (a) and (c) shall apply to any solicitation directed at the public in general and/or found in general publications not directed to employees of the Company. Nothing in this Section 8.2.3 prohibits or restricts Shareholders from taking any action on behalf of, or in connection with their ownership or affiliation of, Park-Ohio Industries, Inc. and its affiliates.

8.2.4. Remedy for Certain Breaches. The parties hereto acknowledge and agree that the covenants in this Section 8.2 were negotiated at arm’s length, are required for the fair and reasonable protection of the parties, that none of the parties would have entered into this Agreement had the parties hereto not agreed to these covenants, that the restrictions contained herein are designed, among other things, to protect the Business of the Company and to ensure that Parent does not engage in unfair competition with the Company, and that the obligations of Hickok and the Company, on the one hand, and the obligations of Parent and Shareholders, on the other hand, set forth in this Agreement constitute adequate consideration for the other’s obligations under this Section 8.2. Each party hereto further acknowledges and agrees that a breach of any of the covenants, obligations or agreements set forth in this Section 8.2 will result in irreparable and continuing damage to the non-breaching party in their respective businesses and properties for which there will be no adequate remedy at law, and each party hereto agrees that in the event of any such breach, the non-breaching parties hereto shall be entitled to injunctive relief to restrain such breach by such party without the necessity of proof of actual damages or the posting of a bond, and to such other and further relief (including damages) as is proper under the circumstances.

8.2.5. Reformation of Agreement; Severability. The parties intend the covenants set forth in this Section 8.2 to be enforced as written. However, in the event that any provision set forth in this Section 8.2 is held by a court of competent jurisdiction to be invalid or unenforceable to any extent, such court shall exercise its discretion in reforming such provision to the end that the parties shall be subject to such restrictions and obligations as the court deems reasonable under the circumstances. In the event that a provision or term of this Agreement is found to be void or unenforceable to any extent and such court does not exercise its discretion to reform such provision, it is the agreed upon intent of the parties hereto that all remaining provisions or terms of this Agreement shall remain in full force and effect to the maximum extent permitted by law and that this Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

8.3. Expenses; Transfer Taxes. Hickok shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by the Hickok Companies or their respective representatives, and the Company shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by Parent, Shareholders, the Company or their respective representatives (including without limitation, the Contribution). Parent shall pay all sales or other transfer Taxes, if any, which may be payable in connection with the transactions contemplated by this Agreement.

8.4. Assignment of Contracts in the Contribution. Parent and Shareholders shall use commercially reasonable efforts (as defined in Section 8.1.3) to obtain the consent of the other party to any contract for the assignment of same to the Company in the Contribution in all cases in which such consent is required for assignment or transfer to the extent any such consent has not been obtained prior to the date hereof. If such consent is not obtained, Parent and Shareholders agree to cooperate with Hickok and the Company in any reasonable arrangement designed to provide for the Company the benefits thereunder, including, without limitation, having the Company act as agent for Parent and having Parent enforce for the benefit of the Company any and all rights of Parent against the other party thereto.

8.5. No Assignment. No assignment by any party of this Agreement or any right or obligation hereunder may be made without the prior written consent of all other parties, and any assignment attempted without such consent will be void.

8.6. Further Assurances and Assistance.

8.6.1. The parties agree that each will execute and deliver any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to effect the provisions of this Agreement and each of the other agreements and instruments delivered by them in connection herewith. Parent and Shareholders further agree that at any time and from time to time after the Closing, they will execute and deliver to Hickok and the Company such further conveyances, assignments or other written assurances as Hickok or the Company may reasonably request and as Parent and Shareholders are reasonably able to comply with to perfect and protect the Company’s title to the Assets.

8.6.2. Hickok shall cause the Company to sponsor (or be a participating employer in), as of the Closing Date, a group health plan for the benefit of all employees of the Company employed on the Closing Date (who previously were eligible for such coverage with Parent) and their eligible dependents. In addition, as soon as administratively practicable after the Closing Date, Hickok shall make a 401(k) plan available to employees of the Company.

8.6.3. From and after the date of this Agreement the parties will cooperate to minimize adverse tax consequences resulting from the transactions contemplated herein. The parties further agree that the Merger Consideration will be allocated among the Company’s assets by first allocating the Merger Consideration to the Company’s Class I, Class II, Class III, Class IV, and Class V assets (as provided on IRS Form 8954) up to the amount of their respective adjusted tax basis immediately prior to the Closing, with the excess being allocated to goodwill or other identifiable intangible assets.

8.7. Stock Trading Review Policy. Hickok shall adopt a policy to ensure timely review of SEC filings evidencing ownership of 5.0% or more, and quarterly review procedures to ensure that shareholders have not acquired ownership inconsistent with Hickok’s Amended and Restated Code of Regulations provisions that is satisfactory to Parent.

8.8. No Other Representations and Warranties. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Shareholders and Parent are not making any representations or warranties whatsoever, whether express or implied, beyond those expressly given by the Shareholders and Parent in Articles 3 and 4 of this Agreement (as modified by the Schedules thereto), respectively, and Parent and Shareholders acknowledge and agree that Hickok is not making any representations or warranties whatsoever, whether express or implied, beyond those expressly given by Hickok in Article 5 of this Agreement (as modified by the Schedules thereto). Each party hereto acknowledges that except for the representations and warranties in Articles 3, 4 and 5, the issued and outstanding membership interests of the Company and the Hickok Common Shares and the assets and businesses of the Company and the Hickok Companies have been or will be transferred to them on an “as is, where is” basis. Each party hereto acknowledges and agrees that it has conducted to its satisfaction its own independent investigation of the condition, operations and businesses of Parent, the Company and the Hickok Companies, and, in making its determination to proceed with the transactions contemplated by this Agreement, each party has relied on the results of its own independent investigation.

9. Indemnification.

9.1. Indemnification by Parent. Parent shall indemnify and hold harmless Hickok and each of its affiliates, members, managers, officers, employees and agents (the “Hickok Indemnified Parties”) from any and all loss, damage, liability, deficiency, costs and expenses (including reasonable legal and accounting fees) (collectively, “Losses”) resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by Parent or Shareholders herein or in any other agreement, instrument or document delivered by or on behalf of Parent or Shareholders in connection herewith; (b) any breach of any covenant or obligation made or incurred by Parent or Shareholders herein or in any other agreement, instrument or document delivered by or on behalf of Parent or Shareholders in connection herewith; (c) any imposition (including by operation of any bulk transfer or other law) or attempted imposition upon any Hickok Company by a third party of any Liability of Parent that was not expressly assumed by the Company pursuant to the terms of the Contribution Agreement; (d) any change in Parent’s or the Company’s accounting methods, including any such change related to the determination of inventory value, costs of goods sold or any other transaction that needs to be reported at the end of an accounting period related to the Business; and (e) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of Parent or Shareholders in connection with the transactions herein contemplated.

9.2. Indemnification by Shareholders. Each Shareholder shall severally indemnify and hold harmless the Hickok Indemnified Parties from any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by such Shareholder herein or in any other agreement, instrument or document delivered by or on behalf of such Shareholder in connection herewith; (b) any breach of any covenant or obligation made or incurred by such Shareholder herein or in any other agreement, instrument or document delivered by or on behalf of such Shareholder in connection herewith; and (c) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of such Shareholder in connection with the transactions herein contemplated.

9.3. Indemnification by Hickok. Hickok shall indemnify and hold harmless Parent and its affiliates, directors, shareholders, officers, employees and agents (the “Parent Indemnified Parties”) from any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by Hickok herein or in any other agreement, instrument or document delivered by or on behalf of Hickok in connection herewith; (b) any breach of any covenant or obligation made or incurred by Hickok herein or in any other agreement, instrument or document delivered by or on behalf of Hickok in connection herewith; (c) any imposition or attempted imposition by a third party upon Parent or Shareholders of any Liability that was expressly assumed by the Company pursuant to the terms of the Contribution Agreement (unless such imposition arose from an action taken or an omission by Parent and Shareholders prior to the date hereof and for which Hickok is otherwise entitled to indemnification hereunder); and (d) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of Hickok in connection with the transactions herein contemplated.

9.4. Notification of and Participation in Claims. No claim for indemnification will arise until notice thereof is given to the party from whom indemnity is sought. In the event that any legal proceedings shall be instituted or any claim or demand be asserted by any third party in respect of which Parent or Shareholders on the one hand, or Hickok on the other hand, may have an obligation to indemnify the other(s), the party asserting such right to indemnity shall give or cause to be given to the party from whom indemnity may be sought written notice thereof

(including the facts constituting the basis therefor) and such party shall have the right, at its option and expense, to be present at the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the party asserting such right to indemnity, unless the party from whom indemnity is sought irrevocably acknowledges full and complete responsibility for indemnification of the party asserting such right to indemnity, in which case such party may assume such control through counsel of its choice, and the other parties may participate in such defense, negotiation or settlement at their cost and expense. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand; provided, however, if the indemnifying party has assumed the defense of such a third party claim, the indemnifying party shall not, without the written consent of the indemnified party, enter into any settlement, compromise or discharge or consent to the entry of any judgment which imposes any expense, obligation or restriction upon the indemnified party, includes any obligations on the part of the indemnified party to take any future actions, or requires the indemnified party to admit or acknowledge to any fact or event, including any violation of law.

9.5. Limitations on Indemnification Obligations. The indemnification provided for under this Section 9 shall be limited in certain respects as follows:

(a) Any claim for indemnification under Section 9.1(a) shall be made by notice to Parent or Shareholders on or before the date that is eighteen (18) months after the Closing Date, provided, that: (i) there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Sections 3.1 [Parent and Shareholder Authority and Capacity], 3.2 [Execution and Delivery; Enforceability], 3.3 [Ownership of Interests], 4.1 [Organization], 4.2.1 [Company Enforceability], 4.3.5 [Indebtedness], the first sentence of 4.7.1 [Title] and Section 4.11 [Securities Matters]; and (ii) a claim for indemnification relating to the representations and warranties contained in Sections 4.3.4 [Taxes], 4.6 [Employee Benefits], and Section 4.9 [Environmental] may be made until the five (5) year anniversary of the Closing Date. The representations and warranties referenced in clause (i) of this Section 9.5(a) shall be referred to herein as the “Parent Fundamental Representations.”

(b) Any claim for indemnification under Section 9.2(a) shall be made by notice to Hickok on or before the date eighteen (18) months after the Closing Date, provided, that: (i) there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Sections 5.1.1 [Ownership of Interests; Generally], 5.2 [Organization]; 5.3.1 [Enforceability]; and the first sentence of Section 5.13.1 [Title]; and (ii) a claim for indemnification relating to the representations and warranties contained in Sections 5.8 [Taxes], 5.12 [Employee Benefits], and Section 5.15 [Environmental] may be made until the five (5) year anniversary of the Closing Date. The representations and warranties referenced in clause (i) of this Section 9.5(b) shall be referred to herein as the “Hickok Fundamental Representations.”

(c) Except for indemnification claims arising out of the Parent Fundamental Representations or fraud, Parent shall not be liable to the Hickok Indemnified Parties for indemnification under Section 9.1(a) until the aggregate amount of Losses under Section 9.1(a) exceeds Forty Thousand Dollars ($40,000) (the “Indemnification Basket”), at which time, subject to Section 9.5(g) below, Parent shall be liable for the amount in excess of the Indemnification Basket.

(d) Except for indemnification claims arising out of the Hickok Fundamental Representations or fraud, Hickok shall not be liable to the Parent Indemnified Parties for indemnification under Section 9.2(a) until the aggregate amount of Losses under Section 9.2(a) exceeds the Indemnification Basket, at which time, Hickok shall be liable for the amount in excess of the Indemnification Basket.

(e) Except for indemnification claims arising out of the Parent Fundamental Representations or fraud, the maximum liability of Parent pursuant to Section 9.1(a) shall not exceed an amount equal to Six Hundred Thousand Dollars ($600,000) (the “Indemnification Cap”).

(f) Except for indemnification claims arising out of the Hickok Fundamental Representations or fraud, the maximum liability of Hickok pursuant to Section 9.2(a) shall not exceed an amount equal to the Indemnification Cap.

(g) Except for injunctive relief or specific performance to which a party to this Agreement may be entitled under Article 8, and except for claims for fraud, such parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9.

9.6 Right of Offset. The Hickok Indemnified Parties may, in their sole discretion, offset any right to indemnification the Hickok Indemnified Parties have pursuant to this Article 9 that either the parties have agreed in writing is owed or that has been determined to be owed pursuant to a final non-appealable decision that has been rendered by a court of competent jurisdiction, against any amounts outstanding to Parent under the Parent Note or the Working Capital Note. Except as set forth in the preceding sentence, the Hickok Indemnified Parties are not entitled to exercise any setoff rights against amounts owed under the Parent Note or Working Capital Note.

9.7 Insurance. Payments by an indemnifying party pursuant to this Article 9 in respect of any Losses shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the indemnified party (or the Company) in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement; provided, however, that this sentence shall not require any party hereto to initiate or pursue litigation against third parties in respect of such Loss. For the avoidance of doubt and without limiting the definition of “Losses”, any out-of-pocket expenses paid to a third party (other than a Hickok Indemnified Party or a Parent Indemnified Party) in the course of attempting to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses, including, without limitation, any increase in the amount of premiums payable under any insurance policy as a result thereof, shall be deemed Losses hereunder.

10. Miscellaneous Provisions.

10.1. Notices. All notices and other communications required by this Agreement shall be in writing and shall be delivered as follows:

(a)	If to Hickok or
	Merger Sub, to:	Hickok Incorporated 10514 Dupont Avenue
Cleveland, Ohio 44108
Attn: Robert L. Bauman
Facsimile: (216) 761-9879

	With a copy to:	Calfee, Halter & Griswold LLP
1405 East Sixth Street
Cleveland, Ohio 44114-1607
Attn: John J. Jenkins
Facsimile: (216) 241-0816

(b)	If to Parent
	or Shareholders, to:	First Francis Company, Inc.
c/o The Crawford Group 6065 Parkland Boulevard Cleveland, OH 44124
Attn: Edward Crawford
Facsimile: (440) 947-2226

	With a copy to:	Ulmer & Berne LLP
1660 West 2nd Street Suite 1100
Cleveland, OH 44113-1448
Attn: Frederick N. Widen
Facsimile: (216) 583-7341

or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two business days after being mailed; notices sent by a nationally recognized commercial overnight carrier shall be effective the next business day after receipted delivery to such courier specifying overnight delivery; otherwise, notices shall be deemed to have been given when received at the address specified above (or other address specified in accordance with the foregoing).

10.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

10.4. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.5. Governing Law; Jurisdiction; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Agreement shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by all parties hereto. The parties waive personal service of any and all process on each of them and consent that all such service of process shall be made in the manner, to the party and at the address set forth in Section 10.1 of this Agreement, and service so made shall be complete as stated in such section.

10.6. Waivers. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provisions hereof (whether or not similar) or a continuing waiver.

10.7. No Third Party Rights. Nothing express or implied in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights under this Agreement other than the Hickok Indemnified Parties and Parent Indemnified Parties.

10.8. Entire Agreement. This Agreement, the schedules referenced herein and the documents to be delivered hereunder constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings of the parties. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in the agreements or instruments delivered in connection herewith, and no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

HICKOK:

HICKOK INCORPORATED

By:	/s/ Robert L. Bauman
Name: Robert L. Bauman
Its: President and Chief Executive Officer

MERGER SUB:

FEDERAL HOSE MERGER SUB, INC.

By:	/s/ Robert L. Bauman
Name: Robert L. Bauman
Its: President

PARENT:

FIRST FRANCIS COMPANY INC.

By:	/s/ Edward F. Crawford
Name: Edward F. Crawford
Its: President

COMPANY:

FEDERAL HOSE MANUFACTURING LLC

By:	/s/ Edward F. Crawford
Name: Edward F. Crawford
Its: Manager

SHAREHOLDERS:

/s/ Edward F. Crawford
Edward F. Crawford

/s/ Matthew Crawford
Matthew Crawford

Exhibit C

Form of Promissory Note for the Parent Note and Working Capital Note

PROMISSORY NOTE

$2,768,662	, 2016

(Original Principal Amount)

FOR VALUE RECEIVED, the undersigned, Hickok Incorporated, an Ohio corporation (“Maker”), hereby promises to pay to the order of First Francis Company Inc., an Ohio corporation (the “Payee”), the principal sum of Two Million Seven Hundred Sixty Eight Thousand Six Hundred Sixty Two Dollars ($2,768,662), together with interest at the Applicable Rate (as defined below).

This Promissory Note was issued pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 8, 2016, by and among Maker, Payee, Federal Hose Manufacturing LLC, an Ohio limited liability company, Edward F. Crawford, an individual, Matthew Crawford, an individual, and Federal Hose Merger Sub, Inc., an Ohio corporation, and is the “Parent Note” referred to in the Merger Agreement. The indebtedness evidenced by this Promissory Note is subject to certain rights of offset described in Section 9.5 of the Merger Agreement. Except as otherwise indicated herein, capitalized terms used in this Promissory Note have the same meanings set forth in the Merger Agreement.

1. Interest. Commencing on the date hereof, interest on the unpaid principal amount due hereunder will accrue at a rate equal to four percent (4%) per annum (calculated on the basis of a year of 365/366 days and the actual number of days elapsed in any payment period or portion thereof) (the “Applicable Rate”).

2. Payments

(a) Principal and Interest. The principal amount of this Promissory Note and any interest due hereunder shall be payable in quarterly installments of Eighty Four Thousand Three Hundred Twenty One and 26/100 Dollars ($84,321.26) during the term of this Promissory Note beginning on             , 2016. The entire remaining principal balance and all accrued and unpaid interest shall be due and payable in full on the sixth (6th) anniversary of the date hereof, unless accelerated in accordance with the terms and conditions of this Promissory Note.

(b) Manner of Payment. All payments of principal and interest on this Promissory Note shall be made by check or by wire transfer of immediately available funds payable to the Payee. Payments made by check shall be made to the Payee at the Payee’s address set forth in Section 10.1 of the Merger Agreement.

(c) Prepayment. Subject to the terms and provisions set forth herein, this Promissory Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against the principal amount due hereunder in inverse order of maturity.

3. Right of Setoff. The terms and provisions of this Promissory Note and the rights of Payee are subject to the rights of offset set forth in Section 9.5 of the Merger Agreement.

4. Security. This Note is secured by a lien on all of Payee’s personal property under the terms of a Security Agreement between Payee and Maker dated as of the date hereof (the “Security Agreement”).

5. Event of Default. Each of the following shall constitute an “Event of Default” under this Promissory Note:

(a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect);

(v) be adjudicated bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; or (vii) acquiesce to, or fail to have dismissed, within sixty (60) days from the commencement of any such proceeding or case, any petition filed against it in any involuntary case under such bankruptcy laws;

(b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable and any amount of such principal and/or interest remains unpaid for a period of fifteen (15) calendar days after the same becomes due;

(c) if Maker shall default in any payment of principal of or interest on any indebtedness beyond any period of grace with respect to such payment or default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such indebtedness, whether or not such right shall have been waived;

(d) the occurrence of a Default under the Security Agreement; or

(e) if a final judgment or order for the payment of money in an amount in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Maker by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

6. Remedies Upon an Event of Default. Upon an Event of Default under Section 4(a), the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note will automatically be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon an Event of Default under Sections 4(b)-(e), the Payee may declare the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

7. Notices. All notices, requests, demands and other communications hereunder shall be made in accordance with the terms of Section 10.1 of the Merger Agreement.

8. Governing Law; Venue and Jurisdiction. This Promissory Note shall be governed by and construed under the laws of the State of Ohio without regard to its conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Promissory Note shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and each of the parties hereby irrevocably agrees, acknowledges and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section 10.1 of the Merger Agreement.

9. Binding Effect. The terms and provisions of this Promissory Note shall be binding upon Maker and Maker’s successors-in-interest, legal representatives and assigns, and shall inure to the benefit of Payee and Payee’s successors-in-interest, legal representatives and permitted assigns and any subsequent holder of this Promissory Note.

10. Section Titles. The section titles contained in this Promissory Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

11. Amendment and Modification. Except as otherwise expressly provided herein, neither this Promissory Note nor any term of this Promissory Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the parties hereto.

12. Severability. If any provision of this Promissory Note shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Promissory Note shall not be affected thereby.

13. Failure to Exercise Remedies. Maker agrees that the failure of the Payee to exercise any right granted hereunder shall not constitute a waiver of such right or any other rights, and that failure by the Payee to exercise any right granted hereunder in the event of a breach or default by the Maker shall not be deemed a waiver of such breach or default or of other or further breaches or defaults by the Maker. The remedies granted to the Payee shall be available to the Payee until all amounts due hereunder shall have been paid in full.

14. Collection Costs. The Maker agrees to pay all reasonable costs of collection (limited, in the case of attorneys’ fees and costs, to counsel for the Payee) in connection with the enforcement of this Promissory Note and the exercise of any rights and remedies by the Payee under the Security Agreement in connection therewith.

15. Counterparts. This Promissory Note may be executed in one or more counterparts, each of which will be deemed to be an original signature to this Promissory Note and all of which, when taken together, will be deemed to constitute one and the same agreement.

16. Warrant of Attorney. In the event of an Event of Default hereunder, the undersigned authorizes any attorney at law to appear in any State or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Promissory Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Promissory Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest that an attorney hired by Payee may have in acting on the undersigned’s behalf in confessing judgment against it while such attorney is retained by Payee. The undersigned expressly consents to such attorney acting for it in confessing judgment and to such attorney’s reasonable fee being paid by the Payee or deducted from the proceeds of collection of this Promissory Note or any collateral security therefor.

[Signature Page Follows.]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.

MAKER:

HICKOK INCORPORATED

By:
Name:
Title:

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acknowledged and agreed to on

                             , 2016 by:

PAYEE:

FIRST FRANCIS COMPANY INC.

By:
Name:
Title:

PROMISSORY NOTE

$2,000,000	, 2016

(Original Principal Amount)

FOR VALUE RECEIVED, the undersigned, Hickok Incorporated, an Ohio corporation (“Maker”), hereby promises to pay to the order of First Francis Company Inc., an Ohio corporation (the “Payee”), the principal sum of Two Million Dollars ($2,000,000), subject to increase or decrease pursuant to Section 2.2 of the Merger Agreement (as defined below), together with interest at the Applicable Rate (as defined below).

This Promissory Note was issued pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 8, 2016, by and among Maker, Payee, Federal Hose Manufacturing LLC, an Ohio limited liability company, Edward F. Crawford, an individual, Matthew Crawford, an individual, and Federal Hose Merger Sub, Inc., an Ohio corporation, and is the “Working Capital Note” referred to in the Merger Agreement. The indebtedness evidenced by this Promissory Note is subject to certain rights of offset described in Section 9.5 of the Merger Agreement. Except as otherwise indicated herein, capitalized terms used in this Promissory Note have the same meanings set forth in the Merger Agreement.

1. Interest. Commencing on the date hereof, interest on the unpaid principal amount due hereunder will accrue at a rate equal to four percent (4%) per annum (calculated on the basis of a year of 365/366 days and the actual number of days elapsed in any payment period or portion thereof) (the “Applicable Rate”).

2. Payments

(a) Principal and Interest. Subject to increase or decrease pursuant to Section 2.2 of the Merger Agreement, the principal amount of this Promissory Note and any interest due hereunder shall be payable in quarterly installments of Sixty Thousand Nine Hundred Eleven and 20/100 Dollars ($60,911.20) during the term of this Promissory Note beginning on             , 2016. The entire remaining principal balance and all accrued and unpaid interest shall be due and payable in full on the sixth (6th) anniversary of the date hereof, unless accelerated in accordance with the terms and conditions of this Promissory Note.

(b) Manner of Payment. All payments of principal and interest on this Promissory Note shall be made by check or by wire transfer of immediately available funds payable to the Payee. Payments made by check shall be made to the Payee at the Payee’s address set forth in Section 10.1 of the Merger Agreement.

(c) Prepayment. Subject to the terms and provisions set forth herein, this Promissory Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against the principal amount due hereunder in inverse order of maturity.

3. Right of Setoff. The terms and provisions of this Promissory Note and the rights of Payee are subject to the rights of offset set forth in Section 9.5 of the Merger Agreement.

4. Security. This Note is secured by a lien on all of Payee’s personal property under the terms of a Security Agreement between Payee and Maker dated as of the date hereof (the “Security Agreement”).

5. Event of Default. Each of the following shall constitute an “Event of Default” under this Promissory Note:

(a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; or (vii) acquiesce to, or fail to have dismissed, within sixty (60) days from the commencement of any such proceeding or case, any petition filed against it in any involuntary case under such bankruptcy laws;

(b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable and any amount of such principal and/or interest remains unpaid for a period of fifteen (15) calendar days after the same becomes due;

(c) if Maker shall default in any payment of principal of or interest on any indebtedness beyond any period of grace with respect to such payment or default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such indebtedness, whether or not such right shall have been waived;

(d) the occurrence of a Default under the Security Agreement; or

(e) if a final judgment or order for the payment of money in an amount in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Maker by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

6. Remedies Upon an Event of Default. Upon an Event of Default under Section 4(a), the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note will automatically be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon an Event of Default under Sections 4(b)-(e), the Payee may declare the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

7. Notices. All notices, requests, demands and other communications hereunder shall be made in accordance with the terms of Section 10.1 of the Merger Agreement.

8. Governing Law; Venue and Jurisdiction. This Promissory Note shall be governed by and construed under the laws of the State of Ohio without regard to its conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Promissory Note shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and each of the parties hereby irrevocably agrees, acknowledges and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section 10.1 of the Merger Agreement.

9. Binding Effect. The terms and provisions of this Promissory Note shall be binding upon Maker and Maker’s successors-in-interest, legal representatives and assigns, and shall inure to the benefit of Payee and Payee’s successors-in-interest, legal representatives and permitted assigns and any subsequent holder of this Promissory Note.

10. Section Titles. The section titles contained in this Promissory Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

11. Amendment and Modification. Except as otherwise expressly provided herein, neither this Promissory Note nor any term of this Promissory Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the parties hereto.

12. Severability. If any provision of this Promissory Note shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Promissory Note shall not be affected thereby.

13. Failure to Exercise Remedies. Maker agrees that the failure of the Payee to exercise any right granted hereunder shall not constitute a waiver of such right or any other rights, and that failure by the Payee to exercise any right granted hereunder in the event of a breach or default by the Maker shall not be deemed a waiver of such breach or default or of other or further breaches or defaults by the Maker. The remedies granted to the Payee shall be available to the Payee until all amounts due hereunder shall have been paid in full.

14. Collection Costs. The Maker agrees to pay all reasonable costs of collection (limited, in the case of attorneys’ fees and costs, to counsel for the Payee) in connection with the enforcement of this Promissory Note and the exercise of any rights and remedies by the Payee under the Security Agreement in connection therewith.

15. Counterparts. This Promissory Note may be executed in one or more counterparts, each of which will be deemed to be an original signature to this Promissory Note and all of which, when taken together, will be deemed to constitute one and the same agreement.

16. Warrant of Attorney. In the event of an Event of Default hereunder, the undersigned authorizes any attorney at law to appear in any State or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Promissory Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Promissory Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest that an attorney hired by Payee may have in acting on the undersigned’s behalf in confessing judgment against it while such attorney is retained by Payee. The undersigned expressly consents to such attorney acting for it in confessing judgment and to such attorney’s reasonable fee being paid by the Payee or deducted from the proceeds of collection of this Promissory Note or any collateral security therefor.

[Signature Page Follows.]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.

MAKER:

HICKOK INCORPORATED

By:
Name:
Title:

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acknowledged and agreed to on

                         , 2016 by:

PAYEE:

FIRST FRANCIS COMPANY INC.

By:
Name:
Title:

Exhibit F

Form of Real Property Lease

AMENDED AND RESTATED LEASE AGREEMENT

EDWARD F. CRAWFORD, as Lessor

-and-

FEDERAL HOSE MANUFACTURING LLC, as Lessee

PREMISES:

25 Florence Avenue

Painesville, Ohio 44077

AMENDED AND RESTATED LEASE AGREEMENT — FLORENCE AVENUE, PAINESVILLE, OHIO

THIS AMENDED AND RESTATED LEASE AGREEMENT (this “Lease”) is made as of             , 2016, by and between Edward F. Crawford, 6065 Parkland Blvd., Cleveland, Ohio 44124 (“Lessor”), and Federal Hose Manufacturing LLC, an Ohio limited liability company, 25 Florence Avenue, Painesville, Ohio 44077 (“Lessee”).

SECTION 1 — PREMISES

(a) For the Term (defined herein), at the rent, and upon the provisions and conditions hereinafter contained, Lessor does hereby let and lease to Lessee, and Lessee does lease from Lessor, the real estate located at 25 Florence Avenue, Painesville, Ohio 44077, consisting of approximately 2.09 acres and as more fully described on Exhibit A attached hereto and made a part hereof, together with the building located thereon consisting of approximately 50,000 square feet, together with all fixtures owned by Lessor and located therein, all in their present condition and all easements, rights, privileges and appurtenances thereto belonging (collectively, the “Premises”).

(b) Lessee’s rights under this Lease are subject to all easements, restrictions, covenants, conditions, limitations and other matters of record and any state of facts which would be disclosed by an inspection and accurate survey of the Premises, zoning and buildings ordinances and all other laws, ordinances, rules and regulations affecting or pertaining to the Premises or the use and occupancy thereof, provided however, that none of the foregoing shall prohibit Lessee’s use of the Premises for the manufacture, storage and distribution of flexible interlocking metal hose and the storage and distribution of silicon hose.

SECTION 2 — TERM

Lessee shall have and hold the Premises for a term of 10 years, commencing on the date hereof and expiring on                          , 2026 (the “Term”), unless sooner terminated as provided for herein.

SECTION 3 — RENT

(a) Lessee covenants and agrees, without demand and without deduction or setoff of any kind whatsoever, to pay to Lessor, at Lessor’s address hereinafter specified for receipt of notices or at such other address as Lessor from time to time may designate in writing, fixed rent for the Premises for the entire Term of this Lease in the total amount of $1,800,000, plus such additional rents as set forth in this Lease. Such fixed rent shall be due and payable in advance, on the first day of each and every calendar month, in 120 equal monthly installments of $15,000 each, commencing                 , 2016, payable up to and including                 , 2026.

The fixed rent provided for herein shall be absolutely net return to Lessor throughout the Term, free of any expense, charge, or deduction whatsoever with respect to the Premises and the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof.

(b) In addition to payment of Subsection 3(a) rent as hereinabove provided, Lessee shall pay to Lessor as additional rent, an amount equal to the taxes set forth in Sections 5 hereof.

SECTION 4 — LATE PAYMENT

In the event any payment of rent is not received by Lessor within 10 days of when it first became due and payable or, as to additional rent or other charges hereunder, within ten 10 days following Lessor’s demand for payment being made, interest shall accrue on the overdue payment from the date it first became due and payable or demand for payment was made at the rate of 10% per annum.

SECTION 5 — TAXES

(a) Lessee shall pay as additional rent, before delinquency, provided that Lessor has timely delivered copies of bills therefore to Lessee, all taxes, assessments, impositions or license fees which regard Lessee’s personal property installed or located in, on or upon the Premises.

(b) Lessee, shall pay, as additional rent, all real estate taxes and assessment, both general and special, and other governmental charges and impositions of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen (including, but not limited to, any sales tax hereinafter imposed upon the rents and/or other sums payable by Lessee to Lessor hereunder and excluding Lessor’s income taxes, estate taxes, gift taxes, or any fees in connection with Lessor’s transfer of the Premises), and each and every installment thereof, which shall during the Term become due and payable out of or for the Premises.

SECTION 6 — EXISTING LEASE

Lessor and Lessee acknowledge the existence of that certain Lease Agreement for the Premises dated June 1, 2015 between Lessor and Lessee (the “Existing Lease”), and agree that this Lease amends and restates the Existing Lease. Lessor expressly acknowledges that Lessee’s only obligations with regard to the Premises are as expressly set forth herein.

As a condition to the amending and restating of this Lease, Lessor hereby provides its consent to the merger of Federal Hose Merger Sub, Inc. into Lessee and that such merger is not an event of default under this Lease or in violation of any Lease provision.

SECTION 7 — LESSEE’S ALTERATIONS

Lessee shall make no alterations in, or additions or improvements to, the Premises or the heating, ventilation, cooling, electrical, plumbing, structural components, sprinkler systems or other similar units or systems which serve the Premises (hereinafter collectively referred to as the “mechanical systems”), without the prior written consent of Lessor provided however, that Lessee shall not be required to obtain Lessor’s consent with respect to any alteration, improvement, modification or addition costing less than $10,000.00 that does not affect or impair any structural element or mechanical system, including the electrical, plumbing and HVAC systems of the Premises. Any permitted alterations, additions or improvements in or to the Premises by Lessee shall be made at Lessee’s own expense, unless previously agreed to in writing by Lessor, and Lessee shall complete the same free of all liens and other charges against the Premises. Lessee shall not permit to be created nor to remain undischarged any lien or encumbrance against the Premises, the leasehold estate of Lessee created hereunder, or the real estate upon which the Premises is situated, as a result of any work performed on the Premises on behalf of Lessee. No alterations, additions or improvements shall be made which might in any way weaken the structure of any portion of the Premises. Lessee shall, in making any such alterations, additions or improvements, comply with all applicable laws, ordinances and regulations pertaining to such work, and all such work shall be accomplished in a good and workmanlike manner and, in connection therewith, Lessee shall not be deemed to be the agent of Lessor. Any additions, alterations, replacements or improvements made to the Premises by Lessee (including all replacements and improvements to the mechanical systems) shall become and remain a part of the Premises and shall be maintained in good working order and repair by Lessee, and be and remain the property of Lessor and shall not be removed therefrom; PROVIDED, HOWEVER, that Lessee shall have the right to remove all of Lessee’s trade fixtures and furnishings from the Premises which have been placed there by Lessee, but only upon the condition that the removal of any such property shall be effected prior to the expiration of the Term, and all damage caused to the Premises as a result of such removal shall be repaired by Lessee on or before the expiration of the Term. Lessee shall indemnify and save Lessor harmless from and against all expenses, liens, claims, actions, losses or damages to either property or persons resulting or occurring by reason of such repairs, alterations, improvements, additions or removals.

SECTION 8 — USE

(a) Lessee covenants and agrees that the Premises shall be occupied and used for the manufacture and storage of flexible interlocking metal hose and the storage and distribution of silicon hose, together with ancillary office use relating thereto. Lessee further covenants and agrees that no waste will be committed upon the Premises, that the Premises will not be used in any manner which will unreasonably disturb others or constitute a nuisance, or for any purpose or in any manner likely to cause structural damage to the Premises.

(b) Lessee covenants and agrees that the Premises will be used and occupied by Lessee in a careful, safe and proper manner and that Lessee shall, throughout the Term, comply with all laws, ordinances, orders, directions, rules, regulations and/or requirements of all federal, state and municipal governments and appropriate agencies, departments, commissions, boards and officers thereof, and the orders, rules and regulations of the applicable Board of Fire underwriters, or any other body now or hereafter constituted exercising similar functions, whether or not the same require structural repairs and alteration, and irrespective of whether or not foreseeable or whether or not involving a change of governmental policy, which may be applicable to the Premises, the fixtures and equipment thereon or the use or manner of use of the Premises by Lessee with respect to either (i) the condition and maintenance of the Premises to the extent that Lessee is required to repair and maintain the same, or (ii) the occupancy, use or manner of use by Lessee of the Premises. Lessee likewise shall observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Premises and the use thereof and agrees that it will not do or keep anything in or about the Premises which will contravene Lessor’s policies insuring against loss by fire or other hazards or which will prevent Lessor from procuring such policies from companies reasonably acceptable to Lessor unless Lessee elects to pay the increase in the insurance premium associated with such use. Lessee will observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises so as not to knowingly permit any article to be brought upon, or any act to be done upon or about the Premises that shall cause the cancellation of any policy of insurance thereon or cause an increase in the rate of premium of any such insurance.

(c) Lessee shall comply with all Environmental Laws (defined herein) applicable to its use of the Premises. Without limiting the foregoing, as a result of its use of the Premises, Lessee shall not cause the release, filtering, drainage, seepage or transfer into air, ground water, surface water or soil, any hazardous substance, hazardous waste, toxic chemical or toxic substance which will adversely affect the Premises or surrounding sites. Lessee shall obtain from all governmental authorities all necessary approvals, clearances, permits and/or exemptions required by Environmental Laws for Lessee’s use of the Premises and for Lessee’s discharge of chemicals, liquids and emissions, if any, into the air, soil, ground water or surface water. As used herein, the terms “hazardous waste” and “hazardous substance” shall mean any substance, waste, pollutant or contaminant now or hereafter included with such respective terms under any applicable Environmental Law. Lessee shall assume any liability or obligation for losses, damages, fines, penalties, claims or duties to clean up or dispose of waste on or related to the Premises arising out of Lessee’s use of the Premises during the Term of this Lease. Notwithstanding the foregoing, Lessee shall not assume any liability or obligation for losses, damages, fines, penalties, claims or duties to clean up or dispose of hazardous waste or hazardous substances on or related to the Premises that occurred prior to the Term of this Lease or Lessee’s occupancy of the Premises and not otherwise introduced by Lessee in violation of Environmental Laws. Lessee shall indemnify and hold harmless Lessor from any costs, expenses, cleanup costs, waste disposal costs, litigation costs, fines and penalties within the meaning of any Environmental Law arising out of Lessee’s breach of any of the foregoing representations, covenants and warranties. Lessee’s covenants herein shall survive the termination of this Lease.

(d) As used herein, “Environmental Laws” means all applicable statutes, rules, orders, regulations or other governmental requirements concerning the protection of human health and the environment, that are existing as of the date of this Lease or enacted or amended during the Term of this Lease.

(e) In the event either Lessor or Lessee receives any notice from any governmental agency or body regarding the Premises, including without limitation, notices regarding Environmental Laws, regardless of whether the other party is responsible for any items referenced in said notice, the receiving party shall provide the other party with a copy of such notice.

(f) Lessee shall and hereby does indemnify Lessor and hold Lessor harmless from and against any and all expense, loss and liability suffered by Lessor (with the exception of those expenses, losses, and liabilities arising from Lessor’s own negligence or willful act or otherwise provided herein), by reason of Lessee’s improper storage, generation, handling, treatment, transportation, disposal or arrangement for transportation or disposal, of any hazardous substances (whether accidental, intentional, or negligent) or by reason of Lessee’s breach of any of the provisions of this Section 8 during the Term. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Lessor may incur to comply with any Environmental Laws as a result of Lessee’s failure to comply therewith; (ii) any and all reasonable costs that Lessor may incur in studying or remedying any contamination caused by Lessee at the Premises; (iii) any and all reasonable costs that Lessor may incur in studying, removing, disposing or otherwise addressing any hazardous substances caused by Lessee at the Premises; (iv) any and all fines, penalties or other sanctions assessed upon Lessor by reason of Lessee’s failure to comply with Environmental Laws at the Premises and (v) any and all reasonable legal and professional fees and costs incurred by Lessor in connection with the foregoing.

SECTION 9 — CONDITION OF PREMISES; MAINTENANCE

(a) Lessor makes no representation whatsoever as to the condition of the Premises and Lessee acknowledges that it is familiar with the Premises and, except as otherwise provided herein, accepts the same in their present “as is” condition.

(b) Throughout the Term, Lessee will keep and maintain the entire Premises, including without limitation, the roof, interior of the Premises, mechanical systems, landscaping, driveway and parking areas, sidewalks, fencing, heating, ventilation and air conditioning systems, plumbing, water, sewer and electrical systems and any plate glass in good condition and repair and shall make any necessary repairs and replacements thereto to maintain such condition. Lessee agrees to deliver up and surrender to Lessor possession of the Premises upon the expiration or earlier termination of this Lease in at least as good condition and repair as existed upon the commencement of this Lease, excepting only ordinary wear and tear and damage by fire or other insured casualty. If Lessee refuses or neglects to perform any of the repairs, replacements and maintenance required of Lessee hereunder, Lessor may, upon prior notice to Lessee, at its option, perform such repairs, replacements and maintenance and charge Lessee for the cost thereof. Lessee shall make payment to Lessor of the cost therefore within 10 days of demand by Lessor upon Lessor providing reasonable evidence of such costs. All maintenance, repairs and improvements to be accomplished by Lessee hereunder shall comply with all applicable laws and ordinances pertaining thereto, and shall be performed in a good and workmanlike manner. Except as provided in Section 7 hereof, Lessee shall not be required to first obtain Lessor’s consent or approval before performing any maintenance or repairs required by this section.

SECTION 10 — UTILITIES

Lessee shall pay for all water, sewage charges, heating, air conditioning, electricity, gas, telephone and all other utilities and utility services consumed in, furnished to, or charged against the Premises during the Term together with all taxes levied or other charges on such utilities and governmental charges based upon utility consumption, standby utility capacity or potential utility use. Except as expressly provided to the contrary in this Lease, Lessee shall furnish and pay for all services furnished to, required by or used by it in connection with its occupancy of the Premises, including without limitation, the replacing of all light bulbs, fluorescent tubes, starters and ballasts as needed, all janitorial and cleaning services, removal of debris, rubbish and waste, cleaning of all windows and glass in or on the Premises, keeping clean and free from debris and cleaning the snow and ice from the sidewalks and driveways adjacent to the Premises and all parts thereof and all other services required by Lessee in connection with its occupancy of the Premises or in order to keep the Premises in good condition as required hereunder. Lessor shall not be liable to Lessee or anyone in damages or otherwise for any delays, breakdowns, stoppage, terminations or deficiencies in furnishing any such utilities or services because of necessary repairs, alterations, installations, construction and expansion, nonpayment of utility charges due, or by reason of governmental regulation, statute, ordinance, restriction or decree, or any other cause whatsoever. No such interruption or termination of utility service shall be deemed an eviction or disturbance of Lessee’s use of the Premises or render Lessor liable to Lessee for damage, or relieve Lessee from any of its obligations under this Lease.

SECTION 11 — INDEMNIFICATION; LESSEE’S INSURANCE

(a) Lessee covenants and agrees that it will indemnify and hold Lessor harmless from and against any and all penalties, damages, losses, costs or expenses (including reasonable attorneys’ fees) resulting from any violation by Lessee of any laws or ordinances, injuries to persons or property arising out of, or by reason of, Lessee’s use, occupancy, repair, improvement or alteration of the Premises and, further, from damages, repairs or replacements of any nature made necessary by reason of or arising out of any labor dispute involving union affiliation or lack of union affiliation of employees of Lessee or suppliers of Lessee or contractors employed by Lessee and from any failure of Lessee in any respect to comply with and perform all of the requirements and provisions required of Lessee under this Lease. Lessee’s covenants herein shall survive the termination of this Lease. If Lessor shall be made a party to any litigation commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and pay all reasonable costs, expenses and attorney fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all reasonable costs, expenses and attorneys’ fees that may be incurred or paid by Lessor in enforcing the covenants and agreements of this Lease.

(b) The indemnification rights of Lessor under this Section of this Lease are independent of and in addition to such rights and remedies that Lessor may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the part of Lessee, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

(c) As further protection to Lessor, Lessee covenants and agrees to procure and continue in full force and effect during the Term, at Lessee’s own cost and expense, naming Lessor as an insured thereunder, comprehensive general public liability insurance covering the Premises and Lessee’s use thereof in an amount not less than $2,000,000.00 for injuries to or the death of any one person or more persons and not less than $500,000.00 coverage for injury to property. Such insurance shall be written with companies reasonably satisfactory to Lessor, and Lessee shall deliver to Lessor customary insurance certification evidencing such coverage. Lessee further agrees that 30 days prior to the expiration of such policies of insurance, Lessee will deliver to Lessor evidence of a renewal or new policy to take the place of the policies that are expiring. Should Lessee fail to carry such insurance, Lessor may, at its option (but shall not be required to do so) cause insurance as aforesaid to be issued and in such event Lessee agrees to pay the premium for such insurance within 10 days of Lessor’s demand and receipt of reasonable evidence of such premium.

(d) Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee’s own cost and expense, naming Lessor as an insured thereunder, “all risk” hazard insurance including, without limitation, fire, extended coverage, vandalism and malicious mischief insurance on all of Lessee’s personal property, fixtures, equipment, inventory, furniture and merchandise located on or within the Premises in an amount equal to at least 80% of their insurable value and in such amounts as may be reasonably required to avoid the provisions of any co-insurance clause contained in the policy or policies insuring the same or as may be required by the holder of any mortgage against the Premises. Lessee shall, within 15 days of execution of this Lease, furnish Lessor with a certificate evidencing such coverage.

(e) Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee’s own cost and expense, naming Lessor as an insured thereunder, rent abatement insurance insuring the Premises against loss of rents, insurance premium reimbursements and real estate tax payments to be made by Lessee hereunder, in the appropriate amount of the aggregate of the costs of all of the foregoing for a six-month period.

(f) Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee’s own cost and expense, naming Lessor as an insured thereunder, insurance insuring the Premises against those hazards covered by boiler insurance.

SECTION 12 — SUBLEASE; ASSIGNMENT

(a) Lessee shall not sublet, underlet or assign this Lease, the Premises, or any portion thereof or interest therein, during the Term, without the express written consent of Lessor, which consent shall be at the sole discretion of Lessor. Any permitted subleasing shall not act to permit any additional subleasing nor release Lessee from any liability or obligation hereunder. Prior to any such subletting or assignment both entities shall execute a document reasonably acceptable to Lessor whereby each agrees to be primarily liable under the terms of this Lease applicable to Lessee.

(b) Notwithstanding anything to the contrary set forth herein, Lessee shall not assign this Lease or sublet all or any portion of the Premises without Lessor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any person or entity (i) that is acting as, or agent to or designee of, a lender to Lessee, (ii) affiliated with, controlled (directly or indirectly) by or under common control (directly or indirectly) with Lessee, (iii) into or with which Lessee is merged or consolidated or (iv) which acquires the stock or assets of Lessee or any portion thereof. In the event of any permitted assignment, sublease, or other transfer of this Lease by Lessee, Lessee shall provide 10 days’ prior written notice to Lessor. Prior to any such subletting or assignment both entities shall execute a document reasonably acceptable to Lessor whereby each agrees to be primarily liable under the terms of this Lease applicable to Lessee.

SECTION 13 — LESSOR’S ACCESS

Lessor reserves the right to enter the Premises at all reasonable times upon not less than 24 hours’ prior notice to Lessee except in the case of an emergency for the purpose of examining, preserving, improving, repairing and protecting the Premises and exhibiting the Premises to persons or entities wishing to purchase or make a mortgage loan thereon; provided that any such inspections or work shall not unduly interfere with Lessee’s business operation or use of the Premises. Lessor shall in no event be liable for any inconvenience, disturbance or loss of business to Lessee by reason of the exercise of Lessor’s rights hereunder. The rights granted to Lessor pursuant to the Section shall not require Lessor to make any repairs to the Premises not otherwise required hereunder, nor otherwise extend any of Lessor’s other obligations. Lessor may also have free access to the Premises during business hours during the last 6 months of the Term for the purpose of exhibiting the Premises to persons or entities wishing to rent or purchase the Premises so long as such access by Lessor does not interfere with Lessee’s business operation or use of the Premises.

SECTION 14 — LESSEE DEFAULT; REMEDIES

(a) If default shall occur in the payment by Lessee of any installment of rent or other charge hereunder when due, and such default has not been cured within 10 days after written notice thereof shall be given by Lessor to Lessee; or if default is committed by Lessee in the fulfillment of any other covenant or condition of this Lease devolving upon Lessee for performance, or if waste be committed to the Premises (which waste shall be considered a “default”), and such default has not been cured within 30 days after written notice thereof shall have been given by Lessor to Lessee (or, in the event such default cannot reasonably be cured within 30 days, if Lessee fails to proceed within said 30 days in good faith and with due diligence to cure such default); or if Lessee should be adjudicated a bankrupt or make a general assignment for the benefit of creditors; or if any legal, bankruptcy or similar debtor relief proceedings should be instituted to declare Lessee insolvent or bankrupt or to appoint a receiver or trustee of Lessee’s property or business and the same are not dismissed within 60 days thereafter; or if Lessee’s interest in the Premises by virtue of this Lease or any of Lessee’s assets located on the Premises shall be seized under any levy, execution or attachment, then, in any such instance, Lessor shall be entitled at its election to exercise concurrently or successively any one, or more, or all of the rights and remedies set forth in Subsection (b) below.

(b) Upon the occurrence of any event described in Subsection (a) above, Lessor may exercise the following rights:

(i) To pay any sum lawfully and legally required to be paid by Lessee to others than Lessor, which Lessee has failed to pay, and to perform any obligations lawfully required to be performed by Lessee, for the account of Lessee, and any amount so paid by Lessor, with interest thereon at the rate of 10% per annum from the date of payment, and all expenses connected therewith, shall be repaid by Lessee to Lessor on demand.

(ii) To enjoin any breach or threatened breach by Lessee of any covenant, agreement, term provision or condition hereof.

(iii) To bring suit for the collection of the rent or other amounts for which Lessee may be in default and accelerate all other rent and additional rent due through the expiration of this lease term (discounted to present value using a 4% discount rate), including damages to Lessor by reason of any breach or default on the part of Lessee, or for specific performance of any covenant devolving upon Lessee for performance, for damages for the non-performance thereof, all without entering into possession or terminating this Lease.

(iv) To re-enter the Premises or any part thereof by summary proceedings or otherwise and take possession thereof, without thereby terminating this Lease, and thereupon Lessor may expel and move all property therefrom, either peaceably or by such force as may be necessary, without becoming liable to prosecution or otherwise obligated therefore, and relet the Premises or any part thereof for any periods and upon such terms according to Lessor’s sole discretion, and to receive the rent therefore and applying the same first to the reasonable expenses of such re-entry and the costs of such reletting, and then to the payment of the rent accruing hereunder, and Lessee, whether or not the Premises are relet, shall remain liable for any deficiency (discounted to present value using a 4% discount rate) together with any expenses to which Lessor may be put for brokerage commissions, placing the Premises in tenantable condition or otherwise. If any new lease or tenancy is made for a shorter term than the balance of the Term, any action brought by Lessor to collect the deficiency for that period shall not bar Lessor from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease. It is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver or any execution of any decree obtained in any action to recover possession of the Premises or any re-entry shall not be construed as an election to terminate this Lease, unless Lessor shall in writing expressly exercise its election to declare the Term ended and to terminate this Lease, and, unless this Lease be expressly terminated, any such re-entry or entry by Lessor, whether had or taken under summary proceeding or otherwise, shall not be deemed to have absolved or discharged Lessee from any of its obligations or liabilities for the remainder of the Term.

(v) To terminate this Lease, re-enter upon the Premises and take possession thereof, wholly discharged from this Lease. In the event Lessor shall elect to terminate this Lease as aforesaid, all rights of Lessee, and of any permitted successors and assigns, shall cease and terminate, and Lessor shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Lessee shall then be in default and accelerate all other rent and additional rent through the expiration of the Term (discounted to present value using a 4% discount rate), including damages to Lessor by reason of the breach or default on the part of Lessee, and shall have full right to sue for and collect damages to Lessor by reason of such breach, and Lessee shall surrender and deliver up the Premises to Lessor together with all improvements and additions thereto, and upon any default by Lessee in doing so, Lessor shall have the right to recover possession by summary proceedings or otherwise, and to obtain a receiver and other ancillary relief in such action, and again to have and enjoy the Premises, fully and completely, as if this Lease had never been made. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the breach or violation by Lessee of any of the covenants and conditions in this Lease contained or otherwise.

(c) Any amounts paid by Lessor for the account of Lessee for the performance of any obligations required to be performed by Lessee shall be treated as additional rent due hereunder, and Lessor may exercise concurrently or successively any one or more of the rights and remedies contained herein for the enforcement thereof, or default of payment of rent or any other default.

(d) After service of notice of commencement of suit by Lessor for possession of the Premises, or after final judgment for possession of the Premises in favor of Lessor, Lessor without prejudice may receive and collect rent and other sums due from Lessee, and the payment of such rent or other sums shall not waive or affect such notice, suit or judgment.

(e) All rights and remedies granted herein, and any other rights or remedies which Lessor may have at law or in equity are hereby declared to be cumulative and not exclusive, and the fact that Lessor may have exercised any remedy without terminating this Lease shall not impair Lessor’s rights thereafter to terminate or to exercise any other remedy herein granted or to which Lessor may be otherwise entitled at law or in equity.

(f) In the event of a default by Lessee, Lessor shall have an affirmative obligation to take all reasonable steps to mitigate its damages.

(g) Lessor shall be in default of this Lease if Lessor fails to perform any material term, condition, covenant or obligation of this Lease on the part of Lessor to be performed within 30 days after the date on which Lessor receives written notice from Lessee describing such failure (but Lessor shall not be deemed in default if such default cannot be cured in 30 days and Lessor commences to remedy such default within said 30 day period and proceeds therewith with due diligence until completion). Lessee may cure such default by Lessor on behalf of, and at the sole cost and expense of, Lessor. Lessor shall reimburse Lessee for its costs and expenses in connection with any such cure within 30 days of receipt of an invoice or invoices evidencing the same. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to release Lessee from its obligations under this Lease or entitling Lessee to any setoff whatsoever against any monies due Lessor from Lessee for any reason

SECTION 15 — ACCORD AND SATISFACTION

No payment by Lessee or receipt by Lessor of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment or rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

SECTION 16 — LESSOR WAIVER

Lessor agrees to execute and deliver to any lender of Lessee a reasonable agreement acknowledging and confirming that Lessor has no right, title, interest or claim in and to any of Lessee’s personal property, machinery, equipment, inventory, trade fixtures or other personal property located at the Premises, and an agreement to provide to such lender (i) copies of notices given by Lessor to Lessee and (ii) reasonable access to such property of Lessee during the Term of this Lease.

SECTION 17 — LEASE INURES TO BENEFIT OF ASSIGNEE

This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, their respective successors, and, to the extent assignable, their respective assigns; PROVIDED, HOWEVER, that no assignment by, from, through or under Lessee in violation of the provisions hereof shall vest in the assigns any right, title or interest whatsoever.

SECTION 18 — RENT DEMAND

Every demand for rent due whatever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Lessor may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

SECTION 19 — SALE BY LESSOR

A sale or conveyance by Lessor of its interest in the Premises shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease for performance and fulfillment of the obligations imposed upon Lessor hereunder. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or assignee (including the holder of any first mortgage upon default or purchaser upon foreclosure), such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

SECTION 20 — FORCE MAJEURE

Except as otherwise expressly provided herein, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other reason of alike nature not the fault of the party delayed in performing work or doing any act required under the terms of this Lease, then performance of any such act shall be excused for the period of the delay; PROVIDED, HOWEVER, that, in no event shall any delay in the payment of rent or any other payments required by the terms of this Lease be excused.

SECTION 21 — VACATION

If Lessee shall surrender the Premises or be dispossessed by process of law, or otherwise, any trade fixtures or personal property belonging to Lessee and remaining in the Premises for a period of 30 days after Lessor has provided Lessee with written demand for its removal shall be conclusively deemed abandoned by Lessee and, at the option of Lessor, shall become Lessor’s property. Notwithstanding the foregoing, Lessor may still elect to charge Lessee for the cost of removing said trade fixtures or personal property from the Premises and repairing any damage arising from the damage caused by such removal.

SECTION 22 — NON-WAIVER

No waiver by Lessor or Lessee of any covenant or condition devolving upon Lessor or Lessee or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver by Lessor or Lessee of any subsequent breach or such covenant or condition nor to justify or authorize the nonobservance by such party on any other occasion of the same or any other covenant or condition hereof, nor shall such party’s failure to declare a forfeiture or default hereunder be construed as a waiver of such default or of Lessor’s or Lessee’s right to terminate this Lease on account of such default.

SECTION 23 — LIABILITY OF LESSOR LIMITED

In the event of a breach of any agreement, condition, covenant or provision hereof on the part of Lessor to be observed or performed and, as a result thereof, Lessee shall obtain a money judgment against Lessor therefore, such money judgment shall be satisfied only out of the proceeds of sale received upon execution and levy thereon against the right, title and interest of Lessor in the Premises and neither Lessor, nor his heirs, legatees or executors shall be liable therefore except as aforesaid. Lessee agrees to look solely to Lessor’s interest in and the real and personal property constituting the Premises and not to other assets of Lessor, his heirs, legatees or executors for recovery or satisfaction of any such claim.

SECTION 24 — LESSEE’S PROPERTY

All trade fixtures, equipment, inventory and all other personal property belonging to Lessee located in or about the Premises shall be at the sole risk of Lessee, and Lessor shall not be liable for the theft or misappropriation thereof; nor for any damage or injury thereto, nor for damage or injury to Lessee, or any of its officers, agents or employees, or to other persons, or to any property, caused by fire, explosion, wind, water, rain, snow, frost, steam, gas, electricity, acts of God, heat or cold, the elements, dampness, falling plaster and/or ceilings, sewers or sewage odors, noise, leaks from any part of the Premises, the heating, ventilation and air conditioning system, the plumbing and sewer systems, or by the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds or by any act or neglect of any person. Lessor shall not be liable and Lessee hereby releases Lessor for any damages to Lessee’s stock-in-trade, trade fixtures, furniture, furnishings, floor and wall coverings, fixtures, equipment and all other items of personal property of Lessee resulting from fire or other hazards not resulting from Lessor’s negligence or willful act.

SECTION 25 — RIGHT TO CURE

If Lessor is compelled to, or elects to, pay any sum of money to do any such act which requires the payment of any sum of money, or is compelled to incur any expenses by reason of the failure of Lessee to observe or perform any of the covenants or conditions of this Lease on the part of Lessee to be observed and performed, the sum or sums to be paid by Lessor, together with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor within 10 days of demand.

SECTION 26 — QUIET ENJOYMENT

Lessor covenants and agrees that if Lessee shall promptly perform all of the covenants and conditions herein contained devolving upon Lessee for performance, Lessee shall, during the Term, have the peaceable and quiet possession and enjoyment of the Premises without any hindrance from Lessor or those claiming through Lessor.

SECTION 27 — MORTGAGE SUBORDINATION

Lessee agrees that this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Premises and to any and all advances to be made thereunder and to the interest thereon, and any and all renewals, replacements and extensions thereof, provided, that any such mortgage or non-disturbance agreement in customary form furnished by such mortgagee to, and approved by Lessee provides in substance, that if by foreclosure or otherwise such mortgagee or any successor in interest shall come into possession of the Premises or become the owner of the same or take over the rights of Lessor in the same, it will not disturb the possession, use or enjoyment of the Premises by Lessee, its successors or assigns, nor disaffirm this Lease or Lessee’s rights or estate hereunder, so long as all of the obligations of Lessee are fully performed in accordance with the terms of this Lease. Lessee agrees that any mortgagee may elect to have this Lease a prior lien to its mortgage and in the event of such election and upon notification by any mortgagee to Lessee to that effect, this Lease shall be deemed prior in lien to the said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. The provisions of this Section 27 shall be self-operative without the necessity of any other written consent, approval or subordination by Lessee. However, at the request of Lessor, Lessee shall execute and deliver to Lessor whatever reasonable instruments may be required for the foregoing purposes, within 20 days after request by Lessor.

SECTION 28 — DAMAGE AND DESTRUCTION

(a) It is further agreed by the parties hereto that if all or any portion of the Premises shall be destroyed or damaged by fire or other insured cause, Lessor shall, within 30 days of the date of such damage or destruction to the Premises, determine whether or not to commence repair and restoration thereof after the happening of such damage or destruction or to terminate this Lease. If, as a result of such damage or destruction, Lessee shall be deprived of the use and occupancy of any part of the Premises, or if Lessee shall be prevented from conducting its business in any part of the Premises, or if such damage or destruction shall materially affect the business of Lessee, Lessee shall have the option to close its operation and doors until the Premises have been restored to their condition prior to the damage and destruction, during such period Lessee shall not be obligated to pay rent for the Premises. If Lessee shall elect not to close its operation and doors, its rental obligations hereunder (including real estate taxes and Lessor’s insurance but not maintenance of the undamaged portion of the Premises or Lessee’s insurance) shall abate in proportion to the area of the Premises that Lessee is not physically able to occupy and utilize for its normal business operation until such time as Lessor shall have completed the repair or restoration.

(b) In the event that Lessor does not provide Lessee with a written notice of Lessor’s intention to repair or restore the Premises within 30 days of the damage or destruction or Lessor does not repair or restore the Premises within 180 days of the damage or destruction, Lessee shall have the option of terminating this Lease within 30 days of the occurrence of such event, following the 30-day period or the 180-day period, as the case may be.

SECTION 29 — WAIVER OF SUBROGATION

To the extent of recovery from an insurance company for any loss suffered by such party, and only to such extent, Lessor and Lessee hereby waive all rights of recovery and causes of action which either has or may have or which may arise hereafter against the other, whether caused by negligence, intentional misconduct or otherwise, for any damage to the Premises caused by any of the perils covered by fire and extended coverage, building and contents and business interruption insurance, or for which either party is actually reimbursed as a result of insurance coverage affecting any loss suffered by such party; provided, that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance. Lessor and Lessee agree to use their best efforts to have said policies contain such provisions, and each agrees promptly to notify the other in writing if the same cannot be accomplished.

SECTION 30 — CONDEMNATION

If any part of the Premises shall be taken by condemnation or right of eminent domain and a part thereto remains which reasonably meets Lessee’s requirements for use and occupancy, this Lease shall terminate with respect to that portion so taken, and the amount of fixed rent and additional rent payable by Lessee hereunder shall be reduced on a pro rata basis. If all of the Premises are so taken or if so much thereof is taken that there does not remain a portion reasonably meeting Lessee’s requirements for use and occupancy, then this Lease shall terminate as of the day possession shall be taken by the taking authority and Lessor and Lessee shall be released from any and all further liability hereunder. All damages awarded for any such taking shall belong to and be the property of Lessor, whether such damage shall be awarded as compensation for diminution in value to this leasehold or to the fee of the Premises; PROVIDED, HOWEVER, that Lessee shall be entitled to any award made directly to Lessee for moving expenses or removal of fixtures if such award does not decrease Lessor’s award.

SECTION 31 — SIGNAGE

Subject to the regulations or ordinances of all applicable governmental authorities, Lessee shall be permitted to erect signs on the Premises.

SECTION 32 — HOLDOVER

If Lessee shall remain in possession of the Premises after the expiration of the Term, no recognition by Lessor of a continued tenancy, by accepting rent or otherwise, shall be construed as creating a renewal term of the same duration as the Term or a tenancy from year to year, but shall be deemed to be a tenancy from month to month only, governed in all things, except as to the duration of the term and rental (which shall be at the rate of 125% of rent during the Term) by the covenants and conditions of this Lease.

SECTION 33 — BROKERS

Lessor and Lessee each represent and warrant to the other that the transactions contemplated hereby have been carried out by Lessor directly with Lessee in such manner as not to give rise to any valid claims against any of the parties hereto for a brokerage commission, finder’s fee or other like payment. Lessor and Lessee each shall indemnify and hold the other harmless from any breach of the above stated representation and warranty.

SECTION 34 — NOTICES

Any notice or summons to be served upon Lessor may be sufficiently served by mailing such notice or summons by registered or certified mail addresses or overnight delivery service to Lessor at the address first above written. Any notice or summons to be served upon Lessee may be sufficiently served by mailing such notice or summons by registered or certified mail addressed to Lessee at the address first above written. Any party may change the address for such services by specifying a new address in writing and delivering such writing to the other parties.

SECTION 35 — REASONABLENESS

In each event where the consent or approval of a party to this Lease is required, said party shall not unreasonably withhold or delay its consent or approval.

SECTION 36 — BINDING EFFECT

All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend to and be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 37 — ENTIRE AGREEMENT

This Lease contains all the representations, agreements, covenants and conditions made between the parties hereto with respect to the lease of the Premises, and there are no other arrangements, agreements or undertakings, verbal or in writing, regarding the same.

SECTION 38 — HEADINGS

The headings are inserted as a matter of convenience only and for reference and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

SECTION 39 — MEMORANDUM OF LEASE

The parties agree that this Lease shall not be recorded, but upon written request of Lessor or Lessee, a memorandum of lease describing the Premises and giving the Term, shall be executed and acknowledged by both parties and shall be recorded by Lessor or Lessee.

SECTION 40 — SEVERABILITY

In the event that any provision of this Lease, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be declared or held to be invalid or unenforceable, the remainder of this Lease and the application of such provisions to such person or circumstances or to any other person or circumstance shall not be affected thereby, but shall be enforced to the fullest extent, or the full extent, permitted by law.

SECTION 41 — GOVERNING LAW

This Lease shall be governed by, and construed in accordance with, the laws of the State of Ohio.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed, as of the day and year first above written.

LESSOR:

Edward F. Crawford

LESSEE:

FEDERAL HOSE MANUFACTURING LLC

By:
Name:
Title:

STATE OF OHIO	)
) SS:
COUNTY OF	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named EDWARD F. CRAWFORD, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at             , Ohio, this      day of            , 2016.

Notary Public
My commission expires:

STATE OF OHIO	)
) SS:
COUNTY OF	)

BEFORE ME, a Notary Public in and for said County, personally appeared the above named FEDERAL HOSE MANUFACTURING LLC, an Ohio limited liability company, by             , its             who acknowledged that he/she did sign the foregoing instrument and that the same is the free act and deed of said limited liability company and the free act and deed of him/her personally and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at             , this      day of             , 2016.

Notary Public
My Commission Expires:

Exhibit G

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of this [●]th day of [●], 20    , by and between Hickok Incorporated, an Ohio corporation (together with any successor thereto, the “Company”), and First Francis Company Inc., an Ohio corporation (the “Investor”).

WHEREAS, the Company and the Investor have entered into that certain Agreement and Plan of Merger, dated as of January 8, 2016 (the “Merger Agreement”), pursuant to which the Company has agreed to issue to the Investor certain Class A Common Stock and Class B Common Stock of the Company in accordance with the terms and conditions contained therein; and

WHEREAS, the execution of this Agreement is a condition precedent to the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Common Stock” shall mean (i) the Company’s Class A and Class B common stock, no par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Incidental Registration” as defined in Section 2.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Piggyback Securities” as defined in Section 2.

“Registrable Securities” shall mean (i) any shares of the Company’s Class A Common Stock issued to the Investor in accordance with the Merger Agreement and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided that the foregoing Common Stock shall not have been sold in a public trading market. As it applies to RR Investor(s) (as defined in Section 4) only, Registrable Securities shall have the definition set forth in such RR Investor(s) registration rights agreement with the Company.

“SEC” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Piggyback Registrations. If at any time or times after the date hereof the Company proposes to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public) (“Incidental Registration”), the Company will promptly give written notice thereof to the Investor. If within twenty (20) days after its receipt of such notice the Investor requests the inclusion of some or all of the Registrable Securities owned by it in such registration (the “Piggyback Securities”), the Company will use best efforts to include the Piggyback Securities in any Incidental Registration to permit the disposition of the Registrable Securities to be so registered; provided, however, that the aggregate market value of the Piggyback Securities held by the Investor as of the date of Investor’s receipt of the notice referenced above must be equal to or greater than Three Hundred Forty Two Thousand Dollars ($342,000) in order to trigger the Investor’s rights set forth in this Section 2.

3. Obligation to Effect Incidental Registration. Notwithstanding the preceding Section 2: if an Incidental Registration involves an underwritten offering and the managing underwriter (or in the case of an offering that is not underwritten, an investment banker with substantial common stock public offering underwriting experience) shall advise the Company in writing on its letterhead that, in its opinion, the number of securities requested and otherwise proposed to be included in such Incidental Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Incidental Registration to the extent of the number which the Company is so advised in writing on its managing underwriter’s letterhead that can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Incidental Registration and second, the Registrable Securities of the Investor and any other Investor that the Company has a registration rights agreement in place as of the date of this Agreement on a pro-rata basis; and third, all other securities requested to be included in such Incidental Registration on a pro-rata basis.

4. Required Registrations.

(a) Demand Registration. The Investor by itself or with any other investor with demand registration rights granted by the Company (“RR Investor”) may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by the Investor and/or the RR Investor(s) and shall keep such registration statement effective for the lesser of one hundred eighty (180) days or until all such Registrable Securities have been sold; provided, however, (i) that each such registration statement requested to be filed pursuant to this Section 4(a) must relate to Common Stock having an aggregate market value as of the time of the initial filing of the registration statement of at least One Million Six Hundred Fifty Thousand Dollars ($1,650,000); and (ii) that the provisions of this Section 4(a) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of Section 4(b) below.

(b) Form S-3. The Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve (12)-month period, Investor shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by Investor. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered by the Investor.

(c) Registration Requirements. Following a request pursuant to Section 4(a) or (b) above, the Company will promptly notify any other RR Investor(s) not making such demand (if applicable), and such investor(s) shall then have twenty (20) days to notify the Company of its desire to participate in the registration. Thereupon, the Company will use best efforts to include such Registrable Securities in the registration in accordance with the terms of this Section 4. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

(d) Underwritten Offering. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such registration and such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any officers or directors of the Company, (ii) second, securities held by Persons other than the Investors, and (iii) third, Registrable Securities sought to be included by the Investor or any RR Investor(s) as determined on a pro rata basis (based on the respective holdings of securities by all such Investors). With respect to a request for registration pursuant to Section 4(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by the Company and shall be subject to approval by the Board of Directors of the Company. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time not to exceed ninety (90) days, no more than once during any eighteen (18)-month period, if the Company is engaged or plans to engage within thirty (30) days in a registered offering for its own account or is engaged in any other activity that, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration. The Company shall not be required to cause a registration statement requested pursuant to this Section 4 to become effective prior to one hundred and twenty (120) days following the effective date of any registration statement initiated by the Company in which the Investors are entitled to participate pursuant to Section 2; provided, however, that the Company shall use commercially reasonable efforts to achieve such effectiveness promptly following such period.

5. Black-Out Period.

(a) Following the effectiveness of a registration statement and filings with any state securities commissions, the Investor agrees that it will not effect any sales of Registrable Securities pursuant to a registration statement or any such filings at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or (ii) so that the Company may correct or update the registration statement or such filing. The Investor may recommence effecting sales of the Registrable Shares pursuant to the registration statement or such filings following further written notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such event.

(b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a), the Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, the Investor shall deliver to the Company all copies other than permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the seller of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus.

6. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a) Pay all expenses of such registrations and offerings inclusive of any underwriting expenses such as travel or incidental expenses such as telephone, copying, messenger or overnight mail expenses and the reasonable expenses of the Investor’s own counsel (exclusive of underwriting discounts, commissions and fees relating to the Registrable Securities held by the Investor which shall be the sole responsibility of the Investor) in connection with any registrations completed pursuant to Section 2 and 4 hereof;

(b) Use best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Investor has completed the distribution described in the registration statement relating thereto (but, other than with respect to registrations under Form S-3, for no more than ninety (90) days) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

(c) Furnish to the Investor such copies of each preliminary and final prospectus and such other documents as the Investor may reasonably request to facilitate the public offering of its Registrable Securities;

(d) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that the Investor shall be required to make such representations or warranties as required by the managing underwriter that are customary and usual for parties holding registration rights in such underwriting agreements;

(e) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction;

(f) Promptly notify the Investor, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Investor, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(h) Make available to the Investor, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by the Investor or underwriter (each, an “Inspector”), all financial records and pertinent corporate documents, as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided that each such Inspector shall agree to hold in confidence and trust all information so provided, and, if requested by the Company, shall execute a confidentiality agreement in form and substance satisfactory to the Company;

(i) Otherwise use commercially reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder; and

(k) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any.

7. Indemnification; Contribution.

(a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor if it offers or sells any such Registrable Securities in connection with such registration statement (including Investor’s members (including partners, members or stockholders of such members), any directors, officers, employees, representatives and agents of any of them, and any underwriter (as defined in the Securities Act) for the Investor (each, a “Selling Investor” and collectively, the “Selling Investors”), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”)), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement or prospectus (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document any material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Selling Investor or Controlling Person expressly for use in such registration statement.

(b) To the extent permitted by applicable law, with respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Investor expressly for use in such registration statement, such Selling Investor will indemnify and hold harmless the Company (including its directors, and officers), each other Selling Investor (including its partners or members (including partners, members or stockholders of such entities) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence; provided, however, that the indemnity agreement of such Selling Investor contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity by a Selling Investor under this Section 7(b) exceed the net proceeds from the offering received by such Selling Investor.

(c) If for any reason the foregoing indemnities are unavailable, or are insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then each indemnifying party under this Section 7 shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities, actions or proceedings in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the offering of Registrable Securities (taking into account the portion of the proceeds realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Investors and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Investors or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Investor hereunder exceed the net proceeds from the offering received by such Selling Investor.

(d) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect notwithstanding the termination of this Agreement and regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

8. Rule 144 and Rule 144A Requirement. While the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to the Investor, within fifteen (15) days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

9. Transferability of Registration Rights. Prior to transferring any Registrable Securities (other than a transfer pursuant to which such securities cease to be Registrable Securities) to any Person, the Investor shall cause the prospective transferee to consent in writing to be bound by the terms and conditions of this Agreement. A prospective transferee must grant such consent in order to acquire the rights of the Investor granted pursuant to this Agreement.

10. Miscellaneous.

(a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investor.

(b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile or five (5) business days after being sent by certified or registered mail or postage and charges prepaid, return receipt requested, or two (2) business days after being sent by overnight delivery providing receipt of delivery, to:

(i) If to the Company, at the mailing address or facsimile number as shown on the signature pages hereto, or at such other address or facsimile number designated by the Company to the Investor in writing, with a copy to Calfee, Halter & Griswold LLP, 1405 East Sixth Street, Cleveland, Ohio 44114, Attention: John J. Jenkins, Esq.

(ii) If to the Investor, at the mailing address or facsimile number as shown on the signature pages hereto, or at such other address or facsimile number designated by the Investor to the Company in writing, with a copy to Ulmer & Berne LLP, 1660 West 2nd Street Suite 1100, Cleveland, Ohio 44113-1448, Attention: Frederick N. Widen.

(c) Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.

(e) Adjustment. All references to share and dollar amounts herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the applicable series or class of stock of the Company after the date hereof.

(f) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile transmission or by e-mail delivery of a “.pdf” format data file, which signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed, with the intention that they shall have the same effect as an original counterpart hereof.

(g) Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

(h) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Ohio and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Ohio, without giving effect to its conflict of laws principles. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

(i) Termination of Registration Rights. The Investor’s registration rights granted under Section 2 and 4 shall expire upon the earlier of: (i) such time as all Registrable Securities held by the Investor can be sold under applicable law and marketed at one time pursuant to Rule 144 promulgated under the Securities Act or (ii) such time as all Registrable Securities held by the Investor have been sold pursuant to an effective registration under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act.

(j) Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k) Entire Agreement. This Agreement, together with the Merger Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Merger Agreement, the terms and conditions of this Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:
HICKOK INCORPORATED

By:
Print Name:
Title:
Address:	10514 Dupont Avenue
Cleveland, Ohio 44108-1399

INVESTOR:
FIRST FRANCIS COMPANY INC.

By:
Print Name:
Title:
Address:	25 Florence Avenue
Painesville, Ohio 44077-1103

ANNEX B

274 Marconi Boulevard. Suite 140. Columbus, OH 43215

January 7, 2016

Board of Directors

Hickok Incorporated

10514 Dupont Avenue

Cleveland, Ohio 44108

Ladies and Gentlemen:

Hickok Incorporated (the “Company”) is contemplating the purchase of all of the outstanding and issued membership interests of Federal Hose Manufacturing LLC (“Federal Hose”), an Ohio limited liability company and a wholly owned subsidiary of First Francis Company, Inc. (“First Francis”) through a reverse subsidiary merger pursuant to which Federal Hose Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of the Company (“Hickok Merger Sub”), will merge with and into Federal Hose, with Federal Hose surviving the merger. You have requested our opinion concerning the fairness, from a financial point of view to the Company’s shareholders, of the consideration to be paid by the Company in connection with the proposed acquisition.

Under the terms of the proposed transaction, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among the Company, Hickok Merger Sub, Federal Hose, and First Francis, the Company will acquire through a reverse subsidiary merger the cited Federal Hose membership interests in exchange for, in aggregate:

(i)	911,250 of the Company’s Class A Common Shares

(ii)	303,750 of the Company’s Class B Common Shares

(iii)	$4,768,662 in promissory notes to be issued by the Company, which will be secured by all of the Company’s assets, bear interest at an annual rate of 4% payable quarterly, be subject to redemption over a mandatory 10-year amortization schedule and be required to be fully redeemed within six years of its issuance date. The total principal amount of the notes is subject to adjustment based on certain working capital conditions to be ascertained.

Company payments pursuant to clauses (i), (ii) and (iii) above are the “Consideration.” Upon closing of the transaction, Federal Hose will become a wholly owned Company subsidiary.

The existing indebtedness of the Company was, as of June 30, 2015, $200,000 principal amount of convertible notes payable to Roundball LLC. The Company will not incur any additional debt or enter into any pledge of Company assets in an aggregate amount not to exceed $250,000, except for accounts payable, accrued liabilities, and other indebtedness incurred in the ordinary course of business, consistent with past Company practice, without the First Francis Note holder’s approval.

Additional terms of the proposed transaction appear in the Merger Agreement between the parties to be executed by the parties.

In rendering the opinion set forth herein, we have reviewed:

1.	The cited Merger Agreement as defined herein.

2.	Publicly available Company information including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2015 (ending June 30, 2015).

3.	Audited Federal Hose financial statements for the fiscal years ending December 31, 2013 and 2014 and unaudited financial statements for the six months ending June 30, 2015.

4.	Certain other internal information, primarily financial in nature, including the history of the business and operations of the Company and Federal Hose furnished to us by the Company for purposes of our analysis.

We have also met with certain officers and employees of the Company to discuss the business and prospects of the Company and Federal Hose as well as other matters we believe relevant to our inquiry.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company contained in the agreements that we have reviewed. We have also assumed that the conditions to the proposed transaction as set forth in the document referenced above will be satisfied and that it will close on a timely basis in the manner contemplated.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the acquisition by the Company. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise, or reaffirm our opinion.

We will receive a fee for our services in rendering this opinion. The Company has also agreed to indemnify us against certain liabilities, including liabilities under the federal securities laws.

Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be paid by the Company in connection with the acquisition is fair, from a financial point of view, to the Company.

The following govern this report:

•	Legal issues are considered from a lay perspective. If they are material, legal counsel is essential.

•	This opinion reflects research, analysis, and unbiased judgment. We cannot guarantee its acceptance by others.

•	Information disclosed is necessary to support the conclusion. We knowingly withheld none. We cannot guarantee disclosure of all relevant data.

•	We cannot guarantee that entity records follow financial / tax requirements, or the absence of irregularities, misrepresentations, or fraud.

•	We render no opinion of title. This opinion assumes fee simple ownership.

•	We are not required to give deposition / testimony without prior arrangements, and may not be expertised.

•	We completed this objective report in your employ. Nothing in it replaces your judgment or due diligence.

•	This report does not suggest / guarantee any specific action.

•	Values are per data available as of the report date.

We certify that:

•	Valuation statements herein are correct.

•	Our analyses / conclusions are impartial, unbiased, and limited only by reported assumptions / conditions.

•	We have no present / prospective interest in the entity or interest / bias concerning the interest / parties.

•	Our compensation is not contingent, and no one assisted us.

•	We provided other appraisal services to you during the last three years.

•	We are qualified, practicing appraisers subject to significant penalties for false / fraudulent valuation statements.

•	We will not disclose engagement data / results / occurrence unless authorized by you or legally required.

Very truly yours,

WESTERN RESERVE VALUATION SERVICES, LLC

ANNEX C

OPERATIONS OF FEDERAL HOSE BUSINESS

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

December 31, 2015 and 2014

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Operations of Federal Hose Business

Cleveland, Ohio

We have audited the accompanying financial statements of the Operations of Federal Hose Business, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, retained earnings and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operations of Federal Hose Business as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.
Cleveland, Ohio March 25, 2016

BALANCE SHEET

Operations of Federal Hose Business

	December 31
	2015	2014
ASSETS
CURRENT ASSETS:
Petty cash	$201	$201
Accounts receivable — trade	742,380	898,507
Inventory	2,110,733	1,981,502
Prepaid expenses	7,834	5,938

Total Current Assets	2,861,148	2,886,148
PROPERTY AND EQUIPMENT	746,781	697,180
Less: Allowance for depreciation	434,372	430,357

Total Property and Equipment	312,409	266,823
OTHER ASSETS:
Interdivisional advances	5,096,137	4,367,691

Total Assets	$8,269,694	$7,520,662

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$704,924	$873,489
Accrued expenses	121,886	115,202

Total Current Liabilities	826,810	988,691
EQUITY:
Retained earnings	7,442,884	6,531,971

Total Liabilities and Equity	$8,269,694	$7,520,662

See accompanying notes.

STATEMENT OF RETAINED EARNINGS

Operations of Federal Hose Business

	Year Ended December 31
	2015	2014
Retained Earnings — Beginning of the Year	$6,531,971	$5,256,735
Net income	1,204,913	1,621,236
Distributions	(294,000)	(346,000)

Retained Earnings — End of the Year	$7,442,884	$6,531,971

See accompanying notes.

STATEMENT OF INCOME

Operations of Federal Hose Business

	Year Ended December 31
	2015	2014
Net sales	$8,206,297	$8,758,248
Cost of sales	6,139,760	6,252,330

Gross Profit	2,066,537	2,505,918
Corporate management fees	240,000	240,000
Selling, general and administrative expenses	621,624	644,682

	861,624	884,682

Net Income	$1,204,913	$1,621,236

See accompanying notes.

STATEMENT OF CASH FLOWS

Operations of Federal Hose Business

	Year Ended December 31
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$8,362,424	$8,730,507
Cash paid to suppliers and employees	(7,231,522)	(7,450,605)

Net Cash Provided by Operating Activities	1,130,902	1,279,902
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(108,456)	(227,127)
Net change in interdivisional advances	(728,446)	(706,775)

Net Cash Used in Investing Activities	(836,902)	(933,902)
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(294,000)	(346,000)

Net Increase (Decrease) in Cash	—	—
Petty Cash — Beginning of the Year	201	201

Petty Cash — End of the Year	$201	$201

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$1,204,913	$1,621,236
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation	62,870	40,156
Increase (Decrease) in Cash from Changes in:
Accounts receivable — trade	156,127	(27,741)
Inventory	(129,231)	(419,564)
Prepaid expenses	(1,896)	(75)
Accounts payable	(168,565)	100,028
Accrued expenses	6,684	(34,138)

Total Adjustments	(74,011)	(341,334)

Net Cash Provided by Operating Activities	$1,130,902	$1,279,902

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies

Description of Business:

Founded in 1921, the Operations of Federal Hose Business (“Federal Hose”) is a manufacturer of flexible interlocking metal hose and a distributor of silicone hose. Federal Hose is a division of First Francis Company, Inc. (“First Francis”). The accompanying financial statements include only the operations of the Federal Hose business and exclude any First Francis accounts that do not pertain to the Federal Hose operations. All non-operating related income and expense activities have been eliminated from the operations of Federal Hose.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) filing for Hickok, Inc. (“Hickok”), based on the pending sale (see Note 5).

Federal Hose has one operating location in Northeastern Ohio.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

Federal Hose recognizes revenue in the period in which goods are shipped or when services are rendered.

Petty Cash:

Cash consists of petty cash. All other cash accounts are in the legal title of First Francis and the effect of any of these cash transactions are reflected in the interdivision accounts receivable.

Accounts Receivable:

Trade accounts receivable are stated at the amount management expects to collect. Management provides for uncollectible amounts based on its assessment of the current status of individual accounts. Based on management’s assessment, it has concluded that no reserve for doubtful accounts is necessary for 2015 or 2014.

Inventories:

Inventories are valued at the lower of cost (FIFO) or market and consist of:

	2015	2014
Raw materials and component parts	$2,249,374	$2,029,124
Finished goods	255,692	264,312

	2,505,066	2,293,436
Less: Reserve for obsolescence	(394,333)	(311,934)

	$2,110,733	$1,981,502

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies, Continued

Property and Equipment:

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	2015	2014
Land, buildings and improvements	$305,881	$250,581
Equipment	216,895	218,466
Office furniture	177,929	183,975
Vehicles	21,400	21,407
Projects in progress	24,676	22,751

	$746,781	$697,180

Depreciation Expense	$62,870	$40,156

Federal Hose provides for depreciation of property and equipment generally using straight-line and accelerated methods for both financial reporting and federal income tax purposes over the estimated useful lives of the assets as follows:

Land, buildings and improvements	10 -40
Equipment	5 - 10
Office furniture	3 - 10
Vehicles	3 - 5

Interdivisional Advances:

The balance represents net advances to First Francis from movement of cash out of the operations of Federal Hose to fund non-operating investments of First Francis.

Corporate Management Fees:

Certain administrative expenses including but not limited to accounting, legal, etc. are provided by a related company and are based on time expended and other factors.

Marketing Costs:

Federal Hose participates in various advertising and marketing programs. All costs related to marketing and advertising Federal Hose’s products are expensed in the period incurred. Advertising costs charged to operations was $9,246 (2015) and $4,602 (2014).

Shipping and Handling Costs:

Federal Hose charges its customers shipping and handling fees at the time the products are shipped. These charges are netted with the cost of shipping products to the customer and is recognized at the time the products are shipped to the customer and is included in cost of sales.

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies, Continued

Fair Value of Financial Instruments:

FASB ASC 825, “Financial Instruments” requires that Federal Hose disclose estimated fair values of financial instruments. Financial instruments held by Federal Hose include, among others, accounts receivable, accounts payable. The carrying amounts reported in the balance sheets for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Income Taxes:

First Francis, of which Federal Hose is a division, is a Subchapter S Corporation for federal and state income tax purposes. As such, income or losses of Federal Hose are passed through to shareholders and taxed at the individual level. First Francis is subject to municipal income taxes, however the operations of Federal Hose are in a non-taxable jurisdiction.

Corporate Distribution Policy:

Federal Hose distributes earnings to First Francis shareholders. There were cash distributions from earnings to First Francis shareholders of $294,000 (2015) and $346,000 (2014).

Accounting for Uncertainty in Income Taxes:

The provisions of “Accounting for Uncertainty in Income Taxes” prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Federal Hose recognizes interest and penalties accrued related to unrecognized tax uncertainties in income tax expense, if any.

Federal Hose, as part of First Francis, files income tax returns in the United States and is subject to income tax examinations for its U.S. federal and state income taxes. Federal Hose determined that there are no material uncertain tax positions.

Subsequent Events:

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.

Subsequent events have been evaluated through March 25, 2016, which is the date the financial statements were available to be issued.

2      Leases

Federal Hose leases a building from a shareholder on a month to month basis. Rent expense was $170,000 (2015) and $156,000 (2014).

In addition, Federal Hose has an operating lease for office equipment. The lease expires in the year 2018. Rent expense was $2,756 (2015) and $2,756 (2014).

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

2      Leases, Continued

Minimum lease payments due under the operating lease obligations are due as follows:

For the Year	Office Equipment
2016	$2,756
2017	2,756
2018	2,067

Total	$7,579

3      Retirement Plan

The employees of Federal Hose have the option to participate in a 401(k) Savings Plan. Contributions to the plan are discretionary. There were no discretionary contributions in 2015 and 2014.

4      Major Customers and Concentration of Credit Risk

Approximately 44% (2015) and 43% (2014) of sales are to four customers.

Approximately 57% (2015) and 55% (2014) of accounts receivable resulted from sales to these customers.

Approximately 57% (2015) and 74% (2014) of inventory purchases were from two vendors.

5      Subsequent Events — Potential Sale

On February 12, 2015, First Francis signed a letter of intent to sell all of the issued and outstanding membership interests of Federal Hose Manufacturing LLC, a subsidiary formed for the purpose of operating the Federal Hose Manufacturing Business, to Hickok Incorporated (SEC registrant) (“Hickok”). Subsequent to the signing of the letter of intent, the transaction structure was modified such that Hickok would acquire the membership interests of Federal Hose Manufacturing LLC via a merger. On June 1, 2015, First Francis agreed to contribute certain assets (not including interdivisional advances) and certain liabilities related to its Federal Hose business to Federal Hose Manufacturing LLC, with all remaining assets and liabilities being retained by First Francis. In order to consummate the proposed acquisition of the Federal Hose business by Hickok, Hickok and First Francis and certain related parties (including Federal Hose Manufacturing LLC) entered into a merger agreement on January 8, 2016, pursuant to which a wholly-owned subsidiary of Hickok will merge with and into Federal Hose Manufacturing LLC, with Federal Hose Manufacturing LLC surviving the merger as a wholly-owned subsidiary of Hickok. The closing of the merger transaction is subject to the approval of Hickok’s shareholders and certain other customary closing conditions.

First Francis will receive as merger consideration (i) 911,250 Class A common shares of Hickok; (ii) 303,750 Class B common shares of Hickok; and (iii) promissory notes in the aggregate principal amount of $4,768,662, which will be secured by all of the assets of Hickok and certain of its subsidiaries, bear interest at a rate of 4% per annum (payable quarterly), be amortized over a 10-year period, and be fully due 6 years after the issue date.

OPERATIONS OF FEDERAL HOSE BUSINESS

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

December 31, 2014 and 2013

INDEX

Page
Independent Auditor’s Report	C-14
Financial Statements:
Balance Sheet	C-15
Statement of Retained Earnings	C-16
Statement of Income	C-17
Statement of Cash Flows	C-18
Notes to Financial Statements	C-19 — C-22

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Operations of Federal Hose Business

Cleveland, Ohio

We have audited the accompanying financial statements of the Operations of Federal Hose Business, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, retained earnings and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operations of Federal Hose Business as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

December 23, 2015

BALANCE SHEET

Operations of Federal Hose Business

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Petty cash	$201	$201
Accounts receivable — trade	898,507	870,766
Inventory	1,981,502	1,561,938
Prepaid expenses	5,938	5,863

Total Current Assets	2,886,148	2,438,768
PROPERTY AND EQUIPMENT	697,180	551,366
Less: Allowance for depreciation	430,357	471,514

Total Property and Equipment	266,823	79,852
OTHER ASSETS:
Interdivisional advances	4,367,691	3,660,916

Total Assets	$7,520,662	$6,179,536

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$873,489	$773,461
Accrued expenses	115,202	149,340

Total Current Liabilities	988,691	922,801
EQUITY:
Retained earnings	6,531,971	5,256,735

Total Liabilities and Equity	$7,520,662	$6,179,536

See accompanying notes.

STATEMENT OF RETAINED EARNINGS

Operations of Federal Hose Business

	Year Ended December 31,
	2014	2013
Retained Earnings — Beginning of Year	$5,256,735	$4,218,677
Net income	1,621,236	1,136,058
Distributions	(346,000)	(98,000)

Retained Earnings — End of Year	$6,531,971	$5,256,735

See accompanying notes.

STATEMENT OF INCOME

Operations of Federal Hose Business

	Year Ended December 31,
	2014	2013
Net sales	$8,758,248	$8,077,445
Cost of sales	6,252,330	6,146,263

Gross Profit	2,505,918	1,931,182
Corporate management fees	240,000	240,000
Selling, general and administrative expenses	644,682	555,124

	884,682	795,124

Net Income	$1,621,236	$1,136,058

See accompanying notes.

STATEMENT OF CASH FLOWS

Operations of Federal Hose Business

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$8,730,507	$8,012,103
Cash paid to suppliers and employees	(7,450,605)	(6,588,314)

Net Cash Provided by Operating Activities	1,279,902	1,423,789
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(227,127)	(7,790)
Decrease (Increase) in interdivisional advances	(706,775)	(1,317,999)

Net Cash Used in Investing Activities	(933,902)	(1,325,789)
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(346,000)	(98,000)

Increase (Decrease) in Net Cash	—	—
Petty Cash — Beginning of the Year	201	201

Petty Cash — End of the Year	$201	$201

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$1,621,236	$1,136,058
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation	40,156	28,957
Increase (Decrease) in Cash from Changes in:
Accounts receivable	(27,741)	(65,342)
Inventory	(419,564)	182,128
Prepaid expenses	(75)	(333)
Accounts payable	100,028	129,257
Accrued expenses	(34,138)	13,064

Total Adjustments	(341,334)	287,731

Net Cash Provided by Operating Activities	$1,279,902	$1,423,789

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies

Description of Business:

Founded in 1921, the Operations of Federal Hose Business (“Federal Hose”) is a manufacturer of flexible interlocking metal hose and a distributor of silicone hose. Federal Hose is a division of First Francis Company, Inc. (“First Francis”). The accompanying financial statements include only the operations of the Federal Hose business and exclude any First Francis accounts that do not pertain to the Federal Hose operations. All non-operating related income and expense activities have been eliminated from the operations of Federal Hose.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) filing for Hickok, Inc. (“Hickok”), based on the pending sale (see Note 5).

Federal Hose has one operating location in Northeastern Ohio.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

Federal Hose recognizes revenue in the period in which goods are shipped or when services are rendered.

Petty Cash:

Cash consists of petty cash. All other cash accounts are in the legal title of First Francis and the effect of any of these cash transactions are reflected in the interdivision accounts receivable.

Accounts Receivable:

Trade accounts receivable are stated at the amount management expects to collect. Management provides for uncollectible amounts based on its assessment of the current status of individual accounts. Based on management’s assessment, it has concluded that no reserve for doubtful accounts is necessary for 2014 or 2013.

Inventories:

Inventories are valued at the lower of cost (FIFO) or market and consist of:

	2014	2013
Raw materials and component parts	$2,029,124	$1,643,511
Finished goods	264,312	250,735

	2,293,436	1,894,246
Less: Reserve for obsolescence	(311,934)	(332,308)

	$1,981,502	$1,561,938

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies, Continued

Property and Equipment:

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	2014	2013
Land, buildings and improvements	$250,581	$132,681
Equipment	218,466	210,674
Office furniture	183,975	178,812
Vehicles	21,407	21,407
Projects in progress	22,751	7,792

	$697,180	$551,366

Depreciation Expense	$40,156	$28,957

Federal Hose provides for depreciation of property and equipment generally using straight-line and accelerated methods for both financial reporting and federal income tax purposes over the estimated useful lives of the assets as follows:

Class	Years
Land, buildings and improvements	10 - 40
Equipment	5 - 10
Office furniture	3 - 10
Vehicles	3 - 5

Interdivisional Advances:

The balance represents advances to First Francis from movement of cash out of the operations of Federal Hose to fund non-operating investments of First Francis.

Corporate Management Fees:

Certain administrative expenses including but not limited to accounting, legal, etc. are provided by a related company and are based on time expended and other factors.

Marketing Costs:

Federal Hose participates in various advertising and marketing programs. All costs related to marketing and advertising Federal Hose’s products are expensed in the period incurred. Advertising costs charged to operations was $4,602 (2014) and $5,734 (2013).

Shipping and Handling Costs:

Federal Hose charges its customers shipping and handling fees at the time the products are shipped. These charges are netted with the cost of shipping products to the customer and is recognized at the time the products are shipped to the customer and is included in cost of sales.

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

1      Summary of Significant Accounting Policies, Continued

Fair Value of Financial Instruments:

FASB ASC 825, “Financial Instruments” requires that Federal Hose disclose estimated fair values of financial instruments. Financial instruments held by Federal Hose include, among others, accounts receivable, accounts payable. The carrying amounts reported in the balance sheets for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Income Taxes:

First Francis, of which Federal Hose is a division, is a Subchapter S Corporation for federal and state income tax purposes. As such, income or losses of Federal Hose are passed through to shareholders and taxed at the individual level. First Francis is subject to municipal income taxes, however the operations of Federal Hose are in a non-taxable jurisdiction.

Corporate Distribution Policy:

Federal Hose distributes earnings to First Francis shareholders. There were cash distributions from earnings to First Francis shareholders of $346,000 (2014) and $98,000 (2013). Subsequent to year-end, $294,000 (2015) was distributed to First Francis shareholders.

Accounting for Uncertainty in Income Taxes:

The provisions of “Accounting for Uncertainty in Income Taxes” prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Federal Hose recognizes interest and penalties accrued related to unrecognized tax uncertainties in income tax expense, if any.

Federal Hose, as part of First Francis, files income tax returns in the United States and is subject to income tax examinations for its U.S. federal and state income taxes. Federal Hose determined that there are no material uncertain tax positions.

Subsequent Events:

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.

Subsequent events have been evaluated through December 23, 2015, which is the date the financial statements were available to be issued.

2      Leases

Federal Hose leases a building from a shareholder on a month to month basis. Rent expense was $156,000 for 2014 and 2013.

NOTES TO FINANCIAL STATEMENTS

Operations of Federal Hose Business

2      Leases, Continued

In addition, Federal Hose has an operating lease for office equipment. The lease expires in the year 2018. Rent expense was $2,760 for 2014 and 2013.

Minimum lease payments due under the operating lease obligations are due as follows:

For the Year	Office Equipment
2015	$2,758
2016	2,756
2017	2,756
2018	2,067

Total	$10,337

3      Retirement Plan

The employees of Federal Hose have the option to participate in a 401(k) Savings Plan. Contributions to the plan are discretionary. There were no discretionary contributions in 2014 and 2013.

4      Major Customers and Concentration of Credit Risk

Approximately 43% (2014) and 35% (2013) of sales are to four and three customers, respectively.

Approximately 55% (2014) and 51% (2013) of accounts receivable resulted from sales to these customers.

Approximately 74% (2014) and 60% (2013) of inventory purchases were from two and three vendors, respectively.

5      Subsequent Events — Potential Sale

On February 12, 2015, First Francis signed a letter of intent to sell all of the issued and outstanding membership interests of Federal Hose Manufacturing LLC, a subsidiary formed for the purpose of operating the Federal Hose Manufacturing Business, to Hickok Incorporated (SEC registrant) (“Hickok”). Subsequent to the signing of the letter of intent, the transaction structure was modified such that Hickok would acquire the membership interests of Federal Hose Manufacturing LLC via a merger. On June 1, 2015, First Francis agreed to contribute certain assets and certain liabilities related to its Federal Hose business to Federal Hose Manufacturing LLC, with all remaining assets and liabilities being retained by First Francis. In order to consummate the proposed acquisition of the Federal Hose business by Hickok, Hickok and First Francis intend to enter into a merger agreement pursuant to which a wholly-owned subsidiary of Hickok will merge with and into Federal Hose Manufacturing LLC, with Federal Hose Manufacturing LLC surviving the merger as a wholly-owned subsidiary of Hickok.

First Francis will receive as merger consideration (i) 911,250 Class A common shares of Hickok; (ii) 303,750 Class B common shares of Hickok; and (iii) promissory notes in the aggregate principal amount of $4,768,662, which will rank pari passu with Hickok’s existing indebtedness, bear interest at a rate of 4% per annum (payable quarterly), be amortized over a 10 year period, and be fully due 6 years after the issue date.

OPERATIONS OF FEDERAL HOSE BUSINESS

UNAUDITED INTERIM FINANCIAL STATEMENTS

September 30, 2015 and 2014

BALANCE SHEET

Operations of Federal Hose Business

(Unaudited)

September 30
2014
ASSETS
CURRENT ASSETS:
Petty cash	$201
Accounts receivable — trade	1,155,859
Inventory	1,902,795
Prepaid expenses	8,029

Total Current Assets	3,066,884
PROPERTY AND EQUIPMENT	667,709
Less: Allowance for depreciation	416,876

Total Property and Equipment	250,833
OTHER ASSETS:
Interdivisional advances	3,723,059

Total Assets	$7,040,776

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$678,026
Accrued expenses	133,597

Total Current Liabilities	811,623
EQUITY:
Retained earnings	6,229,153

Total Liabilities and Equity	$7,040,776

STATEMENT OF RETAINED EARNINGS

Operations of Federal Hose Business

(Unaudited)

	Three	Nine
	Months	Months
	Ending	Ending
	September 30	September 30
	2014	2014
Retained Earnings — Beginning	$5,901,528	$5,256,735
Net income	425,625	1,168,418
Distributions	(98,000)	(196,000)

Retained Earnings — Ending	$6,229,153	$6,229,153

STATEMENT OF INCOME

Operations of Federal Hose Business

(Unaudited)

	Three	Nine
	Months	Months
	Ending	Ending
	September 30	September 30
	2014	2014
Net sales	$2,274,101	6,627,191
Cost of sales	1,637,619	4,793,719

Gross Profit	636,482	1,833,472
Corporate management fees	60,000	180,000
Selling, general and administrative expenses	150,857	485,054

	210,857	665,054

Net Income	$425,625	$1,168,418

BALANCE SHEET

Operations of Federal Hose Business

(Unaudited)

September 30
2015
ASSETS
CURRENT ASSETS:
Petty cash	$201
Accounts receivable — trade	792,335
Inventory	2,240,962
Prepaid expenses	6,584

Total Current Assets	3,040,082
PROPERTY AND EQUIPMENT	743,520
Less: Allowance for depreciation	416,737

Total Property and Equipment	326,783
OTHER ASSETS:
Interdivisional advances	4,866,626

Total Assets	$8,233,491

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$881,608
Accrued expenses	105,540

Total Current Liabilities	987,148
EQUITY:
Retained earnings	7,246,343

Total Liabilities and Equity	$8,233,491

STATEMENT OF RETAINED EARNINGS

Operations of Federal Hose Business

(Unaudited)

	Three	Nine
	Months	Months
	Ending	Ending
	September 30	September 30
	2015	2015
Retained Earnings — Beginning	$6,939,024	$6,531,971
Net income	307,319	1,008,372
Distributions	—	(294,000)

Retained Earnings — Ending	$7,246,343	$7,246,343

STATEMENT OF INCOME

Operations of Federal Hose Business

(Unaudited)

	Three	Nine
	Months	Months
	Ending	Ending
	September 30	September 30
	2015	2015
Net sales	$2,016,831	$6,265,303
Cost of sales	1,494,349	4,589,377

Gross Profit	522,482	1,675,926
Corporate management fees	60,000	180,000
Selling, general and administrative expenses	155,163	487,554

	215,163	667,554

Net Income	$307,319	$1,008,372

ANNEX D

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015 (unaudited)	D-3
Unaudited Pro Forma Consolidated Statement of Income for the three months ended December 31, 2015 (unaudited)	D-6
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015 (unaudited)	D-8
Unaudited Pro Forma Consolidated Statement of Income for the twelve months ended September 30, 2015 (unaudited)	D-11

The following unaudited pro forma consolidated financial statements give effect to the merger as described in the proxy statement. The acquisition will be a business combination accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful live. Goodwill, however, is of an indefinite life and will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, and other professional or consulting fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services are received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital or retained earnings.

The unaudited pro forma consolidated financial statements are based on (1) the historical financial statements and related notes of Hickok Incorporated for the 3 months ended December 31, 2015 which are attached to this proxy statement as Annex E which have been derived from the Form 10-Q for the period ended December 31, 2015, and (2) the historical financial statements of the Operations of Federal Hose Business which are attached to this proxy statement as Annex C. The unaudited pro forma consolidated financial statements should be read in conjunction with our historical financial statements and related notes and the historical financial statements of the Operations of Federal Hose Business.

The unaudited pro forma consolidated balance sheet assumes that the acquisition took place on December 31, 2015. The unaudited consolidated statement of income assumes that the acquisition took place as of January 1, 2016. The unaudited pro forma information is presented for illustration purposes only and in accordance with the assumptions set forth below. This information is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined company. The unaudited pro forma consolidated financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the acquisition.

HICKOK INCORPORATED and SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

ASSETS

	Hickok Incorporated 12/31/2015 Unaudited	Operations of Federal Hose Business 12/31/2015 Actual	Pro Forma Adjustments		Combined
CURRENT ASSETS:
Cash and cash equivalents	$752,798	$201	$—		$752,999
Accounts receivable-less allowance for doubtful accounts of $13,301	441,720	742,380	—		1,184,100
Inventories-less allowance for obsolete inventory of $254,500 (Hickok); $394,333 (Federal)	1,920,842	2,110,733	—		4,031,575
Deferred income taxes-less valuation allowance of $142,100	—	—	—	(f)	—
Prepaid expenses	100,563	7,834	—		108,397

Total Current Assets	3,215,923	2,861,148	—		6,077,071
PROPERTY, PLANT AND EQUIPMENT:
Land	233,479	—	—		233,479
Buildings	1,440,138	305,881	—		1,746,019
Machinery and equipment	2,350,738	440,900	—		2,791,638

	4,024,355	746,781	—		4,771,136
Less accumulated depreciation	3,678,437	434,372	—		4,112,809

	345,918	312,409	—		658,327
OTHER ASSETS:
Deferred income taxes-less valuation allowance of $4,106,800	—	—	—	(f)	—
Notes receivable-long-term	4,100	—	—		4,100
Interdivisional advances	—	5,096,137	(5,096,137	)(a)	—
Goodwill and other intangibles	—	—	1,788,169	(c)	1,788,169
Net operating loss intangible	—	—	2,395,495	(d)	2,395,495
Deposits	750	—	—		750

	4,850	5,096,139	(912,473)		4,188,514

Total Assets	$3,566,691	$8,269,694	$(912,473)		$10,923,912

(1)	Represents financial information for the Operations of Federal Hose Business for the three months ended December 31, 2015. Note their year-end is December 31.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Hickok Incorporated 12/31/2015 Unaudited	Operations of Federal Hose Business 12/31/2015 Actual	Pro Forma Adjustments		Combined
CURRENT LIABILITIES:
Convertible notes payable — related party	$200,000	$—	$—		$200,000
Accounts payable	192,211	$704,924	—		897,135
Note payable — related party	—	—	171,609	(c)	171,609
Note payable — related party	—	—	123,965	(c)	123,965
Accrued payroll and related expenses	138,420	—	—		138,420
Accrued expenses	60,725	121,886	—		182,611
Accrued taxes other than income	45,634	—	—		45,634

Total Current Liabilities	636,990	826,810	295,574		1,759,374
LONG-TERM LIABILITIES:
Accrued expenses	339,700	—	—		339,700
Note payable — related party	—	—	2,597,053	(c)	2,597,053
Note payable — related party	—	—	1,876,035	(c)	1,876,035

Total Long-term Liabilities	339,700	—	4,473,088		4,812,788
STOCKHOLDERS’ EQUITY:
Common shares — no par value
Class A 10,000,000 share authorized, 1,179,144 shares issued (Hickok); 911,250 shares issued (Pro forma)	1,261,188	—	1,321,312	(c)(h)	2,582,500
Class B 2,500,000 convertible shares authorized, 475,533 shares issued (Hickok);303,750 shares issued (Pro forma)	474,866	—	440,437	(c)(h)	915,303
Preferred 1,000,000 shares authorized, no shares outstanding	—	—	—		—
Contributed capital	1,741,901	—	—		1,741,901
Treasury shares — 15,795
Class A shares and 667
Class B shares	(253,341)	—	—		(253,341)
Retained earnings	(634,613)	7,442,884	(7,442,884	)(j)	(634,613)

Total Stockholders’ Equity	2,590,001	7,442,884	(5,681,135)		4,351,750

Total Liabilities and Stockholders’ Equity	$3,566,691	$8,269,694	$(912,473)		$10,923,912

(a)Remove interdivisional advances to affiliates — not part of purchase.			(5,096,137)
(b)Eliminate management fee — not part of purchase.			(60,000)

	Hickok Incorporated 12/31/2015 Unaudited	Operations of Federal Hose Business 12/31/2015 Actual	Pro Forma Adjustments	Combined
(c)Record the purchase of assets and liabilities assumed from the Operations of Federal Hose Business along with the issuance of notes payable and Class A and Class B common shares per the merger agreement.			4,183,664
Difference recorded as goodwill and other intangibles (less amount recorded as net operating loss intangible)			(2,395,495 1,788,169)

Federal Hose:

Consideration	Shares	Price
Common stock Class A	911,250	$1.45	$1,321,312
Common stock Class B	303,750	$1.45	440,437
Note payable			2,768,662
Note payable — working capital			2,000,000

Total “Cash Equivalent” Equity & debt			6,530,411
Assumed liabilities			826,810

Total Consideration			7,357,221

Assets
Current assets			$2,861,148
Fixed assets			312,409
Goodwill and other intangibles			1,788,169
Intangibles — NOL benefit			2,395,495
Liabilities
Current liabilities			(826,810)

			$6,530,411

(d)To record the present value of the net operating loss benefit from Hickok due to profitable combined entity. Balance estimated based on the current Operations of Federal Hose Business staying consistent over future 15 years, multiplied by 34% tax rate and discounted at 15% back to December 31, 2015.			2,395,495
(e)To eliminate acquisition costs of transaction.			(50,000)
(f)Hickok Incorporated has historically had a 100% tax valuation allowance. The pro forma information does not reanalyze the valuation allowance. Assumes no provision for income taxes, as the net operating losses are assumed to be utilized.			—
(g)These pro forma financial statements do not include interest expense on notes payable issued as part of the transaction. Principal and interest payments will not begin until 2016. Both notes are at a 4% interest rate.			—
(h)Based on the share price of $1.45 at March 31, 2016 which is anticipated to remain consistent.			—
(i)To amortize the net operating loss intangible over 15 years straight-line.			40,000
(j)Eliminate retained earnings from the Operations of Federal Hose Business.			(7,442,884)

(1)	Represents financial information for the Operations of Federal Hose Business for the three months ended December 31, 2015. Note their year-end is December 31.

HICKOK INCORPORATED and SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT of INCOME

For the Three Months Ended December 31, 2015

	Hickok Incorporated Unaudited	Operations of Federal Hose Business Actual	Pro Forma Adjustments		Combined
NET SALES:
Product sales	$1,307,166	$1,940,994	$—		$3,248,160
Service sales	69,706	—	—		69,706

Total Net Sales	1,376,872	1,940,994	—		3,317,866
COSTS AND EXPENSES:
Cost of product sold	693,035	1,550,383	—		2,243,418
Cost of services sold	47,486	—	—		47,486
Product development	246,773	—	—		246,773
Marketing and administrative expenses	438,225	194,070	(60,000 (50,000	)(b) )(e)	522,295
Amortization of NOL intangible	—	—	40,000	(i)	40,000
Interest charges	174	—	—	(g)	174
Other income	(1,632)	—	—		(1,632)

Total Costs and Expenses	1,424,061	1,744,453	(70,000)		3,098,514

Income (Loss) before Provision for Income Taxes	(47,189)	196,541	70,000		219,352
Provision For Income Taxes:
Current	—	—	—		—
Deferred	—	—	—		—

	—	—	—	(f)	—

Net Income (Loss)	$(47,189)	$196,541	$70,000		$219,352

NET Income (LOSS) PER COMMON SHARE — BASIC	$(.03)	$—	$—		$.08

NET Income (LOSS) PER COMMON SHARE —DILUTED	$(.03)	$—	$—		$.08

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	1,638,215	—	1,215,000		2,853,215

(1)	Represents financial information for the Operations of Federal Hose Business for the three months ended December 31, 2015. Note their year-end is December 31.

The following unaudited pro forma consolidated financial statements give effect to the merger as described in the proxy statement. The acquisition will be a business combination accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful live. Goodwill, however, is of an indefinite life and will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, and other professional or consulting fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services are received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital or retained earnings.

The unaudited pro forma consolidated financial statements are based on (1) the historical financial statements and related notes of Hickok Incorporated for the 12 months ended September 30, 2015 which are attached to this proxy statement as Annex E which have been derived from the Form 10-K for the period ended September 30, 2015, and (2) the historical financial statements of the Operations of Federal Hose Business which are attached to this proxy statement as Annex C. The unaudited pro forma consolidated financial statements should be read in conjunction with our historical financial statements and related notes and the historical financial statements of the Operations of Federal Hose Business.

The unaudited pro forma consolidated balance sheet assumes that the acquisition took place on September 30, 2015. The unaudited consolidated statement of income assumes that the acquisition took place as of October 1, 2014. The unaudited pro forma information is presented for illustration purposes only and in accordance with the assumptions set forth below. This information is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined company. The unaudited pro forma consolidated financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the acquisition.

HICKOK INCORPORATED and SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

ASSETS

	Hickok Incorporated 9/30/2015 Actual	Operations of Federal Hose Business 9/30/2015 (Unaudited)(1)	Pro Forma Adjustments		Combined
CURRENT ASSETS:
Cash and cash equivalents	$346,405	$201	$—		$346,606
Accounts receivable-less allowance for doubtful accounts of $10,000	1,101,554	792,335	—		1,893,889
Inventories-less allowance for obsolete inventory of $251,500 (Hickok); $311,934 (Federal)	1,926,513	2,240,962	—		4,167,475
Deferred income taxes-less valuation allowance of $142,100	—	—	—	(g)	—
Prepaid expenses	112,019	6,584	—		118,603

Total Current Assets	3,486,491	3,040,082	—		6,526,573
PROPERTY, PLANT AND EQUIPMENT:
Land	233,479	—	—		233,479
Buildings	1,440,138	250,581	—		1,690,719
Machinery and equipment	2,348,554	492,939	—		2,841,493

	4,022,171	743,520	—		4,765,691
Less accumulated depreciation	3,646,937	416,737	—		4,063,674

	375,234	326,783	—		702,017
OTHER ASSETS:
Deferred income taxes-less valuation allowance of $4,106,800	—	—	—	(g)	—
Notes receivable-long-term	4,100	—	—		4,100
Interdivisional advances	—	4,866,626	(4,866,626	)(a)	—
Goodwill and other intangibles	—	—	1,002,694	(c)	1,002,694
Net operating loss intangible	—	—	2,905,000	(e)	2,905,000
Deposits	750	—	—		750

	4,850	4,866,626	(958,932)		3,912,544

Total Assets	$3,866,575	$8,233,491	$(958,932)		$11,141,134

(1)	Represents financial information for the Operations of Federal Hose Business for the trailing twelve months ended September 30, 2015. Note their year-end is December 31.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Hickok Incorporated 9/30/2015 Actual	Operations of Federal Hose Business 9/30/2015 (Unaudited)(1)	Pro Forma Adjustments		Combined
CURRENT LIABILITIES:
Convertible notes payable — related party	$—	$—	$—		$—
Accounts payable	297,761	$881,608	—		1,179,369
Note payable — related party	—	—	171,609	(c)	171,609
Note payable — related party	—	—	123,965	(c)	123,965
Accrued payroll and related expenses	167,770	—	—		167,770
Accrued expenses	183,390	105,540	—		288,930
Accrued taxes other than income	40,764	—	—		40,764

Total Current Liabilities	689,685	987,148	295,574		1,972,407
LONG-TERM LIABILITIES:
Convertible notes payable — related party	200,000	—	—		200,000
Accrued expenses	339,700	—	—		339,700
Note payable — related party	—	—	2,597,053	(c)	2,597,053
Note payable — related party	—	—	1,876,035	(c)	1,876,035

Total Long-term Liabilities	539,700	—	4,473,088		5,012,788
STOCKHOLDERS’ EQUITY:
Common shares — no par value
Class A 10,000,000 share authorized, 1,179,144 shares issued (Hickok); 911,250 shares issued (Pro forma)	1,261,188	—	1,139,062	(c)(i)	2,400,250
Class B 2,500,000 convertible shares authorized, 475,533 shares issued (Hickok);303,750 shares issued (Pro forma)	474,866	—	379,687	(c)(i)	854,553
Preferred 1,000,000 shares authorized, no shares outstanding	—	—	—		—
Contributed capital	1,741,901	—	—		1,741,901
Treasury shares — 15,795
Class A shares and 667
Class B shares	(253,341)	—	—		(253,341)
Retained earnings	(587,424)	7,246,343	(7,246,343	)(k)	(587,424)

Total Stockholders’ Equity	2,637,190	7,246,343	(5,727,594)		4,155,939

Total Liabilities and Stockholders’ Equity	$3,866,575	$8,233,491	$(958,932)		$11,141,134

(a)Remove interdivisional advances to affiliates — not part of purchase			(4,866,626)
(b)Eliminate management fee — not part of purchase			(240,000)

	Hickok Incorporated 9/30/2015 Actual	Operations of Federal Hose Business 9/30/2015 (Unaudited)(1)	Pro Forma Adjustments	Combined
(c)Record the purchase of assets and liabilities assumed from the Operations of Federal Hose Business along with the issuance of notes payable and Class A and Class B common shares per the merger agreement.			3,907,694
Difference recorded as goodwill and other intangibles (less amount recorded as net operating loss intangible)			(2,905,000)

Federal Hose:			1,002,694

Consideration	Shares	Price
Common stock Class A	911,250	$1.25	$1,139,062
Common stock Class B	303,750	$1.25	379,687
Note payable			2,768,662

Note payable — working capital			2,000,000

Total “Cash Equivalent” Equity & debt			6,287,411
Assumed liabilities			987,148

Total Consideration			7,274,559

Assets
Current assets			$3,040,082
Fixed assets			326,783
Goodwill and other intangibles			1,002,694
Intangibles — NOL benefit			2,905,000

Liabilities
Current liabilities			(987,148)

			$6,287,411

(d)Record additional rent due per lease agreement with Edward F. Crawford. Lease agreement requires $15,000 per month statements have $13,000 per month ($2,000 x 12 months)			24,000
(e)To record the present value of the net operating loss benefit from Hickok due to profitable combined entity. Balance estimated based on the current Operations of Federal Hose Business staying consistent over future 15 years, multiplied by 34% tax rate and discounted at 15% back to September 30, 2015.			2,905,000
(f)To eliminate acquisition costs of transaction			(89,300)
(g)Hickok Incorporated has historically had a 100% tax valuation allowance. The pro forma information does not reanalyze the valuation allowance. Assumes no provision for income taxes, as the net operating losses are assumed to be utilized.			—
(h)These pro forma financial statements do not include interest expense on notes payable issued as part of the transaction. Principal and interest payments will not begin until 2016. Both notes are at a 4% interest rate.			—
(i)Based on the share price of $1.25 at January 28, 2016 which is anticipated to remain consistent			—
(j)To amortize the net operating loss intangible over 15 years straight-line			194,000
(k)Eliminate retained earnings from the Operations of Federal Hose Business			(7,246,343)

(1)	Represents financial information for the Operations of Federal Hose Business for the trailing twelve months ended September 30, 2015. Note their year-end is December 31.

HICKOK INCORPORATED and SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT of INCOME

	Hickok Incorporated 9/30/2015 Actual	Operations of Federal Hose Business 9/30/2015 (Unaudited)(1)	Pro Forma Adjustments		Combined
NET SALES:
Product sales	$5,608,218	$8,396,360	$—		$14,004,578
Service sales	244,706	—	—		244,706

Total Net Sales	5,852,924	8,396,360	—		14,249,284
COSTS AND EXPENSES:
Cost of product sold	3,017,837	6,047,988	—		9,065,825
Cost of services sold	150,466	—	—		150,466
Product development	1,015,414	—	—		1,015,414
Marketing and administrative expenses	1,798,960	887,182	(240,000 24,000 (89,300	)(b) )(d) )(f)	2,380,842
Amortization of NOL intangible	—	—	194,000	(j)	194,000
Interest charges	657	—	—	(h)	657
Other income	(8,033)	—	—		(8,033)

Total Costs and Expenses	5,975,301	6,935,170	(111,300)		12,799,171

Income (Loss) before Provision for Income Taxes	(122,377)	1,461,190	111,300		1,450,113
Provision For Income Taxes:
Current	(82,200)	—	—		—
Deferred	82,200	—	—		—

	—	—	—	(g)	—

Net Income (Loss)	$(122,377)	$1,461,190	$111,300		$1,450,113

NET Income (LOSS) PER COMMON SHARE — BASIC	$(.07)	$—	$—		$.51

NET Income (LOSS) PER COMMON SHARE — DILUTED	$(.07)	$—	$—		$.51

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	1,638,215	—	1,215,000		2,853,215

(1)	Represents financial information for the Operations of Federal Hose Business for the trailing twelve months ended September 30, 2015. Note their year-end is December 31.

ANNEX E

HICKOK INCORPORATED

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months ended December 31,
	2015	2014
Net Sales
Product Sales	$1,307,166	$1,100,314
Service Sales	69,706	61,904

Total Net Sales	1,376,872	1,162,218
Costs and Expenses
Cost of Product Sold	693,035	759,510
Cost of Service Sold	47,486	40,603
Product Development	246,773	235,938
Marketing and Administrative Expenses	438,225	399,399
Interest Charges	174	128
Other Income	(1,632)	(2,704)

Total Costs and Expenses	1,424,061	1,432,874

Income (Loss) before Provision for Income Taxes	(47,189)	(270,656)
Provision for (Recovery of) Income Taxes	—	—

Net Income (Loss)	$(47,189)	$(270,656)

Earnings per Common Share:
Net Income (Loss)	$(.03)	$(.17)

Earnings per Common Share Assuming Dilution:
Net Income (Loss)	$(.03)	$(.17)

Dividends per Common Share	$-0-	$-0-

See Notes to Consolidated Financial Statements.

HICKOK INCORPORATED

CONSOLIDATED BALANCE SHEET

	December 31, 2015 (Unaudited)	September 30, 2015 (Note)	December 31, 2014 (Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$752,798	$346,405	$683,826
Trade Accounts Receivable-Net	441,720	1,101,554	486,258
Notes Receivable-Current	—	—	—
Inventories	1,920,842	1,926,513	1,684,526
Prepaid Expenses	100,563	112,019	113,667

Total Current Assets	3,215,923	3,486,491	2,968,277
Property, Plant and Equipment
Land	233,479	233,479	233,479
Buildings	1,440,138	1,440,138	1,429,718
Machinery and Equipment	2,350,738	2,348,554	2,525,972

	4,024,355	4,022,171	4,189,169
Less: Allowance for Depreciation	3,678,437	3,646,937	3,816,931

Total Property — Net	345,918	375,234	372,238
Other Assets
Notes Receivable-Long-term	4,100	4,100	4,100
Deposits	750	750	1,750

Total Other Assets	4,850	4,850	5,850

Total Assets	$3,566,691	$3,866,575	$3,346,365

Liabilities and Stockholders’ Equity
Current Liabilities
Convertible Notes Payable-related party	$200,000	$—	$200,000
Trade Accounts Payable	192,211	297,761	165,798
Accrued Payroll & Related Expenses	138,420	167,770	105,926
Accrued Expenses	60,725	183,390	94,882
Accrued Taxes Other Than Income	45,634	40,764	55,648
Accrued Income Taxes	—	—	—

Total Current Liabilities	636,990	689,685	622,254
Long-Term Liabilities
Convertible Notes Payable-related party	—	200,000	—
Accrued Expenses	339,700	339,700	235,200

Total Long-Term Liabilities	339,700	539,700	235,200
Stockholders’ Equity
Class A, no par value; authorized 10,000,000 shares; 1,163,349 shares outstanding (1,163,349 shares outstanding at September 30, 2015 and December 31, 2014) excluding 15,795 shares in treasury	1,261,188	1,261,188	1,261,188
Class B, no par value; authorized 2,500,000 shares; 474,866 shares outstanding (474,866 at September 30, 2015 and December 31, 2014) excluding 667 shares in treasury	474,866	474,866	474,866
Preferred, no par value; authorized 1,000,000 shares; no shares outstanding	—	—	—
Contributed Capital	1,488,560	1,488,560	1,488,560
Retained Earnings (Deficit)	(634,613)	(587,424)	(735,703)

Total Stockholders’ Equity	2,590,001	2,637,190	2,488,911

Total Liabilities and Stockholders’ Equity	$3,566,691	$3,866,575	$3,346,365

Note: Amounts derived from audited financial statements previously filed with the Securities and Exchange Commission.

See Notes to Consolidated Financial Statements.

HICKOK INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31,

(Unaudited)

	2015	2014
Cash Flows from Operating Activities:
Cash received from customers	$2,036,706	$1,848,228
Cash paid to suppliers and employees	(1,628,380)	(1,545,549)
Interest paid	—	—
Interest received	251	412

Net Cash Provided By (Used In) Operating Activities	408,577	303,091
Cash Flows from Investing Activities:
Capital expenditures	(2,184)	(9,592)

Net Cash Provided By (Used In) Investing Activities	(2,184)	(9,592)

Net increase (decrease) in cash and cash equivalents	406,393	293,499
Cash and cash equivalents at beginning of year	346,405	390,327

Cash and cash equivalents at end of first quarter	$752,798	$683,826

Reconciliation of Net Income (Loss) to Net Cash Provided By (Used In) Operating Activities:
Net Income (Loss)	$(47,189)	$(270,656)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,500	16,380
Share-based compensation expense	—	543
Deferred income taxes	—	—
Changes in assets and liabilities:
Decrease (Increase) in accounts receivable	659,834	686,010
Decrease (Increase) in inventories	5,671	29,671
Decrease (Increase) in prepaid expenses	11,456	(75,678)
Increase (Decrease) in accounts payable	(105,550)	20,241
Increase (Decrease) in accrued payroll and related expenses	(29,350)	(26,793)
Increase (Decrease) in accrued expenses and accrued taxes other than income and long-term liabilities	(117,795)	(76,627)

Total Adjustments	455,766	573,747

Net Cash Provided By (Used In) Operating Activities	$408,577	$303,091

See Notes to Consolidated Financial Statements

HICKOK INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

DECEMBER 31, 2015

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 2015 are not necessarily indicative of the results that may be expected for the year ended September 30, 2016. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended September 30, 2015.

2. Inventories

Inventories are valued at the lower of cost or market and consist of the following:

	December 31, 2015	September 30, 2015	December 31, 2014
Components	$1,284,865	$1,254,294	$1,049,254
Work-in-Process	454,969	499,752	501,125
Finished Product	181,008	172,467	134,147

	$1,920,842	$1,926,513	$1,684,526

The above amounts are net of reserve for obsolete inventory in the amount of $254,500, $251,500 and $365,564 for the periods ended December 31, 2015, September 30, 2015 and December 31, 2014 respectively.

3. Notes Receivable

The Company has a note receivable with a current employee at an interest rate of three percent per annum. The Company does not anticipate repayment within the next twelve months.

4. Convertible Notes Payable

On December 30, 2011, management entered into a Convertible Loan Agreement with Roundball LLC. Over the past several years there have been several amendments to the original agreement.

On December 30, 2015, management entered into Amendment No. 4 of the Convertible Loan Agreement with Roundball which continues to provide approximately $467,000 of liquidity to meet on going working capital requirements. The amended Convertible Loan Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the loan agreement from December 30, 2015 to December 30, 2016 and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion at an interest rate of 0.34% of which $200,000 is outstanding at December 31, 2015.

During fiscal year ended September 30, 2014, the Company borrowed $200,000 against this agreement. As of December 31, 2015, the outstanding balance on the Roundball convertible note was $200,000.

As part of the Convertible Loan Agreement between the Company and Roundball LLC, the parties entered into a Warrant Agreement, dated December 30, 2012, whereby the Company issued a warrant to Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. If not exercised or amended, this warrant would have expired on December 30, 2015.

On December 30, 2015, management entered into Amendment No. 1 of the Warrant Agreement with Roundball. The amended Warrant Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the agreement from December 30, 2015 to December 30, 2016.

The Company used the Black-Scholes option pricing model to determine the fair value estimate for recognizing the cost of services received in exchange for an award of equity instruments. The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect the fair value estimates. The warrants are immediately exercisable and expire in December 2016. The fair value of the warrants issued was amortized over the one-year amended convertible loan agreement period. The following weighted-average assumptions were used in the option pricing model: a risk free interest rate of 0.42%; an expected life of 3 years; an expected dividend yield of 0.0%; and a volatility factor of .84.

The Company recorded interest expense on the Roundball note of $174 for the quarter ended December 31, 2015.

5. Warrant Agreement

In addition to the Warrant Agreement disclosed in Note 4, the Company and Robert L. Bauman entered into a Warrant Agreement, dated December 30, 2012 whereby the Company issued a warrant to Bauman to purchase, at his option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. The warrant was not exercised, and expired on December 30, 2015.

6. Capital Stock, Treasury Stock, Contributed Capital and Stock Options

Unissued shares of Class A common stock (833,233 shares) are reserved for the share-for-share conversion rights of the Class B common stock, stock options under the Directors Plans, conversion rights of the Convertible Promissory Note and available warrants.

The Company’s 2013 Omnibus Equity Plan was approved and adopted by an affirmative vote of a majority of the Company’s Class A and Class B Shareholders and provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and Class A Common Shares. Those who will be eligible for awards under the 2013 Omnibus Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee Directors and consultants designated by the Compensation Committee. The Plan has 150,000 Class A Common Shares reserved for issuance. The Class A Common Shares may be either authorized, but unissued, common shares or treasury shares. No share-based awards have been granted under the 2013 Omnibus Equity Plan as of December 31, 2015.

The Company’s expired Outside Directors Stock Option Plans (collectively the “Directors Plans”), have provided for the automatic grant of options to purchase up to 6,000 shares of Class A Common Stock to members of the Board of Directors who are not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. Options for 6,000 Class A shares were outstanding at December 31, 2015 (6,000 shares at September 30, 2015 and 22,000 shares at December 31, 2014) at prices ranging from $2.925 to $11.00 per share. All outstanding options under the Directors Plans became fully exercisable on March 8, 2015.

The following is a summary of the range of exercise prices for stock options outstanding and exercisable under the Directors Plans at December 31, 2015:

Directors Plans	Outstanding Stock Options	Weighted Average Share Price	Weighted Average Remaining Life	Number of Stock Options Exercisable	Weighted Average Share Price
Range of exercise prices:
$2.925 — $5.25	5,000	$2.925	6.1	5,000	$2.925
$6.00 — $7.25	1,000	$6.00	4.3	1,000	$6.00
$10.50 — $11.00	—	—	—	—	—

	6,000	$3.44		6,000	$3.44

The Company accounts for Share-Based Payments under the modified prospective method for its stock options for both employees and non-employee Directors. Compensation cost for fixed based awards are measured at the grant date, and the Company uses the Black-Scholes option pricing model to determine the fair value estimates for recognizing the cost of employee and director services received in exchange for an award of equity instruments. The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect the fair value estimates. Employee stock options were immediately exercisable while Director’s stock options are exercisable over a three year period. The fair value of stock option grants to Directors is amortized over the three year vesting period. During the quarter ended December 31, 2014, $543 was expensed as share-based compensation. The following weighted-average assumptions were used in the option pricing model for the three month period ended December 31, 2014: a risk free interest rate of 5.0%; an expected life of 10 years; an expected dividend yield of 0.0%; and a volatility factor of .87.

7. Recently Issued Accounting Pronouncements

The Company did not incur any material impact to its financial condition or results of operations due to the adoption of any new accounting standards during the periods reported.

In May 2014, the FASB issued its final standard on the recognition of revenue from contracts with customers. The standard, issued as Accounting Standards Update (ASU) 2014-09, outlines a single comprehensive model for entities to use in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. The core principle of this model is that “an entity recognizes revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to e entitled in exchange for those goods and services.” The update is effective for financial statement periods beginning after December 15, 2017, with early adoption prohibited. The Company has not determined the impact of this pronouncement on its financial statements and related disclosure.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) requires that an entity’s management evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. ASU 2014-15 is effective for annual periods beginning after December 15, 2016 and for interim periods thereafter. The Company is evaluating the potential impacts of this new standard on its quarterly reporting process.

8. Earnings per Common Share

Earnings per common share information is computed on the weighted average number of shares outstanding during each period based on the provisions of FASB Codification ASC Topic 260, “Earnings per Share.” The required reconciliations are as follows:

	Three Months ended December 31,
	2015	2014
Basic Income (Loss) per Share
Income (Loss) available to common stockholders	$(47,189)	$(270,656)
Shares denominator	1,638,215	1,638,215
Per share amount	$(.03)	$(.17)

Effect of Dilutive Securities
Average shares outstanding	1,638,215	1,638,215
Stock options	— *	— *

	1,638,215	1,638,215
Diluted Income (Loss) per Share
Income (Loss) available to common stockholders	$(47,189)	$(270,656)
Per share amount	$(.03)	$(.17)

*	Net effect of stock options, warrants, and Convertible Note were antidilutive for the period.

Options and warrants to purchase 6,000 and 100,000 shares of common stock respectively during the first quarter of fiscal 2016 at prices ranging from $2.50 to $6.00 per share were outstanding but were not included in the computation of diluted earnings per share because the option’s and warrant’s effect was antidilutive or the exercise price was greater than the average market price of the common share.

Options and warrants to purchase 22,000 and 200,000 shares of common stock respectively during the first quarter of fiscal 2015 at prices ranging from $2.50 to $11.00 per share were outstanding but were not included in the computation of diluted earnings per share because the option’s and warrant’s effect was antidilutive or the exercise price was greater than the average market price of the common share.

In addition, conversion rights to purchase 252,367 shares of common stock at a price of $1.85 per share were not included in the computation of diluted earnings per share during the first quarter of fiscal 2016 and 2015 because the conversion rights of the Convertible Promissory Notes effect was antidilutive or the exercise price was greater than the average market price of the common share.

9. Segment and Related Information

The Company’s four business units have a common management team and infrastructure that offer different products and services. The business units have been aggregated into two reportable segments: 1.)indicators and gauges and 2.)automotive related diagnostic tools and equipment.

Indicators and Gauges

This segment consists of products manufactured and sold primarily to companies in the aircraft and locomotive industry. Within the aircraft market, the primary customers are those companies that manufacture or service business and pleasure aircraft. Within the locomotive market, indicators and gauges are sold to both original equipment manufacturers and to operators of railroad equipment.

Automotive Diagnostic Tools and Equipment

This segment consists primarily of products designed and manufactured to support the testing or servicing of automotive systems using electronic means to measure vehicle parameters. These products are sold to OEM’s and to the aftermarket using several brand names and a variety of distribution methods. Included in this segment are products used for state required testing of vehicle emissions.

Information by industry segment is set forth below:

	Three Months Ended December 31,
	2015	2014
Net Sales
Indicators and Gauges	$242,123	$245,669
Automotive Diagnostic Tools and Equipment	1,134,749	916,549

	$1,376,872	$1,162,218

Income (Loss) before Provision for Income Taxes
Indicators and Gauges	$31,074	$2,493
Automotive Diagnostic Tools and Equipment	171,233	(31,388)
General Corporate Expenses	(249,496)	(241,761)

	$(47,189)	$(270,656)

Asset Information
Indicators and Gauges	$706,460	$704,441
Automotive Diagnostic Tools and Equipment	1,652,603	1,462,089
Corporate	1,207,628	1,179,835

	$3,566,691	$3,346,365

Geographical Information

Included in the consolidated financial statements are the following amounts related to geographical locations:

Revenue:
United States	$1,329,619	$1,127,459
Australia	38,353	8,125
Canada	8,900	19,658
Mexico	—	6,976
Other foreign countries	—	—

	$1,376,872	$1,162,218

All export sales to Australia, Canada, Mexico and other foreign countries are made in United States of America Dollars.

10. Commitments and Contingencies

Legal Matters

The Company is the plaintiff in a suit pursuing patent infringement against a competitor in the emissions market. Management believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on the Company’s results of operations, financial position or cash flows.

11. Subsequent Events

The Company has analyzed its operations subsequent to December 31, 2015 through the date the financial statements were submitted to the Securities and Exchange Commission and has determined that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as follows:

On January 8, 2016, the Company entered into an Agreement and Plan of Merger (Agreement) with First Francis Company Inc. (First Francis), the shareholders of First Francis, Federal Hose Manufacturing LLC (Federal Hose), a wholly owned subsidiary of First Francis, and Federal Hose Merger Sub, Inc. (Merger Sub), a wholly owned subsidiary of the Company. The Merger Sub will be merged with and into Federal Hose, with Federal Hose surviving the merger on the terms and conditions set forth in the Agreement.

The consideration to be delivered to First Francis upon the closing of the merger shall be (i) the issuance by the Company to First Francis of 911,250 shares of the Company’s Class A common capital stock, without par value, (ii) the issuance by the Company to First Francis of 303,750 shares of the Company’s Class B common capital stock, without par value, and (iii) the issuance by the Company to First Francis of promissory notes in the original principal amounts of $2,768,662 and $2,000,000 (subject to adjustment as set forth in the Agreement), to be in the forms set forth in the Agreement, with such notes secured by a security interest in all of the Company’s, Federal Hose’s and Supreme Electronics’ assets under the terms of a Security Agreement. The Agreement may be terminated by mutual consent at any time prior to the closing, or if all conditions of the Agreement have not been satisfied by July 1, 2016. Before the closing of the merger, the shareholders of the Company must approve the transactions contemplated by the Agreement.

12. Business Condition and Management Plan

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent on improving the Company’s profitability and cash flow and securing additional financing if needed. Management continues to review and revise its strategic plan and believes in the viability of its strategy to increase revenues and profitability through increased sales of existing products and the introduction of new products to the market place. Management believes that the actions presently being taken by the Company will provide the stimulus for it to continue as a going concern, however, because of the inherent uncertainties there can be no assurances to that effect. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In addition, on December 30, 2015, management entered into an amended unsecured convertible loan agreement which may provide approximately $467,000 of liquidity to meet on going working capital requirements. The unsecured convertible loan agreement is with a major shareholder who is also an affiliate of two Directors extending the due date of the loan agreement and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion. This facility is available through December 2016. The Company had previously borrowed $200,000 and it is outstanding at December 31, 2015.

On December 30, 2015, management entered into Amendment No. 1 of the Warrant Agreement with Roundball. The amended Warrant Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the agreement from December 30, 2015 to December 30, 2016.

Management’s strategic plan to increase revenues and profitability through increased sales of existing products, the introduction of new products to the market place and the cash generated from the completion of the large orders from a Tier 1 Supplier during the prior fiscal year should provide the Company with the needed working capital for the next twelve months.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDERS AND BOARD OF DIRECTORS

HICKOK INCORPORATED

CLEVELAND, OHIO

We have audited the accompanying consolidated balance sheets of HICKOK INCORPORATED as of September 30, 2015 and 2014, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2015. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board “United States”. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hickok Incorporated as of September 30, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, Ltd.

CERTIFIED PUBLIC ACCOUNTANTS

January 8, 2016

CLEVELAND, OHIO

CONSOLIDATED BALANCE SHEET

HICKOK INCORPORATED

SEPTEMBER 30

ASSETS

	2015	2014
CURRENT ASSETS:
Cash and cash equivalents	$346,405	$390,327
Accounts receivable-less allowance for doubtful accounts of $10,000 ($10,000, 2014)	1,101,554	1,172,268
Notes receivable-current	—	—
Inventories-less allowance for obsolete inventory of $251,500 ($363,500, 2014)	1,926,513	1,714,197
Deferred income taxes-less valuation allowance of $142,100 ($107,700, 2014)	—	—
Prepaid expenses	112,019	37,989

Total Current Assets	3,486,491	3,314,781
PROPERTY, PLANT AND EQUIPMENT:
Land	233,479	233,479
Buildings	1,440,138	1,429,718
Machinery and equipment	2,348,554	2,516,380

	4,022,171	4,179,577
Less accumulated depreciation	3,646,937	3,800,551

	375,234	379,026
OTHER ASSETS:
Deferred income taxes-less valuation allowance of $4,106,800 ($4,059,000, 2014)	—	—
Notes receivable-long-term	4,100	4,100
Deposits	750	1,750

	4,850	5,850

Total Assets	$3,866,575	$3,699,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible notes payable — related party	$—	$—
Accounts payable	297,761	$145,557
Accrued payroll and related expenses	167,770	132,719
Accrued expenses	183,390	178,815
Accrued taxes other than income	40,764	48,342

Total Current Liabilities	689,685	505,433
LONG-TERM LIABILITIES:
Convertible notes payable — related party	200,000	200,000
Accrued expenses	339,700	235,200

Total Long-term Liabilities	539,700	435,200
STOCKHOLDERS’ EQUITY:
Common shares — no par value
Class A 10,000,000 shares authorized, 1,179,144 shares issued (2015 and 2014)	1,261,188	1,261,188
Class B 2,500,000 convertible shares authorized, 475,533 shares issued	474,866	474,866
Preferred 1,000,000 shares authorized, no shares outstanding	—	—
Contributed capital	1,741,901	1,741,358
Treasury shares — 15,795 (2015 and 2014) Class A shares and 667 (2015 and 2014)
Class B shares	(253,341)	(253,341)
Retained deficit	(587,424)	(465,047)

Total Stockholders’ Equity	2,637,190	2,759,024

Total Liabilities and Stockholders’ Equity	$3,866,575	$3,699,657

See accompanying summary of accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

HICKOK INCORPORATED

FOR THE YEARS ENDED SEPTEMBER 30

	2015	2014	2013
NET SALES:
Product sales	$5,608,218	$6,078,349	$6,190,260
Service sales	244,706	227,487	275,912

Total Net Sales	5,852,924	6,305,836	6,466,172
COSTS AND EXPENSES:
Cost of product sold	3,017,837	3,462,092	3,359,727
Cost of services sold	150,466	149,068	138,307
Product development	1,015,414	965,975	939,373
Marketing and administrative expenses	1,798,960	1,728,107	1,812,598
Interest charges	657	6,592	91,178
Other income	(8,033)	(14,374)	(13,816)

Total Costs and Expenses	5,975,301	6,297,460	6,327,367

Income (Loss) before Provision for Income Taxes	(122,377)	8,376	138,805
Provision For Income Taxes:
Current	(82,200)	(44,400)	114,400
Deferred	82,200	44,400	(114,400)

	—	—	—

Net Income (Loss)	$(122,377)	$8,376	$138,805

NET Income (LOSS) PER COMMON SHARE — BASIC	$(.07)	$.01	$.09

NET Income (LOSS) PER COMMON SHARE — DILUTED	$(.07)	$.01	$.08

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	1,638,215	1,638,215	1,610,571

See accompanying summary of accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

HICKOK INCORPORATED

FOR THE YEARS ENDED SEPTEMBER 30, 2015, 2014, AND 2013

		COMMON SHARES — NO PAR VALUE
	RETAINED DEFICIT	CLASS A	CLASS B	CONTRIBUTED CAPITAL	TREASURY SHARES	TOTAL
Balance at October 1, 2012	$(612,228)	$1,045,597	$474,866	$1,662,981	$(253,341)	$2,317,875
Fees for additional authorized Class A, Class B and Preferred shares	—	—	—	(21,925)	—	(21,925)
Conversion of convertible notes payable to Class A shares	—	208,591	—	—	—	208,591
Class A shares issued for professional services	—	7,000	—	—	—	7,000
Warrants issued for debt offering	—	—	—	91,000	—	91,000
Share-based compensation expense	—	—	—	6,465	—	6,465
Net Income	138,805	—	—	—	—	138,805

Balance at September 30, 2013	$(473,423)	$1,261,188	$474,866	$1,738,521	$(253,341)	$2,747,811
Share-based compensation expense	—	—	—	2,837	—	2,837
Net Income	8,376	—	—	—	—	8,376

Balance at September 30, 2014	$(465,047)	$1,261,188	$474,866	$1,741,358	$(253,341)	$2,759,024
Share-based compensation expense	—	—	—	543	—	543
Net Loss	(122,377)	—	—	—	—	(122,377)

Balance at September 30, 2015	$(587,424)	$1,261,188	$474,866	$1,741,901	$(253,341)	$2,637,190

See accompanying summary of accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

HICKOK INCORPORATED

FOR THE YEARS ENDED SEPTEMBER 30

	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$5,923,638	$5,771,884	$6,530,702
Cash paid to suppliers and employees	(5,902,702)	(6,373,180)	(5,848,654)
Interest paid	(1,858)	(6,174)	—
Interest received	894	659	3,874

Net Cash Provided by (Used in) Operating Activities	19,972	(606,811)	685,922
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(64,894)	(141,714)	(14,443)
Payments received on notes receivable	—	—	30,500
Decrease in deposits	1,000	—	—

Net Cash Provided by (Used in) Investing Activities	(63,894)	(141,714)	16,057
CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term borrowings	—	683,400	250,000
Payments on short-term borrowings	—	(683,400)	(250,000)
Proceeds from Convertible Notes Payable	—	200,000	—
Cost for additional authorized shares	—	—	(21,925)

Net Cash Provided by (Used in) Financing Activities	—	200,000	(21,925)

Increase (Decrease) in Cash and Cash Equivalents	(43,922)	(548,525)	680,054
Cash and Cash Equivalents at Beginning of Year	390,327	938,852	258,798

Cash and Cash Equivalents at End of Year	$346,405	$390,327	$938,852

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net Income (Loss)	$(122,377)	$8,376	$138,805
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation	68,686	62,195	64,186
Share-based compensation expense	543	2,837	6,465
Non-cash professional service expense	—	—	7,000
Warrants issued for debt offering	—	—	91,000
CHANGES IN ASSETS AND LIABILITIES:
Decrease (Increase) in accounts receivable	70,714	(533,952)	64,530
Decrease (Increase) in inventories	(212,316)	(124,381)	144,954
Decrease (Increase) in prepaid expenses	(74,030)	(5,647)	91,615
Increase (Decrease) in accounts payable	152,204	(28,679)	(4,599)
Increase (Decrease) in accrued payroll and related expenses	35,051	(9,800)	(7,117)
Increase (Decrease) in other accrued expenses and accrued taxes other than income and long-term liabilities	101,497	22,240	89,083

Total Adjustments	142,349	(615,187)	547,117

Net Cash Provided by (Used in) Operating Activities	$19,972	$(606,811)	$685,922

Supplemental Schedule of Non-Cash Financing Activities:
Conversion of convertible notes payable to Class A shares	$—	$—	$208,591

See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HICKOK INCORPORATED

SEPTEMBER 30, 2015, 2014 AND 2013

1. NATURE OF OPERATIONS

Hickok Incorporated and its wholly-owned domestic subsidiaries (“Company”) develop and manufacture products used by companies in the transportation and emissions testing industries. Among the products are indicators and gauges sold to companies in aircraft and locomotive markets. On a much larger scale, the Company manufactures diagnostic equipment used by technicians to test the various electronic systems in automobiles and trucks, and emissions testing equipment specified by various states for testing vehicle emissions. The Company serves the automotive, locomotive and general aviation markets predominately in North America. Sales in the Company’s principal product classes, as a percent of consolidated sales, are as follows:

Product Classes	2015	2014	2013
Automotive Test Equipment	77.8%	76.3%	74.4%
Indicating Instruments	22.2	23.7	25.6

Total	100.0%	100.0%	100.0%

Current operating properties consist of a manufacturing plant in Greenwood, Mississippi, and a corporate headquarters, marketing and product development facility in Cleveland, Ohio.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The consolidated financial statements include the accounts of Hickok Incorporated and its wholly-owned domestic subsidiaries. Significant intercompany transactions and balances have been eliminated in the financial statements.

New Accounting Standards:

The Company did not incur any material impact to its financial condition or results of operations due to the adoption of any new accounting standards during the periods reported.

In May 2014, the FASB issued its final standard on the recognition of revenue from contracts with customers. The standard, issued as Accounting Standards Update (ASU) 2014-09, outlines a single comprehensive model for entities to use in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. The core principle of this model is that “an entity recognizes revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.” The update is effective for financial statement periods beginning after December 15, 2017, with early adoption prohibited. The Company has not determined the impact of this pronouncement on its financial statements and related disclosure.

Concentration of Credit Risk:

The Company sells its products and services primarily to customers in the United States of America and to a lesser extent overseas. All sales are made in United States of America dollars. The Company extends normal credit terms to its customers. Customers in the automotive industry comprise 80% of outstanding receivables at September 30, 2015 (87% in 2014). Sales to one customer approximated $2,158,000 (2015), $2,768,000 (2014), $2,304,000 (2013), and accounts receivable to this customer amounted to approximately $741,000 (2015), and $731,000 (2014).

Use of Estimates in the Preparation of Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

Accounting for “Financial Instruments” requires the Company to disclose estimated fair values of financial instruments. Financial instruments held by the Company include, among others, accounts receivable, accounts payable, and convertible notes payable. The carrying amounts reported in the consolidated balance sheet for assets and liabilities qualifying as financial instruments is a reasonable estimate of fair value.

Revenue Recognition :

The Company records sales as manufactured items are shipped to customers on an FOB shipping point arrangement, at which time title passes and the earnings process is complete. The Company primarily records service sales as the items are repaired. The customer does not have a right to return merchandise unless defective or warranty related and there are no formal customer acceptance provisions. Sales returns and allowances were immaterial during each of the three years in the period ending September 30, 2015.

Product Warranties :

The Company warrants certain products against defects for periods ranging primarily from 12 to 48 months. The amounts are immaterial during each of the three years in the period ending September 30, 2015.

Product Development Costs :

Product development costs, which include engineering production support, are expensed as incurred. Research and development performed for customers represents no more than 1% of sales in each year. The arrangements do not include a repayment obligation by the Company.

Cash and Cash Equivalents :

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. From time to time the Company maintains cash balances in excess of the FDIC limits. The cash balance at September 30, 2015 and 2014 amounted to $346,405 and $390,327, respectively.

Accounts Receivable :

The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories :

Inventories are valued at the lower of cost (first-in, first-out) or market and consist of:

	2015	2014
Raw materials and component parts	$1,254,294	$1,066,672
Work-in-process	499,752	521,424
Finished products	172,467	126,101

	$1,926,513	$1,714,197

The reserve for inventory obsolescence was $251,500 and $363,500 at September 30, 2015 and 2014, respectively. The decrease was due to $64,955 charged off as obsolete and $47,045 of a reduction to the reserve which was recorded to income.

Property, Plant and Equipment :

Property, plant and equipment are carried at cost. Maintenance and repair costs are expensed as incurred. Additions and betterments are capitalized. The depreciation policy of the Company is generally as follows:

Class	Method	Estimated Useful Lives
Buildings	Straight-line	10 to 40 years
Machinery and equipment	Straight-line	3 to10 years
Tools and dies	Straight-line	3 years

Depreciation amounted to $68,686 (2015), $62,195 (2014), and $64,186 (2013).

Valuation of Long-Lived Assets:

Long-lived assets such as property, plant and equipment and software are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

Shipping and Handling Costs:

Shipping and handling costs are classified as cost of product sold.

Advertising Costs :

Advertising costs are expensed as incurred and amounted to $22,764 (2015), $9,017 (2014) and $6,558 (2013).

Income Taxes :

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus any change in deferred taxes during the year. Deferred taxes result from differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Income per Common Share :

Income per common share information is computed on the weighted average number of shares outstanding during each period as disclosed in Note 10.

3. NOTES RECEIVABLE

Notes receivable consists of an unsecured note receivable from a current employee which bears interest at 3% per annum. The notes receivable is classified as long-term.

4. CONVERTIBLE NOTES PAYABLE

On December 30, 2011, management entered into a Convertible Loan Agreement with Roundball, LLC. Over the past several years there have been several amendments to the original agreement.

On December 30, 2013, management entered into Amendment No. 2 of the Convertible Loan Agreement with Roundball which continued to provide approximately $467,000 of liquidity to meet on going working capital requirements. The amended Convertible Loan Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors modifying the terms and extending the due date of the loan agreement from December 30, 2013 to December 30, 2014 and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion at an interest rate of 0.25%. Roundball is an affiliate of Steven Rosen and Matthew Crawford, Directors of the Company.

During fiscal year ended September 30, 2014, the Company borrowed $200,000 against this agreement. As of September 30, 2015, the outstanding balance on the Roundball convertible note was $200,000.

As part of the Convertible Loan Agreement between the Company and Roundball, LLC. the parties entered into a Warrant Agreement, dated December 30, 2012, whereby the Company issued a warrant to Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. If not exercised or amended, this warrant would have expired on December 30, 2015.

The Company used the Black-Scholes option pricing model to determine the fair value estimate for recognizing the cost of services received in exchange for an award of equity instruments. The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect the fair value estimates. The warrants are immediately exercisable and expire in December 2016. The fair value of the warrants issued was amortized over the one-year amended convertible loan agreement period. During fiscal year ended September 30, 2013, $45,500 was expensed as non-cash interest expense. The following weighted-average assumptions were used in the option pricing model for the fiscal year ended September 30, 2013: a risk free interest rate of 0.42%; an expected life of 3 years; an expected dividend yield of 0.0%; and a volatility factor of .84.

On December 31, 2014, management entered into Amendment No. 3 of the Convertible Loan Agreement with Roundball which continues to provide approximately $467,000 of liquidity to meet on going working capital requirements. The amended Convertible Loan Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors modifying the terms and extending the due date of the loan agreement from December 30, 2014 to December 30, 2015 and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion at an interest rate of 0.34% of which $200,000 is outstanding at September 30, 2015.

On December 30, 2015, management entered into Amendment No. 4 of the Convertible Loan Agreement with Roundball which continues to provide approximately $467,000 of liquidity to meet on going working capital requirements. The amended Convertible Loan Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the loan agreement from December 30, 2015 to December 30, 2016 and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion at an interest rate of 0.34% of which $200,000 is outstanding at September 30, 2015.

On December 30, 2015, management entered into Amendment No. 1 of the Warrant Agreement with Roundball. The amended Warrant Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the agreement from December 30, 2015 to December 30, 2016.

The Company recorded interest expense on the Roundball note of $644 for fiscal 2015, $228 for fiscal 2014, and $0 for fiscal 2013. As of September 30, 2015 $1,176 of interest was paid.

5. SHORT-TERM FINANCING

The Company had a credit agreement of $250,000 with Robert L. Bauman, one of its major shareholders who is also an employee of the Company. The agreement was to expire in April 2013 but was modified to extend the maturity date to December 2013, which has expired.

In partial consideration for the original extension of the revolving credit agreement the Company and Bauman entered into a Warrant Agreement, dated December 30, 2012 whereby the Company issued a warrant to Bauman to purchase, at his option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. The warrant was not exercised, and expired on December 30, 2015.

The Company used the Black-Scholes option pricing model to determine the fair value estimate for recognizing the cost of services received in exchange for an award of equity instruments. The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect the fair value estimates. The warrants are immediately exercisable and expire in December 2015. The fair value of the warrants issued was amortized over the one-year credit agreement period. During fiscal year ended September 30, 2013, $45,500 was expensed as non-cash interest expense. The following weighted-average assumptions were used in the option pricing model for the fiscal year ended September 30, 2013: a risk free interest rate of 0.42%; an expected life of 3 years; an expected dividend yield of 0.0%; and a volatility factor of .84.

During the fiscal year ended September 30, 2014, the Company entered into various short-term unsecured demand notes with Robert L. Bauman borrowing a total of $683,400 with interest at 4.0%. The Company recorded interest expense of $6,364 for fiscal 2014 and $75 for fiscal 2013. Interest of $265 and $6,174 was paid on the above notes as September 30, 2015 and September 30, 2014 respectively. The Company had no outstanding borrowings on the various short-term demand notes at September 30, 2015.

Selected details of short-term borrowings for fiscal 2015 and 2014 are as follows:

	Amount	Weighted Average Interest Rate
Balance at September 30, 2015	$—	.00%
Average during 2015	$—	.00%
Maximum during 2015 (month end)	$—	.00%
Balance at September 30, 2014	$—	4.00%
Average during 2014	$151,133	4.00%
Maximum during 2014 (month end)	$683,400	4.00%

6. LEASES

Operating :

The Company leases a facility and certain equipment under operating leases expiring through September 2018.

The Company’s minimum commitment under these operating leases is as follows:

2016	$5,980
2017	5,980
2018	4,485

Total	$16,445

Rental expense was $11,382 (2015), $10,521 (2014) and $10,444 (2013).

A facility held under a capital lease has a net book value of $0 at September 30, 2015. Future minimum lease payments which extend through 2061 are immaterial.

7. STOCK OPTIONS

The Company’s 2013 Omnibus Equity Plan was approved and adopted by an affirmative vote of a majority of the Company’s Class A and Class B Shareholders and provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and Class A Common Shares. Those who will be eligible for awards under the 2013 Omnibus Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee Directors and consultants designated by the Compensation Committee. The Plan has 150,000 Class A Common Shares reserved for issuance. The Class A Common Shares may be either authorized, but unissued, common shares or treasury shares. No share-based awards have been granted under the 2013 Omnibus Equity Plan as of September 30, 2015.

The Company’s expired Outside Directors Stock Option Plans (collectively the “Directors Plans”), have provided for the automatic grant of options to purchase up to 6,000 shares of Class A Common Stock over a three-year period to members of the Board of Directors who were not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. All options granted under the Directors Plans became fully exercisable on March 8, 2015.

Non-cash compensation expense related to stock option plans for fiscal years ended September 30, 2015, 2014 and 2013 was $543, $2,837 and $6,465 respectively.

Transactions involving the Directors Plans are summarized as follows:

		Weighted Average Exercise		Weighted Average Exercise		Weighted Average Exercise
	2015	Price	2014	Price	2013	Price
Option Shares
Directors Plans:
Outstanding October 1,	22,000	$5.30	31,000	$5.57	42,000	$5.62
Granted	—	—	—	—	—	—
Canceled/expired	(16,000)	6.00	(9,000)	6.23	(11,000)	3.55
Exercised	—	—	—	—	—	—

Outstanding September 30, ($2.925 to $11.00 per share)	6,000	3.44	22,000	5.30	31,000	5.57

Exercisable September 30,	6,000	3.44	20,000	5.54	25,000	6.20

The following is a summary of the range of exercise prices for stock options outstanding and exercisable under the Directors Plans at September 30, 2015.

Directors Plans	Outstanding Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Life	Number of Stock Options Exercisable	Weighted Average Exercise Price
Range of exercise prices:
$2.925	5,000	$2.925	6.3	5,000	$2.925
$6.00	1,000	$6.00	4.5	1,000	$6.00

	6,000	$3.44		6,000	$3.44

The Company accounts for Share-Based Payments under the modified prospective method for its stock options. Compensation cost for fixed based awards is measured at the grant date, and the Company uses the Black-Scholes option pricing model to determine the fair value estimates for recognizing the cost of employee and director services received in exchange for an award of equity instruments. The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect the fair value estimates. Director’s stock options under the expired Outside Directors Stock Option Plans are exercisable over a three year period. The fair value of stock option grants to Directors is amortized over the three-year vesting period. During fiscal year ended September 30, 2015 and 2014, $543 and $2,837, respectively, was expensed as share-based compensation. Total compensation costs related to nonvested awards not yet recognized is $0 (2016). The following weighted-average assumptions were used in the option pricing model for 2015 and 2014: a risk free interest rate of 5.0% and 5.0%; an expected life of 10 and 10 years; an expected dividend yield of 0.0% and 0.0%; and a volatility factor of .87 and .87.

8. CAPITAL STOCK, TREASURY STOCK, AND CONTRIBUTED CAPITAL

There are 10,000,000 Class A Shares and 2,500,000 Class B Shares authorized, as well as 1,000,000 Serial Preferred Shares.

Unissued shares of Class A common stock (933,233 and 949,233 shares in 2015 and 2014, respectively) are reserved for the share-for-share conversion rights of the Class B common stock, stock options under the Directors Plans, conversion rights of the Convertible Promissory Note and available warrants (see Notes 4, 5 and 7). The Class A shares have one vote per share and the Class B shares have three votes per share, except under certain circumstances such as voting on voluntary liquidation, sale of substantially all the assets, etc. Dividends up to $.10 per year, noncumulative, must be paid on Class A shares before any dividends are paid on Class B shares.

9. INCOME TAXES

A reconciliation of the provision (recovery) of income taxes to the statutory federal income tax rate is as follows:

	2015	2014	2013
Income (Loss) Before Provision for Income Taxes	$(122,377)	$8,376	$138,805
Statutory rate	34%	34%	34%

	(41,608)	2,848	47,194
Permanent differences	900	1,200	1,200
Research and development credit — net	(48,500)	(46,300)	(44,900)
Valuation allowance	82,200	44,400	—
Other	7,008	(2,148)	(3,494)

	$—	$—	$—

Deferred tax assets (liabilities) consist of the following:

	2015	2014
Current:
Inventories	$81,500	$128,900
Bad debts	3,400	3,400
Accrued liabilities	70,600	(11,700)
Prepaid expense	(13,400)	(12,900)

	142,100	107,700
Valuation allowance	(142,100)	(107,700)

Total current deferred income taxes	—	—
Noncurrent:
Depreciation and amortization	46,700	45,100
Research and development and other credit carryforwards	1,980,200	1,903,800
Net operating loss carryforward	1,914,300	1,880,200
Contribution carryforward	—	8,900
Directors stock option plan	40,100	40,000
Acquisition costs	125,500	101,000
Accrued liabilities	—	80,000

	4,106,800	4,059,000
Valuation allowance	(4,106,800)	(4,059,000)

Total long-term deferred income taxes	—	—

Total	$—	$—

The Company did not incur any material impact to its financial condition or results of operations due to the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company has available a net operating loss carryforward of approximately $5,500,000, and a research and development credit carryforward of approximately $1,900,000. The net operating loss, and research and development credit will begin to expire in fiscal 2025 and 2016 respectively.

Management has recorded a valuation allowance on the entire balance of deferred tax assets due to the losses during the past several years, the current economic uncertainties, the negative effects of the recent economic crisis on all the Company’s markets and concern that a more likely than not expiration of the Company’s net operating loss, and research and development credit carryforwards could occur before they can be used. Because of the uncertainties involved with this significant estimate, it is reasonably possible that the Company’s estimate may change in the near term.

10. EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share.

	2015	2014	2013
Basic Income (Loss) Per Share
Income (Loss) available to common stockholders	$(122,377)	$8,376	$138,805
Shares denominator	1,638,215	1,638,215	1,610,571
Per share amount	$(.07)	$.01	$.09

Effect of Dilutive Securities
Average shares outstanding	1,638,215	1,638,215	1,610,571
Options available under convertible note	—	31,097	23,505

	1,638,215	1,669,312	1,634,076
Diluted Income (Loss) Per Share
Income (Loss) available to common stockholders	$(122,377)	$8,376	$138,805
Per share amount	$(.07)	$.01	$.08

Options and warrants to purchase 6,000 and 200,000 shares of common stock respectively during fiscal 2015 at prices ranging from $2.50 to $6.00 per share were outstanding but were not included in the computation of diluted earnings per share because the option’s and warrant’s effect was antidilutive or the exercise price was greater than the average market price of the common share.

Options and warrants to purchase 22,000 and 200,000 shares of common stock respectively during fiscal 2014 at prices ranging from $2.50 to $11.00 per share were outstanding but were not included in the computation of diluted earnings per share because the option’s and warrant’s effect was antidilutive or the exercise price was greater than the average market price of the common share.

In fiscal 2013 options and warrants to purchase 31,000 and 200,000 shares of common stock respectively at prices ranging from $2.50 to $11.00 per share were outstanding but were not included in the computation of diluted earnings per share because the option’s and warrant’s effect was antidilutive or the exercise price was greater than the average market price of the common share.

11. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) Savings and Retirement Plan covering all full-time employees. Company contributions to the plan, including matching of employee contributions, are at the Company’s discretion. For fiscal years ended September 30, 2015, 2014 and 2013, the Company made matching contributions to the plan in the amount of $15,045, $16,979 and $16,003, respectively. The Company does not provide any other postretirement benefits to its employees.

12. SEGMENT AND RELATED INFORMATION

The Company’s four business units have a common management team and infrastructure. The indicators and gauges unit has different technologies and customers than the other business units. Therefore, the business units have been aggregated into two reportable segments: 1.) indicators and gauges and 2.) automotive related diagnostic tools and equipment. The Company’s management evaluates segment performance based primarily on operating earnings before taxes. Non-operating items such as interest income and interest expense are included in general corporate expenses. Depreciation expense on assets used in manufacturing are considered part of each segment’s operating performance. Depreciation expense on non-manufacturing assets is included in general corporate expenses.

Indicators and Gauges:

This segment consists of products manufactured and sold primarily to companies in the aircraft and locomotive industry. Within the aircraft market, the primary customers are those companies that manufacture or service business and pleasure aircraft. Within the locomotive market, indicators and gauges are sold to both original equipment manufacturers and to operators of railroad equipment.

Automotive Diagnostic Tools and Equipment:

This segment consists primarily of products designed and manufactured to support the testing or servicing of automotive systems using electronic means to measure vehicle parameters. These products are sold to OEMs and to the aftermarket using several brand names and a variety of distribution methods. Included in this segment are products used for state required testing of vehicle emissions.

Information by industry segment is set forth below:

Years Ended September 30,	2015	2014	2013
Net Sales
Indicators and Gauges	$1,298,901	$1,492,348	$1,657,725
Automotive Diagnostic Tools and Equipment	4,554,023	4,813,488	4,808,447

	$5,852,924	$6,305,836	$6,466,172

Income (Loss) Before Provision for Income Taxes
Indicators and Gauges	$260,296	$312,692	$433,361
Automotive Diagnostic Tools and Equipment	679,720	704,427	834,630
General Corporate Expenses	(1,062,393)	(1,008,743)	(1,129,186)

	$(122,377)	$8,376	$138,805

Asset Information :

Years Ended September 30,	2015	2014
Identifiable Assets
Indicators and Gauges	$729,520	$685,198
Automotive Diagnostic Tools and Equipment	2,292,737	2,199,779
Corporate	844,318	814,680

	$3,866,575	$3,699,657

Geographical Information :

Included in the consolidated financial statements are the following amounts related to geographic locations:

Years Ended September 30,	2015	2014	2013
Revenue:
United States of America	$5,678,888	$6,149,883	$6,317,722
Australia	20,043	64,744	23,481
Canada	75,612	58,983	77,239
England	21,822	6,938	5,244
Mexico	26,902	25,288	16,640
Taiwan	29,657	—	25,846

	$5,852,924	$6,305,836	$6,466,172

All export sales to Australia, Canada, England, Mexico, Taiwan and other foreign countries are made in United States of America Dollars.

13. COMMITMENTS AND CONTINGENCIES

Legal Matters:

The Company is the plaintiff in a suit pursuing patent infringement against a competitor in the emissions market. Management believes that it is not currently possible to estimate the impact, if any, that the ultimate resolution of this matter will have on the Company’s results of operations, financial position or cash flows.

14. SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to September 30, 2015 through the date the financial statements were submitted to the Securities and Exchange Commission, and has determined that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as follows:

On December 30, 2015, management entered into an amended Convertible Loan Agreement which may provide approximately $467,000 of liquidity to meet on going working capital requirements. The amended Convertible Loan Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the loan agreement from December 30, 2015 to December 30, 2016 and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion at an interest rate of 0.34% per annum of which $200,000 is outstanding at September 30, 2015.

On December 30, 2015, management entered into Amendment No. 1 of the Warrant Agreement with Roundball. The amended Warrant Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the agreement from December 30, 2015 to December 30, 2016.

In addition, the Company’s legal firm handling the patent infringement case discussed in Note 13 to the Company’s financial statements has provided a letter indicating the firm will not seek to be paid by the Company prior to February 1, 2017, unbilled legal fees in excess of $50,000 unless the Lawsuit is settled prior to February 1, 2017. The unbilled legal fees of $50,000 are recorded on the balance sheet as current accrued expenses and the remainder is recorded as long-term accrued expenses.

15. BUSINESS CONDITION AND MANAGEMENT PLAN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent on improving the Company’s profitability and cash flow and securing additional financing if needed. Management continues to review and revise its strategic plan and believes in the viability of its strategy to increase revenues and profitability through increased sales of existing products and the introduction of new products to the market place. Management believes that the actions presently being taken by the Company will provide the stimulus for it to continue as a going concern, however, because of the inherent uncertainties there can be no assurances to that effect. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In addition, on December 30, 2015, management entered into an amended unsecured convertible loan agreement which may provide approximately $467,000 of liquidity to meet on going working capital requirements. The unsecured convertible loan agreement is with a major shareholder who is also an affiliate of two Directors extending the due date of the loan agreement and continues to allow $250,000 of borrowing on the agreement at the Company’s discretion. This facility is available through December 2016. The Company had previously borrowed $200,000 and it is outstanding at September 30, 2015.

On December 30, 2015, management entered into Amendment No. 1 of the Warrant Agreement with Roundball. The amended Warrant Agreement is by and between the Company and a major shareholder who is also an affiliate of two Directors extending the due date of the agreement from December 30, 2015 to December 30, 2016.

Management’s strategic plan to increase revenues and profitability through increased sales of existing products, the introduction of new products to the market place and the cash generated from various large orders from a Tier 1 Supplier during the current fiscal year should provide the Company with the needed working capital for the next twelve months.

16. QUARTERLY DATA (UNAUDITED)

	First	Second	Third	Fourth
Net Sales
2015	$1,162,218	$1,091,182	$1,804,614	$1,794,910
2014	1,050,242	1,116,467	2,130,412	2,008,715
2013	1,738,903	1,964,338	1,339,931	1,423,000
Gross Profit
2015	362,105	381,991	807,794	1,132,731
2014	360,838	428,031	1,124,914	780,893
2013	812,501	856,177	572,192	727,268
Net Income (Loss)
2015	(270,656)	(276,663)	109,631	315,311
2014	(320,287)	(297,655)	386,911	239,407
2013	143,804	119,431	(133,777)	9,347
Net Income (Loss) per Common Share
Basic
2015	(.17)	(.17)	.07	.19
2014	(.20)	(.18)	.24	.15
2013	.09	.08	(.08)	.01
Diluted
2015	(.17)	(.17)	.07	.19
2014	(.20)	(.18)	.23	.14
2013	.09	.07	(.08)	.01

ANNEX F

Dissenters’ Rights Under Section 1701.85 of the Ohio General Corporation Law

1701.85 Dissenting shareholders – compliance with section – fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than 20 days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than 20 days after the dissenting shareholder has received the corporation’s written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A) (5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within 20 days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within 15 days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within 30 days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)(1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

+

		For	Against	Abstain			For	Against	Abstain

1.	Approval of the Company’s acquisition of Federal Hose through the merger of Federal Hose with and into Hickok’s wholly owned subsidiary.	☐	☐	☐	2.	Approval of the issuance of the Company’s Class B common shares as partial consideration for the Company’s acquisition of Federal Hose through the merger.	☐	☐	☐

3.	Approval for the adjournment or postponement of the special meeting.	☐	☐	☐	4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — HICKOK INCORPORATED

10514 Dupont Avenue

Cleveland, Ohio 44108-1399

This PROXY is solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders - June 22, 2016

The undersigned hereby appoints Robert L. Bauman and Gregory M. Zoloty and each of them with the power of substitution or resubstitution as proxies, and authorizes them to vote, as designated on the reverse, all of the common shares of Hickok Incorporated held of record by the undersigned on May 4, 2016 at the Special Meeting of Shareholders to be held on June 22, 2016 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C	Non-Voting Items

Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+